                                 EXHIBIT 99.4

                     APPRAISAL REPORT OF RP FINANCIAL, LC.

                   ----------------------------------------

                          CONVERSION APPRAISAL REPORT
                           TIMBERLAND BANCORP, INC.

                         PROPOSED HOLDING COMPANY FOR
                            TIMBERLAND SAVINGS BANK
                              HOQUIAM, WASHINGTON

                              STOCK PRICES AS OF:
                                AUGUST 29, 1997

                   ----------------------------------------


                                 Prepared By:

                               RP Financial, LC.
                            1700 North Moore Street
                                  Suite 2210
                           Arlington, Virginia 22209

[LETTERHEAD APPEARS HERE]




                                         August 29, 1997


Board of Directors
Timberland Savings Bank
624 Simpson Avenue
Hoquiam, Washington  98550

Gentlemen:

     At your request, we have completed and hereby provide an independent appraisal ("Appraisal") of the estimated pro forma market value of the common stock which is to be issued in connection with the mutual-to-stock conversion of Timberland Savings Bank, Hoquiam, Washington ("Timberland" or the "Bank"). The common stock issued in connection with the Bank's conversion will simultaneously be acquired by a holding company, Timberland Bancorp, Inc. ("Timberland Bancorp" or the "Holding Company"). The conversion involves the issuance of shares of common stock to depositors, tax-qualified employee plans of Timberland and the Holding Company, including Timberland Bancorp's newly-formed employee stock ownership plan ("ESOP"), borrowers, members of the local community and the public at large.

     This appraisal is furnished pursuant to the requirements of 563b.7 and has been prepared in accordance with the "Guidelines for Appraisal Reports for the Valuation of Savings and Loan Associations Converting from Mutual to Stock Form of Organization" (Valuation Guidelines) of the Office of Thrift Supervision ("OTS"), including the most recent revisions as of October 21, 1994, and applicable regulatory interpretations thereof. Such Valuation Guidelines are relied upon by the Washington Department of Financial Institutions, Division of Banks (the "Division") and the Federal Deposit Insurance Corporation (FDIC) in evaluating conversion appraisals in the absence of separate written valuation guidelines by the respective agencies.

Description of Reorganization
-----------------------------

     The Board of Directors of the Bank has adopted a Plan of Conversion pursuant to which the Bank will convert from a federally chartered mutual savings bank to a federally chartered capital stock savings bank and issue all of its outstanding shares to the Holding Company. The Holding Company will sell in a Subscription Offering and a concurrent Community Offering, Holding Company stock in the amount equal to the appraised value of the Bank. Immediately following the conversion, the primary assets of the Holding Company will be the capital stock of the Bank and the net conversion proceeds remaining after purchase of the Bank's common stock by the Holding Company. The Holding Company will use up to 50 percent of the net conversion proceeds to purchase the Bank's common stock. The remaining net conversion proceeds, retained at the Holding Company, will be used to fund a loan to the ESOP with the remainder to be used as general working capital.

RP Financial, LC.
-----------------

     RP Financial, LC. ("RP Financial") is a financial consulting firm serving the financial services industry nationwide that, among other things, specializes in financial valuations and analyses of business enterprises and securities, including the pro forma valuation for savings institutions converting from mutual-to-stock form. The background and experience of RP Financial is detailed in Exhibit V-1. We believe that, except for the fee we

RP FINANCIAL, LC.
Board of Directors
August 29, 1997
Page 2

will receive for our appraisal and assisting the Bank in the preparation of its business plan, we are independent of the Bank and the other parties engaged by the Bank to assist in the stock conversion process.

Valuation Methodology
---------------------

     In preparing our appraisal, we have reviewed Timberland's application for Approval of Conversion, including the Proxy Statement, as filed with the OTS, and the Holding Company's Form S-1 registration statement as filed with the Securities Exchange Commission ("SEC"). We have conducted a financial analysis of the Bank that has included due diligence related discussions with the Bank's management; Dwyer Pemberton and Coulson, P.C., the Bank's independent auditor; Breyer & Aguggia, the Bank's conversion counsel; and Charles Webb & Company, a division of Keefe, Bruyette & Woods, Inc., which has been retained by the Bank as financial and marketing advisor in connection with the Holding Company's stock offering. All conclusions set forth in the appraisal were reached independently from such discussions. In addition, where appropriate, we have considered information based on other available published sources that we believe are reliable. While we believe the information and data gathered from all these sources are reliable, we cannot guarantee the accuracy and completeness of such information.

     We have investigated the competitive environment within which the Bank operates and have assessed the Bank's relative strengths and weaknesses. We have kept abreast of the changing regulatory and legislative environment and analyzed the potential impact on the Bank and the industry as a whole. We have analyzed the potential effects of conversion on the Bank's operating characteristics and financial performance as they relate to the pro forma market value of Timberland. We have reviewed the economy in the Bank's primary market area and have compared the Bank's financial performance and condition with selected publicly-traded thrift institutions with similar characteristics as the Bank's, as well as all publicly-traded thrifts. We have reviewed conditions in the securities markets in general and in the market for thrift stocks in particular, including the market for existing thrift issues and the market for initial public offerings by thrifts.

     Our appraisal is based on the Bank's representation that the information contained in the regulatory applications and additional information furnished to us by the Bank and its independent auditors are truthful, accurate and complete. We did not independently verify the financial statements and other information provided by the Bank and its independent auditors, nor did we independently value the assets or liabilities of the Bank. The valuation considers the Bank only as a going concern and should not be considered as an indication of the liquidation value of Timberland.

     Our appraised value is predicated on a continuation of the current operating environment for the Bank and for all thrifts. Changes in the local and national economy, the legislative and regulatory environment, the stock market, interest rates, and other external forces (such as natural disasters or significant world events) may occur from time to time, often with great unpredictability, and may materially impact the value of thrift stocks as a whole or the Bank's value alone. It is our understanding Timberland intends to remain an independent institution and there are no current plans for selling control of the Bank as a converted institution. To the extent that such factors can be foreseen, they have been factored into our analysis.

     Pro forma market value is defined as the price at which Timberland's stock, immediately upon completion of the conversion offering, would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of relevant facts.

RP Financial, LC.
Board of Directors
August 29, 1997
Page 3

Valuation Conclusion
--------------------

     It is our opinion that, as of August 29, 1997, the aggregate pro forma market value of the shares to be issued was $50,000,000 at the midpoint, equal to 5,000,000 shares offered at a per share value of $10.00. Pursuant to the regulatory conversion guidelines, the 15 percent offering range indicates a minimum value of $42,500,000 and a maximum value of $57,500,000. Based on the $10.00 per share offering price, this valuation range equates to an offering of 4,250,000 shares at the minimum to 5,750,000 shares at the maximum. In the event that the Bank's appraised value is subject to an increase, up to 6,612,500 shares may be sold at an issue price of $10.00 per share, for an aggregate market value of $66,125,000, without a resolicitation.

Limiting Factors and Considerations
-----------------------------------

     Our valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of the common stock. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the conversion will thereafter be able to buy or sell such shares at prices related to the foregoing valuation of the pro forma market value thereof.

     RP Financial's valuation was determined based on the financial condition and operations of the Bank as of June 30, 1997, the date of the financial data included in the Holding Company's prospectus.

     RP Financial is not a seller of securities within the meaning of any federal and state securities laws and any report prepared by RP Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities. RP Financial maintains a policy which prohibits the company, its principals or employees from purchasing stock of its client institutions.

     The valuation will be updated as provided for in the conversion regulations and guidelines. These updates will consider, among other things, any developments or changes in the Bank's financial performance and condition, management policies, and current conditions in the equity markets for thrift shares. These updates may also consider changes in other external factors which impact value including, but not limited to: various changes in the legislative and regulatory environment, the stock market and the market for thrift stocks, and interest rates. Should any such new developments or changes be material, in our opinion, to the valuation of the shares, appropriate adjustments to the estimated pro forma market value will be made. The reasons for any such adjustments will be explained in the update at the date of the release of the update.

                                        Respectfully submitted,

                                        RP FINANCIAL, LC.


                                        /s/ Ronald S. Riggins
                                        Ronald S. Riggins
                                        President


                                        /s/ James P. Hennessey
                                        James P. Hennessey
                                        Senior Vice President

RP Financial LC.

                               TABLE OF CONTENTS
                           TIMBERLAND BANCORP, INC.
                            TIMBERLAND SAVINGS BANK


                                                                            PAGE
 DESCRIPTION                                                               NUMBER
 -----------                                                               ------
CHAPTER ONE              OVERVIEW AND FINANCIAL ANALYSIS
-----------

     Introduction                                                           1.1
     Strategic Overview                                                     1.2
     Balance Sheet Trends                                                   1.4
     Income and Expense Trends                                              1.7
     Interest Rate Risk Management                                          1.11
     Lending Activities and Strategy                                        1.11
     Asset Quality                                                          1.15
     Funding Composition and Strategy                                       1.16
     Subsidiary                                                             1.17
     Legal Proceedings                                                      1.17


CHAPTER TWO                        MARKET AREA
-----------

     Introduction                                                           2.1
     Market Area Demographics                                               2.2
     Economy                                                                2.4
     Unemployment                                                           2.6
     Competition                                                            2.6


CHAPTER THREE                   PEER GROUP ANALYSIS
-------------

     Selection of Peer Group                                                3.1
     Financial Condition                                                    3.5
     Income and Expense Components                                          3.8
     Loan Composition                                                       3.11
     Credit Risk                                                            3.11
     Interest Rate Risk                                                     3.14
     Summary                                                                3.16

RP Financial, LC.

                               TABLE OF CONTENTS
                           TIMBERLAND BANCORP, INC.
                            TIMBERLAND SAVINGS BANK
                                  (CONTINUED)

                                                                                      PAGE
 DESCRIPTION                                                                         NUMBER
 -----------                                                                         ------
CHAPTER FOUR                   VALUATION ANALYSIS
------------
     Introduction                                                                     4.1
     Appraisal Guidelines                                                             4.1
     RP Financial Approach to the Valuation                                           4.1
     Valuation Analysis                                                               4.2
          1.   Financial Condition                                                    4.2
          2.   Profitability, Growth and Viability of Earnings                        4.3
          3.   Asset Growth                                                           4.5
          4.   Primary Market Area                                                    4.5
          5.   Dividends                                                              4.5
          6.   Liquidity of the Shares                                                4.7
          7.   Marketing of the Issue                                                 4.7
                  A.   The Public Market                                              4.8
                  B.   The New Issue Market                                           4.11
                  C.   The Acquisition Market                                         4.14
          8.   Management                                                             4.14
          9.   Effect of Government Regulation and Regulatory Reform                  4.15
     Summary of Adjustments                                                           4.15
     Valuation Approaches                                                             4.15
          1.   Price-to-Tangible Book ("P/TB")                                        4.17
          2.   Price-to-Earnings ("P/E")                                              4.17
          3.   Price-to-Assets ("P/A")                                                4.18
     Comparison to Recent Conversions                                                 4.18
     Valuation Conclusion                                                             4.19

RP Financial, LC.

                                LIST OF TABLES
                           TIMBERLAND BANCORP, INC.
                            TIMBERLAND SAVINGS BANK

 TABLE
NUMBER         DESCRIPTION                                                      PAGE
------         -----------                                                      ----
   1.1      Historical Balance Sheets                                            1.5
   1.2      Historical Income Statements                                         1.8

   2.1      Summary Demographic Data                                             2.3
   2.2      Major Employers in the Timberland Savings Bank's Markets             2.5
   2.3      Market Area Unemployment Trends                                      2.6
   2.4      Deposit Summary                                                      2.7

   3.1      Peer Group of Publicly-Traded Thrifts                                3.4
   3.2      Balance Sheet Composition and Growth Rates                           3.6
   3.3      Income as a Percent of Average Assets and Yields, Costs, Spreads     3.9
   3.4      Loan Portfolio Composition Comparative Analysis                      3.12
   3.5      Credit Risk Measures and Related Information                         3.13
   3.6      Interest Rate Risk Comparative Analysis                              3.15

   4.1      Peer Group Market Area Comparative Analysis                           4.6
   4.2      Conversion Pricing Characteristics                                   4.12
   4.3      Market Pricing Comparatives                                          4.13
   4.4      Public Market Pricing                                                4.20

RP Financial, LC.
Page 1.1

                      I.  OVERVIEW AND FINANCIAL ANALYSIS


Introduction
------------

     Timberland Savings Bank ("Timberland" or the "Bank") is a state chartered mutual savings bank headquartered in Hoquiam, Washington. Hoquiam is located in Grays Harbor County, which is situated along the central Washington Pacific coast. Hoquiam and Aberdeen are two small-sized cities (population of 8,940 and 16,750 as of 1994, respectively) located approximately 110 miles southwest of Seattle and 145 miles northwest of Portland, Oregon. In addition to its main office in Hoquiam, the Bank operates three additional office in Grays Harbor County (Aberdeen, Montesano and Ocean Shores). Additionally, the Bank has extended its market into the Seattle-Tacoma metropolitan area through the opening of offices in Auburn (King County) and Puyallup (Pierce County). Moreover, in May 1997, Timberland opened its newest office in Lacey (near Olympia). The Bank has further sought to extend its lending operations into the Seattle metropolitan area through the operation of a loan center in Port Orchard.

     Timberland was organized in 1915 and has a long history of service to its primary market. Timberland is a member of the Federal Home Loan Bank ("FHLB") system, with its deposits insured up to the regulatory maximums by the Federal Deposit Insurance Corporation ("FDIC") under the Savings Association Insurance Fund ("SAIF"). The Bank's primary regulators are the Washington Department of Financial Institutions, Division of Banks (the "Division") and the FDIC. At June 30, 1997, Timberland had total assets of $206.2 million, total deposits of $167.1 million, and equity of $23.9 million, equal to 11.6 percent of total assets. For the twelve months ended June 30, 1997, the Bank reported net income of $2.9 million, for a return of 1.58 percent of average assets.

     Timberland Bancorp, Inc. ("Timberland Bancorp" or the "Holding Company"), was recently organized to facilitate the conversion of Timberland. In the course of the conversion, the Holding Company will acquire all of the capital stock that the Bank will issue upon its conversion from the mutual-to-stock form of ownership. Going forward, Timberland Bancorp will own 100 percent of the Bank's stock, and the Bank will be Timberland Bancorp's sole subsidiary. Up to 50 percent of the net proceeds received from the sale of common stock will be used to purchase all of the then to-be-issued and outstanding capital stock of the Bank, with the balance of the proceeds being retained by the Holding Company. At this time, no other activities are contemplated for Timberland Bancorp other than the ownership of the Bank, a loan to the employee stock ownership plan ("ESOP"), the possible payment of dividends and investment of the cash retained at the Holding Company in investment securities consistent with the Bank's current investment practices and procedures. In the future, Timberland Bancorp may repurchase shares, diversify its business possibly through

RP Financial, LC.
Page 1.2


existing or newly-formed subsidiaries, and through acquisitions or mergers of other insured financial institutions as well as other related companies. There are currently no arrangements, understandings or agreements regarding any such activities.

Strategic Overview
------------------

     Throughout much of its corporate history, Timberland's strategic focus has been that of a community oriented financial institution, i.e., meeting the borrowing and savings needs of its local customers in the central coastal areas of the State of Washington. While the Bank continues to originate permanent residential mortgage loans consistent with its historical roots, Timberland has taken significant steps to diversify its loan portfolio to include construction loans and, to a lesser extent, commercial and multi-family mortgage loans as well as consumer installment loans, a strategy which has increased the credit risk profile.

     The Bank has sought to diversify its loan portfolio with the objective of enhancing asset yields, improving earnings, and reducing interest rate risk exposure. In this regard, loans secured by one-to-four family residential properties comprised approximately 49.8 percent of total loans as of June 30, 1997, which represents a decline from 59.4 percent of the portfolio as of the fiscal 1992 year end. Moreover, as of June 30, 1997, construction, development and land loans totaled approximately 24.3 percent of total loans and commercial and multi-family mortgage loans comprised an additional 20.3 percent of total loans, an increase from 20.6 percent and 15.8 percent, respectively. Such loans involve major lending or borrower relationships with larger principal balances and credit concentrations than traditional single family lending.

     To further support earnings growth in a highly competitive environment for loans and deposits, the Bank has sought to reduce the level of cash and investments and mortgage securities in favor of higher yielding loans. This strategy coupled with increased borrowings utilization has led to rapid growth in the loan/deposits ratio.

     The Bank has employed a growth and expansion strategy with the objective of building the franchise and leveraging its relatively strong capital position. In this regard, Timberland's compound annual growth rate approximated 11.3 percent for assets since fiscal year end 1992. In order to accomplish the Bank's growth objectives, Timberland has increased the number of branches from a total of five prevailing in fiscal 1993 to eight currently, with the new branches located in more rapidly growing areas. It is management's belief that the Bank's new markets in southern King County as well as the Tacoma and Olympia metropolitan areas present a greater opportunity for growth, particularly in the area of construction and commercial lending.

RP Financial, LC.
Page 1.3

     In order to further develop the Bank's construction and land development lending as well as commercial and multi-family mortgage lending, the Bank is planning to employ an experienced loan officer at the senior management level who will specialize in underwriting and originating major loans (i.e., loans with balances of $300,000 or more) in Timberland's central and southern Puget Sound markets. This individual will be based out of the Lacey office (Olympia area) and direct efforts to originate loans in Thurston County and north through southern King County. In the future, Timberland may seek to broaden the array of products it offers by employing commercial loan officers to originate commercial loans (real estate secured, loans secured by inventory and other collateral, as well as unsecured loans).

     Timberland's operating strategy has provided the Bank with strong asset yields and net interest margin, which have supported the Bank's earnings, however, the strategy entails some risks as well. The Bank's increased emphasis on high risk-weight lending and reduced liquidity levels has resulted in greater credit risk exposure for Timberland. In this regard, the level of non-performing assets ("NPAs") has been subject to a notable increase in the most recent fiscal year, primarily as a result of the delinquency of several large assets. There are several other credit related risks associated with the Bank's operations, as follows: (1) the Bank's reserve coverage ratio is low relative to industry averages both in relation to NPAs and to total loans, particularly given the risk profile of the loan portfolio; (2) the limited seasoning of the Bank's newer loans, particularly given the types of lending dominating recent growth;
(3) the concentration of loan growth in the Tacoma and Olympia metropolitan areas where the Bank has less experience as compared to its traditional markets in coastal Washington; and (4) the increased concentration of loans characterized with greater credit risk.

     Retail deposits have served as the primary funding source for the Bank, however, borrowed funds have been utilized over the last few years to fund loan growth. The Bank's deposit growth over the last several years has been primarily in the form of certificates of deposit ("CDs"). Timberland's funding costs have increased as a result over the last three fiscal years, coupled with rate pressures resulting from the Bank's growth objectives.

     The Bank's operating strategy has been successful to date, leading to earnings growth and generally high profitability. The ability to maintain such earnings growth is largely dependent on retail growth, a continuation of limited credit losses and a strong economy in the markets where the Bank operates.

     The Board of Directors of the Bank has elected to convert to the stock form of ownership to support the continued expansion of the Bank. The additional capital realized from conversion proceeds is expected to increase liquidity to support loan growth, increase the capital cushion to absorb unanticipated loss, enhance overall profitability and provide the capital for additional growth through existing branches or acquisition. The additional funds realized from the conversion stock offering will also serve as an alternative funding source to

RP Financial, LC.
Page 1.4

facilitate the Bank's ability to offer competitive rates. The projected use of conversion proceeds are highlighted below.

     Timberland Bancorp.  Timberland is expected to retain up to 50 percent of
     ------------------
     the net conversion proceeds. At present, the Holding Company funds, net of the loan to the ESOP, are expected to be invested initially into short- and intermediate-term investment securities with maturities ranging up to three years. Over time, the Holding Company funds are anticipated to be utilized for various corporate purposes, possibly including acquisitions, infusing additional equity into the Bank, repurchases of common stock, and the payment of regular and/or special cash dividends.

     Timberland.  At least 50 percent of the net conversion proceeds will be
     ----------
     infused into the Bank in exchange for all of the Bank's newly issued stock. The increase in capital will be less, as the amount to be borrowed by the ESOP to fund an 8 percent stock purchase will be deducted from capital. Cash proceeds (i.e., net proceeds less deposits withdrawn to fund stock purchases) infused into the Bank are anticipated to become part of general operating funds, and are expected to initially be invested in short-term investments, used to repay short-term borrowings and/or to fund loan commitments or loans in the pipeline.

     On a pro forma basis, Timberland will be in an overcapitalized position. The Board of Directors has determined to pursue a strategy of controlled growth in its southern Puget Sound markets in order to leverage capital and, over time, to diversify Timberland's product lines. The Bank may also seek to expand by branching into southwest Washington (i.e., the Portland metropolitan area). Asset growth is expected to be funded through internal deposit growth, branching and borrowings. The Board recognizes that asset growth is a long term strategy, however, and that the Bank will operate in the near term in an overcapitalized position. The Company may also consider various capital management strategies if appropriate to assist in the long-run objective of increasing return on equity.

Balance Sheet Trends
--------------------

     Over the last several years, Timberland pursued a growth strategy, reflecting a combination of retail deposits (including de novo branching) and, to a lesser extent, borrowed funds. The impact of this strategy is evidenced in the summary balance sheet data set forth in Table 1.1 which shows that Timberland's total assets increased from $123.9 million at the end of fiscal 1992 to $206.2 million as of June 30, 1997, which reflects a 11.3 percent compounded annual growth rate. Notwithstanding the increase in total assets, Timberland's capital ratio increased from 8.4 percent of assets as of the end of fiscal 1992 to 11.6 percent as of June 30, 1997, as the Bank's strong earnings levels resulted in a more rapid equity growth pace than total assets. All of Timberland's capital consisted of tangible capital as of the fiscal year ended June 30, 1997.

     With the balance sheet growth realized by Timberland, the mixture of interest-earning assets has also undergone change. Loans receivable comprise the largest segment of interest-earning assets, totaling $187.5

RP Financial, LC.


                        Timberland Savings Bank, S.S.B.
                           Historical Balance Sheets
                        (Amount and Percent of Assets)

                                                                                     For the Fiscal Year Ended September 30,
                                               ------------------------------------------------------------------------------------
                                                     1992                     1993                   1994
                                               ------------------  -----------------------  ---------------------
                                                Amount       Pct     Amount          Pct      Amount         Pct
                                                ------       ---     ------          ---      ------         ---
                                                ($000)       (%)     ($000)          (%)      ($000)         (%)
Total Amount of:
 Assets                                         $123,889   100.00%   $139,233     100.00%     $151,044     100.00%
 Loans Receivable (net)                          103,045    83.18%    106,259      76.32%      121,558      80.48%
 Investment Securities (Held to Maturity)            999     0.81%      1,695       1.22%        8,597       5.69%
 Investment Securities (Available for Sale)        1,013     0.82%      1,172       0.84%        1,330       0.88%
 Mortgage-Backed Securities (MBS)                  3,411     2.75%      2,268       1.63%        7,402       4.90%
 Cash and Interest-Earning Deposits               12,002     9.69%     24,122      17.32%        7,360       4.87%
 Deposits                                        112,301    90.65%    125,404      90.07%      128,669      85.19%
 Borrowed Funds                                       20     0.02%         18       0.01%        5,768       3.82%
 Total Equity                                     10,387     8.38%     13,005       9.34%       15,638      10.35%

Loans Serviced for Others                         30,412               32,396                   44,134

Loans/Deposits                                              91.76%                 84.73%                   94.47%
Average Interest-Earning Assets/
  Avergage Interest-Bearing Liabilities                    110.97%                113.09%                  113.41%

Non-Performing Assets/Assets                                 1.39%                  0.76%                    0.45%
Allowances for Loan Losses as a Percent of:
    Loans Receivable, net                                    0.93%                  1.06%                    0.91%
    Non-Performing Loans                                    67.69%                140.84%                  204.97%

Full Service Offices                                            5                      5                        6

                                                                                                                         Compounded

                                                                                                         As of             Annual
                                                     -------------------------------------------
                                                              1995                  1996             June 30, 1997       Growth Rate
                                                     ---------------------- --------------------   --------------------  -----------
                                                     Amount             Pct   Amount         Pct   Amount           Pct      Pct
                                                     ------             ---   ------         ---   ------           ---      ---
                                                     ($000)             (%)   ($000)         (%)   ($000)           (%)      (%)
Total Amount of:
 Assets                                               $177,761      100.00%   $194,357    100.00%  $206,188      100.00%     11.32%
 Loans Receivable (net)                                156,523       88.05%    176,495     90.81%   187,488       90.93%     13.43%
 Investment Securities (Held to Maturity)                3,504        1.97%          0      0.00%         0        0.00%       N.M.
 Investment Securities (Available for Sale)              1,449        0.82%      1,572      0.81%     1,555        0.75%      9.44%
 Mortgage-Backed Securities (MBS)                        6,352        3.57%      4,951      2.55%     4,172        2.02%      4.33%
 Cash and Interest-Earning Deposits                      4,860        2.73%      5,055      2.60%     5,833        2.83%    -14.09%
 Deposits                                              143,084       80.49%    156,549     80.55%   167,140       81.06%      8.73%
 Borrowed Funds                                         14,958        8.41%     14,354      7.39%    13,771        6.68%    295.79%
 Total Equity                                           18,653       10.49%     21,329     10.97%    23,866       11.57%     19.14%

Loans Serviced for Others                               43,531                  45,859               53,968

Loans/Deposits                                                      109.39%               112.74%                112.17%
Average Interest-Earning Assets/
  Avergage Interest-Bearing Liabilities                             113.05%               114.76%                115.94%

Non-Performing Assets/Assets                                          0.66%                 0.86%                  4.28%
Allowances for Loan Losses as a Percent of:
    Loans Receivable, net                                             0.71%                 0.64%                  0.77%
    Non-Performing Loans                                            107.91%                74.54%                 18.10%

Full Service Offices                                                     6                     7                      8

Source:  Timberland's audited and unaudited financial reports.

RP Financial, LC.
Page 1.6

million, or 90.9 percent of total assets as of June 30, 1997. The balance of loans receivable has grown at a faster annual rate than assets, leading to a dramatic increase in the loans/deposits ratio. The fast loan growth has been partially funded by the redeployment of funds from cash, investments and mortgage-backed securities ("MBS") as well as utilization of borrowings. The loan portfolio composition has changed as well, with the proportion of permanent one-to-four family mortgage loans diminished given the emphasis of construction, land, multi-family and commercial mortgage lending, including both originations and purchases. In this regard since the beginning of fiscal year 1994, the proportion of multi-family, construction, land and commercial real estate loans have averaged 60 percent of total originations. Importantly, many such loans involve major lending or borrower relationships with large principal balances and credit concentrations, while the purchased loans are without recourse to the seller other than for fraud.

     In addition to portfolio loans, Timberland has also been originating loans for resale into the secondary market (particularly fixed rate mortgages), generally on a servicing retained basis, providing the Bank with fee income and the ability to offer a more comprehensive range of products while limiting interest rate risk. The Bank typically retains 1-4 family ARM loans for portfolio but currently finds the demand to be relatively limited. In this regard, borrowers seeking ARM loans generally include: (1) individuals anticipating a short ownership period for the property; or (2) borrowers not qualifying for a fixed rate loan (i.e., primarily non-conforming loans). The Bank also originates ARMs to "subprime" borrowers, i.e., borrowers not qualifying for conventional mortgage loans under FHLMC guidelines and who thus do not satisfy secondary market requirements for sale. Such borrowers are considered subprime because of deficient credit history or lack of sufficient credit history. To offset such risks, the Bank requires a lower loan-to-value ("LTV") ratio, a co-signer and/or other compensating factors.

     As will be explained in greater detail, until recently the Bank's level of non-performing assets averaged below one percent of assets. During fiscal 1997, the Bank has experienced an increase in large non-accrual loans, reflecting a few large commercial and construction loans. During the early 1990s, the Bank's allowance for loan losses approximated or exceeded one percent of total loans and exceeded the balance of non-performing assets, but subsequent loan growth and limited loan loss provisions led to a decline in the ratio of loan loss allowance to well below one percent. Also, the increase in non-accrual loans led to only a fractional loss coverage ratio in the most recent period.

     Timberland's investment securities equaled $1.6 million, or 0.8 percent of total assets, as of June 30, 1997, while cash and interest-bearing deposits totaled $5.8 million, or 2.8 percent of assets. As of June 30, 1997, the Bank's investment and mortgage-backed securities consisted of $1.6 million in FHLB stock (designated available for sale) and MBS totaled approximately $4.2 million, or 2.0 percent of assets (designated held to maturity). The Bank has not been an active purchaser of MBS and most of the securities in the portfolio were

RP Financial, LC.
Page 1.7

purchased prior to fiscal 1995. The Bank's philosophy with respect to the management of cash and investments has been to maintain liquidity levels just above regulatory minimums, primarily in short- to intermediate-term high quality securities. No major changes to the composition and practices with respect to the management of the investment portfolio are anticipated over the near term and, accordingly, the level of cash and investments is expected to remain at low to moderate levels. The level of cash and investments is expected to increase initially following conversion although it is management's expectation that such funds will gradually be redeployed into whole loans receivable and other specified uses.

     Deposit balances have grown at an 8.7 percent compounded annually with deposit growth facilitated by the opening of three new retail branch offices. In the future, the Bank will be seeking to continue to increase retail deposits by offering a competitive array of products and services. The Bank's deposit growth has been dominated by growth in CDs, which coupled with the slight erosion in the balance of core deposits, has led to a pronounced drop in the proportion of core deposits -- from 48.2 to 36.5 percent between September 30, 1994 and June 30, 1997, respectively, the key factor leading to the increase in funding costs.

     The Bank's ratio of average interest-bearing assets ("IEA") as a percent of average interest-bearing liabilities ("IBL") has steadily increased in line with the growth in equity. On a post-conversion basis, the increased capitalization should lead to IEA/IBL ratio improvement.

Income and Expense Trends
-------------------------

     Timberland's earnings have been relatively strong over the last several fiscal years, primarily as a result of relatively wide net interest margins (see Table 1.2). Furthermore, earnings have demonstrated a general upward trend on both a reported and core basis primarily attributable to growth in the Bank's assets, proportion of loans to assets and proportion of higher risk loans. Earnings growth in fiscal 1996 and the trailing twelve months through June 30, 1997, suffered due to the special SAIF assessment at the end of fiscal 1996 and the need to establish provisions for loan losses in fiscal 1997. Core or recurring earnings continued to trend upward over this time frame, although profitability appears to have previously peaked.

     Timberland's strong pre-conversion earnings are largely attributable to its lending strategy which focuses on (1) speculative and custom construction lending which provides high yielding, short-term assets; (2) portfolio residential adjustable mortgage lending which includes non-conforming loans and loans to subprime borrowers; (3) income producing property lending, which includes multi-family and commercial mortgage loans; and (4) secondary market operations in which fixed rate mortgages are originated for resale generally on a servicing retained basis.

RP Financial, L.C.

                        Timberland Savings Bank, S.S.B.
                         Historical Income Statements
                       (Amount and Percent of Assets)(1)

                                                                 For the Fiscal Year Ended September 30,
                                          -----------------------------------------------------------------------------------------
                                                    1992                   1993                1994                  1995
                                          ---------------------  --------------------- ---------------------  ---------------------
                                           Amount      Pct           Amount     Pct         Amount      Pct      Amount     Pct
                                           ------      ---           ------     ---         ------      ---      ------     -------
                                            ($000)      (%)          ($000)     (%)        ($000)       (%)      ($000)      (%)
Interest Income                           $11,290      9.58%        $11,220     8.53%      $11,307      7.99%   $14,453     8.77%
Interest Expense                           (5,769)    -4.89%         (4,938)   -3.75%       (4,715)    -3.33%    (6,359)   -3.86%
                                          -------     -----          ------    -----        ------     -----     ------    -----
Net Interest Income                       $ 5,521      4.68%        $ 6,282     4.77%      $ 6,592      4.65%   $ 6,094     4.91%
Provision for Loan Losses                    (185)    -0.16%           (175)   -0.13%            0      0.00%         0     0.00%
                                          -------     -----          ------    -----        ------     -----     ------    -----
Net Interest Income after Provisions      $ 5,336      4.53%        $ 6,107     4.64%      $ 6,592      4.65%   $ 6,094     4.91%

Other Income                              $   619      0.53%        $   726     0.55%      $   673      0.48%   $   554     0.34%
Operating Expense                          (2,888)    -2.45%         (3,117)   -2.37%       (3,613)    -2.55%    (4,089)   -2.48%
                                          -------     -----          ------    -----        ------     -----     ------    -----
Net Operating Income                      $ 3,067      2.60%        $ 3,716     2.82%      $ 3,652      2.58%   $ 4,559     2.77%

Net Gain(Loss) on Sale of Loans           $    97      0.08%        $   144     0.11%      $   145      0.10%   $    44     0.03%
Capitalized Servicing Rights                    0      0.00%              0     0.00%            0      0.00%         0     0.00%
SAIF Assessment Fee                             0      0.00%              0     0.00%            0      0.00%         0     0.00%
                                          -------     -----          ------    -----        ------     -----     ------    -----
 Total Non-Operating Income/(Expense)     $    97      0.08%        $   144     0.11%      $   145      0.10%   $    44     0.03%

Net Income Before Tax                     $ 3,164      2.68%        $ 3,860     2.93%      $ 3,797      2.68%   $ 4,603     2.79%
Income Taxes                               (1,042)    -0.86%         (1,241)   -0.94%       (1,163)    -0.82%    (1,603)   -0.97%
                                          -------     -----          ------    -----        ------     -----     ------    -----
Net Inc.(Loss) Before Extaordinary terms  $ 2,122      1.80%        $ 2,619     1.99%      $ 2,634      1.66%   $ 3,000     1.82%
Cumulative Effect of Change in
Accounting For Income Taxes               $     0      0.00%        $     0     0.00%      $     0      0.00%   $     0     0.00%
                                          -------     -----          ------    -----        ------     -----     ------    -----
Net Income (Loss)                         $ 2,122      1.80%        $ 2,619     1.99%      $ 2,634      1.66%   $ 3,000     1.82%

Estimated Core Earnings
-----------------------
Net Income                                $ 2,122      1.80%        $ 2,619     1.99%      $ 2,634      1.66%   $ 3,000     1.82%
Addback (Deduct): Non-Recurring (Inc)/Exp     (97)    -0.08%           (144)   -0.11%         (145)    -0.10%       (44)   -0.03%
Tax Effect (34.00%)                            33      0.03%             49     0.04%           49      0.03%        15     0.01%
                                          -------     -----          ------    -----        ------     -----     ------    -----
 Estimated Core Income                    $ 2,058      1.75%        $ 2,524     1.92%      $ 2,538      1.79%   $ 2,971     1.80%

Memo:
  Expense Coverage Ratio (2)               191.17%                   201.54%                182.45%              197.95%
  Efficiency Ratio (3)                      48.50%                    45.62%                 49.73%               47.28%
  Effective Tax Rate                        32.93%                    32.15%                 30.63%               34.82%

                                                                         Twelve Months Ended
                                              -------------------
                                                   1996                     June 30, 1997
                                              -------------------        ---------------------
                                               Amount      Pct            Amount         Pct
                                              -------      ------        ---------       -----
                                               ($000)      (%)              ($000)       (%)
Interest Income                               $16,500      9.00%           $17,716       9.49%
Interest Expense                               (7,629)    -4.16%            (8,184)     -4.38%
                                               ------     -----            -------      -----
Net Interest Income                           $ 8,871      4.84%           $ 9,532       5.11%
Provision for Loan Losses                         (70)    -0.04%              (359)     -0.19%
                                               ------     -----            -------      -----
Net Interest Income after Provisions          $ 8,801      4.80%           $ 9,173       4.91%

Other Income                                  $   654      0.36%           $   713       0.38%
Operating Expense                              (4,517)    -2.46%            (4,810)     -2.58%
                                               ------     -----            -------      -----
Net Operating Income                          $ 4,938      2.69%           $ 5,076       2.72%

Net Gain(Loss) on Sale of Loans               $    34      0.02%           $   266       0.14%
Capitalized Servicing Rights                        0      0.00%               118       0.06%
SAIF Assessment Fee                              (875)    -0.46%              (875)     -0.47%
                                               ------     -----            -------      -----
 Total Non-Operating Income/(Expense)         $  (841)    -0.46%           $  (491)     -0.26%

Net Income Before Tax                         $ 4,097      2.23%           $ 4,585       2.46%
Income Taxes                                   (1,419)    -0.77%            (1,637)     -0.88%
                                               ------     -----            -------      -----
Net Inc.(Loss) Before Extaordinary terms      $ 2,678      1.46%           $ 2,948       1.58%
Cumulative Effect of Change in
Accounting For Income Taxes                   $     0      0.00%                 0       0.00%
                                               ------     -----            -------      -----
Net Income (Loss)                             $ 2,678      1.46%           $ 2,948       1.58%

Estimated Core Earnings
-----------------------
Net Income                                    $ 2,678      1.46%           $ 2,958       1.58%
Addback (Deduct): Non-Recurring (Inc)/Exp         841      0.46%               491       0.26%
Tax Effect (34.00%)                              (286)    -0.16%              (167)     -0.09%
                                               ------     -----            -------      -----
Estimated Core Income                         $ 3,233      1.76%           $ 3,272       1.75%

Memo:
  Expense Coverage Ratio (2)                   195.39%                      198.17%
  Efficiency Ratio (3)                          47.77%                       48.65%
  Effective Tax Rate                            34.64%                         35.71%

(1)  Ratios are as a percent of average assets.
(2) Net interest income divided by operating expenses (excluding special SAIF assessment).
(3) Operating expenses (excluding special SAIF assessment) as a percent of the sum of net interest income and to her income (excluding gains on sale).

Source: Timberland's audited and unaudited financial statements.

RP Financial, LC.
Page 1.9

     The 105 basis point increase in interest expense from fiscal 1994 to present is primarily attributable to the Bank's increased proportion of CDs and increased utilization of borrowings. The CD growth in part reflects CD promotions at premium rates at the de novo branch offices and as an incentive to attract depositors in light of increased competition from other financial institutions including credit unions.

     Net interest income reflects an upward trend, measured in both dollar terms and as a percent of average assets, and equaled $9.5 million, or 5.11 percent of average assets for the twelve months ended June 30, 1997. The Bank's recent net interest margin has been supported by several factors, including: (1) the strong capital position; (2) modest reduction in the proportion of lower yielding investment securities; and (3) the increasing diversification of the loan portfolio into higher yielding, higher risk weight loans.

     Information pertaining to the Bank's yield/cost spread (set forth in Exhibit I-3) indicates that, notwithstanding the current strong net interest margin, the Bank has become subject to spread compression as its spread has declined from 4.56 percent in fiscal 1995 to 4.17 percent for the nine months ended June 30, 1997. The smaller decline in the net interest margin for the same two periods, from 5.08 percent to 4.85 percent, respectively, was attributable to capital growth benefit on an improving IEA/IBL ratio. The decline in the Bank's spread is the result of diminished asset yields, attributable to greater competition, and higher funding costs given the increased funding with CDs and borrowings. The Bank's interest rate spread at June 30, 1997 of 3.85 percent underscores the downward pressure on net interest income and overall profitability, a more than 30 basis point decline from the spread over the first nine months of fiscal 1997 -- the implied reduction in earnings approximates $0.4 million.

     While the Bank's moderate level of other income has averaged approximately $0.65 million over the last five fiscal years, the ratio as a percent of average assets has declined from a peak of 55 basis points to 38 basis points for the last 12 months, owing to limited growth in the portfolio of loans serviced for others and slight erosion in the level of core deposits over the last several years. The recent modest increase in other income has been attributable to higher fees from ATMs (as the number of ATMs increased), higher escrow fees (as a result of establishing a second escrow company division with the service corporation to service the Puget Sound area) and slight growth in loans serviced for others.

     Timberland's operating expenses have been subject to a general increase over the last several years, fluctuating in a range of 2.37 percent to 2.58 percent of average assets. Specifically, operating expenses have increased from $2.9 million, equal to 2.45 percent of average assets in fiscal 1992, to $4.8 million, equal to 2.58 percent of average assets for the twelve months ended June 30, 1997. The Bank's expenses reflect growth over the last several fiscal years as a result of growth in overall business volumes and the addition of three branches. In the future, management expects Timberland's expense levels to continue to rise as a result of the

RP Financial, LC.
Page 1.10

employment of a senior loan officer responsible for originating major loans including construction and commercial loans, and related support staff over the near term, while over the longer term possibly additional commercial loan officers. Furthermore, Timberland anticipates upward pressure on expense levels due to the cost of stock based benefit plans resulting from the conversion and operating as a public company. The operating expense increase has been limited by the substantial reduction in the deposit insurance premiums during fiscal 1997.

     The Bank's efficiency ratio (excluding gains and the special SAIF assessment) has fallen in the range of roughly 45 to 50 percent over the last several years.

     Non-operating items for Timberland have generally only had a small earnings impact primarily consisting of gains on the sale of loans. The more recent periods have been impacted by other non-operating items, including the $875,000 special SAIF assessment and the fiscal 1997 adoption of SFAS 125 which led to capitalizing servicing fees in conjunction with loans sold on a servicing retained basis (totaling $118,000 for the last 12 months).

     As previously noted, since Timberland's asset quality in the early to mid-1990s was good, loan loss provisions were not a significant factor in the Bank's operating results for the period from fiscal 1992 through fiscal 1996. However, over this same time period, the Bank substantially increased its credit risk profile through the origination of construction, commercial and multi-family mortgage loans as well as through investment in non-conforming residential loans. Moreover, Timberland has recently experienced a significant increase in the level of NPAs, leading to the establishment of additional provisions for loan losses, equal to $359,000, or 0.19 percent of assets, for the twelve months ended June 30, 1997. As of June 30, 1997, the Bank maintained valuation allowances of $1.5 million, equal to 0.77 percent of net loans receivable and
18.10 percent of non-performing assets ("NPAs"). The coverage ratio currently is at relatively low levels given the recent increase in NPAs without a corresponding increase in the level of valuation allowances. Management anticipates that valuation allowances will be established in future periods per the Bank's adopted general reserve policy, and management will continue to assess the adequacy of valuation allowances relative to the performance of its loan portfolio on an ongoing basis. The Bank's current policy is to accrue $37,500 per month in valuation allowances.

     The Bank is in a fully taxable position with regard to federal income taxes and reported a 35.7 percent effective tax rate for the twelve months ended June 30, 1997. No significant changes are anticipated to the effective tax rate in future periods.

RP Financial, LC.
Page 1.11

Interest Rate Risk Management
-----------------------------

     Timberland manages interest rate risk primarily from the asset side of the balance sheet. To control interest rate risk, Timberland has implemented several strategies, including: (1) diversifying the loan portfolio into shorter-term or adjustable rate loans; (2) selling long-term residential mortgages originated into the secondary market on a servicing retained basis; (3) striving to fund operations through comparatively lower cost retail deposits; and (4) maintaining strong capital levels.

     These strategies have generally served to increase the sensitivity of the Bank's assets to changes in interest rates and lengthen the duration of liabilities. Furthermore, the sale of fixed rate loans into the secondary market enhances the Bank's non-interest revenues, thereby reducing the reliance on net interest income for overall earnings. The gap analysis set forth in Exhibit I-9 reflects the impact of the foregoing strategies on the Bank's repricing structure. The gap measures indicate a asset sensitive position with a cumulative gap-to-assets ratio equal to positive 14.54 percent in the one year or less bucket and positive 11.69 percent in the five year or less period. Similarly, a rate shock analysis (see Exhibit I-8) also reflects an asset sensitive position with increases in net interest income and market value generally reflected under higher rate scenarios, and lower levels projected under declining rate scenarios.

     Overall, the data suggests the Bank's earnings would be favorably impacted by rising interest rates and that the Bank has been somewhat successful in reducing its exposure to interest rate risk. At the same time, there are numerous limitations inherent in such analyses, such as the credit risk of the Bank's loans under a higher interest rate environment.

Lending Activities and Strategy
-------------------------------

     In view of the strong competition, Timberland has sought to position itself in relatively less competitive market niches. In this regard, it is management's philosophy to seek to manage risks that other financial institutions are either:
(1) unwilling to accept; or (2) price uncompetitively relative to the risks involved in making the loans. Within this context, Timberland offers a broad array of loan products with a variety of rates and terms. As referenced earlier, Timberland's lending operations consist of the following major segments: (1) speculative and custom construction lending which provides high yielding, short-term assets; (2) adjustable rate residential mortgage lending for portfolio (including loans to subprime borrowers); (3) commercial and multi-family mortgage lending; and (4) secondary market operations in which fixed rate mortgages are originated for resale generally on a servicing retained basis. Such strategy is consistent with Timberland's community bank orientation and is evidenced in the Bank's loan portfolio composition (see Exhibit I-10).

RP Financial, LC.
Page 1.12

     Although permanent 1-4 family residential mortgage loans have represented a diminished proportion of the loan portfolio since fiscal 1992, they continue to represent the single largest element of the loan portfolio, totaling $102.0 million, or 49.8 percent of total loans, as of June 30, 1997. In contrast, 1-4 family mortgage loans represented 59.4 percent of total loans at fiscal year end 1992, as the portfolio of multi-family, commercial real estate, construction and land loans grew from 33.4 percent at fiscal year end 1992 to 44.6 percent. Importantly, higher risk weight loans typically involve major lending or borrower relationships with large principal balances and credit concentrations.

     Timberland originates both fixed rate and adjustable rate one-to-four family loans with the majority of longer term fixed rate loans originated for resale to the secondary market. However, the Bank may retain a portion of its longer term fixed rate loans, including non-conforming loans, with the objective of enhancing asset yields. The Bank typically retains 1-4 family ARM loans for portfolio but finds the demand to be relatively limited. In this regard, as discussed earlier, borrowers seeking ARM loans generally include: (1) individuals anticipating a short ownership period for the property; or (2) borrowers not qualifying for a fixed rate loan (i.e., primarily non-conforming loans).

     Timberland's market in Grays Harbor County on the central Washington coast has developed a tourism industry over the last several decades, as its proximity to Seattle and Portland coupled with the relatively unspoiled coastline has made it attractive for vacationers and second homes. Timberland has been relatively active in financing vacation rental properties and second homes in and near its market in conjunction with its niche lending strategy.

     The Bank originates one-to-four family loans up to a loan-to-value ("LTV") ratio of 95.0 percent, with private mortgage insurance ("PMI") being required for loans in excess of a 80.0 percent LTV ratio. The substantial portion of 1-4 family mortgage loans originated by Timberland are secured by residences in the defined normal lending territory.

     Construction lending is a key aspect of Timberland's overall operating strategy and has enabled the Bank to more actively participate in the growth occurring in its markets, particularly in southern King, Pierce and Thurston County areas, shorten the average duration of assets, and has helped to support the Bank's yields. The majority of the Bank's construction lending is in Thurston, Pierce and King Counties. The Bank's preference is to make construction loans for pre-sold homes or owner/builder loans, but it also provides financing on "spec" houses as well. Additionally, the Bank also originates land development loans as well as multi-family and commercial construction loans. The balance of the construction loan portfolio was $42.9 million, or 21.0 percent of total loans and the composition of the portfolio at that date was as follows:

RP Financial, LC.
Page 1.13

                                                          Outstanding   Percent
                                                            Balance    Of Total
                                                          -----------  ---------
                                                            ($000)
               Speculative Construction                     $15,938      37.2%
               Custom and Owner/Builder Construction         11,604      27.1
               Land Development                               4,972      11.6
               Commercial Real Estate                         1,197       2.8
               Multi-Family                                   9,161      21.3
                                                              -----      ----

                 Total                                      $42,872     100.0%

     Spec construction loans are typically made to approximately 70 to 80 local builders, typically at a fixed rate of interest, payable on interest only terms. Spec construction loans typically carry twelve month terms and maximum loan-to-value ratios of 80 percent. The Bank generally limits builders to a maximum of three or four construction loans outstanding at any one time, but may finance more loans to its strongest customers. Owner/builder loans (i.e., construction loans to the home owner rather than the home builder) consist of both a construction loan (for the construction phase) and a permanent loan once the construction phase is completed. The construction phase generally lasts six to nine months with either fixed or adjustable interest rates. At the completion of the construction phase, the loan automatically converts to either a fixed rate mortgage loan, which conforms to secondary market standards, or an ARM loan for retention in the Bank's portfolio.

     As a complement to its residential construction lending niche, Timberland also makes land loans as well as land development loans, generally to local real estate developers with established track records (most are builders who have previously taken down construction loans). Such loans are either for the purpose of acquiring buildable land or for financing improvements (i.e., developing residential lots, installing roads, sewers and other improvements). Land development loans generally have fixed interest rates and are made with terms ranging from two to five years. Land acquisition loans generally possess adjustable interest rates and carry terms ranging from five to ten years. The maximum LTV of land acquisition loans is 75 percent while the maximum LTV for loans originated for the purpose or developing subdivisions is 80 percent.

     Timberland also originates loans for the purpose of constructing multi-family and commercial properties. As of June 30, 1997, multi-family and commercial construction loans totaled $10.4 million, equal to 24.1 percent of total loans. These loans are typically secured by motels, offices, and retail space in the Bank's Washington markets.

     Timberland has and will continue to make loans for the purchase or financing of various types of multi-family and commercial real estate loans. Timberland's commercial real estate and multi-family loan portfolios are largely comprised of loans originated in-house and secured by properties in its coastal Washington and southern and central Puget Sound markets. At June 30, 1997, the balance of multi-family mortgage loans

RP Financial, LC.
Page 1.14

totaled $12.6 million, equal to 6.2 percent of total loans, and the balance of commercial mortgage loans equaled $28.9 million, equal to 14.1 percent of total loans.. Multi-family loans are generally originated with adjustable interest rates indexed to the one year U.S. Treasury Bill, and have principal balances which range from $300,000 to $3.6 million (the largest loan currently has a balance of $1.5 million). The typical balance of a commercial real estate loans averages $100,000 to $1,000,000 and carry rates and terms similar to multi-family mortgage loans.

     Diversification into consumer lending consists primarily of consumer loans, with home equity loans constituting the major areas of the Bank's consumer lending activities. Home equity loans serve as a complement to the Bank's 1-4 family mortgage lending activities, which include both lines of credit and amortizing loans. Home equity lines of credit and second mortgages account for most of the Bank's consumer loans. The balance of the portfolio is comprised of auto loans, loans on deposits, and credit card loans. Management expects that the level of consumer loans may continue to increase in the future at a moderate pace, but that it will not become a strategic focus of the Bank.

     Exhibit I-12, which shows the Bank's loan originations, purchases, sales and repayments over the past three fiscal years and fiscal year to date, highlights Timberland's lending emphasis on residential mortgage and construction loans. The origination of construction loans has consistently accounted for a notable portion of Timberland's loan volume and construction loan volume equaled $29.6 million in fiscal 1996 and $26.3 million for the first nine months of fiscal 1997. One-to-four family mortgage loans comprise the second largest segment of the Bank's loan volume, equaling $24.5 million in fiscal 1996, which is relatively consistent with the annualized rate for 1997. The balance of the Bank's loan volume consists of various other types of loans including multi-family and commercial mortgages and consumer loans.

     Loans are originated primarily in-house by salaried personnel. In order to facilitate loan originations in the Kitsap County markets, Timberland maintains a loan office in Port Orchard. In addition to originating loans in its markets through its in-house staff, Timberland has developed broker relationships wherein it originates construction loans secured by properties throughout the State of Washington. Additionally, the Bank will occasionally purchase participations in loans (primarily commercial and multi-family mortgage loans) originated by other lenders, without recourse to the seller except in cases of fraud.

     As discussed earlier, the Bank will be seeking to increase loan volumes (primarily construction, commercial and multi-family mortgage loans) through the employment of an experienced loan officer at the senior management level who will specialize in underwriting and originating major loans (i.e., loans with balances of $300,000 or more) in Timberland's southern Puget Sound markets.
This individual will be based out of the Lacy office (Olympia area) to direct efforts to originate loans in Thurston County and north through

RP Financial, LC.
Page 1.15

the Seattle area. Over the longer term, the Bank anticipates that it may employ experienced commercial loan officers originate commercial loans (real estate secured, loans secured by inventory and other collateral, as well as unsecured loans).

     Loan sales by the Bank have been at relatively moderate levels and have primarily consisted of fixed rate residential loans (both conforming and jumbo loans). During fiscal 1996 and the nine months ended June 30, 1997, loan sales totaled $12.4 million and $11.3 million, respectively. The portfolio of loans serviced for others approximated $54 million at June 30, 1997.

Asset Quality
-------------

     As shown in Exhibit I-12, the Bank's credit quality was strong through the end of fiscal 1993 through 1996, as the level of non-performing assets to total assets remained below one percent. Subsequently, the level of non-performing assets has increased to a level of $8.4 million, equal to 4.05 percent of assets as of June 30, 1997.

     The increase in NPAs is primarily related to two specific assets. One of the non-performing assets consists of two delinquent condominium construction loans with an aggregate principal balance of $2.8 million. The property consists of a 61 unit complex of which, 30 units have been sold, 15 are available for sale, and 16 units are in various stages of construction. The delinquency of the property is primarily attributable to a dispute between the borrowers regarding cost overruns.

     The other large non-performing assets consists of two delinquent loans to a borrower group secured by retail space and mini-storage units with a principal balance of $2.9 million. The retail space consists of property leased to a convenience store and a total of six additional retail units, two of which are leased. The mini-storage facility is also in the lease-up phase with approximately 140 units out of a total of 436 units leased. This loan is primarily delinquent due to a dispute between the borrowers rather than the adverse performance of the property relative to anticipated results.

     The Bank has established allowances for loan losses in the normal course of operations to account for the inherent risk in its loan portfolio. As of June 30, 1997, Timberland maintained allowances for loan losses equal to $1.5 million, which represents 0.77 percent of gross loans receivable and 18.10 percent of the non-performing asset balance. Relative to standards for publicly-traded institutions, particularly institutions with a similar loan portfolio composition and level of NPAs, the Bank's reserve levels are very low.

RP Financial, LC.
Page 1.16

     As described in the strategic discussion, the Bank's emphasis on high risk-weight lending has been a been a key factor in Timberland's earnings growth since fiscal 1992, but it has also increased the Bank's credit risk exposure as well. In addition to the recent increase in the level of NPAs, we believe there are several other credit related risk factors associated with the Bank's operations as follows: (1) the Bank's reserve coverage ratio is low relative to industry averages both in relation to NPAs and to total loans, particularly given the risk profile of the loan portfolio; (2) the limited seasoning of the Bank's newer loans, particularly given the types of lending dominating recent growth; (3) the concentration of loan growth in southern King County as well as the Tacoma and Olympia metropolitan areas where the Bank has less experience as compared to its traditional markets in coastal Washington; and (4) the increased concentration of loans characterized with greater credit risk.

Funding Composition and Strategy
--------------------------------

     Deposits have consistently been the Bank's primary source of funds, and as of June 30, 1997, totaled $167.1 million. Deposits have grown at an annual rate of 8.7 percent since the end of fiscal 1992. As discussed previously, Timberland has been seeking to grow and expand assets and deposits with the objective of building the franchise and leveraging capital. Growth and entry into new markets has been facilitated by the opening of three new offices which increased the number of retail branches to a total of eight.

     The Bank's deposit composition has consistently been concentrated in CDs, consisting mostly of short-term CDs. As of June 30, 1997, the CD portfolio totaled $104.0 million, or 62.2 percent of total deposits, with 74.1 percent of those CDs having maturities of one year or less. Jumbo CDs (CD accounts with balances of $100,000 or more) amounted to $22.8 million, or 21.9 percent of total CDs. The high level of CDs, coupled with the Bank's growth objectives and highly competitive market, have all contributed to a comparatively high degree of rate sensitivity, which is evidenced by Timberland's high cost of deposits. In fact, the Bank's deposit costs increased dramatically from fiscal 1994 to fiscal 1996, as Timberland pursued CD growth by paying attractive market rates on certain CDs in conjunction with the promotion of the Bank's new branches.

     Lower costing savings and transaction accounts comprise the remainder of Timberland's deposits, amounting to $63.1 million, or 37.8 percent of total deposits, at June 30, 1997. The balance of transaction and savings accounts has diminished modestly over the last several years as depositors have been attracted by the comparatively higher CD rates currently prevailing in the market.

     As of June 30, 1997, borrowed funds totaled $13.8 and consisted solely of FHLB advances. The Bank utilizes borrowings primarily for the purpose of generating additional liquidity when loan demand is strong and typically employs FHLB advances.

RP Financial, LC.
Page 1.17

Subsidiary
----------

     Timberland has one wholly-owned subsidiary, Timberland Service Corporation ("Timberland Service"). Timberland Service's primary function is to act as the Bank's escrow department. At June 30, 1997, the Bank's investment in Timberland Service was $135,000.

Legal Proceedings
-----------------

     Other than the routine legal proceedings that occur in the Bank's ordinary course of business, the Bank is not involved in litigation which is expected to have a material impact on the Bank's financial condition or operations.

RP Financial, LC.
Page 2.1

                               II.  MARKET AREA

Introduction
------------

     Timberland conducts operations out of its headquarters office in Hoquiam, Washington. Hoquiam is located in Grays Harbor County which is situated along the central Washington Pacific coast. Hoquiam and Aberdeen are two modest sized cities (population of 8,940 and 16,750 as of 1994) located approximately 110 miles southwest of Seattle and 145 miles northwest of Portland, Oregon. In addition to its main office in Hoquiam, the Bank operates three additional office in Grays Harbor County (Aberdeen, Montesano and Ocean Shores). Additionally, the Bank has extended its market into the Tacoma metropolitan area and southern King County through the opening of offices in Auburn (King County) and Puyallup (Pierce County). Moreover, in May, Timberland opened its newest office in Lacey (Olympia area) in May 1997. The Bank has further sought to extend its lending operations into the Puget Sound region owing to its substantially larger population, high growth and relatively affluent population. Accordingly, Timberland maintains a loan center in Port Orchard (Kitsap County).

     The market environment in the areas served by Timberland's branches and loan centers is highly diverse. Throughout much of the Bank's history, Timberland's operations were centered in Hoquiam and Aberdeen in Grays Harbor County. Grays Harbor County is a relatively rural market along the central Washington coast where the traditional industries were logging and fishing. The relatively small size of the market coupled with limited growth and a relatively volatile economy based on natural resources led Timberland to expand into the southern Puget Sound region (i.e., the Seattle-Tacoma metropolitan area as well as Olympia). In this regard, the Bank's markets in the Puget Sound region have benefited from a strong economy including strength in the aerospace sector and high-tech computer related industries, while the Olympia market is stable partially owing to the presence of large state and federal employers.

     Understanding the key characteristics and trends prevailing in Timberland's market is important to the valuation as they affect the relative risk level of an investment in the Bank's stock as well as its ability to generate future earnings and sustain earnings growth. Critical areas to be assessed included demographic statistics and the related growth trends, the nature and stability of the local economy including an analysis of major industries and/or employers and income and employment trends and the nature and intensity of the competitive environment. The focus of the analysis will be on the four counties where Timberland operates branch offices including Grays Harbor, King, Pierce and Thurston Counties, with particular emphasis on Grays Harbor County where approximately three-quarters of the Bank's deposit base is located and where four of its seven full service retail branches are situated.

RP Financial, LC.
Page 2.2

Market Area Demographics
------------------------

     The following section presents demographic details regarding Timberland's market area. Exhibit II-3 displays comparative demographic trends for all four counties where Timberland operates branch offices. Data for the State of Washington and the United States has been provided for comparative purposes.

     Demographic data including that pertaining to total population and households provides evidence of several noteworthy trends. First, the population base of the Pacific Northwest region in general, including the State of Washington experienced relatively rapid growth through the 1980s, with compounded annual growth rates exceeding the national average by 81 percent. Relatively high growth rates for the region have resulted from a variety of factors including growth of trade with Japan and other Asian nations, a perceived attractive lifestyle, and a relatively moderate cost of living (particularly in comparison to California), among other factors.

     There has been a dichotomy in the demographic and economic growth trends within the markets served by Timberland. The Bank's traditional markets in Grays Harbor County remain rural in character and population and household growth rates have trended below the average for the State of Washington and at or below the national average. In view of the small size and limited growth trends of its traditional markets in Grays Harbor County, the Bank has expanded into the larger more dynamic markets in the southern Puget Sound area including King, Pierce and Thurston Counties. These areas have benefited from a number of market and economic factors including the growth and stability of the state government (primarily in the Olympia area) as well as growth of the aerospace and technology-oriented industries in the Seattle-Tacoma metropolitan area.

     The relatively small size and rural character of Grays Harbor County is displayed in Table 2.1. Grays Harbor County population was estimated to equal 69,000 as of 1997, which reflects a 0.9 percent annual rate of growth since the beginning of the decade, while total households were estimated to equal 27,000, which reflects a 1.0 percent compounded annual growth rate over the corresponding time frame. By comparison, Timberland's southern Puget Sound markets are urban in character with a combined population estimated to equal 2.5 million as of 1997 and annualized population growth rates for the period from 1990 to 1997 ranging from 1.2 percent for King County to 3.2 percent for Thurston County, all of which exceed the national average.

     Income levels in Grays Harbor County reflect the rural nature of the market and the impact of the relatively heavy reliance on the timber, fishing and tourism industries for income. Specifically, per capita income equaled $12,382 in Grays Harbor County which is 32 percent below the national average and 29 percent below the average for the State of Washington. Likewise, median household income reported for Grays Harbor County is well below the state and U.S. average. Moreover, income growth rates for Grays Harbor

                                   Table 2.1
                            Timberland Savings Bank
                           Summary Demographic Data


                                                     Year                       Growth Rate    Growth Rate
                                   -------------------------------------
POPULATION (000)                      1990           1997           2002          1990-97      1997-2002
----------------                      ----           ----           ----          -------      ---------
UNITED STATES                       248,710       267,805        281,209            1.1%         1.0%
WASHINGTON                            4,867         5,622          6,143            2.1%         1.8%
GRAYS HARBOR COUNTY                      64            69             72            0.9%         0.9%
KING COUNTY                           1,507         1,634          1,722            1.2%         1.0%
PIERCE COUNTY                           586           666            721            1.8%         1.6%
THURSTON COUNTY                         161           202            229            3.2%         2.6%

HOUSEHOLDS (000)
----------------

UNITED STATES                        91,947        99,020        104,001            1.1%         1.0%
WASHINGTON                            1,872         2,150          2,343            2.0%         1.7%
GRAYS HARBOR COUNTY                      26            27             29            1.0%         0.9%
KING COUNTY                             616           663            696            1.1%         1.0%
PIERCE COUNTY                           215           244            264            1.8%         1.6%
THURSTON COUNTY                          62            77             88            3.1%         2.6%


MEDIAN HOUSEHOLD INCOME ($)
---------------------------

UNITED STATES                      $ 29,199      $ 36,961       $ 42,042            3.4%         2.6%
WASHINGTON                           31,938        36,073         38,812            1.8%         1.5%
GRAYS HARBOR COUNTY                  26,845        24,210         25,450           -1.5%         1.0%
KING COUNTY                          37,199        41,633         43,853            1.6%         1.0%
PIERCE COUNTY                        30,043        36,868         41,933            3.0%         2.6%
THURSTON COUNTY                      31,491        35,401         38,217            1.7%         1.5%

PER CAPITA INCOME - ($)
-----------------------

UNITED STATES                      $ 13,179      $ 18,100           ----            4.6%         N/A
WASHINGTON                           14,455        17,434           ----            2.7%         N/A
GRAYS HARBOR COUNTY                  12,666        12,382           ----           -0.3%         N/A
KING COUNTY                          17,882        21,960           ----            3.0%         N/A
PIERCE COUNTY                        12,647        16,543           ----            3.9%         N/A
THURSTON COUNTY                      13,825        15,967           ----            2.1%         N/A

1997 AGE DISTRIBUTION(%)         0-14 Years     15-24 Years    25-44 Years  45-64 Years    65+ Years   Median Age
------------------------         ----------     -----------   ------------  -----------    ---------   ----------
UNITED STATES                          21.7            13.6           31.4         20.5         12.7         34.8
WASHINGTON                             22.0            13.7           30.9         21.5         11.9         35.1
GRAYS HARBOR COUNTY                    21.8            13.4           26.1         22.8         15.9         37.4
KING COUNTY                            20.2            11.9           34.6         22.2         11.0         36.1
PIERCE COUNTY                          23.0            14.6           31.5         19.9         10.9         33.1
THURSTON COUNTY                        21.3            14.2           29.9         22.7         11.9         35.7

                                  Less Than      $15,000 to     $25,000 to   $50,000 to  $100,000 to
1997 HH INCOME DIST.(%)             $15,000          25,000       $ 50,000     $100,000     $150,000     $150,000+
-----------------------             -------          ------       --------     --------     --------     ---------
UNITED STATES                          17.7            14.4           33.5         26.5          5.4          2.6
WASHINGTON                             16.8            15.4           36.1         25.7          4.2          1.8
GRAYS HARBOR COUNTY                    30.9            20.2           34.0         12.9          1.3          0.8
KING COUNTY                            12.6            12.9           34.7         30.3          6.3          3.3
PIERCE COUNTY                          15.6            15.0           37.0         26.9          4.1          1.3
THURSTON COUNTY                        15.7            16.5           38.7         25.3          3.0          0.8

Source:  CACI.

RP Financial, LC.
Page 2.4

County actually reflect a declining trend when adjusted for inflation. Timberland's markets in the southern Puget Sound area have comparatively higher income levels as a result of the abundance of white collar and technical jobs as compared to the blue collar job market which prevails in Grays Harbor County.

Economy
-------

     Historically, the economy of Timberland's markets have been based on timber, fishing and other natural resources. Logging and ancillary industries have traditionally provided a substantial portion of earnings with the area's renowned forests providing a large supply of relatively inexpensive and accessible wood. Likewise, Grays Harbor is an excellent natural harbor which, coupled with areas proximity to fishing grounds in coastal Washington, led to the development of the fisheries industry. Over the last several decades, the economy has become somewhat more diversified and in particular, tourism has come to play a much more important role in the Grays Harbor County market. Additionally, a number of large government employers have also moved or increased employment levels in the Grays Harbor County market in recent years; at present, a state prison is being built in Aberdeen which is expected to generate a significant number of new relatively high paying blue collar jobs (approximately 650).

     The state government plays a large role in the Thurston County market economy owing to its role as the state capitol. In this regard, growth occurring in the Thurston County has been facilitated by the centralization of state functions in Olympia since the 1960s. Furthermore, Fort Lewis and McChord Air Force Base have continued to play an important role in the local economy as a result of the large number of military personnel living off base and as a result of significant number of civilian jobs which have been created. More recently, economic growth has been the result of the growth of regional, national and international trade, continued expansion of Boeing (primarily affecting the Pierce and King County market) and growth of the high-tech sector.

     With respect to the high tech sector, Intel Corporation, the world's largest manufacturer of computer chips has begun the first stages of a massive manufacturing and research center in Dupont (Pierce County) near the Thurston County border. The plant will eventually employ 6,000 people directly, and it will create an estimated 16,000 additional support industry jobs. The Matsushita Electric Company has announced its intention to invest $600 million to build a new production line at its Puyallup plant, adding approximately 200 to 300 jobs in the process.

     Table 2.2 provides a list of the largest employers in the four counties where Timberland maintains full service retail offices. Weyerhaeuser is the largest employer in Grays Harbor County reflecting the important role that the timber industry continues to play in the Bank's largest depository market.

RP Financial, LC.
Page 2.5

                                   Table 2.2
                            Timberland Savings Bank
           Major Employers in the Timberland Savings Bank's Markets

Employer                                   Activity                   Employees
--------                                   --------                   ---------
Grays Harbor County
-------------------
Weyerhaeuser                               Forestry/Manufacturing         954
Grays Harbor County                        Government                     525
Aberdeen School District                   Education                      512
G.H. Community Hospital                    Health Care                    437
Simpson Door Plan                          Manufacturing                  320
Grays Harbor College                       Education                      250


Thurston County
---------------
Washington State Employees                 Government                  21,700
Local Public Education                     Education                    5,700
Local Government (Exc. Education)          Government                   2,800
St. Peter Hospital                         Health Care                  1,969
Federal Government                         Government                   1,000
The Evergreen State College                Education                      592


Pierce County
-------------
U.S. Army (Fort Lewis)                     Government                  25,400
U.S. Air Force (McChord Air Force Base)    Government                   5,400
Tacoma Public Schools                      Education                    3,638
Madigan Army Medical Center                Government                   2,900
Pierce County                              Government                   2,600
Multi-Care Medical Center                  Health Care                  2,457


King County (1)
---------------
The Boeing Company                         Aerospace                   83,300
U.S. Department of Defense                 Government                  75,350
University of Washington                   Education                   16,500
King County Government                     Government                  11,462
U.S. Postal Service                        Government                  10,500

(1)  Includes central Puget Sound region.

Source:   Local chamber of commerce and economic development agencies.

RP Financial, LC.
Page 2.6

Unemployment
------------

     Data pertaining to unemployment rates reflect the relatively strong economy prevailing in King, Pierce, and Thurston Counties which are below the state and national averages. Unemployment rates are comparatively higher in Grays Harbor County although it is possible that some of those counted as unemployed in these areas are able to earn income on a contract or day basis in logging or from other sources.

                                   Table 2.3
                            Timberland Savings Bank
                       Market Area Unemployment Trends(1)

                                                 May 1996       May 1997
     Region                                    Unemployment   Unemployment
     ------                                    ------------   ------------
     United States                                 5.4%           4.7%
     Washington                                    6.4            4.5
     Grays Harbor County                          11.2            8.3
     Thurston County                               6.1            4.6
     Pierce County                                 6.3            4.4
     King County                                   4.9            3.3

     (1)     Unemployment rates are not seasonally adjusted.

     Source: Bureau of Labor Statistics.

Competition
-----------

     Forecasts of increases in population, households and median household income should support deposit growth by financial institutions operating in the market area. Table 2.4 display deposit trends for savings institutions and commercial banks in the markets served by Timberland. The data indicates that since 1994 for Washington overall, commercial bank deposits grew at the expense of thrift deposits, with commercial bank deposits increasing at a 3.4 percent annual rate while deposits at savings institutions declined slightly. Overall, the thrift institution market share declined from 32.2 percent as of June 30, 1994, to 30.6 percent as of June 30, 1996. The deposit markets in the counties encompassing Timberland's markets reflect a similar trend as savings institutions generally lost market share at the expense of commercial banks.

     Overall, the market area is extremely competitive due to the number and size of financial institutions that operate within it. Additionally, not only does Timberland face substantial competition from large banks and savings institutions such as Washington Mutual Savings Bank, Wells Fargo and Key Corp., but there are numerous other community-oriented financial institutions operating in its markets as well. Since 1994,

                        ------------------------------
                                   Table 2.4
                            Timberland Savings Bank
                                Deposit Summary
                        ------------------------------


--------------------------------------------------------------------------------

                                                           As of June 30,
                                  ---------------------------------------------------------------
                                                1994                               1996              Deposit
                                   ------------------------------     ---------------------------
                                                Market  Number of               Market   No. of    Growth Rate
                                   Deposits     Share   Branches    Deposits    Share    Branches   1994-1996
                                   --------     -----   --------    --------    -----    --------  ----------
                                                       (Dollars In Thousands)                          (%)
A. Deposit Summary
------------------
   State of Washington            $50,635,995   100.0%    1,733    $52,893,344   100.0%   1,745        2.2%
      Commercial Banks             34,312,879    67.8%    1,147     36,693,703    69.4%   1,168        3.4%
      Savings and Loans            16,323,116    32.2%      586     16,199,641    30.6%     577       -0.4%

   Grays Harbor County            $   664,723   100.0%       33    $   709,326   100.0%      34        3.3%
      Commercial Banks                335,150    50.4%       18        344,947    48.6%      18        1.5%
      Savings and Loans               329,573    49.6%       15        364,379    51.4%      16        5.1%
        Timberland Savings (1)        103,684    31.5%        4        119,684    32.8%       4        7.4%
        Timberland Savings (2)                   15.6%                            16.9%

   King County                    $21,818,541   100.0%      538    $23,297,313   100.0%     515        3.3%
      Commercial Banks             14,975,266    68.6%      344     16,344,421    70.2%     337        4.5%
      Savings and Loans             6,843,275    31.4%      194      6,952,892    29.8%     178        0.8%
        Timberland Savings (1)              0     0.0%        0          6,662     0.1%       1         NA
        Timberland Savings (2)                    0.0%                             0.0%

   Pierce County                  $ 5,337,616   100.0%      198    $ 4,545,273   100.0%     193       -7.7%
      Commercial Banks              3,621,365    67.8%      135      3,702,053    81.4%     134        1.1%
      Savings and Loans             1,716,251    32.2%       63        843,220    18.6%      59      -29.9%
        Timberland Savings (1)         22,266     1.3%        1         29,161     3.5%       1       14.4%
        Timberland Savings (2)                    0.4%                             0.6%

 (1)  Percent of S&L deposits.
 (2)  Percent of total deposits.

 Source: FDIC; OTS.


--------------------------------------------------------------------------------

RP Financial, LC.
Page 2.8

Timberland has been seeking to actively grow both through internal growth through existing branches and by acquiring or building new branches. The Bank's efforts to grow through de novo branching have been relatively successful and most of the growth effort has been directed toward increasing market share in the southern Puget Sound area.

RP Financial, LC.
Page 3.1


                           III.  PEER GROUP ANALYSIS

     This chapter presents an analysis of Bank's operations versus a group of comparable savings institutions (the "Peer Group") selected from the universe of all publicly-traded savings institutions. The basis of the pro forma market valuation of the Bank is provided by these institutions. Factors affecting the Bank's pro forma value such as financial condition, credit risk, interest rate risk, loan composition and recent operating results can be readily assessed in relation to the Peer Group. Current market pricing of the Peer Group, subject to appropriate adjustments to account for differences between Bank and the Peer Group, will then be used as a basis for the pro forma valuation of Bank's to-be-issued common stock.

Selection of Peer Group
-----------------------

     We consider the appropriate Peer Group to be comprised of only those publicly-traded savings institutions whose common stock is either listed on a national exchange or is NASDAQ listed, since the market for companies trading in this fashion is regular and reported. We believe non-listed institutions are inappropriate since the trading activity for thinly-traded stocks is typically highly irregular in terms of frequency and price and may not be a reliable indicator of market value. We have also excluded from the Peer Group those companies under acquisition, and recent conversions, since their pricing ratios are subject to distortion and/or do not have a seasoned trading history. We have considered only "fully converted" institutions, i.e., no mutual holding company subsidiaries, because on a pro forma basis after the completion of the conversion offering, Timberland will be a fully converted institution.

     From the universe of publicly-traded thrifts, we selected ten institutions with characteristics similar to those of Bank. In the selection process, we applied two primary "screens" to the universe of all public companies:

     o SCREEN #1. SAVINGS INSTITUTIONS BASED AND OPERATING IN THE STATE OF WASHINGTON. Given the importance of geographic location and similarity of markets incorporated into investor's investment decisions, we analyzed all Washington headquartered publicly-traded savings institutions for possible inclusion in Timberland's valuation Peer Group. Exhibit III-2 provides summary financial and pricing characteristics of all full stock publicly-traded savings institutions based in the State of Washington. Four companies, excluding Riverview Savings Bank which is also currently in mutual holding company form, had operations and markets sufficiently similar to warrant their inclusion in the Peer Group, including First Mutual Savings Bank
          (FMSB), First Savings Bank of Washington (FWWB), Horizon Financial Corp, and Interwest Savings Bank (IWBK). Washington savings institutions excluded from the Peer Group are as follows:

RP Financial, LC.
Page 3.2

          - Cascade Savings Bank owing to its material pending acquisition of a local commercial bank;

          - FirstBank Corp. of Clarkston, WA, owing to its status as a recent conversion (July 1997);

          - Sterling Financial Corp. owing to its highly leveraged position (4.10 percent equity/assets) and its relatively complex capital structure which includes preferred stock, which distorts the pricing ratios;

          - Washington FS&LA due to its larger size ($5.8 billion of assets) and its unique operating strategy wherein the product line is relatively limited (e.g., Washington Federal only recently instituted checking accounts) and the primary asset investment is long-term fixed rate mortgages and the operating expense ratio is among the lowest in the industry; and

          - Washington Mutual, Inc. as result of its significantly greater size ($90 billion) and recently completed acquisition of Great Western Bank of California (the acquisition was completed as of July 1, 1997, making Washington Mutual the largest savings institution in the country).

     o SCREEN #2. NORTHWESTERN (OUTSIDE THE STATE OF WASHINGTON) AND WESTERN INSTITUTIONS, WITH ASSETS OF $100 MILLION TO $2 BILLION, EQUITY-TO-ASSETS RATIOS BETWEEN 10.0 PERCENT AND 25.0 PERCENT, AND POSITIVE CORE EARNINGS. Four companies met the criteria for Screen #2 and were included in the Peer Group including First Colorado Bancorp, Klamath First Bancorp of Oregon, WesterFed Financial Corp. of Montana, and United Financial Corp. of Montana. Exhibit III-3 details the financial characteristics of all publicly-traded Northwestern and Western institutions.

     o The above selection criteria yielded eight peer group companies, two short of the minimum required by the appraisal guidelines. Therefore, it was necessary to select institutions in less comparable markets, and in order to maintain the northwest orientation of the Peer Group, we limited the out-of-market companies to two institutions. Our selection criteria focused on well-capitalized Midwest institutions (with equity/assets ratios over 10 percent), relative comparability in terms of size ($200 million to $400 million in assets) and market capitalization (in the range of $50 million) and strong profitability (excluding the special SAIF assessment) We selected two institutions, denoted below, among the nine institutions meeting such criteria which, like Timberland, are emphasizing higher risk-weight lending.

     Given the relatively high level of NPAs at Timberland and the importance of asset quality in investors' evaluation of thrift stocks, our preference was to seek Peer Group companies which had a comparable level of non-performing assets and reserve coverage as Timberland. However, only a handful of publicly-traded companies maintain comparable asset quality ratios, and they vary widely in terms of size, operating strategy and markets. Accordingly, the focus of the Peer Group selection criteria was on similarity of operations, markets, etc., and the dissimilar credit risk exposure relative to the Peer Group will require an adjustment in the valuation section to follow.

RP Financial, LC.
Page 3.3

     Table 3.1 on the following page shows the general characteristics of each of the Peer Group companies and Table 4.1 provides summary demographic data for the primary market areas served by each of the Peer Group companies. While there are some differences between the Peer Group companies and the Bank, we believe that the Peer Group provides a good representation of publicly-traded thrifts with operations comparable to those of the Bank and, thus, will provide a good basis for valuation. The following sections present a comparison of Bank's financial condition, income and expense trends, loan composition, interest rate risk and credit risk versus the Peer Group. The conclusions drawn from the comparative analysis are then factored into the valuation analysis discussed in the final chapter.

     A summary description of the key characteristics of each of the Peer Group companies, which we determined warranted their inclusion as a comparable institution to Bank, is detailed below.

o Interwest SB of Oak Harbor, Washington. Included as a member of the Peer Group based primarily on its operations in the State of Washington, relatively diversified loan portfolio and comparable earnings levels. Interwest is larger in size ($1.8 billion in assets) and maintains a more leveraged capital position.

o First Colorado Bancorp of Colorado. Selected based on its location in a healthy expanding market which has facilitated growth as well as strong earnings. Differences include First Colorado's comparatively greater investment in permanent residential mortgage loans and stronger asset quality and reserve coverage ratios.

o First Savings Bancorp of Washington. Selected based on its location in the State of Washington and overall similarity of operations including a focus on residential lending supplemented by construction and other high risk weight loans. First Savings Bancorp also generates strong earnings, has a modest loan servicing portfolio, and maintains a high capital ratio; all the foregoing characteristics are similar to Timberland on a pro forma basis.

o WesterFed Financial Corp. of Montana. Included in the Peer Group given its location in the West, and strong capital position. WesterFed Financial Corp. maintains comparatively lower profitability levels.

o Klamath First Bancorp of OR. Selected due to its Northwest market area, strong capital and earnings levels and broadly similar interest-earning asset composition. Klamath First maintains a comparatively greater emphasis on residential mortgage lending for portfolio.

o Horizon Financial Corp. of WA. Selected due to Horizon Financial's Northwest market area, strong capital position, similar interest-earning asset composition, strong net interest margin and secondary market activities. Horizon Financial maintains a comparatively larger mortgage loan servicing portfolio.

RP FINANCIAL, LC.
----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700


                                   Table 3.1
                     Peer Group of Publicly-Traded Thrifts
                             September 1, 1997(1)

                                                   Primary        Operating   Total            Fiscal    Conv.   Stock     Market
Ticker  Financial Institution              Exchg.  Market         Strat.(2)   Assets   Offices   Year    Date    Price     Value
------  ---------------------------------- ------- -------------- ---------   ------   -------   ----    -----   ------   -------
                                                                                                                    ($)    ($Mil)
 IWBK   Interwest SB of Oak Harbor WA       OTC    Western WA      Div.       1,833 J      31    12-31       /      39.50    317
 FFBA   First Colorado Bancorp of Co        OTC    Denver CO       Thrift     1,510 M      26    12-31    01/96     17.81    295
 FWWB   First Savings Bancorp of WA (3)     OTC    Central WA      Thrift     1,008 M      16    03-31    11/95     24.12    254
 WSTR   WesterFed Fin. Corp. of MT          OTC    MT              Thrift       956 J      35    06-30    01/94     21.75    121
 KFBI   Klamath First Bancorp of OR         OTC    Southern OR     Thrift       728 J       7    09-30    10/95     19.00    190
 HRZB   Horizon Financial Corp. of WA (3)   OTC    Northwest WA    Thrift       519 J      12    03-31    08/86     15.00    111
 FMSB   First Mutual SB of Bellevue WA (3)  OTC    Western WA      M.B.         432 J       6    12-31    12/85     20.37     55
 FFHH   FSF Financial Corp. of MN           OTC    Southern MN     Thrift       378 J      11    09-30    10/94     18.12     55
 CMRN   Cameron Fin. Corp. of MO            OTC    Northwest MO    Thrift       208 J       3    09-30    04/95     17.62     46
 UBMT   United Fin. Corp. of MT             OTC    Central MT      Thrift       108 M       4    12-31    09/86     23.50     29

     NOTES: (1)  Or most recent date available (M=March, S=September,
                 D=December, J=June, E=Estimated, and P=Pro Forma)
            (2)  Operating strategies are: Thrift=Traditional Thrift,
                 M.B.=Mortgage Banker, R.E.=Real Estate Developer,
                 Div.=Diversified, and Ret.=Retail Banking.
            (3)  FDIC savings bank institution.

     Source: Corporate offering circulars, data derived from information published in SNL Securities Quarterly Thrift Report, and financial reports of publicly-traded thrifts.

     Date of Last Update: 09/01/97

RP Financial, LC.
Page 3.5

o First Mutual SB of Bellevue WA. Included in the Peer Group primarily based on its location in the State of Washington and strong earnings and asset quality. Additionally, First Mutual has a high level of 100 percent risk-weight loans thereby enhancing its level of comparability to the Bank. First Mutual's risk-assets to total assets ratio equaled 61.71 percent, which was only modestly lower than the 72.52 percent ratio reported by the Bank.

o FSF Financial Corp. of MN. Included in the Peer Group primarily based on its similar lending strategy including a significant investment in construction loans. FSF Financial Corp. also operates with a strong capital position, and maintains a modest portfolio of loans serviced for others.

o Cameron Financial Corp. of MO. Cameron Financial Corp. maintains a similar asset size and equity level relative to Timberland on a pro forma basis. Cameron Financial also deploys a significant portion of interest-earning assets into construction loans. Cameron Financial maintains strong earnings due to its higher risk-weight lending emphasis.

o United Financial Corp. of MT. Selected due to Western market area, strong capital and earnings levels. United maintains a relatively higher level of cash and investments and lower level of loans in comparison to Timberland.

     In aggregate, the Peer Group companies are more highly capitalized than the industry average (14.3 percent of assets versus 13.0 percent for the all SAIF average), generate higher earnings as a percent of average assets (1.13 percent core ROAA versus 0.76 percent for the all SAIF average), and generate a higher ROE (8.4 percent core ROE versus 7.5 percent for the all SAIF average).
Overall, the Peer Group was priced at a modest premium to the all SAIF average based on the P/B ratio and the core P/E multiple.

Financial Condition
-------------------

     Table 3.2 shows comparative balance sheet measures for Bank and the Peer Group, reflecting the expected similarities and some differences given the selection procedures outlined above. The Bank's ratios reflect balances as of June 30, 1997, while the Peer Group's ratios reflect the latest publicly available information, either March 31, 1997 or June 30, 1997. The Bank's equity of 11.6 percent was below the Peer Group's average net worth ratio of 14.3 percent; however, with the addition of stock proceeds, the Bank's pro forma capital position (consolidated with the holding company) can be expected to be comparable to or exceed the Peer Group's ratio. All of Timberland's and substantially all of the Peer Group's capital was tangible capital, as intangible assets equaled only 0.4 percent of total assets for the Peer Group on average. Both the Bank's and the Peer Group's capital ratios reflected capital surpluses with respect to the regulatory capital requirements, with the Peer Group's ratios currently indicating slightly greater capital surpluses. On a pro forma basis, the Bank's capital surpluses are expected to exceed the Peer Group's ratios.

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700                                         Table 3.2
                                      Balance Sheet Composition and Growth Rates
                                           Comparable Institution Analysis
                                                 As of June 30, 1997

                                                                     Balance Sheet as a Percent of Assets
                                         ----------------------------------------------------------------------------------------
                                          Cash and                          Borrowed  Subd.    Net    Goodwill Tng Net    MEMO:
                                         Investments  Loans   MBS  Deposits   Funds   Debt    Worth   & Intang  Worth  Pref.Stock
                                         ----------- ------ ------ -------- -------- ------- -------- -------- ------- ----------
   Timberland Savings Bank
   -----------------------
      June 30, 1997                           3.6     90.9    2.0    81.1      6.7     0.0     11.6      0.0     11.6      0.0

   SAIF-Insured Thrifts                      18.1     67.0   11.6    70.9     14.7     0.2     12.6      0.2     12.3      0.0
   All Public Companies                      18.9     66.2   11.5    71.4     14.4     0.2     12.5      0.3     12.2      0.0
   State of WA                               15.6     69.4   11.2    68.0     20.3     0.1      9.9      0.4      9.5      0.2
   Comparable Group Average                  19.3     67.5    9.7    66.6     17.5     0.0     14.3      0.4     13.9      0.0
   Mid-West Companies                        22.1     74.5    0.0    57.4     25.1     0.0     16.5      0.0     16.5      0.0
   North-West Companies                      17.2     71.1    8.3    67.5     18.2     0.0     12.7      0.3     12.4      0.0
   Western Companies (Excl CA)               21.0     57.0   17.6    71.3     11.3     0.0     15.4      0.7     14.7      0.0

   Comparable Group
   ----------------

   Mid-West Companies
   ------------------
   CMRN  Cameron Fin. Corp. of MO            11.4     84.0    0.0    60.0     16.9     0.0     21.7      0.0     21.7      0.0
   FFHH  FSF Financial Corp. of MN           32.7     65.1    0.0    54.7     33.3     0.0     11.4      0.0     11.4      0.0

   North-West Companies
   --------------------
   FMSB  First Mutual SB of Bellevue WA       3.6     79.9   13.6    79.8     12.0     0.0      6.8      0.0      6.8      0.0
   FWWB  First Savings Bancorp of WA(1)      29.2     64.1    3.1    54.1     29.1     0.0     14.8      1.2     13.6      0.0
   HRZB  Horizon Financial Corp. of WA        9.2     78.1   10.5    82.6      0.0     0.0     15.6      0.0     15.6      0.0
   IWBK  Interwest SB of Oak Harbor WA       29.6     60.1    6.4    64.1     28.5     0.0      6.8      0.1      6.6      0.0
   KFBI  Klamath First Bancorp of OR         14.7     73.0   10.3    57.2     21.4     0.0     19.5      0.0     19.5      0.0

   Western Companies (Excl CA)
   ---------------------------
   FFBA  First Colorado Bancorp of Co         7.7     71.9   17.6    76.5      6.4     0.0     12.7      0.0     12.7      0.0
   UBMT  United Fin. Corp. of MT(1)          42.7     33.1   20.5    71.5      4.6     0.0     22.6      0.0     22.6      0.0
   WSTR  WesterFed Fin. Corp. of MT          12.6     66.0   14.5    66.0     20.8     0.0     10.9      2.2      8.7      0.0

                                                   Balance Sheet Annual Growth Rates                          Regulatory Capital
                                         ------------------------------------------------------------   -------------------------
                                                  Cash and   Loans           Borrows.   Net    Tng Net
                                         Assets Investments & MBS  Deposits &Subdebt  Worth    Worth    Tangible   Core   Reg.Cap.
                                         ------ ----------- ------ -------- -------- -------- -------   -------- -------- --------
   Timberland Savings Bank
   -----------------------
      June 30, 1997                        8.20    15.31     7.51     9.02    -5.42   15.86    15.86       11.60   11.60    16.90

   SAIF-Insured Thrifts                   12.05     8.30    13.38     8.27    17.26    0.48    -0.05       10.91   10.97    22.56
   All Public Companies                   12.31     8.25    13.39     8.35    16.61    1.92     1.34       10.91   10.95    22.45
   State of WA                            15.79    14.90    13.74    18.58     6.58    9.63     8.69        8.08    9.74    18.87
   Comparable Group Average               20.30    -4.05    25.41    20.51    18.47    2.87    -0.37       12.32   12.22    25.02
   Mid-West Companies                     16.24     1.98    20.23     5.58    34.25   -6.22    -6.22       13.71   13.71    22.85
   North-West Companies                   19.53    -1.38    18.60    22.12    -1.33    5.97     4.59       11.84   11.90    25.61
   Western Companies (Excl CA)            24.53   -11.61    40.21    27.77    30.39    3.76    -4.75       11.72   11.77    25.68

   Comparable Group
   ----------------

   Mid-West Companies
   ------------------
   CMRN  Cameron Fin. Corp. of MO         18.35     2.30    18.47     1.28       NM   -2.59    -2.59       17.11   17.11    25.59
   FFHH  FSF Financial Corp. of MN        14.13     1.66    22.00     9.88    34.25   -9.85    -9.65       10.30   10.30    20.10

   North-West Companies
   --------------------
   FMSB  First Mutual SB of Bellevue WA   11.82     5.12    10.66    21.47   -26.73   15.38    15.38        6.90    6.90    11.94
   FWWB  First Savings Bancorp of WA(1)   35.58    19.16    41.09    45.69       NM   -3.57   -11.30          NM   13.65    24.77
   HRZB  Horizon Financial Corp. of WA     5.10   -17.96     8.40     5.49       NM    1.19     1.19          NM   15.38    30.39
   IWBK  Interwest SB of Oak Harbor WA    29.61       NM    11.06    32.30    24.07   28.92    29.75          NM    6.79       NM
   KFBI  Klamath First Bancorp of OR      15.55   -11.85    21.78     5.64       NM  -12.07   -12.07       16.77   16.77    35.32

   Western Companies (Excl CA)
   ---------------------------
   FFBA  First Colorado Bancorp of Co      1.13   -71.72    30.03     5.49     2.45  -20.50   -19.52       11.41   11.56    22.10
   UBMT  United Fin. Corp. of MT(1)        3.01   -14.65    24.34    -2.31       NM   -0.86    -0.86       15.20   15.20    40.40
   WSTR  WesterFed Fin. Corp. of MT       69.46    51.52    66.25    80.14    58.33   32.63     6.12        8.54    8.54    14.54

   (1) Financial information is for the quarter ending March 31, 1997.


   Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

   Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 3.7

     The interest-earning asset compositions for the Bank and the Peer Group were broadly similar, with loans and mortgage-backed securities constituting the bulk of interest-earning assets for Bank and the Peer Group. The Bank's level of loans was much higher than the Peer Group's ratio (90.9 percent versus 67.5 percent for the Peer Group), while the Peer Group maintained a higher balance of MBS (9.7 percent versus 2.0 percent for the Bank. Comparatively, the Bank's cash and investments to assets ratio was lower than the comparable ratio for the Peer Group (3.6 percent versus 15.6 percent for the Peer Group). Immediately following the conversion, the Bank's cash and investments level will increase pending the longer run redeployment of funds. A more detailed analysis of the respective loan portfolios of Timberland and the Peer Group (detailed in a following section) shows that: (1) both Timberland and the Peer Group are primarily mortgage lenders; and (2) Timberland has diversified its loan portfolio to include a greater proportion of high risk weight loans, including construction, multi-family and commercial mortgage loans. Overall, the Bank's interest-earning assets amounted to 96.5 percent of assets, which was equivalent to the Peer Group average. On a post-conversion basis, the Bank's ratio of interest-earning assets will increase modestly.

     The Bank's funding liabilities reflect a funding strategy similar to that of the Peer Group's funding composition, with retail deposits constituting the major source of interest-bearing funds. The Bank's deposits equaled 81.1 percent of assets, which was higher than the Peer Group average of 66.6 percent. Partially offsetting Bank's much higher ratio of deposits was its lower level of borrowings, as indicated by borrowings-to-assets ratios of 6.7 percent and 17.5 percent for the Bank and the Peer Group, respectively. Total interest-bearing liabilities maintained by the Bank and the Peer Group, as a percent of assets, equaled 87.8 percent and 84.1 percent, respectively, with the Peer Group's lower ratio being supported by maintenance of a higher capital position, a situation which will largely be addressed with the completion of the conversion.

     A key measure of balance sheet strength for a thrift institution is its IEA/IBL ratio. Presently, the Bank's end of period IEA/IBL ratio is lower than the Peer Group's ratio, based on respective ratios of 109.9 percent and 114.7 percent. The additional capital realized from stock proceeds should serve to partially address the lower IEA/IBL ratio currently maintained by the Bank, as the interest free capital raised in the Bank's stock offering is expected to be deployed into interest-earning assets.

     The growth rate section of Table 3.2 shows annual growth rates for key balance sheet items. The Bank's growth rates are based on annualized growth for the nine months ended June 30, 1997, while the Peer Group's growth rates are based on annual growth for the most recent twelve month period available. Asset growth rates of positive 9.1 percent and 20.4 percent were posted by the Bank and the Peer Group, respectively. The Bank's asset growth measures reflect modest growth in loans while expansion of the cash and investment balance is rendered less meaningful given the limited balance of liquidity typically maintained by Timberland. Funding of Timberland's loan growth was primarily provided by expansion of the deposit base as

RP Financial, LC.
Page 3.8

the level of borrowed funds declined slightly. The Peer Group's stronger asset growth was skewed upward by the strong growth posted by First Savings Bancorp of Washington and WesterFed Financial, both of which completed acquisitions during the trailing twelve month period (the median growth rate for the Peer Group equaled 14.8 percent still exceeded the Bank's growth rate). Paralleling growth trends observed with respect to Timberland's operations, the Peer Group's growth was primarily realized in the loan and MBS portfolio with such growth funded with a reduction in cash and investments and increases to the deposit base.

     Timberland's asset growth was funded primarily through growth of deposits, which increased by 9.0 percent; the Peer Group's deposit growth was biased upward due to acquisition activity; the median deposit growth figure compares relatively closely to the Bank's deposit growth rate. The Peer Group's faster growth has also reflected an increased utilization of borrowed funds, whereas the Bank's borrowings declined slightly.

     Timberland posted a stronger rate of capital growth than the Peer Group based on the latest publicly available information (15.9 percent increase for the Bank versus an average increase of 2.9 percent for the Peer Group). The factors leading to Timberland's superior rate of capital growth are related both to its stronger ROA and lower equity level. Furthermore, the Peer Group companies, which are in stock form, have implemented various capital management strategies including dividend policies and stock repurchase plans, which have limited the rate of capital growth. Following the increase in capital realized from conversion proceeds, the Bank's capital growth rate will be depressed by
(1) a higher pro forma capital position and comparatively lower marginal returns and (2) the implementation of a dividend policy.

Income and Expense Components
-----------------------------

     Reported profitability for the past 12 months for the Bank and the Peer Group approximated 1.58 percent and 0.97 percent, respectively (see Table 3.3). The Bank's stronger earnings performance is primarily attributable to its stronger spreads and net interest margin. Timberland's net interest income for the last 12 months equaled 5.11 percent of average assets versus an average of
3.44 percent reported by the Peer Group. A number of factors contribute to Timberland's comparatively higher level of net interest income, particularly a strong spread (4.17 percent for the Bank versus 2.81 percent on average for the Peer Group) supported by high yields and slightly lower cost of funds, despite a lower IEA/IBL ratio. Asset yields are supported by Timberland's greater proportionate investment in higher yielding loans and the composition of the loan portfolio which is heavily weighted toward comparatively higher yielding construction and multi-family/commercial mortgage loans. The yield on the loan portfolio is further enhanced as a portion of the residential mortgage loans in portfolio are non-conforming to secondary market standards and thus, carry a modest interest rate premium.

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                          Table 3.3
                Income as a Percent of Average Assets and Yields, Costs, Spreads
                                 Comparable Institution Analysis
                           For the Twelve Months Ended June 30, 1997

                                                           Net Interest Income                   Other Income
                                                       ----------------------------           -------------------
                                                                             Loss     NII                            Total
                                                Net                         Provis.  After    Loan   R.E.   Other    Other
                                              Income  Income Expense   NII  on IEA   Provis.  Fees   Oper.  Income  Income
                                              ------  ------ ------- ------ ------- -------   ----  -----   ------  ------
   Timberland Savings Bank
   -----------------------
     June 30, 1997                             1.58    9.49    4.38   5.11   0.19     4.91    0.00   0.00    0.38     0.38

   SAIF-Insured Thrifts                        0.56    7.38    4.10   3.28   0.13     3.15    0.12   0.01    0.31     0.44
   All Public Companies                        0.66    7.40    4.05   3.34   0.15     3.20    0.11   0.00    0.40     0.51
   State of WA                                 0.83    7.68    4.39   3.28   0.15     3.13    0.12   0.01    0.37     0.50
   Comparable Group Average                    0.96    7.54    4.11   3.43   0.12     3.32    0.18   0.01    0.19     0.37
     Mid-West Companies                        0.86    7.70    4.17   3.53   0.13     3.39    0.06   0.00    0.18     0.24
     North-West Companies                      1.06    7.78    4.31   3.47   0.15     3.32    0.14   0.01    0.18     0.34
     Western Companies (Excl CA)               0.87    7.03    3.72   3.31   0.05     3.26    0.31   0.01    0.20     0.52

   Comparable Group
   ----------------

   Mid-West Companies
   ------------------
   CMRN  Cameron Fin. Corp. of MO              1.06    8.01    3.99   4.03   0.24     3.78    0.08   0.00    0.02     0.10
   FFHH  FSF Financial Corp. of MN             0.66    7.39    4.36   3.03   0.03     3.00    0.05   0.00    0.33     0.38

   North-West Companies
   --------------------
   FMSB  First Mutual SB of Bellevue WA        1.02    8.29    4.71   3.58   0.37     3.21    0.21   0.00    0.14     0.36
   FWWB  First Savings Bancorp of WA(1)        1.05    7.58    4.10   3.48   0.16     3.32    0.09   0.00    0.19     0.28
   HRZB  Horizon Financial Corp. of WA         1.56    7.73    4.16   3.56   0.03     3.53    0.21   0.00    0.05     0.27
   IWBK  Interwest SB of Oak Harbor WA         0.87    7.89    4.55   3.34   0.12     3.23    0.21   0.05    0.47     0.73
   KFBI  Klamath First Bancorp of OR           0.81    7.42    4.03   3.38   0.05     3.33    0.00   0.01    0.06     0.06

   Western Companies (Excl CA)
   ---------------------------
   FFBA  First Colorado Bancorp of Co          0.89    7.07    3.88   3.19   0.09     3.09    0.00   0.01    0.34     0.35
   UBMT  United Fin. Corp. of MT(1)            1.09    6.86    3.30   3.56   0.00     3.56    0.41   0.00    0.23     0.64
   WSTR  WesterFed Fin. Corp. of MT            0.63    7.16    3.97   3.19   0.06     3.13    0.52   0.00    0.04     0.56
                                            G&A/Other Exp.     Non-Op. Items      Yields, Costs, and Spreads
                                           ----------------   ---------------     ---------------------------
                                                                                                                MEMO:     MEMO:
                                             G&A   Goodwill     Net   Extrao.        Yield    Cost   Yld-Cost  Assets/  Effective
                                           Expense  Amort.     Gains   Items      On Assets Of Funds  Spread   FTE Emp. Tax Rate
                                           ------- --------   ------- -------     --------- -------- --------  -------- ---------
   Timberland Savings Bank
   -----------------------
     June 30, 1997                           2.58    0.00      -0.26    0.00         9.08      4.91     4.17     2,398      35.71

   SAIF-Insured Thrifts                      2.33    0.03      -0.31    0.00         7.42      4.65     2.77     4,554      37.04
   All Public Companies                      2.39    0.03      -0.26    0.00         7.47      4.61     2.86     4,509      36.66
   State of WA                               2.17    0.05      -0.13    0.00         6.98      4.42     2.55     4,079      35.27
   Comparable Group Average                  1.97    0.01      -0.22    0.00         7.79      4.98     2.81     4,095      35.48
     Mid-West Companies                      1.89    0.00      -0.34    0.00         7.94      5.19     2.75     4,102      38.67
     North-West Companies                    1.86    0.01      -0.19    0.00         8.00      5.16     2.84     4,256      34.23
     Western Companies (Excl CA)             2.18    0.03      -0.20    0.00         7.34      4.55     2.78     3,820      35.44

   Comparable Group
   ----------------

   Mid-West Companies
   ------------------
   CMRN  Cameron Fin. Corp. of MO            1.78    0.00      -0.41    0.00         8.33      5.36     2.97     4,002      37.23
   FFHH  FSF Financial Corp. of MN           2.01    0.00      -0.27    0.00         7.56      5.02     2.54     4,203      40.12

   North-West Companies
   --------------------
   FMSB  First Mutual SB of Bellevue WA      1.98    0.00       0.03    0.00         8.52      5.14     3.38     3,823      32.92
   FWWB  First Savings Bancorp of WA(1)      2.15    0.04       0.08    0.00         7.82      5.40     2.42     3,463      29.64
   HRZB  Horizon Financial Corp. of WA       1.47    0.00       0.04    0.00         7.91      5.05     2.86     4,322      33.89
   IWBK  Interwest SB of Oak Harbor WA       2.24    0.01      -0.47    0.00         8.22      4.92     3.30     3,117      34.31
   KFBI  Klamath First Bancorp of OR         1.47    0.00      -0.63    0.00         7.55      5.29     2.26     6,558      40.38

   Western Companies (Excl CA)
   ---------------------------
   FFBA  First Colorado Bancorp of Co        2.01    0.02       0.02    0.00         7.27      4.66     2.61     5,155      37.77
   UBMT  United Fin. Corp. of MT(1)          2.09    0.00      -0.38    0.00         7.15      4.36     2.79     3,715      37.16
   WSTR  WesterFed Fin. Corp. of MT          2.45    0.07      -0.25    0.00         7.59      4.65     2.95     2,590      31.40

   (1) Financial information is for the quarter ending March 31, 1997.

   Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

   Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 3.10

     In another key area of core earnings strength, the Bank maintained a considerably higher level of operating expenses than the Peer Group. For the period covered in Table 3.3, the Bank and the Peer Group recorded operating expense to average assets ratios of 2.58 percent and 1.96 percent, respectively. The Bank's higher operating expense ratio can in part be explained by its higher risk weight loan portfolio, which are personnel intensive, and relatively large number of branches for its asset size (as the number of branches has increased from a total of five at the end of fiscal 1993 to eight currently). Overall, the relatively high level of personnel maintained by the Bank is indicated by an assets per full time equivalent employee measure of $2.4 million, which was well below the Peer Group average of $4.1 million. Furthermore, the Bank maintains a relatively small average branch size equal to $20.9 million versus the Peer Group average of $36.6 million.

     Sources of non-interest operating income (excluding net non-operating items) and gains realized made a similar contribution to the Bank's earnings than the Peer Group's, based on comparative non-interest operating income to average assets ratios of 0.38 percent and 0.37 percent, respectively. The higher non-interest income is attributable to many of the same factors which tend to increase Timberland's expenses relative to the Peer Group -- including fee income and charges from its lending and retail depository operations.

     The Bank maintained a slightly less favorable expense coverage than the Peer Group, reporting expense coverage ratios of 1.70 times and 1.76 times, respectively. After taking non-interest income into account (excluding non-operating gains), however, the Bank's efficiency ratio of 46.4 percent was more favorable than the Peer Group's average efficiency ratio of 51.4 percent.

     On a post-conversion basis, the Bank's operating expenses can be expected to increase with the addition of the expenses related to the stock benefit plans and operating as a public company. However, at the same time, the infusion of interest-earning assets following the completion of the stock offering will enhance overall earnings levels.

     Loss provisions had a larger impact on the Bank's earnings than the Peer Group's, amounting to 0.19 percent and 0.12 percent, respectively. An increase in non-performing assets and increased credit risk profile warranted the higher loss reserves established by the Bank. Given the Bank's loan portfolio composition including the level of non-performing assets and reserve coverage ratio in comparison to the Peer Group, Timberland's earnings may continue to be more significantly impacted by loan loss provisions.

     Net non-operating items had a more significant impact on Timberland's operating results in comparison to the Peer Group average. Specifically, net non-operating expense, comprised primarily of gains on the sale of loans offset by the special SAIF assessment equaled 0.33 percent of assets for the Bank whereas

RP Financial, LC.
Page 3.11

the Peer Group reported non-operating expenses equal to 0.22 percent of assets on average. The disparity is in part attributable to the fact that three of the Peer Group companies (First Mutual SB, First Savings Bancorp, and Horizon Financial) are insured by the Bank Insurance Fund ("BIF") and were therefore not subject to the special SAIF assessment.

     The Bank was in a fully taxable position in fiscal 1997 and reported an effective tax rate equal to 35.7 percent, which compares closely to the average of 35.4 percent reported by the Peer Group.

Loan Composition
----------------

     Table 3.4 presents data related to the loan composition of Bank and the Peer Group. An emphasis on mortgage lending for both Timberland and the Peer Group is apparent as mortgage loans including MBS and construction loans, comprised 103.0 percent (the total is greater than 100 percent due to loans in process) and 96.5 percent of loans for the Bank and the Peer Group, respectively. One-to-four family mortgage loans and MBS comprised 55.4 percent of loans for Timberland and averaged 74.0 percent for the Peer Group.

     Timberland's loan portfolio reflects greater diversification into high risk-weight assets, with the Bank more heavily invested in construction and land loans while the Bank has also been an active multi-family and commercial mortgage lender. Based on the most recent available data, Timberland's multi-family/commercial mortgage portfolio equaled approximately 21.7 percent of loans and MBS which is well in excess of the Peer Group average of 13.3 percent. Similarly, the Bank's construction lending, construction and land loans approximated 25.6 percent of loans and MBS, well above the 9.2 percent average for the Peer Group. As a result of the foregoing, Timberland's risk weighted assets to total assets ratio of 72.57 percent well exceeded the Peer Group average 53.29 percent.

     Overall, the Timberland loan portfolio appears to provide the Bank with an avenue for growth and stronger yield potential than the Peer Group. At the same time, as will be described in the section to follow, the level of NPAs coupled with the composition of the loan portfolio provide the Bank with comparatively greater credit risk exposure as well.

Credit Risk
-----------

     Overall, Timberland's credit risk exposure appears to be significantly greater than the Peer Group's, as indicated by the Bank's greater diversification into higher risk types of lending and maintenance of a higher level of non-performing assets. As shown in Table 3.5, Timberland's ratio of non-performing assets and

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                   Table 3.4
              Loan Portfolio Composition and Related Information
                        Comparable Institution Analysis
                              As of June 30, 1997

                                                    Portfolio Composition as a Percent of MBS and Loans
                                           --------------------------------------------------------------------
                                                         1-4    Constr.  5+Unit   Commerc.             RWA/   Serviced    Servicing
     Institution                               MBS     Family   & Land   Comm RE  Business  Consumer  Assets  For Others  Assets
     -----------                             --------- -------  ------   -------  --------  --------  ------  ----------  ------
                                                (%)      (%)     (%)       (%)      (%)       (%)      (%)        ($000)  ($000)
     Timberland Savings Bank                      2.18   53.20   25.95     21.65      0.37      5.57   72.52      50,700       0

     SAIF-Insured Thrifts                        15.39   61.59    5.33     11.63      6.50      1.71   51.92     402,667   2,913
     All Public Companies                        15.15   60.54    4.83     13.24      6.11      1.96   52.38     400,615   2,970
     State of WA                                 14.37   53.98   10.73     16.85      2.39      3.19   58.04     242,085     422
     Comparable Group Average                    11.94   62.07    9.21     13.27      4.94      0.94   53.29     139,791     208

     Comparable Group
     ----------------

     CMRN  Cameron Fin. Corp. of MO               0.01   71.13   32.92      4.64      3.98      0.36   65.32           0       0
     FFHH  FSF Financial Corp. of MN              0.04   68.10   12.73      6.58     15.53      2.79   51.58      39,191      31
     FFBA  First Colorado Bancorp of Co           9.80   71.27    3.23     11.72      5.36      0.03   53.22     139,490     513
     FMSB  First Mutual SB of Bellevue WA         8.18   39.61    6.68     45.38      0.11      0.04   61.71     381,000     697
     FWWB  First Savings Bancorp of WA(1)         6.05   59.08    8.56     16.32      3.57      2.87   58.93     208,359     354
     HRZB  Horizon Financial Corp. of WA          5.59   82.29    2.45     11.11      0.08      0.00   52.24      90,622       0
     IWBK  Interwest SB of Oak Harbor WA         18.50   49.42   10.64     12.92      4.02      2.07   49.63     269,536     342
     KFBI  Klamath First Bancorp of OR           11.33   83.53    2.88      4.15      0.73      0.01   45.21       1,069       0
     UBMT  United Fin. Corp. of MT(1)            40.95   36.06    9.53     11.65      4.84      1.18   34.34           0       0
     WSTR  WesterFed Fin. Corp. of MT            18.95   60.18    2.47      8.21     11.15      0.00   60.72     268,647     142

(1)  Financial information is for the quarter ending March 31, 1997.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700


                                   Table 3.5
                 Credit Risk Measures and Related Information
                        Comparable Institution Analysis
               As of June 30, 1997 or Most Recent Date Available

                                                             NPAs &                                   Rsrves/
                                                   REO/     90+Del/    NPLs/    Rsrves/   Rsrves/      NPAs &   Net Loan    NLCs/
              Institution                          Assets    Assets     Loans     Loans     NPLs       90+Del   Chargoffs  Loans
              -----------                          ------    -------    -----    -------   -------    --------  ---------  ------
                                                      (%)       (%)       (%)       (%)       (%)        (%)      ($000)     (%)
              Timberland Savings Bank                 0.15      4.05      4.28      0.77     18.10      17.41           0    0.00


              SAIF-Insured Thrifts                    0.28      0.79      0.86      0.82    177.09     130.18         386    0.16
              All Public Companies                    0.28      0.81      0.91      0.93    177.04     131.80         380    0.16
              State of WA                             0.26      0.73      0.83      0.87    163.00      91.88         470    0.08
              Comparable Group Average                0.13      0.30      0.22      0.67    267.65     197.51          44    0.02

              Comparable Group
              ----------------

              CMRN  Cameron Fin. Corp. of MO          0.00      0.73      0.28      0.97    347.55     111.82           0    0.00
              FFHH  FSF Financial Corp. of MN         0.02      0.03      0.02      0.34        NA     636.64           5    0.01
              FFBA  First Colorado Bancorp of Co(1)   0.08      0.23      0.20      0.38    191.75     121.82          52   -0.01
              FMSB  First Mutual SB of Bellevue WA    0.00      0.01        NA      1.27        NA         NA           0    0.00
              FWWB  First Savings Bancorp of WA(1)    0.11      0.30      0.27      0.97    366.82     215.39         148    0.09
              HRZB  Horizon Financial Corp. of WA     0.00        NA        NA      0.84        NA         NA           0    0.00
              IWBK  Interwest SB of Oak Harbor WA     0.70      0.64      0.43      0.78    179.94      73.79          91    0.03
              KFBI  Klamath First Bancorp of OR       0.00      0.08      0.11      0.23    213.23     213.23           1    0.00
              UBMT  United Fin. Corp. of MT(1)        0.39      0.42        NA      0.21        NA      16.14           0    0.00
              WSTR  WesterFed Fin. Corp. of MT        0.01      0.25      0.24      0.73    306.59     191.01         142    0.09

(1) Financial information is for the quarter ending March 31, 1997.


Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 3.14

accruing loans that are more than 90 days past due equaled 4.05 percent of assets, versus a comparative ratio of 0.13 percent for the Peer Group. Similarly, Timberland's non-performing loans to loans ratio was higher than the Peer Group's ratio (4.28 percent versus 0.22 percent for the Peer Group). Loss reserve ratios as a percent of problem assets also indicated a potentially higher degree of credit risk exposure for the Bank, with the Bank and the Peer Group maintaining loss reserves as a percent of non-performing assets and accruing loans that are more than 90 days past due of 17.4 percent and 197.5 percent, respectively. Net loan charge-offs were not a material factor for either the Bank or the Peer Group during the period covered in Table 3.5.

     As described in Section One, the Bank's emphasis on high risk-weight lending has been a been a key factor in Timberland's earnings growth since fiscal 1992, but it has also increased the Bank's credit risk exposure as well. Relative to the Peer Group, we believe the Bank's earnings relative to the Peer Group's are subject to adjustment for the following credit related risk factors as follows: (1) the Bank maintains a higher level of NPAs; (2) the reserve coverage is comparatively lower; (3) the composition of the portfolio suggests in higher risk-weight loans suggests higher potential credit risk exposure; (4) the Bank's portfolio lacks seasoning, particularly given recent growth; (5) the Bank has concentrated loan growth in the southern King County as well as the Tacoma and Olympia metropolitan areas where it has less experience as compared to its traditional markets in coastal Washington; and (6) construction and commercial/multi-family mortgage lending frequently involve large loans and/or large borrower relationships which entail greater risk from a portfolio diversification standpoint.

Interest Rate Risk
------------------

     Table 3.6 reflects various key ratios highlighting the relative interest rate risk exposure of the Bank versus the Peer Group companies. In terms of balance sheet composition, Bank's interest rate risk characteristics were considered to be less favorable than the Peer Group's. In particular, Bank's lower capital position and lower IEA/IBL ratio indicate a greater dependence on the yield-cost spread to sustain the net interest margin. At the same time, Timberland maintained a comparable level of interest-earning assets. On a pro forma basis, the infusion of stock proceeds should serve to address the Bank's lower equity-to-assets ratio and IEA/IBL ratio.

     Public companies are not required to report interest rate risk in a standard fashion and many do not specifically quantify their interest rate risk on a regular basis. Furthermore, the computation of interest rate risk is predicated on numerous assumptions, many of which are unique among institutions. As a result, we have sought to measure interest rate risk by evaluating balance sheet composition and recent quarterly changes in net interest income. Timberland's net interest income reflects a greater level of volatility than the Peer Group

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                   Table 3.6
        Interest Rate Risk Measures and Net Interest Income Volatility
                        Comparable Institution Analysis
               As of June 30, 1997 or Most Recent Date Available

                                             Balance Sheet Measures
                                           --------------------------
                                                            Non-Earn.               Quarterly Change in Net Interest Income
                                                                          ----------------------------------------------------------
                                           Equity/     IEA/   Assets/
Institution                                Assets      IBL     Assets     06/30/97  03/31/97  12/31/96  09/30/96  06/30/96  03/31/96
-----------                                ------      ----   -------     --------  --------  --------  --------  --------  --------
                                             (%)       (%)      (%)       (change in net interest income is annualized in basis
                                                                                                    points)
Timberland Savings Bank                     11.6      109.9     3.5          -9        -4       -33        20        26       -28

SAIF-Insured Thrifts                        12.2      112.7     3.3           0         0         0        -1         8         7
All Public Companies                        12.1      112.6     3.4          -0         0         1        -0         8         6
State of WA                                  9.5      109.0     3.7          -3        -2        -2        12         1        19
Comparable Group Average                    13.9      115.2     3.4           4        -8        -3         7         6        14

Comparable Group
----------------

CMRN  Cameron Fin. Corp. of MO              21.7      124.0     4.6          -2       -24         4        -6         6        10
FFHH  FSF Financial Corp. of MN             11.4      111.2     2.1           6        -1       -10         8        22        -6
FFBA  First Colorado Bancorp of Co          12.8      114.2     2.6          -3         9         2       -13        16        55
FMSB  First Mutual SB of Bellevue WA         6.8      106.6     2.2          12        -0         4         4         2        26
FWWB  First Savings Bancorp of WA(1)        13.6      115.9     3.6          NA        -6        -5        27       -17         4
HRZB  Horizon Financial Corp. of WA         15.6      118.4     2.2           1       -16        13        -3         2        21
IWBK  Interwest SB of Oak Harbor WA          6.6      103.8     3.9         -10        -3       -28        39         2        24
KFBI  Klamath First Bancorp of OR           19.5      124.7     2.0          -3        -7       -20        -8        -1         8
UBMT  United Fin. Corp. of MT(1)            22.6      126.5     3.6          NA         6         7        16         9        -0
WSTR  WesterFed Fin. Corp. of MT             8.7      107.1     7.0          29       -32         6         7        15         5

(1) Financial information is for the quarter ending March 31, 1997. NA=Change is greater than 100 basis points during the quarter.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 3.16

average, partially reflecting the seasonality of the construction lending business (i.e., greater demand in the second and third calendar quarters of the year). Furthermore, we believe that the Bank, given its growing level of high risk-weight assets, may be subject to a greater credit risk as rates increase as payment levels on adjustable rate loans increases the debt service requirements of its borrowers, perhaps beyond their ability to repay the loans. It is expected that the infusion of the stock proceeds will serve to enhance the level and stability of the Bank's net interest margin, as interest-sensitive liabilities will be funding a lower proportion of Bank's assets.

Summary
-------

     Based on the above analysis and the criteria employed by RP Financial in the selection of the companies for the Peer Group, RP Financial concluded that the Peer Group forms a reasonable basis for determining the pro forma market value of Bank. Such general characteristics as regional market area, asset size, capital position, interest-earning asset composition, and funding composition all tend to support the reasonability of the Peer Group from a financial standpoint. While the Bank differs from the Peer Group in several key respects, including credit risk exposure, such differences will be reconciled in the pro forma valuation through the application of valuation adjustments in the valuation section to follow.

RP Financial, LC.
Page 4.1

                            IV.  VALUATION ANALYSIS

Introduction
------------

     This chapter presents the valuation analysis, prepared pursuant to the regulatory valuation guidelines, and valuation adjustments and assumptions used to determine the estimate pro forma market value of the common stock to be issued in conjunction with the Bank's conversion transaction.

Appraisal Guidelines
--------------------

     The OTS appraisal guidelines, most recently amended in written form in October 1994, specify the methodology for estimating the pro forma market value of an institution. Such guidelines are relied upon by the Washington Department of Financial Institutions, Division of Banks (the "Division") and the Federal Deposit Insurance Corporation ("FDIC") in evaluating conversion appraisals in the absence of separate written valuation guidelines by the respective agencies. The valuation methodology provides for: (1) the selection of a peer group of comparable publicly-traded institutions, excluding those converted for less than a year, subject to acquisition or in MHC form; (2) a financial and operational comparison of the subject company to the selected peer group, identifying key differences and similarities; and (3) a valuation analysis in which the pro forma market value of the subject company is determined based on the market pricing of the peer group as of the date of the valuation, incorporating valuation adjustments for key differences. In addition, the pricing characteristics of recent conversion, both at conversion and in the aftermarket, must be considered.

RP Financial Approach to the Valuation
--------------------------------------

     RP Financial's valuation analysis complies with the above referenced guidelines. Accordingly, the valuation incorporates a detailed analysis based on the Peer Group discussed in Chapter III, incorporating "fundamental analysis" techniques. Additionally, the valuation incorporates a "technical analysis" of recently completed stock conversions, including closing pricing and aftermarket trading of such conversions. It should be noted that such analysis cannot possibly fully account for all the market forces which impact after-market trading activity and pricing characteristics of a stock on a given day.

     The pro forma market value determined herein is a preliminary value for the Holding Company's to-be-issued stock. Throughout the conversion process, RP Financial will: (1) review changes in the Bank's operations and financial condition; (2) monitor the Bank's operations and financial condition relative to the

RP Financial, LC.
Page 4.2

Peer Group to identify any fundamental changes; (3) monitor the external factors affecting value including, but not limited to, local and national economic conditions, interest rates, and the stock market environment, including the market for thrift stocks; and (4) monitor pending initial and second step conversion offerings (including those in the offering phase) both regionally and nationally. If material changes should occur during the conversion process, RP Financial will prepare updated valuation reports reflecting such changes and their related impact on value, if any, over the course of the conversion process. RP Financial will also prepare a final valuation update at the closing of the conversion offering to determine if the preliminary range of value continues to be appropriate.

     The appraised value determined herein is based on the current market and operating environment for the Bank and for all thrifts. Subsequent changes in the local and national economy, the legislative and regulatory environment, the stock market, interest rates, and other external forces (such as natural disasters or major world events), which may occur from time to time (often with great unpredictability), may materially impact the market value of all thrift stocks, including Timberland, or Timberland's value alone. To the extent a change in factors impacting the Bank's value can be reasonably anticipated and/or quantified, RP Financial has incorporated the estimated impact into its analysis.

Valuation Analysis
------------------

     A fundamental analysis discussing similarities and differences relative to the Peer Group was presented in Chapter III. The following sections summarize such differences between the Bank and the Peer Group and how those differences affect the pro forma valuation. Emphasis is placed on the specific strengths and weaknesses of the Bank relative to the Peer Group in such key areas as financial condition, profitability, growth and viability of earnings, asset growth, primary market area, dividends, liquidity of the issue, marketing of the issue, management, and the effect of government regulations and/or regulatory reform. We have also considered the market for thrift stocks, and in particular new issues, including second step conversions, to assess the impact on value of Timberland coming to market at this time.


1.   Financial Condition
     -------------------

     The financial strength of an institution is an important determinant in pro forma market value, because investors typically look to such factors as liquidity, capital, asset composition and quality, and funding sources in assessing investment attractiveness. The similarities and differences in the Bank's financial strength can be summarized as follows:

RP Financial, LC.
Page 4.3

     o    Overall A/L Composition.  While both the Bank and the Peer Group are
          -----------------------
          oriented towards mortgage lending funded primarily by retail deposits, the composition of the Bank's assets is rather different, as explained more fully below. The Bank maintains a higher proportion overall of loans receivable than the Peer Group, offset by a lower level of cash and investments and mortgage-backed securities, leading to a much higher loans/deposits ratio. Timberland also reported a higher level of diversification into higher risk weight loans relative to the Peer Group, indicating higher yield potential but also greater potential credit risk. Both the Bank and the Peer Group have been supplementing deposits with higher borrowings utilization, reflecting capital leveraging strategies.

     o    Credit Risk.  The Bank has a greater level of credit risk exposure in
          -----------
          comparison to the Peer Group based on its higher level of NPAs, lower reserve coverage ratio, and greater diversification into high risk-weight loans including primarily construction and land loans, multi-family and commercial mortgage loans and origination of non-conforming loans for portfolio. The credit risk profile is raised somewhat given the rapid growth of such loans, the limited seasoning and the rapid increase in non-performing assets during the past year. Furthermore, the Bank's emphasis on high risk-weight loans has increased the Bank's exposure to large borrowers, as major loans and borrower concentrations are a significant component of Timberland's recent loan portfolio growth.

     o    Balance Sheet Liquidity.  Timberland maintained a lower level of cash,
          -----------------------
          investments and mortgage-backed securities than the Peer Group. The Bank's proportion of cash and investments is expected to initially increase on a pro forma basis. The Bank appears to have greater current borrowings capacity than the Peer Group, as the Bank has a much smaller balance of borrowed funds as of the most recent period.

     o    Capital.  While the Bank currently maintains a lower capital position
          -------
           in relation to the Peer Group, following the infusion of conversion proceeds, the Bank's capital position is expected to exceed the Peer Group average. The increase in capital will depress the Bank's pro forma return on equity until the proceeds can be effectively reinvested and leveraged over time.

     On balance, the most distinguishing characteristic between the financial condition of the Bank and the Peer Group was credit quality and risk profile. Timberland's less favorable credit quality measures, as well as its comparatively higher risk weighted asset ratio indicate that the credit risk associated with the Bank's balance sheet is more significant than the Peer Group's credit risk exposure. Therefore, we concluded that a moderate downward valuation adjustment was warranted for the Bank's financial strength.


2.   Profitability, Growth and Viability of Earnings
     -----------------------------------------------

     Earnings are an important factor in determining pro forma market value, as the level and risk characteristics of an institution's earnings stream and the prospects and ability to generate future earnings heavily influence the multiple the investment community will pay for earnings. The major factors considered in the valuation are described below.

     o    Reported Earnings.  The Bank's reported earnings were above the Peer
          -----------------
          Group average supported by the Bank's strong yields and spreads generated through its relatively greater construction and commercial/multi-family mortgage lending. Additionally, a portion of the

RP Financial, LC.
Page 4.4

          Bank's residential mortgage portfolio is non-conforming and thus carries a modest rate premium. The yield benefit of Timberland's high risk-weight lending orientation is partially offset by higher operating expenses. Overall, the Bank maintains a slight advantage over the Peer Group in terms of the efficiency ratio. Given Timberland's higher risk weighted asset ratio, higher NPAs and lower reserve coverage ratios, the Bank may potentially continue to report higher loan loss provisions relative to the Peer Group as well.

     o    Core Earnings.  The Bank was slightly more impacted by net
          -------------
          non-operating expenses than the Peer Group, however, the Bank maintains its earnings advantage with respect to the core earnings measure. While redeployment of conversion proceeds into interest-earning assets should enhance Timberland's net interest income, operating expenses for the Bank are expected to increase as well. On a pro forma basis, Timberland's core profitability is expected to exceed the Peer Group average.

     o    Interest Rate Risk.  Timberland's comparative interest rate risk
          ------------------
          measures indicated greater exposure to interest rate risk than the Peer Group. The one interest rate risk related factor where we believe the Bank has significantly greater exposure is with respect to "payment shock" faced by borrowers with previously deficient credit histories. The Bank's interest rate risk exposure should be moderated by the anticipated redeployment of the stock proceeds into interest-earning assets.

     o    Credit Risk.  Timberland reported loan loss provisions only modestly
          -----------
          above the Peer Group average for the most recent twelve month period. However, we believe the Bank has significantly greater exposure to credit risk and losses relative to the Peer Group based on
          Timberland's: (1) higher level of NPAs; (2) lower reserve coverage ratios; (3) the higher risk-weight loan portfolio; (4) the more limited seasoning of the portfolio; (5) lending in geographic markets outside of its historical focus; and (6) preponderance of large borrower relationships. Accordingly, the Bank's earnings appear to be subject to greater risk of potential future credit-related loss.

     o    Earnings Growth Potential.  Timberland's recent loan demand has been
          -------------------------
          strong, the surrounding market area is exhibiting healthy growth trends, deposit and loan growth has been moderate to strong, and the Bank will have excess capital to leverage. Additionally, the Bank has been making investments in branches and personnel, which have caused expenses to increase but which are anticipated to provide long-term earnings benefits. At the same time, management has indicated that the level of competition has stepped up, and the Bank has noted that the interest rate spread has diminished. Furthermore, the long running implications on earnings resulting from the recent sharp increase in NPAs is uncertain.

     o    Return on Equity.  On a pro forma basis the Bank's pro forma return on
          ----------------
          equity will be lower than the Peer Group average as a result of its higher pro forma capital position, despite higher pro forma profitability.

     Overall, a moderate downward valuation adjustment was warranted for profitability, growth and viability of the Bank's earnings, which takes into account the Bank's higher return on assets, but lower pro forma ROE and earnings growth potential as well as the Bank's greater exposure to credit risk and interest rate risk.

RP Financial, LC.
Page 4.5

3.   Asset Growth
     ------------

     The Bank's asset growth in recent periods has been well below the Peer Group median. The Peer Group companies operate in relatively healthy growing markets whereas the Bank's primary area provides less opportunity for growth. The Bank's capacity to grow will increase with the capital raised in the conversion, and the recent expansion into more populous markets. Conversely, the Bank's higher level of NPAs may possibly limit the Bank's future growth capacity. Overall, we concluded that a slight downward adjustment was warranted relative to the Peer Group for the Bank's asset growth potential.

4.   Primary Market Area
     -------------------

     The general condition of a financial institution's market area has an impact on value, as future success is in part dependent upon opportunities for profitable activities in the local market area. Summary demographic and deposit market share data for the Bank and the Peer Group is included in Table 4.1. The Bank's primary market area of Grays Harbor County, where the Bank is headquartered, reflects a small modest growth market with relatively lower income levels and higher unemployment. In comparison, the Peer Group's primary market areas are growing more rapidly (nearly 75 percent faster), their residents possess higher income levels (nearly 30 percent higher) and unemployment rates are much lower (at half the level).

     In order to participate in the more favorable growth trends prevailing the Seattle, Tacoma and Olympia markets, the Bank has opened full service branches and loan offices in King, Pierce and Thurston counties. Certain Peer Group companies which are headquartered in relatively rural markets have taken similar approaches: First Savings Bancorp makes loans in the Seattle and Portland areas while Cameron Financial originates construction loans in the Kansas City market.

     Overall, we believe the small size and low growth of the Grays Harbor County market is offset to an extent, by the Bank's participation in higher growth areas in the central and southern Puget Sound region. The longer term success of the Bank's recent entry into these markets, however, particularly in view of the premium pricing of CDs and the higher risk weight lending, casts uncertainty as to the ability to sustain the recent growth profitability. On balance, RP Financial concluded that a slight downward valuation adjustment was warranted for the primary market area.

5.   Dividends
     ---------

     The Holding Company has indicated that it will not initially pay a dividend. As publicly-traded thrifts' capital levels and profitability have improved and as weak institutions have been resolved, the proportion of institutions with cash dividend policies has increased. All ten institutions in the Peer Group presently pay

                                   Table 4.1
                  Peer Group Market Area Comparative Analysis

                                                                                      Proj.

                                                                Population             Pop.       1990-97     1997-2002
                                                            ------------------
Institution                             County              1990          1997         2002       % Change     % Change
-----------                             ------              ----          ----         ----       --------     --------
                                                            (000)        (000)
Cameron Fin. Corp. of MO                Clinton               17          18           20           10.8%          6.7%
FSF Financial Corp. of MN               McLeod                32          34           35            6.0%          3.9%
First Colorado Bancorp of CO            Jefferson            438         500          543           14.1%          8.5%
First Mutual SB of Bellevue WA          King               1,507       1,634        1,722            8.4%          5.4%
First Savings Bancorp of WA             Walla Walla           48          54           58           11.2%          6.9%
Horizon Financial Corp. of WA           Whatcom              128         156          175           21.9%         12.4%
Interwest SB of Oak Harbor WA           Island                60          70           77           17.0%         10.0%
Klamath First Bancorp of OR             Klamath               58          63           67           10.0%          6.3%
United Financial Corp. of MT            Cascade               78          81           84            4.6%          3.1%
WesterFed Fin. Corp. of MT              Missoula              79          90           97           14.1%          8.5%
                                                             ---         ---          ---           -----          ----

                                        AVERAGES:            244         270          288           11.8%          7.2%
                                        MEDIANS:              69          76           81           11.0%          6.8%

TIMBERLAND SAVINGS BANK                GRAYS HARBOR           64          69           72            6.8%          4.4%

                                                                             1997 Estimated
                                                               1997         Per Capita Income      Deposit
                                                                          --------------------
                                                              Median                  % State      Market          July 1997

Institution                             County                  Age         Amount     Average     Share(1)     Unemployment Rates
-----------                             ------                  ---         ------     -------     --------     ------------------

                                                                                                                   State   County
                                                                                                                   -----   ------
Cameron Fin. Corp. of MO                Clinton                 36.8         15,721      89.0%       39.4%         3.9%      4.0%
FSF Financial Corp. of MN               McLeod                  34.1         19,509      93.7%       22.1%         2.9%      2.8%
First Colorado Bancorp of CO            Jefferson               35.9         28,823     114.4%        8.8%         3.1%      2.3%
First Mutual SB of Bellevue WA          King                    36.1         21,960     126.0%        1.1%         4.4%      3.2%
First Savings Bancorp of WA             Walla Walla             35.0         14,165      81.2%       23.4%         4.4%      5.2%
Horizon Financial Corp. of WA           Whatcom                 34.5         16,204      92.9%       18.7%         4.4%      5.4%
Interwest SB of Oak Harbor WA           Island                  35.2         16,731      96.0%       37.3%         4.4%      3.4%
Klamath First Bancorp of OR             Klamath                 36.7         13,879      81.9%       45.5%         4.9%      7.1%
United Financial Corp. of MT            Cascade                 34.9         14,055     102.6%        4.6%         4.6%      4.7%
WesterFed Fin. Corp. of MT              Missoula                34.0         14,021     102.3%       17.0%         4.6%      4.2%
                                                                ----        -------     ------       -----         ----      ----


                                        AVERAGES:               35.3         17,507      98.0%       21.8%         4.2%      4.2%
                                        MEDIANS:                35.1         15,963      94.8%       20.4%         4.6%      4.2%

TIMBERLAND SAVINGS BANK                 GRAYS HARBOR            37.4        $12,382      71.0%       16.9%         4.4%      8.5%

(1) Total institution deposits in headquarters county as percent of total county deposits at 6/30/97.

Sources:  CACI, Inc, SNL Securities

RP Financial, LC.
Page 4.7

regular cash dividends, with implied dividend yields ranging from 0.95 percent to 4.17 percent. The average dividend yield on the stocks of the Peer Group institutions was 2.08 percent as of August 29, 1997, representing an average earnings payout ratio of 35.84 percent. As of August 29, 1997, approximately 84 percent of all full stock publicly-traded SAIF-insured thrifts have adopted cash dividend policies (see Exhibit IV-2), exhibiting an average yield of 2.01 percent and an average payout ratio of 41.12 percent. Notwithstanding the Bank's decision not to establish a dividend policy initially, its comparable dividend paying capacity warrants the application of no valuation adjustment.

     The dividend paying thrifts generally maintain higher than average profitability ratios, facilitating their ability to pay cash dividends, which supports a market pricing premium on average relative to non-dividend paying thrifts. Timberland's planned initial dividend yield is comparable to the Peer Group's average dividend yield which, coupled with the Bank's dividend paying capacity, warrants no valuation adjustment.


6.   Liquidity of the Shares
     -----------------------

     The Peer Group is by definition composed of companies that are traded in the public markets, all of which trade on the NASDAQ system. It is anticipated that Timberland's stock will also be traded on the NASDAQ National Market System; at present there is very limited liquidity of the shares. The number of shares outstanding and market capitalization provides an indication of the potential liquidity there will be in a particular stock. The market capitalization of the Peer Group companies ranged from $28.7 million to $317.4 million as of August 29, 1997, with an average market value of $150.4 million. The shares outstanding of the Peer Group members ranged from 1.2 million to 14.6 million, with average shares outstanding of approximately 6.5 million. The Bank's pro forma market value will be materially lower than the Peer Group average, and pro forma shares outstanding will be lower than the Peer Group average --both factors which would suggest lower liquidity in the shares of Timberland stock. Accordingly, we applied a slight downward adjustment for this factor.

7.   Marketing of the Issue
     ----------------------

     We considered in the valuation the various market segments which exist for thrift stocks: (1) the after-market for public companies, in which trading activity is regular and investment decisions are made based upon financial condition, earnings, capital, ROE and dividends; (2) the new issue market in which converting thrifts are evaluated on the basis of the same factors but on a pro forma basis without the benefit of a stock trading history and reporting quarterly operating results as a publicly-held company; and (3) the acquisition market for thrift franchises. All three of these markets segments were considered in the valuation of the Bank's to-be-issued stock.

RP Financial, LC.
Page 4.8

     A.   Public Market
          -------------

          The value of publicly-traded thrift stocks is easily measurable, and is tracked by most investment houses and related organizations. Exhibit IV-1 provides pricing and financial data on all publicly-traded thrifts. In general, thrift stock values react to market stimuli such as interest rates, inflation, perceived industry health, projected rates of economic growth, regulatory issues and stock market conditions in general. Exhibit IV-2 displays historical stock market trends for various indices and includes historical stock price index values for thrifts and commercial banks. Exhibit IV-3 displays historical stock price indices for thrifts only.

          In terms of assessing general stock market conditions, the stock market has generally trended higher over the past year. Expectations that the Federal Reserve would not tighten interest rates at its July 1996 meeting provided for a rally in the bond market in late-June, as the 30-year bond yield moved back below 7.0 percent. The positive interest rate outlook also served to boost the stock market in early-July, but the rally was cut short by a larger than expected drop in June unemployment. Bond and stock prices tumbled following the June unemployment report, as highlighted by a 115 point one-day decline in the DJIA and an increase in the 30-year bond yield to 7.18 percent. The release of second quarter earnings reports provided for a volatile stock market in mid-July, especially among the technology stocks. Overall, the stock market declined due to earnings disappointments, with a more severe decline occurring in the technology driven NASDAQ Composite Index. At the same time bond prices recovered, as the 30-year bond yield dropped below 7.0 percent following statements by the Federal Reserve Chairman which indicated he expected the economy to slow down in the second half of 1996. Stocks and bonds rallied in late-July and early-August, as economic data indicated a healthy but moderating economy. However, higher interest rates pushed stocks lower in late-August, reflecting increasing expectations that the Federal Reserve would tighten interest rates in September. The decline in the stock market was reversed in early-September, as investors reacted positively to the inflation data contained in the August employment report. Oil stocks sustained the upward trend in the stock market in early-September, as renewed tension between the U.S. and Iraq pushed crude oil prices to their highest level in five years. Both bond and stock prices surged higher in mid-September, as most of the economic data for August indicated that the economy was slowing down and investors became more optimistic that the Federal Reserve would not raise interest rates in September.

          The Federal Reserve's decision not to raise interest rates at its September 1996 meeting, and generally healthy third quarter earnings results sustained the upward momentum in the stock market during the beginning of the fourth quarter. Favorable inflation data and lower interest rates further spurred the upward trend in the stock market prior to the election. Investors were cheered by the "status quo" election results, as stocks rallied strongly immediately following the election with the DJIA posting ten consecutive advances through mid-November. Economic stability and a rising bond market sustained the stock market rally through

RP Financial, LC.
Page 4.9

the end of November. For the entire month of November, the DJIA increased 492.3 points, or 8.2 percent. Following the rapid rise in the stock market during November, stocks retreated during the first half of December. Profit taking, concern about speculative excesses in the stock market and higher interest rates all contributed to the decline in the stock market.

          The stock market resumed an upward trend during the end of 1996 and the first three weeks of 1997, with the DJIA establishing several new highs in the process. Factors contributing to the rally in the stock market included the Federal Reserve's decision to leave rates unchanged at its December meeting, economic data which reflected moderate growth and low inflation, and favorable fourth quarter earnings particularly in the technology sector. However, a disappointing fourth quarter earnings report by IBM ignited a sell-off in the stock market in late-January. Higher interest rates extended the downturn, as the 30-year bond approached 7.0 percent at the end of January. A high degree of market volatility was evident throughout most of February 1997, reflecting concern over speculative excesses in the stock market; particularly, as the DJIA closed above the 7000 mark in mid-February. Profit taking, growing expectations of a correction and comments by the Federal Reserve Chairman pulled the market lower in late-February.

          Following a downturn in late-February 1997, the market recovered in early-March. Despite increasing expectations of an interest rate hike by the Federal Reserve, the Dow Jones Industrial Average ("DJIA") closed to a new record high of 7085.16 on March 11, 1997. However, an upward revision to the January retail sales figure triggered a one day sell-off in stocks and bonds on March 13, 1997, as the stronger than expected growth heightened expectations of an interest rate increase by the Federal Reserve. Unease over higher interest rates, profitability concerns in the technology sector and litigation concerns for tobacco stocks pulled the stock market lower in mid-March. As expected, the Federal Reserve increased the rate on short-term funds by 0.25 percent at its late-March meeting. Following the rate increase, the sell-off in the stock market became more severe amid further signs of an accelerating economy. Stocks bottomed-out on news of a stronger than expected rise in core producer prices for March, with the DJIA closing at 6391.69 on April 11, 1997, or 9.8 percent below its all-time high recorded a month ago. Some favorable first quarter earnings reports and news of a possible settlement by tobacco companies to resolve the threat of liability lawsuits provided for a modest recovery in the stock market in mid-April. In late-April, the release of economic data which indicated mild inflationary pressures furthered the rally in bond and stock prices. News of a budget agreement and a favorable ruling for tobacco companies sent the stock market soaring to record highs in early-May. Non-threatening inflation data, such as declining retail sales and wholesale prices for May, provided for positive trends in stock and bond prices through in mid-June 1997. The stock market rally stalled in late-June, following remarks by Japan's Prime Minister which were interpreted as an indication that Japan would be a seller of U.S. stocks and bonds. However, the downturn was brief, as the Federal Reserve's decision to leave

RP Financial, LC.
Page 4.10

rates unchanged at the July 2 meeting, along with new economic data that indicated inflation was still under control, pushed stock and bond prices in early-July. Technology stocks rallied the stock market to new highs through the end of July, as a number of technology companies posted favorable second quarter earnings. Congressional testimony by the Federal Reserve Chairman on July 22 sent the financial markets soaring, as he indicated the state of the economy was favorable and an increase in interest rates was not imminent.

          A decline in the July 1997 unemployment rate reversed the positive bond and stock market trends in early-August, as inflation concerns became more prominent. A declining dollar against the yen and mark sharpened the decline in bond prices, with the 30-year U.S. Treasury bond increasing from 6.32 percent at the end of July to 6.66 percent as of August 8, 1997. The sell-off pulled stock prices lower as well. While bond prices firmed in mid-August, notable volatility was evident in the stock market. The DJIA moved 100 points for five consecutive days from August 18, 1997 through August 21, 1997, which set a record for volatility. Profit worries among some of the large blue chip companies and mixed inflation readings were factors contributing to the roller-coaster performance of the stock market. The following week, the DJIA fell 265.83 points to close at 7622.42 as of August 29, 1997, translating into a 7.7 percent reduction since the high reached earlier in the month.

          Thrift prices generally moved higher during October and November 1996. The upward trend in thrift prices was supported by lower interest rates, with the slow down in economic growth pushing the 30-year U.S. bond rate below 6.5 percent during the second half of November. Investors also reacted positively to the SAIF rescue legislation, in light of the reduction in deposit insurance premiums to be paid by SAIF-insured thrifts following the one time special assessment. Similar to the overall stock market, thrift prices traded lower in early-December. Profit taking and expectations of higher interest rates were factors contributing to the pull back in thrift issues.

          Bullish sentiment for thrift stocks heightened at the beginning of 1997, as investors reacted positively to the favorable inflation data and generally strong fourth quarter earnings. The rally in thrift issues was driven by the large California institutions, reflecting expectations that there would be further consolidation among the large California thrifts. The acquisition speculation for the large California thrifts became a reality in mid-February, as H.F. Ahamanson's unsolicited offer to acquire Great Western Financial sent the SNL Index soaring in mid-February. Stable interest rates and acquisition activity supported higher thrift prices in early-March, with the SNL Index posting a new high of 579.1 on March 11, 1997. Like the stock market in general, the peak in thrift prices was followed by a sharp sell-off in mid-March. In fact, interest-rate sensitive issues were among the sectors hardest hit by the revised January retail sales report, as the 30-year bond approached
7.0 percent. Interest-rate sensitive issues continued to experience selling pressure in late-March and early-April, as signs of a strengthening economy pushed interest rates higher. The sell-off in thrift stocks

RP Financial, LC.
Page 4.11

culminated on April 11, 1997, as interest rates increased sharply on news of the higher than expected rise in core producer prices for March. Thrift prices edged modestly higher in mid-April, reflecting generally favorable first quarter earnings and a slight decline in interest rates following the release of economic data which showed that inflation was low. Favorable inflation data and the budget agreement provided for a more substantial rally in thrift stocks in late-April and early-May, as interest-rate sensitive issues were bolstered by a decline in interest rates.

          Thrift stocks continued to trend higher through June and early-July 1997, based on the improved interest rate outlook and an overall positive outlook for the economy. Generally favorable second quarter earnings and the 30-year U.S. Treasury bond yield declining below 6.50 percent served to further boost thrift prices in mid-July, with the declining interest rate environment serving to sustain the rally in thrift prices through the end of July. Thrift prices generally declined during the first half of August, due to higher interest rates and profit taking. From July 31, 1997 to August 15, 1997, the SNL Index declined by 3.7 percent. Thrift prices recovered modestly the following week, as the Federal Reserve left short-term interest rates unchanged at its August meeting. The SNL Index for all publicly-traded thrifts closed at
664.6 on August 29, 1997, an increase of 62.8 percent from one year ago.

     B.   The New Issue Market
          --------------------

          In addition to thrift stock market conditions in general, the new issue market for converting thrifts, including second step conversions, is also an important consideration in determining the Bank's pro forma market value.
The favorable market environment for converting thrift issues has generally been sustained during the first two quarters of 1997, with most offerings experiencing oversubscriptions and trading higher in initial post-conversion trading activity. As shown in Table 4.2, the median one week change in price for all recently conversion offerings completed during the latest three months equaled positive 45.6 percent, partially reflecting the overall market enthusiasm in general and for initial public offerings of non-financial services companies.

          In examining the current pricing characteristics of institutions completing their conversions during the last three months (see Table 4.3), we note there exists a considerable difference in pricing ratios compared to the universe of all publicly-traded thrifts, both at the time of conversion and in the aftermarket. The median pro forma price/tangible book ratio of recent conversions, excluding second step conversions, was 71.7 percent. The current average P/TB ratio of the four standard conversions completed in the most recent three month period (and are NASDAQ listed) of 119.2 percent reflects a discount of 17.8 percent from the average P/TB ratio of all publicly-traded SAIF-insured thrifts (equal to 144.94 percent).

RP Financial, LC.
September 3, 1997

          -----------------------------------------------------------
                                    Table 4
                     Recent Conversion (Last Three Months)
          Conversion Pricing Characteristics:  Sorted Chronologically
          -----------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                     INSTITUTIONAL INFORMATION                   PRE-CONVERSION DATA              OFFERING      INSIDER PURCHASES
                                                           -------------------------------
                                                           FINANCIAL INFO.   ASSET QUALITY       INFORMATION
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                              BENEFIT PLANS
                                    CONVERSION                 Equity/  NP AS/   RES.   GROSS   % OF   EXP.           RECOG   MGMT
INSTITUTION                   STATE    DATE   TICKER   ASSETS  ASSETS   ASSETS   COV.   PROC.   MID.   PRICE  ESOP    PLANS   & DIB
-----------                   -----    ----   ------   ------  -------  ------   ----   -----   ----   -----  ----------------------
                                                        (SM)     (%)     (%$2)    (%)    (SM )   (%)    (%)    (%)      (%)   (%$#)
------------------------------------------------------------------------------------------------------------------------------------
WSB Holding Company            PA   08/29/97     WSBH    $33     6.04%   2.34%    26%    83.3   132%   8.5%   8.0%    4.0%    31.0%
Bay? Bancshares(?)             NJ   08/22/97     FSNJ    577     8.33%   0.81%    53%    48.7   132%   3.8%   8.0%    4.0%    10.0%
First Spartan Fin. Corp.       SC   07/09/97     FSPT    388    11.81%   0.75%    44%    83.6   132%   1.6%   8.0%    4.0%     1.5%
GSH Financial Corp.            NY   07/09/97     GOSB     96    12.68%   0.07%   188%    22.5   132%   4.1%   8.0%    4.0%     2.6%
FristBank Corp.                ID   07/02/97     FBNW    138     8.00%   0.99%    68%    19.8   132%   3.5%   8.0%    4.0%     8.2%
Montgomery Fin. Corp (?)       IN   07/01/97     MONT     94     9.83%   0.91%    20%    11.9   132%   4.5%   8.0%    4.0%     4.6%
Community First Bankg Corp     GA   07/01/97     CFBC    366     2.02%   1.68%    40%    48.3   132%   2.9%   8.0%    4.0%     1.0%
First Robinson Fin. Corp.(9)   IL   06/30/97     FRFC     72     6.78%   0.63%    89%     8.6   132%   4.7%   8.0%    4.0%     ???%
Security Bancorp               TN   06/30/97  P.Sheet     46     5.46%   0.06%    NM      4.4   132%   6.9%   8.0%    4.0%     2.0%
Sistersville Bancorp           WV   06/26/97  P.Sheet     27    17.91%   0.31%   198%     6.6   110%   6.8%   8.0%    4.0%     5.4%

                                        AVERAGES        $184     9.39%   0.86%    81%   $26.3   130%   4.7%   8.0%    4.0%     7.6%
                                        MEDIANS:          95     8.17%   0.78%    53%   $15.9   132%   4.3%   8.0%    4.0%     5.0%

                   AVERAGES, EXCLUDING 2ND STEPS        $146     9.46%   0.85%    93%    25.3   130%   4.9%   8.0%    4.0%     7.7%
                   MEDIANS, EXCLUDING 2ND STEPS          $84     7.51%   0.69%    68%   $14.2   132%   6.4%   8.0%    4.0%     4.0%

                                                                PRO FORMA DATE                              POST-IPO PRICING TRENDS
                                                   -------------------------------------------              -----------------------
                                                     PRICING RATIOS(4)    FIN. CHARACTERISTICS                     CLOSING PRICE
                                                   -------------------------------------------              -----------------------
                                                                                                           FIRST             AFTER
                                                                                                  IPO     TRADING     %      FIRST
INSTITUTION                                        P/TB    P/E(5)    P/A    ROA    TE/A    ROE   PRICE      DAY      CHG    WEEKS(6)
-----------                                        ----    ------    ---    ---    ----    ---   -----      ---      ---    --------
                                                   (%)      ($)      (%)    (%)    (%)     (%)    ($)       ($)      (%)      ($)
------------------------------------------------------------------------------------------------------------------------------------
WSB Holding Company                                 71.4%   16.6     9.2%   0.6%   12.9%   4.3%  $10.00    $13.50    35.0%   $13.50
Bay? Bancshares(?)                                 100.9%    NM     14.6%    NM    14.4%    NM    10.00     11.75    ?7.5%    11.88
First Spartan Fin. Corp.                            72.4%   17.3    19.9%   1.1%   26.3%   4.2%   20.00     36.69    83.4%    36.62
GSH Financial Corp.                                 72.5%   22.5    19.6%   0.9%   27.1%   3.2%   10.00     14.63    46.3%    14.75
FristBank Corp.                                     71.4%   22.8    12.9%   0.6%   18.0%   3.1%   10.00     15.81    58.1%    15.56
Montgomery Fin. Corp (?)                            89.1%   24.1    16.0%   0.7%   17.9%   3.7%   10.00     11.13    11.2%    11.25
Community First Bankg Corp                          72.3%   24.5    11.9%   0.5%   16.4%   2.9%   20.00     31.8?    59.4%    33.00
First Robinson Fin. Corp.(9)                        71.4%   16.7    10.9%   0.7%   15.2%   4.3%   10.00     14.50    45.0%    14.38
Security Bancorp                                    72.0%   14.1     8.8%   0.6%   12.2%   5.1%   10.00     14.50    45.0%    15.00
Sistersville Bancorp                                65.0%   18.9    20.6%   1.1%   31.6%   3.4%   10.00     13.75    37.5%    13.88

                                        AVERAGES    75.8%   19.7    14.3%   0.7%   19.2%   3.8%  $12.00    $17.81    43.8%   $17.98
                                        MEDIANS:    72.1%   18.9    13.7%   0.7%   17.2%   3.6%  $10.00    $14.50    45.0%   $14.56

                   AVERAGES, EXCLUDING 2ND STEPS    71.1%   19.2    14.1%   0.7%   20.0%   3.8%  $11.25    $19.41    51.2%   $19.59
                   MEDIANS, EXCLUDING 2ND STEPS     71.7%   18.?    12.4%   0.6%   17.2%   3.8%  $10.00    $14.56    45.6%   $14.88

                                                    POST-IPO PRICING TRENDS
                                                    -------------------------
                                                       CLOSING PRICE:
                                                    -------------------------
                                                             AFTER
                                                     %       FIRST       %
INSTITUTION                                         CHG     MONTHS(7)   CHG
-----------                                         ---     ---------   ---
                                                    (%)      ($)        (%)
------------------------------------------------------------------------------
WSB Holding Company                                 35.0%       NA
Bay? Bancshares(?)                                  18.8%   $11.88      18.8%
First Spartan Fin. Corp.                            83.1%    35.63      78.1%
GSH Financial Corp.                                 47.5%    14.38      43.8%
FristBank Corp.                                     55.6%    17.88      78.8%
Montgomery Fin. Corp (?)                            12.5%    11.75      17.5%
Community First Bankg Corp                          65.0%    34.25      71.3%
First Robinson Fin. Corp.(9)                        43.8%    16.50      65.0%
Security Bancorp                                    50.0%    15.25      52.5%
Sistersville Bancorp                                38.8%    14.00      40.0%

                                        AVERAGES    45.0%   $19.06      51.7%
                                        MEDIANS:    45.6%   $15.25      52.5%

                   AVERAGES, EXCLUDING 2ND STEPS    52.3%   $21.13      61.3%
                   MEDIANS, EXCLUDING 2ND STEPS     48.8%   $16.50      65.0%

Notes - Appraisal performed by RP Financial:
"NT" - Not Traded "NA" - Not Applicable, Not Available.
(1) Non-OTS regulated thrifts.                                September 3, 1997
(2) ?????? in summary pages of prospectus.
(3) ?????? in prospectus.
(4) ???? take into account the adoption of SOP 93-6.
(5) ????? impact of special SAIF assessment on ?????
(6) Latest price if offering less than one week old.
(7) Latest price if offering more than one week but less than on month old.
(8) Second-step conversions.
(9) Simultaneously converted to commercial bank charter.
--------------------------------------------------------------------------------

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                          Market Pricing Comparatives
                         Prices As of August 29, 1997

                                             Market             Per Share Data
                                                                --------------
                                         Capitalization         Core      Book                     Pricing Ratios(3)
                                         --------------                              ----------------------------------------------
                                        Price/     Market       12-Nth    Value/

Financial Institution                   Share(1)   Value        EPS(2)    Share        P/E      P/B      P/A      P/TB     P/CORE
--------------------                   --------    ------       ------    -----      -------  -------  -------  -------   ---------
                                          ($)      ($Mil)         ($)      ($)         (X)      (%)      (%)      (%)       (X)
SAIF-Insured Thrifts                     22.11     150.20        1.15     15.74       20.87    140.69   17.55    144.94    18.42
All Public Companies                     22.46     160.22        1.23     15.72       19.51    143.57   17.60    148.03    17.91
Special Selection Grouping(B)            22.61      65.04        0.70     19.07       27.63    116.31   24.33    116.64    28.43
State of WA                              23.36     310.97        1.34     13.21       18.21    174.37   18.41    183.01    17.81

Comparable Group
----------------

Special Comparative Group(B)
----------------------------
CFBC Community First Bnkg Co. of GA      33.87      81.76        1.06     28.74          NM    117.85   18.14    119.47       NM
FBHN FirstBank Corp of Clarkston         17.50      34.72        0.44     14.00          NM    125.00   22.55    125.00       NM
FSPT FirstSpartan Fin. Corp. of SC       35.37     156.69        1.16     27.63          NM    128.01   33.70    128.01       NM
GOSB GSB Financial Corp. of NY           14.37      32.20        0.44     13.78       27.63    104.28   28.22    104.28       NM
MONT Montgomery Fin. Corp. of IN         11.94      19.74        0.42     11.22          NM    106.42   19.06    106.42    28.43

                                                  Dividends(4)
                                       ----------------------------------
                                       Amount/                     Payout

Financial Institution                  Share        Yield         Ratio(5)
---------------------                  -------      -----         --------
                                         ($)         (%)             (%)
SAIF-Insured Thrifts                    0.38         1.75           29.54
All Public Companies                    0.39         1.76           29.54
Special Selection Grouping(B)           0.00         0.00            0.00
State of WA                             0.34         1.38           21.70

Comparable Group
----------------

Special Comparative Group(B)
----------------------------
CFBC Community First Bnkg Co. of GA     0.00         0.00            0.00
FBHN FirstBank Corp of Clarkston        0.00         0.00            0.00
FSPT FirstSpartan Fin. Corp. of SC      0.00         0.00            0.00
GOSB GSB Financial Corp. of NY          0.00         0.00            0.00
MONT Montgomery Fin. Corp. of IN        0.00         0.00            0.00

                                                                      Financial Characteristics(6)
                                       --------------------------------------------------------------------------------------------
                                       Total         Equity/       NPAs               Reported                      Core
                                                                               -----------------------    -------------------------
Financial Institution                  Assets        Assets        Assets          ROA          ROE          ROA            ROE
---------------------                  ------        ------        ------      ----------   ----------    ----------    -----------
                                       ($Mil)         (%)            (%)           (%)         (%)            (%)           (%)
SAIF-Insured Thrifts                    1,149         12.86         0.79          0.54         5.50          0.75          7.55
All Public Companies                    1,188         12.70         0.81          0.64         6.47          0.82          8.16
Special Selection Grouping(B)             258         20.95         1.67          0.73         3.44          0.75          3.59
State of WA                             1,627         11.17         0.73          1.00         9.31          1.06         10.72

Comparable Group
----------------

Special Comparative Group(B)
----------------------------
CFBC Community First Bnkg Co. of GA       451         15.40         2.02          0.56         3.65          0.57          3.69
FBHN FirstBank Corp of Clarkston          154         18.04         2.07          0.70         3.86          0.57          3.14
FSPT FirstSpartan Fin. Corp. of SC        465         26.32           NA          0.95         3.62          1.11          4.20
GOSB GSB Financial Corp. of NY            114         27.06           NA          1.02         3.77          0.?5          3.19
MONT Montgomery Fin. Corp. of IN          104         17.91         0.91          0.42         2.32          0.67          3.74

(1) Average of High/Low or Bid/Ask price per share.
(2) EPS (estimate core basis) is based on actual trailing twelve month data, adjusted to omit non-operating items (including the SAIF assessment) on a tax effected basis.
(3) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.
(4) Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated dividend as a percent of trailing twelve month estimated core earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
(7) Excludes from averages those companies the suject of actual or rumored acquisition activities or unusual operating characteristics.
(8) Includes Converted Last 3 Mths (no ??C):

Source: Corporate reports, offering circulars, and RP Financial, LC.
        calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 4.14

          The pricing ratios of the better capitalized but lower earning recently converted thrifts (based on return on equity measures) suggest that the investment community has determined to discount their stocks on a book basis until the earnings improve through redeployment and leveraging of the proceeds over the longer term.

          In determining our valuation adjustment for marketing of the issue, we considered trends in both the overall thrift market and the new issue market. The overall market for thrift stocks is considered to be healthy, as thrift stocks are currently exhibiting pricing ratios that are approaching historically high levels. Investor interest in the new issue market has been favorable, as most of the recently completed offerings have been oversubscribed and have recorded healthy price increases in initial post-conversion trading activity.

     C.   Acquisition Market
          ------------------

          Also considered in the valuation was the potential impact on Timberland's stock price of recently completed and pending acquisitions of other thrifts operating in Timberland's market area. As shown in Exhibit IV-4, there were two thrifts based in the State of Washington acquired in 1996 and 1997, but the Washington market is home to several highly acquisitive financial institutions and Washington based institutions typically trade with some acquisition speculation built into their stock prices. The acquisition speculation involving Washington thrifts may imply a certain degree of acquisition speculation for the Bank's stock. To the extent that acquisition speculation may impact the Bank's offering, we have largely taken this into account by focusing on Washington and Northwest U.S. thrifts in the Peer Group selection process.

                        *  *  *  *  *  *  *  *  *  *  *

          Taking these factors and trends into account, primarily recent trends in the new issue market, market conditions overall, and the recent trends in the acquisition market, RP Financial concluded that no adjustment was appropriate in the valuation analysis for purposes of marketing of the issue.


8.   Management
     ----------

     Timberland's management team has experience and expertise in all of the key areas of the Bank's operations. Exhibit IV-5 lists Timberland's Board of Directors and executive management with summary resumes. The Bank's operating performance including its ROA and ROE measures have been very strong, and the Bank's capital level has increased to relatively strong levels, even on a pre-conversion basis. The one area of concern we have is with respect to the depth of management relative to the Peer Group. Specifically, Timberland has expanded it operations significantly, particularly in the Seattle, Tacoma and Olympia metropolitan areas, where it relatively less experience than in its traditional markets in Grays Harbor County.

RP Financial, LC.
Page 4.15

Furthermore, given the Peer Group's larger asset size, the Peer Group companies are better able to maintain a deep management team at the mid-management level without a large adverse impact on the operating expense ratio.

     Based on the foregoing, we have therefore concluded that a slight downward adjustment is appropriate relative to the Peer Group companies for the factor.

9.   Effect of Government Regulation and Regulatory Reform
     -----------------------------------------------------

     The Bank and most of the Peer Group companies were similarly impacted by the recently enacted SAIF rescue legislation, as the affected institutions are SAIF-insured and subject to the same one time assessment and their deposits will be assessed at the same rate going forward. In summary, as a fully-converted SAIF-insured savings bank, Timberland will operate in substantially the same regulatory environment as the Peer Group members -- all of whom are adequately capitalized institutions and are operating with no apparent restrictions.
Exhibit IV-6 reflects the Bank's pro forma regulatory capital ratios. On balance, RP Financial concluded that no adjustment to the Bank's value was warranted for this factor.

Summary of Adjustments
----------------------

     Overall, we believe the Bank's pro forma market value should take into account the valuation adjustments relative to the Peer Group:

     Key Valuation Parameters:                              Valuation Adjustment
     -------------------------                              --------------------

     Financial Condition                                    Moderate Downward
     Profitability, Growth and Viability of Earnings        Moderate Downward
     Asset Growth                                           Slight Downward
     Primary Market Area                                    Slight Downward
     Dividends                                              No Adjustment
     Liquidity of the Shares                                Slight Downward
     Marketing of the Issue                                 No Adjustment
     Management                                             Slight Downward
     Effect of Government Regulations and Regulatory Reform No Adjustment

Valuation Approaches
--------------------

     In applying the accepted valuation methodology promulgated by the regulatory agencies, i.e., the pro forma market value approach, we considered the three key pricing ratios in valuing Timberland's to-be-issued

RP Financial, LC.
Page 4.16

stock -- the price/earnings ("P/E"), price/book ("P/B"), and price/assets ("P/A") approaches-- all performed on a pro forma basis. In computing the pro forma impact of the conversion and the related pricing ratios, we have incorporated the assumptions disclosed in Timberland's prospectus for offering expenses, and the effective tax rate and stock benefit plan assumptions (summarized in Exhibits IV-7 and IV-8). Each of the assumptions are described more fully below.

     o    Conversion Expenses.  The Bank has estimated its fixed and variable
          -------------------
          conversion expenses over the range of value incorporating the appraised value determined herein, based on the financial arrangements with the various third parties engaged by the Bank to assist in completing the conversion transaction.

     o    Effective Tax Rate.  The Bank, in consultation with its outside
          ------------------
          auditors, has determined the marginal effective tax rate on the net reinvestment benefit of the conversion proceeds to be 34 percent based on the statutory Federal rate.

     o    Reinvestment Rate.  The pro forma section in the draft prospectus
          -----------------
          incorporates a 6.97 percent reinvestment rate, equivalent to the arithmetic average of the yield on assets and the cost of deposits for the nine months ended June 30, 1997. This calculated rate is reasonably similar to the blended reinvestment rate in the first 12 months of the business plan post-conversion, reflecting the current anticipated use of conversion proceeds, incorporating a flat rate interest rate scenario and the estimated impact of deposit withdrawals to fund purchases equal to 20 percent of the stock issued in the conversion.

     o    Stock Benefit Plans.  The assumptions for the stock benefit plans,
          -------------------
          i.e., the Employee Stock Ownership Plan ("ESOP") and Recognition Plan ("Recognition Plan"), are consistent with the structure as approved by the Bank's Board and the disclosure in the pro forma section of the prospectus. Specifically, the ESOP is assumed to purchase 8 percent of the stock in conversion at the initial public offering price, with the Holding Company funded ESOP loan amortized on a straight-line basis over 10 years. The Recognition Plan is assumed to purchase 4 percent of the stock in the aftermarket at a price equivalent to the initial public offering price (we also considered the impact of the issuance of Recognition Plan shares from authorized but unissued shares at a price equivalent to the initial public offering price), with the Recognition Plan cost expensed on a straight line basis in conjunction with the 5 year vesting schedule.

     RP Financial's valuation considered each of the following valuation approaches promulgated in the regulatory valuation guidelines, as described more fully below:


     o    P/E Approach.  The P/E approach is generally the best indicator of
          ------------
          long-term value for a stock. Since the Bank and the Peer Group reported pro forma earnings on both a core and reported basis, the P/E approach was considered in this valuation. In applying this approach, we took into account both reported earnings and estimated core earnings.

     o    P/B Approach.  P/B ratios have generally served as a useful benchmark
          ------------
          in the valuation of thrift stocks, with the greater determinant of long term value being earnings. We have also modified the P/B approach to exclude the impact of intangible assets (i.e., price/tangible book value or "P/TB"). Recognizing that the pro forma P/B ratio will result in a below market ratio due to the pro forma nature of the P/B computation, RP Financial considered the P/TB approach to be a reliable indicator of value given current market conditions, particularly the market for new conversions, which often exhibit a willingness to pay premium P/E multiples in the expectation that such institutions will implement leveraging strategies to promote earnings growth. At the same time, with lower ROE ratios, new conversions are typically discounted

RP Financial, LC.
Page 4.17

          on a book value basis relative to the market at least until there is partial realization of leveraging strategies.

     o    P/A Approach.  Investors typically do not place significant weight on
          ------------
          simply the size of total assets as a determinant of market value without making risk adjustments. This approach, as set forth in the regulatory guidelines, does not take into account the amount of stock purchases funded by deposit withdrawals, thus understating the pro forma P/A ratio. Investors generally place significantly greater weight on book value and earnings for established publicly-traded institutions. At the same time, the P/A ratio is an indicator of franchise value and, in the case of a highly capitalized institution, high P/A ratios may limit the investment community's willingness to pay market multiples for earnings and book value when ROE is expected to be low.

     The Bank intends to adopt Statement of Position ("SOP" 93-6), which will cause earnings per share computations to be based on shares issued and outstanding excluding shares owned by an ESOP where there is not a commitment to release such shares. For the purpose of preparing the pro forma pricing tables and exhibits, we have reflected all shares issued in the offering including shares purchased by the ESOP as outstanding to capture the full dilutive impact of such stock to the Bank's shareholders. However, we have considered the impact of adoption of SOP 93-6 on the Bank in the determination of the Bank's pro forma value .

     Based on the application of the three valuation approaches, taking into consideration the valuation adjustments discussed above, and placing the greatest weight on the P/TB and P/E approaches, followed by the P/A approach, RP Financial concluded that the pro forma market value of the Bank's conversion stock is $50,000,000 at the midpoint at this time.


     1.  Price-to-Tangible Book ("P/TB"). The application of the P/TB valuation
         -------------------------------
method requires calculating the Bank's pro forma market value by applying a valuation P/TB ratio to Timberland's pro forma tangible book value. The pre-conversion book value for Timberland of $23,866,000 as of June 30, 1997. Based on the $50,000,000 midpoint valuation, Timberland's pro forma P/TB ratio was
75.47 percent.  In comparison to the Peer Group's median P/TB ratio equal to
140.37 percent, Timberland's valuation reflected a 46.3 percent discount. RP Financial considered the discount under the P/TB approach to be reasonable in light of the valuation adjustments discussed previously and particularly the risk to capital posed by the Bank's relatively higher credit risk exposure.


     2.  Price-to-Earnings ("P/E").  The application of the P/E valuation method
         -------------------------
requires calculating the Bank's pro forma market value by applying a valuation P/E multiple times the pro forma earnings base. Ideally, the pro forma earnings base is composed principally of the Bank's recurring earnings base, that is, earnings adjusted to exclude any one-time non-operating items, plus the estimated after-tax earnings benefit of

RP Financial, LC.
Page 4.18

the reinvestment of net conversion proceeds. The Bank's reported earnings were equal to $2.948 million for the twelve months ended June 30, 1997. In deriving the Bank's core earnings, the following adjustments were made to pre-tax earnings for the twelve months ended June 30, 1997 to account for one-time income and expenses: (1) net gains on the sale of loans ($266,000); (2) the gain from capitalization of servicing rights ($118,000); and (3) the special SAIF assessment ($875,000). On a tax-effected basis utilizing the Bank's effective federal tax rate of 34 percent, adjusted earnings equaled $3.272 million. (Note: the adjustments applied to the Peer Group's earnings in the calculation of core earnings are shown in Exhibit IV-9, including the SAIF assessment).

          Based on Timberland's trailing twelve month reported and core earnings, and incorporating the impact of the pro forma assumptions previously discussed, the Bank's pro forma P/E multiple based on reported and core earnings at the $50,000,000 midpoint value equaled 11.58 times and 10.80 times, respectively. Comparatively, the Peer Group posted a median P/E multiple based on reported and core earnings equal to 22.76 times and 19.09 times, respectively. The Bank's pro forma P/E multiple based on core and reported earnings is below the Peer Group average reflecting the Bank's greater risk exposure including credit risk and interest rate risk as well as the other downward adjustments applied for asset growth, primary market area and liquidity of the shares.

     3.   Price-to-Assets ("P/A").  The P/A valuation methodology determines
          -----------------------
market value by applying a valuation P/A ratio to the Bank's pro forma asset base, conservatively assuming no deposit withdrawals are made to fund stock purchases. In all likelihood there will be deposit withdrawals, which results in understating the pro forma P/A ratio which is computed herein. At the midpoint of the valuation range, Timberland's value equaled 20.70 percent of pro forma assets. Comparatively, the Peer Group companies exhibited an average P/A ratio of 20.07 percent, which is substantially equivalent to the Bank's ratio at the midpoint of the valuation range.

Comparison to Recent Conversions
--------------------------------

     As indicated at the beginning of this chapter, RP Financial's analysis of recent conversion pricing characteristics at conversion (excluding second step conversions) and in the aftermarket has been limited to a "technical" analysis and, thus, the pricing characteristics of recent conversions is not the primary determinate of value herein. Particular focus was placed on the P/B approach in this analysis since the P/E multiples do not reflect the actual impact of reinvestment and the source of the conversion funds (i.e., external funds vs. deposit withdrawals). The recent conversions on average closed their offerings at their supermaximum levels given the oversubscribed nature of their offerings and prevailing market conditions at closing, indicating an average price/tangible book ratio of 71.7 percent. On average, the prices of recent conversions appreciated by 45.6

RP Financial, LC.
Page 4.19

percent after one week. In comparison, the Bank's P/TB ratio at the appraised midpoint reflects a premium relative to the closing ratios, but a discount to the aftermarket ratios. The closing and aftermarket P/TB ratios are not directly comparable in that the closing ratio reflects the pro forma impact of conversion on equity whereas the aftermarket ratio reflects only price (with no further impact on equity capital).

Valuation Conclusion
--------------------

     It is our opinion that, as of August 29, 1997, the aggregate pro forma market value of the shares to be issued was $50,000,000 at the midpoint, equal to 5,000,000 shares offered at a per share value of $10.00. Pursuant to regulatory conversion guidelines, the 15 percent offering range includes a minimum offering value of $42,500,000 and a maximum value of $57,500,000. Based on the $10.00 per share offering price, this range equates to an offering of 4,250,000 shares at the minimum to 5,750,000 shares at the maximum. The Holding Company's offering also includes a provision for a superrange, which if exercised, would result in an offering size of $66,125,000, equal to 6,612,500 shares at the $10.00 per share offering price. The comparative pro forma valuation ratios relative to the Peer Group are shown in Table 4.4, and the key valuation assumptions are detailed in Exhibit IV-7. The pro forma calculations for the range are detailed in Exhibit IV-8.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                                Table 4.4
                                          Public Market Pricing
                               Timberland Savings Bank and the Comparables
                                          As of August 29, 1997

                                            Market      Per Share Data
                                                        --------------
                                        Capitalization   Core    Book               Pricing Ratios(3)
                                        ---------------                 ---------------------------------------
                                        Price/   Market  12-Mth  Value/

                                       Share(1)  Value   EPS(2)  Share     P/E     P/B    P/A    P/TB   P/CORE
                                       -------- ------- ------- ------- ------- ------- ------- ------- -------
                                           ($)   ($Mil)    ($)     ($)     (X)     (%)     (%)     (%)     (X)
Timberland Savings Bank
-----------------------
 Superrange                              10.00    66.12   0.77   12.18   13.74   82.13   25.65   82.13   12.91
 Range Maximum                           10.00    57.50   0.85   12.68   12.64   78.89   23.17   78.89   11.83
 Range Midpoint                          10.00    50.00   0.93   13.25   11.58   75.47   20.70   75.47   10.80
 Range Minimum                           10.00    42.50   1.04   14.03   10.39   71.29   18.09   71.29    9.66

SAIF-Insured Thrifts(7)
-----------------------
 Averages                                22.11   150.20   1.15   15.74   20.87  140.69   17.55  144.94   18.42
 Medians                                   ---     ---     ---     ---   20.75  132.99   15.45  134.05   17.88

All Non-MHC State of WA(7)
--------------------------
 Averages                                23.36   310.97   1.34   13.21   18.21  174.37   18.41  183.01   17.81
 Medians                                   ---     ---     ---     ---   14.05  175.16   21.45  190.38   15.14

Comparable Group Averages
-------------------------
 Averages                                21.89   150.41   1.17   14.74   21.87  151.83   20.09  157.00   19.80
 Medians                                   ---     ---     ---     ---   22.76  137.83   21.14  140.37   19.09

State of WA
-----------
CASB  Cascade SB of Everett WA(7)        13.25    34.07   0.77    8.46   21.72  156.62    9.67  156.62   17.21
FMSB  First Mutual SB of Bellevue WA     21.00    56.74   1.52   10.91   13.46  192.48   13.13  192.48   13.82
FWWB  First Savings Bancorp of WA        24.75   260.35   0.84   14.13   27.81  175.16   25.84  190.38   29.46
FBNW  FirstBank Corp of Clarkston WA     17.50    34.72   0.44   14.00     NM   125.00   22.55  125.00     NM
HRZB  Horizon Financial Corp. of WA      15.00   111.26   1.05   10.91   14.02  137.49   21.45  137.49   14.29
IWBK  Interwest SB of Oak Harbor WA      39.50   317.42   2.47   15.46   21.70  255.50   17.32  261.24   15.99
STSA  Sterling Financial Corp. of WA     18.50   102.99   0.90   12.41     NM   149.07    6.11  170.98   20.56
WFSL  Washington FS&LA of Seattle WA     27.25  1293.34   2.14   14.66   14.05  185.88   22.45  203.51   12.73
WAMU  Washington Mutual Inc. of WA(7)    59.87  7564.99   2.42   19.30     NM      NM    15.51     NM    24.74

Comparable Group
----------------
CMRN  Cameron Fin. Corp. of MO           17.37    45.63   0.97   17.18   22.27  101.11   21.93  101.11   17.91
FFHH  FSF Financial Corp. of MN          17.75    53.84   0.99   14.16   22.76  125.35   14.23  125.35   17.93
FFBA  First Colorado Bancorp of Co       19.00   314.66   0.80   11.79   23.46  161.15   20.83  163.37   23.75
FMSB  First Mutual SB of Bellevue WA     21.00    56.74   1.52   10.91   13.46  192.48   13.13  192.48   13.82
FWWB  First Savings Bancorp of WA        24.75   260.35   0.84   14.13   27.81  175.16   25.84  190.38   29.46
HRZB  Horizon Financial Corp. of WA      15.00   111.26   1.05   10.91   14.02  137.49   21.45  137.49   14.29
IWBK  Interwest SB of Oak Harbor WA      39.50   317.42   2.47   15.46   21.70  255.50   17.32  261.24   15.99
KFBI  Klamath First Bancorp of OR        19.62   196.57   0.83   14.20     NM   138.17   27.01  138.17   23.64
UBMT  United Fin. Corp. of MT            23.50    28.74   1.16   19.95   25.00  117.79   26.68  117.79   20.26
WSTR  WesterFed Fin. Corp. of MT         21.37   118.92   1.02   18.73   26.38  114.10   12.44  142.56   20.95

                                               Dividends(4)                    Financial Characteristics(6)
                                         -----------------------   -------------------------------------------------------
                                         Amount/         Payout    Total   Equity/  NPAs/      Reported        Core
                                                                                           -------------------------------
                                          Share    Yield Ratio(5)   Assets  Assets  Assets    ROA     ROE    ROA     ROE
                                         ------- ------- -------   ------- ------- ------- ------- ------- ------- -------
                                            ($)     (%)     (%)    ($Mil)     (%)     (%)     (%)     (%)     (%)
Timberland Savings Bank
-----------------------
 Superrange                                0.00    0.00    0.00       265   31.47    3.14    1.88    5.98    2.00    6.36
 Range Maximum                             0.00    0.00    0.00       258   29.37    3.23    1.83    6.24    1.96    6.67
 Range Midpoint                            0.00    0.00    0.00       251   27.43    3.32    1.79    6.52    1.92    6.99
 Range Minimum                             0.00    0.00    0.00       244   25.38    3.42    1.74    6.86    1.87    7.38

SAIF-Insured Thrifts(7)
-----------------------
 Averages                                  0.38    1.75   29.54     1,149   12.86    0.79    0.54    5.50    0.75    7.55
 Medians                                    ---     ---     ---       ---     ---     ---     ---     ---     ---     ---

All Non-MHC State of WA(7)
--------------------------
 Averages                                  0.34    1.38   21.70     1,627   11.17    0.73    1.00    9.31    1.06   10.72
 Medians                                    ---     ---     ---       ---     ---     ---     ---     ---     ---     ---

Comparable Group Averages
-------------------------
 Averages                                  0.44    2.08   35.84       768   14.30    0.28    0.97    7.39    1.11    8.42
 Medians                                    ---     ---     ---       ---     ---     ---     ---     ---     ---     ---

State of WA
-----------
CASB  Cascade SB of Everett WA(7)          0.00    0.00    0.00       352    6.17    0.39    0.46    7.49    0.58    9.46
FMSB  First Mutual SB of Bellevue WA       0.20    0.95   13.16       432    6.82    0.01    1.02   15.34    1.00   14.95
FWWB  First Savings Bancorp of WA          0.28    1.13   33.33     1,008   14.75    0.30    1.05    6.25    1.00    5.90
FBNW  FirstBank Corp of Clarkston WA       0.00    0.00    0.00       154   18.04    2.07    0.70    3.86    0.57    3.14
HRZB  Horizon Financial Corp. of WA        0.40    2.67   38.10       519   15.60     NA     1.57    9.99    1.54    9.80
IWBK  Interwest SB of Oak Harbor WA        0.60    1.52   24.29     1,833    6.78    0.64    0.87   12.91    1.18   17.52
STSA  Sterling Financial Corp. of WA       0.00    0.00    0.00     1,686    4.10    0.61    0.10    2.46    0.32    7.91
WFSL  Washington FS&LA of Seattle WA       0.92    3.38   42.99     5,760   12.08    0.73    1.67   14.37    1.84   15.85
WAMU  Washington Mutual Inc. of WA(7)      1.08    1.80   44.63    48,764    5.00    0.81    0.35    6.81    0.74   14.45

Comparable Group
----------------
CMRN  Cameron Fin. Corp. of MO             0.28    1.61   28.87       208   21.69    0.73    1.07    4.43    1.33    5.51
FFHH  FSF Financial Corp. of MN            0.50    2.82   50.51       378   11.35    0.03    0.66    5.22    0.84    6.63
FFBA  First Colorado Bancorp of Co         0.44    2.32   55.00     1,510   12.93    0.23    0.89    6.25    0.88    6.17
FMSB  First Mutual SB of Bellevue WA       0.20    0.95   13.16       432    6.82    0.01    1.02   15.34    1.00   14.95
FWWB  First Savings Bancorp of WA          0.28    1.13   33.33     1,008   14.75    0.30    1.05    6.25    1.00    5.90
HRZB  Horizon Financial Corp. of WA        0.40    2.67   38.10       519   15.60     NA     1.57    9.99    1.54    9.80
IWBK  Interwest SB of Oak Harbor WA        0.60    1.52   24.29     1,833    6.78    0.64    0.87   12.91    1.18   17.52
KFBI  Klamath First Bancorp of OR          0.30    1.53   36.14       728   19.55    0.08    0.81    3.67    1.23    5.54
UBMT  United Fin. Corp. of MT              0.98    4.17     NM        108   22.65     NA     1.09    4.70    1.34    5.80
WSTR  WesterFed Fin. Corp. of MT           0.44    2.06   43.14       956   10.91    0.25    0.63    5.09    0.79    6.41

(1) Average of high/low or bid/ask price per share.
(2) EPS (core basis) is based on actual trailing twelve month data, adjusted to omit the impact of non-operating items (including the SAIF assessment) on a tax effected basis, and is shown on a pro forma basis where appropriate.
(3) P/E = Price to Earnings; P/B = Price to Book; P/A = Price to Assets; P/TB = Price to Tangible Book; and P/CORE = Price to Core Earnings.
(4) Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated twelve month dividend as a percent of trailing twelve month estimated core earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and total assets balances.
(7) Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source: Corporate reports, offering circulars, and RP Financial, Inc.
        calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

                                   EXHIBITS

RP FINANCIAL, LC.

                                LIST OF EXHIBITS

Exhibit
Number         Description
-------        -----------
I-1            Map of Office Location

I-2            Timberland's Audited Financial Statements

I-3            Key Operating Ratios

I-4            Investment Portfolio Composition

I-5            Yields and Costs

I-6            Loan Loss Allowance Activity

I-7            Fixed Rate and Adjustable Rate Loans

I-8            Market Value Analysis

I-9            Gap Analysis

I-10           Loan Portfolio Composition

I-11           Contractual Maturity By Loan Type

I-12           Loan Originations, Purchases, and Sales

I-13           Non-Performing Assets

I-14           Classified Assets

I-15           Deposit Composition

I-16           Time Deposit Rate/Maturity

I-17           Borrowings


II-1           List of Branch Offices

II-2           Historical Interest Rates

II-3           Demographic/Economic Reports

II-4           Sources of Personal Income/Employment Sectors

RP FINANCIAL, LC.

Exhibit
Number         Description
-------        -----------

III-1          General Characteristics of Publicly-Traded Institutions

III-2          State of Washington Peer Thrifts

III-3          Northwest U.S. and Western U.S. Peer Thrifts



IV-1           Stock Prices:  August 29, 1997

IV-2           Historical Stock Price Indices

IV-3           Historical Thrift Stock Indices

IV-4           Market Area Acquisition Activity

IV-5           Directors and Management Summary Resumes

IV-6           Pro Forma Regulatory Capital Ratios

IV-7           Pro Forma Analysis Sheet

IV-8           Pro Forma Effect of Conversion Proceeds

IV-9           Peer Group Core Earnings Analysis


V-1            Firm Qualifications Statement

                                  EXHIBIT I-1

                            Timberland Savings Bank
                            Map of Office Location

                 [MAP OF TIMBERLAND SAVINGS BANK APPEARS HERE]

                                 EXHIBIT I-13

                            Timberland Savings Bank
                             Non-Performing Assets

                                 EXHIBIT I-13

                           TIMBERLAND SAVINGS BANK
                             NON-PERFORMING ASSETS

                                                                              At September 30                        At June 30
                                                          -----------------------------------------------------
                                                          1992           1993       1994        1995       1996          1997
                                                          ----           ----       ----        ----       ----          ----
                                                                           (Dollars in thousands)
Loans accounted for on a nonaccrual basis:
 Mortgage loans:
 One-to four-family.............................       $      469     $    612   $    392    $    646   $    735     $    841
 Commercial.....................................               --           --         --          --         --        2,886(1)
 Construction and land development..............              966          196        125         391        771        3,991(2)
 Consumer loans.................................                1           --         30          --         14            1
 Commercial business loans......................               --           --         --          --         --           11
                                                       ----------     ---------  ---------   --------   --------     --------
  Total.........................................       $    1,436          808        547       1,037      1,520        7,730

Accruing loans which are contractually
  past due 90 days or more:
 Mortgage loans:
 Construction and land development..............               --           --         --          --         --          303
                                                       ----------     ---------  ---------   --------   --------     --------
  Total.........................................               --           --         --          --         --          303
                                                       ----------     ---------  ---------   --------   --------     --------
Total of nonaccrual and
90 days past due loans..........................       $    1,436     $    808   $    547    $  1,037   $  1,520     $  8,033


Real estate owned and other
repossessed assets..............................              879          484        407         209        125          317
                                                       ----------     ---------  ---------   --------   --------     --------
  Total nonperforming assets....................            2,315        1,292        954       1,246      1,645        8,350

Restructured loans..............................               --           11         29         207        158           71

Nonaccrual and 90 days or more
past due loans as a percentage
of loans receivable, net........................             1.39%        0.76%      0.45%       0.66%      0.86%        4.28%(3)


Nonaccrual and 90 days or more past due
loans as a percentage of total assets...........             1.16%        0.58%      0.36%       0.58%      0.78%        3.90%(4)

Nonperforming assets as a
percentage of total assets......................             1.87%        0.93%      0.63%       0.70%      0.85%        4.05%(5)


Loans receivable, net...........................       $  103,045     $106,259   $121,558    $156,523   $176,495     $187,488
                                                       ==========     =========  =========   ========   ========     ========

Total assets....................................       $  123,889     $139,233   $151,044    $177,761   $194,357     $206,188
                                                       ==========     =========  =========   ========   ========     ========

______________
(1) Includes two loans each with a balance of $ 1.4 million at June 30, 1997, descriptions of which are provided below.
(2) Includes two loans with balances of $1.9 million and $1.0 million at June 30, 1997, descriptions of which are provided below.
(3)  1.21% without the loans described in footnotes 1 and 2.
(4)  1.10% without the loans described in footnotes 1 and 2.
(5)  1.25% without the loans described in footnotes 1 and 2.

                                 EXHIBIT I-14

                            Timberland Savings Bank
                               Classified Assets

                                 EXHIBIT I-14

                            TIMBERLAND SAVINGS BANK
                                CLASSIFIED ASSETS

                                  At September 30,        At June 30,
                                -------------------
                                  1995       1996             1997
                                  ----       ----         -----------
                                               (In thousands)
Loss........................      $   -      $   -          $     -
Doubtful....................          -          -                -
Substandard assets..........      1,371      2,061            5,510(1)
Special mention.............          -         97            2,886(1)

General loss allowances.....      1,119      1,133            1,454
Specific loss allowances....          -          -                -

___________
(1)  See discussion under "-Nonperforming Assets and Delinquencies."

                                  EXHIBIT I-2

                            Timberland Savings Bank
                         Audited Financial Statements


                          [Incorporated by Reference]

                                  EXHIBIT I-3

                            Timberland Savings Bank
                             Key Operating Ratios

                                  EXHIBIT 1.3

                            TIMBERLAND SAVINGS BANK
                             KEY OPERATING RATIOS

                                                                                                           At or For
                                                                                                          Nine Months
                                                                                                             Ended
                                                            Year Ended September 30,                        June 30,
                                                  --------------------------------------------           --------------
                                                  1992      1993      1994      1995      1996           1996      1997
                                                  ----      ----      ----      ----      ----           ----      ----
                                                                      (Dollars in thousands)
KEY FINANCIAL RATIOS(1):

Performance Ratios:
  Return on average assets(2)...............     1.80%      1.99%     1.86%     1.82%     1.46%          1.67%     1.67%
  Return on average assets(3)...............    22.53      22.11     18.27     17.44     13.21          15.27     14.95
  Interest rate spread(4)...................     4.38       4.47      4.32      4.56      4.34           4.25      4.17
  Net interest margin(5)....................     4.93       4.97      4.78      5.08      4.97           4.88      4.85
  Average interest-earning assets
    to average interest-bearing
    liabilities.............................   110.97     113.09    113.41    113.05    114.76         114.89    115.94
  Noninterest expense as a
    percent of average total assets.........     2.45       2.37      2.55      2.49      2.93           2.46      2.39
  Efficiency ratio(6).......................    47.72      44.68     48.76     47.04     56.82          49.00     47.83

Asset Quality Ratios:
  Nonaccrual and 90 days or more
    past due loans as a percent
    of loans receivable, net................     1.39       0.76      0.45      0.66      0.86           0.63      4.28(7)
  Nonperforming assets as a
    percent of total assets.................     1.87       0.93      0.63      0.70      0.85           0.64      4.05(8)
  Allowance for losses as a
    percent of loans receivable, net........     0.94       1.07      0.92      0.71      0.64           0.67      0.78
  Allowance for losses as a
    percent of nonperforming loans..........    67.69     140.84    204.95    107.91     74.54          97.90     18.10(9)
  Net charge-offs to average
    outstanding loans.......................     0.02       0.01      0.02         -         -           0.01      0.01

Capital Ratios:
  Total equity-to-assets ratio..............     8.38       9.34     10.35     10.49     10.97          11.18     11.57
  Average equity to average assets(10)......     7.98       9.01     10.16     10.45     11.02          10.93     11.16

________________
(1) Annualized, where appropriate, for the nine months ended June 30, 1997 and 1996.
(2)       Net income divided by average total assets.
(3)       Net income divided by average equity.
(4) Difference between weighted average yield on interest-earning assets and weighted average rate on interest-bearing liabilities.
(5) Net interest income (before provision for loans losses) as a percentage of average interest-earning assets.
(6) Other expenses (excluding federal income tax expense) divided by the sum of net interest income and noninterest income.
(7)       1.21% without the loans discussed under "BUSINESS OF THE SAVINGS
          BANK -- Lending Activities -- Nonperforming Assets and Delinquencies."
(8)       1.25% without the loans discussed under "BUSINESS OF THE SAVINGS
          BANK -- Lending Activities -- Nonperforming Assets and Delinquencies."
(9)       63.22% without the loans discussed under "BUSINESS OF THE SAVINGS
          BANK -- Lending Activities -- Nonperforming Assets and Delinquencies."
(10)      Average total equity divided by average total assets.

                                  EXHIBIT I-4

                            Timberland Savings Bank
                       Investment Portfolio Composition

                                  EXHIBIT I-4

                            TIMBERLAND SAVINGS BANK
                       INVESTMENT PORTFOLIO COMPOSITION

                                                                     AT SEPTEMBER 30,
                                          ----------------------------------------------------------------------
                                                   1994                    1995                    1996
                                          --------------------     --------------------     --------------------
                                          Amortized Percent of     Amortized Percent of     Amortized Percent of
                                           Cost(1)    Total         Cost(1)    Total         Cost(1)    Total
                                          ---------  -------       ---------  -------       ---------  -------
                                                                    (In thousands)
Held to Maturity (at amortized cost):
 Data Securities:
  U.S. Treasury obligations ............  $   6,998   40.38%       $   2,504   22.15%       $      --      --%
  U.s. Government agency obligations ...      1,000    5.77            1,000    8.84               --      --
Mortgage-backed securities .............      7,402   42.71            6,352   56.19            4,951   75.91
Investment certificates of deposit .....        599    3.46               --      --               --      --
                                          ---------  -------       ---------  -------       ---------  -------
Total held to maturity securities ......     15,999   92.32            9,856   87.18            4,951   75.91

Available for Sale (at market value):
Mortgage-backed securities .............         --      --               --      --               --      --
FHLB stock .............................      1,280    7.39%           1,363   12.06%           1,470   22.54%
Other ..................................         50    0.29               86    0.76              102    1.55
                                          ---------  -------       ---------  -------       ---------  -------
Total available for sale securities.....      1,330    7.68            1,449   12.82            1,572   24.09
                                          ---------  -------       ---------  -------       ---------  -------

Total portfolio ........................  $  17,329  100.00%       $  11,305  100.00%       $   6,522  100.00%
                                          =========  =======       =========  =======       =========  =======

                                               AT JUNE 30,
                                                  1997
                                          --------------------
                                          Amortized Percent of
                                           Cost(1)    Total
                                          ---------  -------
Held to Maturity (at amortized cost):
 Data Securities:
  U.s. Treasury obligations ............  $      --      --%
  U.S. Government agency obligation ....         --      --
Mortgage-backed securities .............      4,172   72.85
Investment certificates of deposit .....         --      --
                                          ---------  -------
  Total held to maturity securities ....      4,172   72.85

Available for Sale (at market value):
Mortgage-backed securities .............         --      --
FHLB stock .............................      1,555   27.15%
Other ..................................         --      --
                                          ---------  -------
  Total available for sale securities...      1,555   27.15
                                          ---------  -------

Total portfolio ........................  $   5,727  100.00%
                                          =========  =======

________________
(1) The market value of the Savings Bank's investment portfolio amounted to $5.7 million as of June 30, 1997, $6.4 million as of September 30, 1996, $11.2 million as of September 30, 1995 and $16.9 million as of September 30, 1994. At June 30, 1997, the market values of the principal components of the Savings Bank's investment portfolio were:
         $4.1 million in mortgage-backed securities and $1.2 million in FHLB stock.

                                  EXHIBIT I-5

                            Timberland Savings Bank
                               Yields and Costs

                                  EXHIBIT 1-5

                            TIMBERLAND SAVINGS BANK
                               YIELDS AND COSTS


                                                                Year Ended September 30,
                                               -----------------------------------------------------------------------
                                                             1994                               1995
                                               ----------------------------------  -----------------------------------
                                                               Interest                            Interest
                                                 Average       and         Yield/   Average        and           Yield/
                                                 Balance       Dividends   Cost     Balance        Dividends     Cost
                                                ----------     ---------   ------   ----------     ---------     -----
                                                                                                  (Dollars in thousands)
Intrest earning assets
  Loans receivable(1)                            $111,979      $ 10,168     90.8%    $ 143 103      $ 13,603      9.51%
  Mortgage backed and investment securities         7,263           428     5.69        12,676           667      5.26
  TSB stock and equity securities                   1,270           110     8.66         1,370            99      7.15
  Interest Bearing Deposits                        17,299           601     3.47         2,069            85      4.11
                                                ----------     ---------            ----------     ---------
    Total interest earning assets                $137,811      $ 11,307     8.20     $ 159,218      $ 14,454      9.08

Each interest earning assets                        4,079                                5,294
                                                ----------                          ----------
    Total assets                                 $141,908                            $ 164,512
                                                ----------                          ----------
Interest bearing balances
  Passbook accounts                              $ 28,291      $    995     3.38      $  27,512     $    821      2.98
  Money market accounts                            12,376           379     3.06         10,115          469      4.64
  NOW accounts                                     17,554           428     2.44         19,078          425      2.23
  Certificates deposit                             61,809         2,854     4.62         73,596        3,981      5.41
  MHB advances other borrowed money                 1,491            99     6.64         10,539          664      6.30
                                                ----------     ---------            ----------     ---------
    Total interest bearing liabilities            121,521         4,715     3.88        140,840     $  6,360      4.52

  Non-interest bearing liabilities                  5,973                                 6,474
                                                ----------                          -----------
     Total liabilities                           $127,494                             $ 147,314

  Retained earnings                                14,414                                17,198
                                                ----------                          -----------

     Total liabilities and retained earnings      $141,908                             $164,512
                                                ==========                          ===========

Net interest income                                            $  6,592                             $  8,094

Interest rate spread                                               4.32%                                4.56%

Net interest margin(2)                                             4.78%                                5.08%

Ratio of interest earning assets to
  average interest bearing liabilities                           113.41%                              113.05%

                                                     Year Ended September 30,
                                                -----------------------------------
                                                               1996
                                                -----------------------------------
                                                              Interest
                                                   Average    and           Yield/
                                                   Balance    Dividends     Cost
                                                -----------  -----------   -------
                                                             (Dollars in thousands)
Interest earning assets
  Loans receivable(1)                           $ 168,060      $  15,880    9.45%
  Mortgage backed and investment securities         6,689            397    5.94
  TSB stock and equity securities                   1,499            126    8.41
  Interest Bearing Deposits                         2,072             97    4.68
                                                ----------     ----------
    Total interest earning assets                 178,320      $  16,500    9.25

Each interest earning assets                        5,674
                                                ----------
    Total assets
                                                $ 183,994
Interest bearing balances                       ----------
  Passbook accounts
  Money market accounts                         $  24,800      $     738    2.98
  NOW accounts                                     13,182            520    3.94
  Certificates deposit                             17,377            421    2.42
  MHB advances other borrowed money                89,024          5,271    5.92
                                                   11,005            679    6.17
    Total interest bearing liabilities          ----------     ----------
                                                $ 155,388      $   7,629    4.91

  Non-interest bearing liabilities                  8,330

     Total liabilities                          $ 163,718

  Retained earnings                                20,276

     Total liabilities and retained earnings    $ 183,994
                                                =========

Net interest income                                          $   8,871

Interest rate spread                                              4.34%

Net interest margin(2)                                            4.97%

Ratio of interest earning assets to
  average interest bearing liabilities                          114.76%

                                                                      Nine Months Ended June 30,
                                               ----------------------------------------------------------------------
                                                                1996                               1997
                                               ---------------------------------  -----------------------------------
                                                               Interest                          Interest
                                                Average        and         Yield/   Average        and          Yield/
                                                Balance        Dividends   Cost     Balance      Dividends      Cost
                                               ----------      ---------   ------   ----------   ---------      -----
                                                                      (Dollars in thousands)
Interest earning assets
  Loans receivable(1)                          $ 165,827       $11,660     9.38%      $187,435     $12,975      9.23%
  Mortgage backed and investment securities        7,233           323     5.95          4,613         215      6.21
  TSB stock and equity securities                  1,483            97     8.72          1,549          85      7.32
  Interest Bearing Deposits                        2,145            74     4.60          2,690          95      4.71
                                               ---------      --------                --------     -------
    Total interest earning assets              $ 176,688      $ 12,154     9.17       $196,287     $13,370      9.08

Each interest earning assets                       5,352                                 7,504
                                               ---------                              --------
    Total assets                               $ 182,040                              $203,791
                                               =========                              ========
Interest bearing balances
  Passbook accounts                            $  24,699     $  550        2.97       $ 74,769     $  556       2.99
  Money market accounts                           13,205        391        3.97         12,695        378       3.97
  NOW accounts                                    17,181        311        2.41         17,707        330       2.48
  Certificates deposit                            87,333      3,893        5.94         97,472      4,302       5.88
  MHB advances other borrowed money               11,372        535        6.27         16,657        671       5.37
                                               ---------    -------                   --------     ------
    Total interest bearing liabilities         $ 153,790    $ 5,682        4.92       $169,300     $6,237       4.91

  Non-interest bearing liabilities                 8,345                                11,749

     Total liabilities                         $ 162,135                              $181,049

  Retained earnings                               19,905                                22,742

     Total liabilities and retained earnings   $ 182,040                              $203,791
                                               =========                              ========

Net interest income                                            $ 6,472                           $ 7,133

Interest rate spread                                              4.25%                             4.17%

Net interest margin(2)                                            4.88%                             4.85%

Ratio of interest earning assets to
  average interest bearing liabilities                          114.89%                           115.94%


                                  EXHIBIT 1-5

                            TIMBERLAND SAVINGS BANK
                               YIELDS AND COSTS
                                  (CONTINUED)

                                                                               Nine Months Ended             At
                                               Year Ended September 30,              June 30,             June 30,
                                             ----------------------------     -------------------
                                             1994        1995        1996     1996           1997          1997
                                             ----        ----        ----     ----           ----          ----
Weight average yield on:
 Loans receivable(1)......................   9.08%       9.51%       9.45%    9.38%          9.23%         8.80%
 Mortgage-backed securities and
  investment securities...................   5.89        5.26        5.94     5.95           6.21          6.37
 FHLB stock and equity securities.........   8.66        7.15        8.41     8.72           7.32          7.50
 Interest-bearing deposits................   3.47        4.11        4.68     4.60           4.71          4.88
 All interest-earning assets..............   8.20        9.08        9.25     9.17           9.08          8.72

Weighted average rate paid on:
 Passbook savings accounts................   3.38        2.98        2.98     2.97           2.99          2.98
 Money market accounts....................   3.06        4.64        3.94     3.97           3.97          3.92
 NOW accounts.............................   2.44        2.23        2.42     2.41           2.48          2.50
 Certificate accounts.....................   4.62        5.41        5.92     5.94           5.88          5.75
 FHLB advances and other borrowed
  money...................................   6.64        6.30        6.17     6.27           5.37          5.60
All interest-bearing liabilities..........   3.88        4.52        4.91     4.93           4.91          4.87

Interest rate spread (spread between
 weighted average rate on all interest-
 earning assets and all interest-
 bearing liabilities).....................   4.32        4.56        4.34     4.25           4.17          3.85

Net interest margin (net interest income
 as a percentage of average
 interest-earning assets).................   4.78        5.08        4.97     4.88           4.85          N/A

____________________
(1)  Weighted average rate at June 30, 1997 excludes loan fees.

                                  EXHIBIT I-6

                            Timberland Savings Bank
                         Loan Loss Allowance Activity

                                  EXHIBIT I-6

                            TIMBERLAND SAVINGS BANK
                         LOAN LOSS ALLOWANCE ACTIVITY

                                                                                          Nine Months
                                                                                             Ended
                                                        Year Ended September 30,            June 30,
                                                  -----------------------------------    --------------
                                                  1992    1993    1994    1995   1996    1996      1997
                                                  ----    ----    ----    ----   ----    ----      ----
                                                                 (Dollars in thousands)

Allowance at beginning of period.............    $  799  $  972  $1,138  $1,120  $1,119  $1,119   $1,133
Provision for loan losses....................       188     175      --      --      70      45      334
Recoveries:
 Consumer loans:
  Automobile.................................        --       8      --      --      --      --       --
  Other......................................        --      --      --      --      --      --        9
                                                 ------  ------  ------  ------  ------  ------   ------
   Total recoveries..........................        --       8      --      --      --      --        9

Charge-offs:
Mortgage loans:
 One-to four-family..........................        --      --      --      --      --      19       19
 Home equity and second mortgage.............        15       6      18      --      --      --       --
 Other.......................................        --       1      --       1       1      --       --
                                                 ------  ------  ------  ------  ------  ------   ------
  Total charge-offs..........................        15      17      18       1       1      19       19
  Net charge-offs............................        15       9      18       1       1      19       10
  Transfers..................................        --      --      --      --      55      --        3
                                                 ------  ------  ------  ------  ------  ------   ------
   Balance at end of period..................    $  972  $1,138  $1,120  $1,119  $1,133  $1,145   $1,454
                                                 ======  ======  ======  ======  ======  ======   ======

Allowance for loan losses as a
 percentage of total loans (net)
 outstanding at the end of the period........      0.94%   1.07%   0.92%   0.71%   0.64%   0.67%    0.78%

Net charge-offs as a percentage
 of average loans outstanding
 during the period...........................      0.02%   0.01%   0.02%      -%      -%   0.01%    0.01%

Allowance for loan losses as
 a percentage of nonperforming
 loans at end of period......................     67.69% 140.84% 204.75% 107.91%  74.54%  97.90%   18.10%(1)

______________
(1) 63.22% without the loans discussed under "- Nonperforming Assets and Delinquencies."

                                  EXHIBIT I-7

                            Timberland Savings Bank
                     Fixed Rate and Adjustable Rate Loans

                                  EXHIBIT I-7

                            TIMBERLAND SAVINGS BANK
                     FIXED RATE AND ADJUSTABLE RATE LOANS

                                        Fixed                  Floating or
                                        Rates               Adjustable Rates         Total
                                        --------            ----------------         -----
                                                             (In thousands)
Mortgage loans:
 One-to-four-family..................   $ 14,072               $  87,885             $ 101,957
 Multi-family........................      5,411                   7,233                12,644
 Commercial..........................      7,630                  21,237                28,867
 Construction and land development...     32,545                  10,327                42,872
 Land................................      6,835                      20                 6,855
Consumer loans:
 Home equity and second mortgage.....      5,888                   2,010                 7,898
 Other...............................      2,690                      95                 2,785
                                        --------            ------------             ---------
                                           8,578                   2,150                10,683
                                        --------            ------------             ---------
 Commercial business loans...........        709                       9                   718
                                        --------            ------------             ----------
   Total.............................   $ 75,780               $ 128,816             $ 204,596
                                        ========            ============             ==========

                                  EXHIBIT I-8

                            Timberland Savings Bank
                             Market Value Analysis

                                  EXHIBIT I-8


                            TIMBERLAND SAVINGS BANK
                             MARKET VALUE ANALYSIS

Projected                    Net Interest Income                          Current Market Value
                    ---------------------------------------      ---------------------------------------
Interest Rate       Estimated      $ Change       % Change       Estimated      $ Change       % Change
Scenario            Value          from Base      from Base      Value          from Base      from Base
--------            -----          ---------      ---------      -----          ---------      ---------
                                            (Dollars in thousands)
400                    $8,860      $      96          1.10%        $22,437      $  (2,213)         (8.98)%
300                     9,042            278          3.17          23,811           (838)         (3.40)
200                     9,211            447          5.10          24,996            346           1.40
100                     9,090            326          3.71          25,273            624           2.53

BASE                    8,764             --            --          24,649             --             --

(100)                   8,368           (396)        (4.52)         23,402         (1,247)         (5.06)
(200)                   7,925           (839)        (9.58)         21,866         (2,783)        (11.29)
(300)                   7,592         (1,172)       (13.37)         20,836         (3,813)        (15.47)
(400)                   7,324         (1,440)       (15.43)         20,645         (4,004)        (16.24)

                                  EXHIBIT I-9

                            Timberland Savings Bank
                                 Gap Analysis

                                  EXHIBIT I-9

                            Timberland Savings Bank
                                 Gap Analysis

                                                First Year Repricing                       Later Repricing
                                   --------------------------------------      ---------------------------------------------------
                                               0-3       4-6        7-12        1-3      3-5        5-10       10-20      Over 20
                                   TOTAL      Months    Months     Months      Years    Years      Years       Years      Years
                                   -----      ------    ------     ------      -----    -----      -----       -----      -----
                                                             (Dollars in Thousands)
LOANS(1)
 ARMs............................  $ 94,272  $26,339   $25,177   $ 18,818   $ 20,350  $  1,588    $    --         --     $     --
 Fixed rate mortgages............    19,418    1,178     1,047      1,940      5,830     3,576      3,942      1,656          249
 Home equity/security mortgage...     7,847    2,737       627        994      2,035       833        538         83           --
 Consumer........................     1,745    1,032       189        204        227        55         30          8           --
 Automobile......................     1,041      135       114        199        443       114         30          6           --
 Construction....................    30,192   15,405     4,935      4,140      5,712        --         --         --           --
 Nonresidential mortgage
  (adjustable)...................    21,698    3,614     4,923      4,954      6,205        --         --         --           --
 Nonresidential mortgage (fixed).    13,780    1,560     1,211      2,161      5,407     2,094      1,179        167            1
 Commercial variable.............         9        9        --         --         --        --         --         --           --
 Commercial fixed................       709      132        50         95        309       120          3         --           --
INVESTMENTS
 Investment securities...........     2,312    2,312        --         --         --        --         --         --           --
 Mortgage securities.............     4,172    1,155     1,684      1,238         69        23          4          1           --
                                   --------  -------   -------   --------   --------  --------    -------    -------     --------
Total rate sensitive assets......  $197,193  $57,608   $39,967   $ 34,741   $ 48,587  $  8,403    $ 5,728    $ 1,921     $    250
                                   ========  =======   =======   ========   ========  ========    =======    =======     ========

LIABILITIES
 Money market deposits...........  $ 13,667  $ 4,527   $ 3,028   $  3,379   $  2,624  $    105    $     4    $    --     $     --
 Certificates of deposit.........   104,007   25,074    16,254     35,770     24,156     2,343        360         50           --
 Passbook accounts...............    25,130    2,144     1,961      3,434      8,971     4,396      3,514        690           20
 NOW Accounts....................    17,515    1,494     1,366      2,394      6,253     3,064      2,449        481           14
BORROWINGS
 FHLB advances...................    13,771    1,500        --         --        500    10,456      1,315         --           --
                                   --------  -------   -------   --------    -------  --------    -------    -------     --------
Total rate sensitive liabilities.  $174,090  $34,739   $22,609   $ 44,977    $42,504  $ 20,384    $ 7,642    $ 1,221     $     34
                                   ========  =======   =======   ========    =======  ========    =======    =======     ========

PERIODIC GAP.....................        --  $22,869   $17,348   $(10,236)   $ 6,083  $(11,961)   $(1,916)   $   700     $    216
 Gap Ratio.......................        --     1.66      1.77       0.77       1.14      0.41       0.75       1.57         7.34
 Gap percentage total............        --    11.09%     8.41%     (4.96)%     2.95%    (5.80)     (0.93)%     0.34%        0.10%

CUMULATIVE GAP...................        --  $22,869   $40,218    $29,982    $36,065  $ 24,105    $22,189    $22,889     $ 23,105
 Gap Ratio.......................        --     1.66      1.70       1.29       1.25      1.15       1.13       1.13         1.13
 Gap percentage total............        --    11.09%    19.50%     14.54%     17.49%    11.69%     10.76%     11.10%       11.20%

_______________________
(1)       Net of loans in process.

                                 EXHIBIT I-10

                            Timberland Savings Bank
                          Loan Portfolio Composition

                                 EXHIBIT I-10

                            TIMBERLAND SAVINGS BANK
                          LOAN PORTFOLIO COMPOSITION

                                                                                          At September 30,
----------------------------------------------------------------------------------------------------------------------------------
                                               1992                    1993                    1994                    1995
                                        -----------------        ----------------         ----------------        ----------------
                                        Amount    Percent        Amount   Percent         Amount   Percent        Amount   Percent
                                        ------    -------        ------   -------         ------   -------        ------   -------
                                                                                                     (Dollar in thousands)
Mortgage Loans:
 One- to four-family(1)(2)..........    $ 67,872    59.43%       $ 73,989   62.87%        $ 73,754    52.94%       $ 93,582  53.03%
 Multi-family.......................       6,270     5.49           2,374    2.02            4,806     3.45          10,965   6.21
 Commercial.........................      11,767    10.30          11,242    9.55           11,784     8.46          15,592   8.83
 Construction and land development..      21,296    18.65          23,202   19.72           40,113    28.79          42,752  24.23
 Land(2)............................       2,181     1.91           2,277    1.94            4,118     2.96           6,118   3.47
                                        --------    -----        --------   -----         --------    -----        --------  -----
  Total mortgage loans..............     109,386    95.78         113,034   96.10          134,575    96.60         169,009  95.77
Consumer Loans:
 Home equity and second mortgage....       2,891     2.53           2,596    2.21            2,853     2.05           5,201   2.95
 Other..............................       1,572     1.38           1,627    1.38            1,623     1.16           2,019   1.15
                                        --------    -----        --------   -----         --------    -----        --------  -----
                                           4,463     3.91           4,223    3.59            4,476     3.21           7,220   4.10

 Commercial business loans..........         353     0.31             366    0.31              268     0.19             232   0.13
                                        --------    -----        --------   -----         --------    -----        --------  -----

  Total loans.......................     114,202   100.00%        117,673  100.00%         139,319   100.00%        176,461 100.00%
                                        --------   ======        --------  ======         --------   ======        -------- ======

Less:
 Undisbursed portion of loans
 in process.........................      (9,260)                  (9,370)                 (15,316)                 (17,262)

 Unearned income....................        (925)                    (906)                  (1,299)                  (1,554)
 Allowance for loan losses..........        (972)                  (1,138)                  (1,120)                  (1,119)
 Market value adjustment of loans
  held for sale.....................          --                       --                      (26)                      (3)
                                        --------                 --------                 --------                 --------
 Total loans receivable, net........    $103,045                 $106,259                 $121,558                 $156,523
                                        ========                 ========                 ========                 ========

                                        -----------------
                                              1996                At June 30,1997
                                        -----------------        -----------------
                                        Amount    Percent        Amount    Percent
                                        ------    -------        ------    -------
Mortgage Loans:
 One- to four-family(1)(2)..........    $ 95,978    48.51%       $ 101,957   49.83%
 Multi-family.......................      12,569     6.35           12,644    6.18
 Commercial.........................      26,529    13.41           28,867   14.11
 Construction and land development..      47,140    23.83           42,872   20.95
 Land(2)............................       6,115     3.09            6,855    3.35
                                        --------    -----        ---------   -----
  Total mortgage loans..............     188,331    95.19          193,195   94.42
 Consumer Loans:
 Home equity and second mortgage....       6,576     3.32            7,898    3.86
 Other..............................       2,476     1.25            2,785    1.37
                                        --------    -----        ---------   -----
                                           9,052     4.57           10,683    0.35

 Commercial business loans..........         476     0.24              718    0.35
                                        --------    -----        ---------   -----

  Total loans.......................     197,859   100.00%         204,596  100.00%
                                        --------   ======        ---------  ======

Less:
 Undisbursed portion of loans
 in process.........................     (18,434)                  (13,887)

 Unearned income....................      (1,708)                   (1,704)
 Allowance for loan losses..........      (1,133)                   (1,454)
 Market value adjustment of loans
  held for sale.....................         (89)                      (63)
                                        --------                 ---------
 Total loans receivable, net........    $176,495                  $187,488
                                        ========                 =========

______________
(1)  Includes loans held-for-sale.
(2) Includes real estate contracts totaling $1.4 million at June 30,1997. See " -- Real Estate Contracts."

                                 EXHIBIT I-11

                            Timberland Savings Bank
                       Contractual Maturity By Loan Type

                                 EXHIBIT I-11

                            TIMBERLAND SAVINGS BANK
                       CONTRACTUAL MATURITY BY LOAN TYPE


                                              Within       One Year        After 3 Years      After 5 Years
                                             One Year   Through 3 Years   Through 5 Years   Through 10 Years   10 Years    Total
                                             --------   ---------------   ---------------   ----------------   --------    -----
                                                                             (Dollars in thousands)
Mortgage loans:
 One-to-four-family......................     $ 2,394           $   781            $1,265            $ 3,763   $ 93,754   $101,957
 Multi-family............................           -                 2               208              7,254      5,180     12,644
 Commercial..............................         600               259               528              9,729     17,751     28,867
 Construction and land development(1)....      18,822            10,268                18                814     12,950     42,872
 Land....................................         435             1,706             4,248                323        143      6,855
Consumer loans:
 Home equity and second mortgage.........       2,275               545             1,360              1,656      2,062      7,898
 Other...................................       1,190               583               650                167        195      2,785
Commercial business loans................          81                22               600                 15          -        718
                                             --------   ---------------   ---------------   ----------------   --------   --------
   Total.................................     $25,797           $14,166            $8,877            $23,721   $132,035   $204,596
                                             ========   ===============   ===============   ================   ========

Less:
 Undisbursed portion of loans in process.                                                                                  (13,887)
 Unearned income.........................                                                                                   (1,704)
 Allowance for loan losses...............                                                                                   (1,454)
 Market value adjustment on loans
  held for sale..........................                                                                                      (63)
                                                                                                                          --------
   Loans receivable, net.................                                                                                 $187,488
                                                                                                                          ========

__________________
(1) Includes construction/permanent that convert to a permanent mortgage loan once construction is completed.

                                 EXHIBIT I-12

                            Timberland Savings Bank
                    Loan Originations, Purchases, and Sales

                                 EXHIBIT I-12

                            TIMBERLAND SAVINGS BANK
                    LOAN ORIGINATIONS, PURCHASES, AND SALES

                                                                                                    Nine Months Ended
                                                      Year Ended September 30,                          June 30,
                                          ------------------------------------------------   -------------------------------
                                               1994             1995             1996             1996             1997
                                          --------------   --------------   --------------   --------------   --------------
                                                                            (Dollars in thousands)
Loans originated:
 Mortgage loans:
  One-to four family....................        $ 28,317         $ 26,883         $ 24,512         $ 19,852         $ 18,309
  Multi-family..........................           1,058              518            3,946            3,793            1,267
  Commercial............................             921            2,798           10,100            8,880            2,066
  Construction and land development.....          39,207           33,240           29,662           20,202           26,260
  Land..................................           3,507            2,876            2,590            1,725            1,951
 Consumer...............................           2,996            6,091            5,358            4,257            5,300
 Commercial business loans..............             129               89              348              355              413
                                          --------------   --------------   --------------   --------------   --------------
  Total loans originated................          76,135           72,495           76,516           59,064           55,506

Loans purchased
 Mortgage loans:
  One-to four family....................               -              704              367              297               64
  Multi-family..........................           1,500            3,318            1,163            1,163                -
  Commercial............................               -            1,091                -                -              546
  Construction..........................           1,500            3,050            4,300            1,675                -
  Land..................................               -              802               83               59              131
                                          --------------   --------------   --------------   --------------   --------------

   Total loans purchased................           3,000            8,965            5,913            3,194              741
                                          --------------   --------------   --------------   --------------   --------------

Total loans originated and purchased....          79,135           81,460           82,429           62,258           56,247

Loans sold:
  Total whole loans sold................         (22,154)          (4,200)          (9,153)          (5,723)         (11,256)
  Participation loans...................            (725)               -           (3,229)               -                -
                                          --------------   --------------   --------------   --------------   --------------
  Total loans sold......................         (22,879)          (4,200)         (12,382)          (5,723)         (11,256)

Mortgage loan principal repayments......         (34,610)         (40,118)         (48,649)         (40,693)         (38,254)

Increase (decrease) in other items, net.          (6,347)          (2,177)          (1,426)          (3,251)           4,256
                                          --------------   --------------   --------------   --------------   --------------
Net increase in loans receivable, net...        $ 15,299         $ 34,965         $ 19,972         $ 12,591         $ 10,993
                                          ==============   ==============   ==============   ==============   ==============

                                 EXHIBIT I-15

                            Timberland Savings Bank
                              Deposit Composition

                                 EXHIBIT I-15

                            TIMBERLAND SAVINGS BANK
                              DEPOSIT COMPOSITION

                                                                         At September 30,
                                       -------------------------------------------------------------------------------------------
                                              1994                         1995                                 1996
                                       ------------------     -------------------------------     --------------------------------
                                                  Percent                Percent                             Percent
                                                     of                     of      Increase                    of       Increase
                                       Amount      Total      Amount      Total    (Decrease)     Amount      Total     (Decrease)
                                       ------      -----      ------      -----    ----------     ------      -----     ----------
                                                                  (Dollars in thousands)
Non-interest bearing...............   $  2,408       1.87%   $  3,116       2.18%    $   708     $  3,571       2.28%     $   455
NOW checking.......................     17,391      13.52      17,525      12.25         134       18,003      11.50          478
Passbook savings accounts..........     30,319      23.56      25,553      17.86      (4,766)      25,400      16.22         (153)
Money market deposit...............     11,948       9.29      12,734       8.90         786       13,364       8.54          630
Certificates of deposit which
  mature in the year ending:
Within 1 year......................     43,087      33.49      52,658      36.80       9,571       64,202      41.01       11,544
After 1 year, but within 2 years...     13,959      10.85      19,434      13.58       5,475       18,737      11.97         (697)
After 2 years, but within 5 years..      5,962       4.63       8,911       6.23       2,949        9,814       6.27          903
Certificates maturing thereafter...        951       0.74         844       0.59        (107)         579       0.37         (265)

Other..............................      2,644       2.05       2,309       1.61        (335)       2,879       1.84          570
                                      --------     ------    --------     ------     -------     --------     ------      -------

    Total..........................   $128,669     100.00%   $143,084     100.00%    $14,415     $156,549     100.00%     $13,465
                                      ========     ======    ========     ======     =======     ========     ======      =======

                                                 At June 30,

                                                   1997
                                       -------------------------------
                                                  Percent
                                                     of      Increase
                                       Amount      Total    (Decrease)
                                       ------      -----    ----------
                                           (Dollars in thousands)
Non-interest bearing...............   $  4,601       2.75%    $ 1,030
NOW checking.......................     17,515      10.48        (488)
Passbook savings accounts..........     25,130      15.04        (270)
Money market deposit...............     13,667       8.18         303
Certificates of deposit which
  mature in the year ending:
Within 1 year......................     77,096      46.13      12,894
After 1 year, but within 2 years...     19,100      11.43         363
After 2 year, but within 5 years...      7,393       4.42      (2,421)
Certificates maturing thereafter...        418       0.25        (161)

Other..............................      2,220       1.32        (659)
                                      --------     ------     -------

    Total..........................   $167,140     100.00%    $10,591
                                      ========     ======     =======

                                 EXHIBIT I-16

                            Timberland Savings Bank
                          Time Deposit Rate/Maturity

                                 EXHIBIT I-16

                            TIMBERLAND SAVINGS BANK
                          TIME DEPOSIT RATE/MATURITY

                                                                                     At
                                         At September 30,                         June 30,
                      ----------------------------------------------------
                           1994               1995               1996               1997
                      --------------     --------------     --------------     --------------
                                               (Dollars in thousands)
2.00 - 3.99%.......          $12,641            $   346            $   171           $    158
4.00 - 4.99%.......           23,797              3,220              6,802                  -
5.00 - 5.99%.......           24,003             39,921             53,278             83,766
6.00 - 6.99%.......            1,589             31,473             26,914             14,941
7.00% and over.....            1,929              6,887              6,167              5,142
                      --------------     --------------     --------------     --------------
Total..............          $63,959            $81,847            $93,332           $104,007
                      ==============     ==============     ==============     ==============


                                                     Amount Due
                      -----------------------------------------------------------------------
                                                                After
                                             One to             Two to
                        Less Than             Two                Five              After
                         One Year            Years              Years            Five Years           Total
                      --------------     --------------     --------------     --------------     --------------
                                                         (Dollars in thousands)
2.00 - 3.99%.......          $   158            $     -             $    -               $  -           $    158
4.00 - 4.99%.......                -                  -                  -                  -                  -
5.00 - 5.99%.......           65,641             14,228              3,577                320             83,766
6.00 - 6.99%.......           10,843              1,902              2,195                  1             14,941
7.00% and over.....              454              2,970              1,621                 97              5,142
                      --------------     --------------     --------------     --------------     --------------
Total..............          $77,096            $19,100             $7,393               $418           $104,007
                      ==============     ==============     ==============     ==============     ==============

                                 EXHIBIT I-17

                            Timberland Savings Bank
                                  Borrowings

                                 EXHIBIT I-17

                            TIMBERLAND SAVINGS BANK
                                  BORROWINGS

                                                                                        At or For the
                                                                                         Nine Months
                                                            At or For the                   Ended
                                                         Year Ended September 30,          June 30,
                                                         ------------------------       -------------
                                                         1994      1995      1996       1996     1997
                                                         ----      ----      ----       ----     ----
                                                                             (In thousands)
Maximum amount of short-term FHLB
 advances at any month end..........................    $3,200    $12,500   $13,000    $13,000  $16,500

Approximate average short-term FHLB
 advances outstanding...............................       267      8,992     9,500      9,444    5,333

Approximate weighted average rate
 paid on short-term FHLB advances...................      5.41%      6.16%     5.57%      5.64%    5.48%

Total short-term FHLB advances at
 end of period.....................................      3,200     12,500    12,000      7,000    2,000

                                 EXHIBIT II-1

                            Timberland Savings Bank
                           List of Office Locations

                                 EXHIBIT II-1

                            TIMBERLAND SAVINGS BANK
                           LIST OF OFFICE LOCATIONS


                                                                Approximate
Location                               Year Opened             Square Footage          Deposits
--------                               -----------             --------------          --------
                                                                                    (In thousands)
Main Office:

624 Simpson Avenue                        1966                      7,700                $55,986
Hoquiam, Washington 98550

Branch Offices:

300 N. Boone Street                       1974                      3,400                 22,986
Aberdeen, Washington 98520

314 Main South                            1975                      2,800                 23,251
Montesano, Washington 98563

361 Damon Road                            1977                      2,100                 19,231
Ocean Shores, Washington 98569

2418 Meridian East                        1980                      2,400                 31,895
Edgewood, Washington 98371

12814 Meridian East (South Hill)          1996                      4,200                  4,485
Puyallup, Washington 98373

202 Auburn Way South                      1994                      4,200                  8,545
Auburn, Washington 98002

1201 Marvin Road, N.E.                    1997                      4,400                    761
Lacey, Washington 98516

Loan Center:

Port Orchard Loan Center                  1995                        444                    N/A
700 Prospect Street, Suite #102
Port Orchard, Washington 98366

Data Center:

422 6th Street                            1990                      2,700                    N/A
Hoquiam, Washington 98550

                                 EXHIBIT II-2

                           Historical Interest Rates

                         HISTORICAL INTEREST RATES(1)

                         Prime         90 Day        One Year        30 Year
Year/Qtr. Ended           Rate         T-Bill         T-Bill         T-Bond
---------------           ----         ------         ------         ------
1991:  Quarter 1         8.75%         5.92%          6.24%          8.26%
       Quarter 2         8.50%         5.72%          6.35%          8.43%
       Quarter 3         8.00%         5.22%          5.38%          7.80%
       Quarter 4         6.50%         3.95%          4.10%          7.47%

1992:  Quarter 1         6.50%         4.15%          4.53%          7.97%
       Quarter 2         6.50%         3.65%          4.06%          7.79%
       Quarter 3         6.00%         2.75%          3.06%          7.38%
       Quarter 4         6.00%         3.15%          3.59%          7.40%

1993:  Quarter 1         6.00%         2.95%          3.18%          6.93%
       Quarter 2         6.00%         3.09%          3.45%          6.67%
       Quarter 3         6.00%         2.97%          3.36%          6.03%
       Quarter 4         6.00%         3.06%          3.59%          6.34%

1994:  Quarter 1         6.25%         3.56%          4.44%          7.09%
       Quarter 2         7.25%         4.22%          5.49%          7.61%
       Quarter 3         7.75%         4.79%          5.94%          7.82%
       Quarter 4         8.50%         5.71%          7.21%          7.88%

1995:  Quarter 1         9.00%         5.86%          6.47%          7.43%
       Quarter 2         9.00%         5.57%          5.63%          6.63%
       Quarter 3         8.75%         5.42%          5.68%          6.51%
       Quarter 4         8.50%         5.09%          5.14%          5.96%

1996:  Quarter 1         8.25%         5.14%          5.38%          6.67%
       Quarter 2         8.25%         5.16%          5.68%          6.87%
       Quarter 3         8.25%         5.03%          5.69%          6.92%
       Quarter 4         8.25%         5.18%          5.49%          6.64%

1997:  Quarter 1         8.50%         5.32%          6.00%          7.10%
       Quarter 2         8.50%         5.17%          5.66%          6.78%
August 29, 1997          8.50%         5.22%          5.56%          6.61%


(1)  End of period data.

Source:  SNL Securities.

                                 EXHIBIT II-3

                          Demographic/Economic Reports

================================================================================

                           COUNTY DEMOGRAPHIC REPORT

================================================================================


     STATE/COUNTY 53027
     COUNTY NAME  GRAYS HARBOR     WA

Population
----------
1980                            66,314
1990                            64,175
1997                            68,512
2002                            71,505

Population Growth Rate             0.9

Households
---------
1990                            25,514
1997                            27,328
2002                            28,553


Household Growth Rate                1
Average Household Size            2.48

Families
--------
1990                            17,423
1997                            18,671

Family Growth Rate                   1

Race                1990          1997
----                ----          ----
% White             93.9            93
% Black              0.2           0.2
% Asian
  /Pacific Isl.      1.1           1.5

% Hispanic*          1.8           2.3

1997 Age Distribution
---------------------
  0-4             7
  5-9           7.2
 10-14          7.6
 15-19          7.6
 20-24          5.8
 25-44         26.1
 45-64         22.8
 65-84         14.1
  85+           1.8
  18+          73.4

Median Age
----------
1990           35.4
1997           37.4

Male/Female Ratio      98.9

Per Capita Income  $12,382

1997 Household Income*
----------------------
Base                 27,328
% Less than $15K       30.9
% $15K-25K             20.2
% $25K-50K               34
% $50K-100K            12.9
% $100K-150K            1.3
% Greater than $150K    0.8

Medium Household Income
-----------------------
1997         $24,210
2002         $25,450

1997 Average Disposable Income
----------------------------------
Total                      $24,917
Householder less than 35   $21,721
Householder 35-44          $28,821
Householder 45-54          $32,106
Householder 55-64          $29,591
Householder 65-+           $16,205
     Spending Potential Index*
     -----------------------------
     Auto Loan                  97
     Home Loan                  78
     Investments                87
     Retirement Plans           84
     Home Repair                97
     Lawn & Garden              94
     Remodeling                108
     Appliances                 98
     Electronics                93
     Furniture                  87
     Restaurants                85
     Sporting Goods             92
     Theater/Concerts           87
     Toys & Hobbies             95
     Travel                     86
     Video Rental               96
     Apparel                    86
     Auto Aftermarket           90
     Health Insurance          101
     Pets & Supplies            96

________________________________________________________________________________

*    Persons of Hispanic Origin may be of any race.
* Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.
* The Spending Potential Index (SPI) is calculated by CACI from the Consumer Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
________________________________________________________________________________

Copyright 1997 CACI         (800) 292-CACI FAX:(703) 243-6272             9/8/97

================================================================================
                          COUNTY DEMOGRAPHIC REPORT
================================================================================

     STATE/COUNTY  53067
     COUNTY NAME   THURSTON       WA

Population
----------
1980        124,264
1990        161,238
1997        201,629
2002        229,483

Population Growth Rate 3.1

Households
----------
1990        62,150
1997        77,102
2002        87,506

Household Growth Rate     3
Average Household Size 2.58

Families
--------
1990         43,336
1997         55,301

Family Growth Rate      3.4

Race           1990    1997
----           ----    ----
% White        91.9      90
% Black         1.8     2.1
% Asian
  /Pacific Isl. 3.8     5.1

% Hispanic*       3     3.9

1997 Age Distribution
---------------------
   0-4         6.7
   5-9         7.1
  10-14        7.5
  15-19        7.5
  20-24        6.7
  25-44       29.9
  45-64       22.7
  65-84       10.4
   85+         1.5
   18+          74

Median Age
----------
1990          33.7
1997          35.7

Male/Female Ratio      95.2

Per Capita Income   $15,967

1997 Household Income*
--------------------------
Base                77,102
% less than $15K      15.7
% $15K-25K            16.5
% $25K-50K            38.7
% $50K-100K           25.3
% $100K-150K             3
% more than $150K      0.8

Median Household Income
---------------------------
1997               $35,401
2002               $38,217

1997 Average Disposable Income
-----------------------------------
Total                      $32,832
Householder less than 35   $26,711
Householder 35-44          $36,292
Householder 45-54          $43,419
Householder 55-64          $36,763
Householder 65+            $21,759

          Spending Potential Index*
          -------------------------
          Auto Loan            100
          Home Loan             96
          Investments           95
          Retirement Plans      95
          Home Repair           98
          Lawn & Garden         97
          Remodeling           102
          Appliances           100
          Electronics          100
          Furniture             99
          Restaurants          100
          Sporting Goods        98
          Theater/Concerts      96
          Toys & Hobbies       100
          Travel                93
          Video Rental          99
          Apparel               99
          Auto Aftermarket      98
          Health Insurance      98
          Pets & Supplies       99

--------------------------------------------------------------------------------
*  Persons of Hispanic Origin may be of any race.
* Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.
* The Spending Potential Index (SPI) is calculated by CACI from the Consumer Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
--------------------------------------------------------------------------------
Copyright 1997 CACI         (800) 292-CACI FAX: (703) 243-6272            9/8/97

================================================================================
                          COUNTY DEMOGRAPHIC REPORT
================================================================================

     STATE/COUNTY  53053
     COUNTY NAME   THURSTON       WA

Population
----------
1980        485,667
1990        586,203
1997        666,121
2002        721,239

Population Growth Rate 1.8

Households
----------
1990        214,652
1997        243,653
2002        263,512

Household Growth Rate   1.8
Average Household Size 2.64

Families
--------
1990        151,672
1997        176,019

Family Growth Rate      2.1

Race           1990    1997
----           ----    ----
% White        85.1    82.3
% Black         7.2     7.9
% Asian
  /Pacific Isl.   5     6.6

% Hispanic*     3.5     4.6

1997 Age Distribution
---------------------
   0-4         7.9
   5-9         7.7
  10-14        7.4
  15-19        7.2
  20-24        7.4
  25-44       31.5
  45-64       19.9
  65-84        9.7
   85+         1.2
   18+          73

Median Age
----------
1990          31.3
1997          33.1

Male/Female Ratio      99,6

Per Capita Income   $16,543

1997 Household Income*
--------------------------
Base               243,653
% less than $15K      15.6
% $15K-25K              15
% $25K-50K              37
% $50K-100K           26.9
% $100K-150K           4.1
% more than $150K      1.3

Median Household Income
---------------------------
1997               $36,868
2002               $41,933

1997 Average Disposable Income
-----------------------------------
Total                      $34,984
Householder less than 35   $29,329
Householder 35-44          $38,302
Householder 45-54          $46,477
Householder 55-64          $40,712
Householder 65+            $23,108

          Spending Potential Index*
          -------------------------
          Auto Loan             98
          Home Loan             96
          Investments           95
          Retirement Plans      94
          Home Repair           98
          Lawn & Garden         97
          Remodeling            99
          Appliances            98
          Electronics           98
          Furniture             98
          Restaurants           98
          Sporting Goods        96
          Theater/Concerts      96
          Toys & Hobbies        98
          Travel                94
          Video Rental          98
          Apparel               97
          Auto Aftermarket      97
          Health Insurance      97
          Pets & Supplies       98

--------------------------------------------------------------------------------
*  Persons of Hispanic Origin may be of any race.
* Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.
* The Spending Potential Index (SPI) is calculated by CACI from the Consumer Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
--------------------------------------------------------------------------------
Copyright 1997 CACI         (800) 292-CACI FAX: (703) 243-6272            9/8/97

================================================================================
                          COUNTY DEMOGRAPHIC REPORT
================================================================================

     STATE/COUNTY  53033
     COUNTY NAME   KING                    WA

Population
----------
1980        1,269,898
1990        1,507,319
1997        1,634,291
2002        1,721,886


Population Growth Rate 1.1

Households
----------
1990          615,792
1997          663,021
2002          696,406


Household Growth Rate     1
Average Household Size 2.42

Families
--------
1990          378,290
1997          411,981

Family Growth Rate      1.2

Race            1990   1997
----            ----   ----
% White         84.8   81.3
% Black          5.1    5.7
% Asian
  /Pacific Lsl.  7.9   10.5

% Hispanic*      2.9    3.8

1997 Age Distribution
---------------------
   0-4         6.3
   5-9         7.1
  10-14        6.8
  15-19          6
  20-24        5.9
  25-44       34.6
  45-64       22.2
  65-84        9.7
   85+         1.3
   18+        76.4


Median Age
----------
1990          33.7
1997          36.1

Male/Female Ratio      97.3

Per Capita  Income  $21,960

1997 Household Income*
---------------------------
Base                663,019
% less than $15k       12.6
% $15k-25k             12.9
% $25k-50k             34.7
% $50k-100k            30.3
% $1000k-150k           6.3
% more than $150k       3.3

Median Household Income
---------------------------
1997                $41,633
2002                $43,853

1997 Average Disposable Income
-----------------------------------
Total                      $41,139
Householder less than 35   $33,403
Householder 35-44          $44,446
Householder 45-54          $52,829
Householder 55-64          $47,475
Householder 65+            $26,344


          Spending Potential Index*
          -------------------------
          Auto Loan            102
          Home Loan            112
          Investments          105
          Retirement Plans     107
          Home Repair          103
          Lawn & Garden        105
          Remodeling            99
          Appliances           102
          Electronics          104
          Furniture            108
          Restaurants          109
          Sporting Goods       103
          Theater/Concerts     105
          Toys & Hobbies       102
          Travel               105
          Video Rental         100
          Apparel              109
          Auto Aftermarket     105
          Health Insurance      99
          Pets & Supplies      102

________________________________________________________________________________
* Persons of Hispanic Origin may be of any race.
* Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.
* The Spending Potential Index (SPI) is calculated by CACI from the Consumer Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
--------------------------------------------------------------------------------
 Copyright 1997 CACI          (800) 292-CACI FAX: (703) 243-6272          9/8/97

                                 EXHIBIT II-4

                 Sources of Personal Income/Employment Sectors

                                                              September 15, 1997
          PERSONAL INCOME BY MAJOR SOURCE AND EARNINGS BY INDUSTRY 1/
                     For Countries And Metropolitan Areas
                             (thousands of dollars)
(53-000) WASHINGTON

------------------------------------------------------------------------------------------------------------------------------
  Item                                           1989         1990          1991          1992          1993           1994
------------------------------------------------------------------------------------------------------------------------------
     Income by place of residence
Total personal income ($000)                  85,837,927   94,420,291   101,206,147   109,678,572   114,808,532   120,359,599
 Nonfarm personal income                      84,551,830   93,090,718    99,832,573   108,136,078   113,006,982   119,011,808
 Farm income 2/                                1,286,097    1,329,573     1,373,574     1,542,494     1,801,550     1,347,791

Population (thousands) 3/                        4,746.3      4,901.2       5,018.2       5,146.1       5,258.7       5,343.2
Per capita personal income (dollars)              18,085       19,265        20,168        21,313        21,832        22,526

Derivation of total personal income
 Earnings by place of work                    61,720,547   67,714,969    72,686,190    79,506,546    82,620,602    86,489,904
 Less: Personal cont. for social insur. 4/     3,943,060    4,348,410     4,604,523     4,949,475     5,152,453     5,531,690
 Plus: Adjustment for residence 5/               819,201      904,840       981,591     1,039,383     1,113,048     1,208,185
 Equals: Net earn. by place of residence      58,596,688   64,271,399    69,063,258    75,596,454    78,581,197    82,166,399
 Plus: Dividends, interest, and rent 6/       14,705,624   16,268,165    16,519,752    16,953,333    17,756,682    18,765,320
 Plus: Transfer payments                      12,535,615   13,880,727    15,623,137    17,128,785    18,470,653    19,427,880

     Earnings by place of work

Components of Earnings:
 Wages and salaries                           48,871,618   54,138,170    57,960,221    62,938,652   64,643,379     67,701,950
 Other labor income                            4,221,517    4,778,362     5,389,265     6,085,587    6,549,704      7,051,462
 Proprietors' income 7/                        8,627,412    8,798,437     9,336,704    10,482,307   11,427,519     11,736,492
  Farm proprietors' income                       872,626      837,953       889,510     1,064,916    1,285,104        810,010
  Nonfarm proprietors' income                  7,754,786    7,960,484     8,447,194     9,417,391   10,142,415     10,926,482

Earnings by Industry:
 Farm earnings                                 1,286,097    1,329,573     1,373,574     1,542,494    1,801,550      1,347,791
 Nonfarm earnings                             60,434,450   66,385,396    71,312,616    77,964,052   80,819,052     85,142,113
  Private earnings                            49,446,842   54,365,159    58,078,596    63,632,562   65,780,047     69,619,370

   Ag. serv.. for.. fish.. and other 8/          901,691    1,068,518     1,189,304     1,160,267    1,134,947      1,214,162
   Mining                                        160,853      169,335       176,685       169,823      163,915        182,024
   Construction                                3,985,418    4,509,377     4,776,033     5,194,479    5,365,643      5,763,916
   Manufacturing                              12,887,987   13,802,351    13,800,156    14,645,082   14,460,971     14,897,039
    Nondurable goods                           3,219,702    3,509,449     3,309,438     3,495,486    3,703,041      3,940,838
    Durable goods                              9,668,285   10,292,902    10,490,718    11,149,596   10,757,930     10,956,201
   Transporation and public utilities          3,918,864    4,198,698     4,439,202     4,751,763    4,960,036      5,207,909
   Wholesale trade                             3,810,856    4,261,944     4,572,855     4,930,327    5,074,603      5,430,529
   Retail trade                                6,407,801    6,966,200     7,347,321     7,915,781    8,252,821      8,849,976
   Finance insurance, and real estate          3,266,391    3,581,681     3,790,542     4,544,021    4,835,997      4,838,003
   Services                                   14,106,981   15,807,055    17,959,498    20,321,019   21,531,114     23,235,812
  Government and government enterprises       10,987,608   12,020,237    13,234,020    14,331,490   15,039,005     15,522,743
   Federal civilian                            2,246,275    2,447,024     2,598,514     2,734,296    2,864,954      2,943,175
   Military                                    1,381,118    1,458,485     1,561,706     1,664,826    1,638,036      1,654,083
   State and local                             7,360,215    8,114,728     9,073,800     9,932,368   10,536,015     10,925,485

See footnotes at end of table.                                June   1996               REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA05                                                                              BUREAU OF ECONOMIC ANALYSIS

                                                               September 15,1997
          PERSONAL INCOME BY MAJOR SOURCE AND EARNINGS BY INDUSTRY 1/
                      For Counties and Metropolitan Areas
                            (thousands of dollars)
  (53-027)  GRAYS HARBOR   WASHINGTON

------------------------------------------------------------------------------------------------------------------------------------
    Item                                          1989           1990           1991           1992           1993           1994
------------------------------------------------------------------------------------------------------------------------------------
        Income by place of residence
   Total personal income ($000)                  936,277        995,246       1,043,804      1,120,821     1,149,832      1,174,089
    Nonfarm personal income                      931,297        989,225       1,037,293      1,111,381     1,142,677      1,168,681
    Farm income 2/                                 4,980          6,021           6,511          9,440         7,155          5,408

   Population (thousands) 3/                      63.4           64.4            64.7           65.5          66.2           66.9
   Per capita personal income (dollars)           14,760         15,454          16,132         17,107        17,372         17,547

   Derivation of total personal income
    Earnings by palace of work                   606,800        632,231         650,779        700,289       702,365        708,477
    Less: Personal cont. for social insur, 4/     41,588         43,122          44,057         46.522        47,275         49,067
    Plus: Adjustment for residence 5/             -7,155         -4,902          -2,090         -2,134         1,110          4,481
    Equals: Net earn. by place of residence      558,057        584,207         604,632        651,633       656,200        663,891
    Plus: Dividends, interest, and rent 6/       167,097        175,031         169,478        172,979       171,598        180,789
    Plus: Transfer payments                      211,123        236,008         269,694        296,209       322,034        329,409

        Earnings by place of work

   Components of Earnings:
    Wages and salaries                           473,766        496,887         512,045        547,018       544,101        543,118
    Other labor income                            40,839         43,581          47,212         51,762        54,382         55,348
    Proprietors' income 7/                        92,195         91,763          91,522        101,509       103,882        110,011
     Farm proprietors' income                      3,984          4,077           4,580          7,599         5,344          3,457
     Nonfarm proprietors' income                  88,211         87,686          86,942         93,910        98,538        106,554

   Earnings by Industry:
    Farm earnings                                  4,980          6,021           6,511          9,440         7,155          5,408
    Nonfarm earnings                             601,820        626,210         644,268        690,849       695,210        703,069
     Private earnings                            504,577        520,214         528,433        563,897       562,868        565,966

      Ag. serv.. for.. fish.. and other 8/        18,109         19,445             (D)         18,354        19,710         20,993
      Mining                                       3,339          4,295             (D)            (D)           (D)            (D)
      Construction                                30,965         36,576          35,042         45,098        43,640         40,930
      Manufacturing                              198,771        198,426         189,083        192,129       179,767        178,633
       Nondurable goods                           67,141         68,135          68,153         58,858        49,248         46,241
       Durable goods                             131,630        130,291         120,930        133,271       130,519        132,392
      Transportation and public utilities         40,614         39,694          39,779         39,994        38,076         38,172
      Wholesale trade                             25,033         20,301          25,099         25,319        25,018         25,076
      Retail trade                                71,559         74,893          78,002         84,054        89,372         95,307
      Finance, insurance, and real estate         13,428         14,889          16,836            (D)           (D)            (D)
      Services                                   102,759        111,696         123,026        136,265       141,704        138,794
    Government and government enterprises         97,243        105,996         115,835        126,952       132,342        137,103
     Federal, civilian                             7,845          8,732           7,731          8,043        10,596         11,057
     Military                                      3,114          3,153           3,037          3,141         3,297          3,368
     State and local                              86,284         94,111         105,067        115,768       118,449        122,678

See footnotes at end of table                 REGIONAL ECONOMIC INFORMATION
Table CA05                      June 1996     SYSTEM BUREAU OF ECONOMIC ANALYSIS

                                                               September 15,1997
                     PERSONAL INCOME BY MAJOR SOURCE AND EARNINGS BY INDUSTRY 1/
                      For Counties and Metropolitan Areas
                            (thousands of dollars)
  (53-033)  KING          WASHINGTON

------------------------------------------------------------------------------------------------------------------------------------
    Item                                           1989           1990           1991           1992           1993          1994
------------------------------------------------------------------------------------------------------------------------------------
        Income by place of residence
   Total personal income ($000)                 34,007,566    37,272,341     39,961,843     43,260,426     44,543,623    46,506,921
    Nonfarm personal income                     33,970,334    37,233,307     39,918,203     43,211,739     44,494,214    46,461,488
    Farm income 2/                                  37,232        39,034         43,640         48,687         49,409        45,433

   Population (thousands) 3/                       1,466.9       1,515.9        1,535.2        1,559.5        1,578.1       1,587.5
   Per capita personal income (dollars)             23,183        24,587         26,031         27,741         28,227        29,295

   Derivation of total personal income
    Earnings by palace of work                  29,662,707    32,601,459     34,833,540     38,185,447     38,595,422    40,237,815
    Less: Personal cont. for social insur. 4/    1,917,002     2,128,088      2,241,508      2,413,882      2,444,682     2,592,458
    Plus: Adjustment for residence 5/           -3,251,684    -3,667,000     -3,874,937     -4,221,098     -4,046,817    -4,262,805
    Equals: Net earn. by place of residence     24,494,021    26,806,371     28,717,095     31,550,467     32,103,923    33,382,552
    Plus: Dividends, interest, and rent 6/       5,876,679     6,448,880      6,824,026      6,892,559      7,258,589     7,674,152
    Plus: Transfer payments                      3,636,866     4,017,090      4,420,722      4,817,400      5,181,111     5,450,217

        Earnings by place of work

   Components of Earnings:
    Wages and salaries                          23,590,967    26,177,403     27,844,140     30,358,812     30,297,094    31,375,469
    Other labor income                           2,105,515     2,382,624      2,693,436      3,050,844      3,174,554     3,361,166
    Proprietors' income 7/                       3,966,225     4,041,432      4,295,964      4,775,791      5,123,774     5,501,180
     Farm proprietors' income                       19,705        19,452         24,526         31,407         31,921        27,693
     Nonfarm proprietors' income                 3,946,520     4,021,980      4,271,438      4,744,384      5,091,853     5,473,487

   Earnings by Industry:
    Farm earnings                                   37,232        39,034         43,640         48,687         49,409        45,433
    Nonfarm earnings                            29,625,475    32,562,425     34,789,900     38,136,760     38,546,013    40,192,382
     Private earnings                           26,257,181    28,877,443     30,757,564     33,764,954     33,920,279    35,411,592

      Ag. serv.. for.. fish.. and other 8/         407,031       496,430        574,993        528,672        472,881       489,735
      Mining                                        22,296        21,440         24,678         23,117         24,194        29,443
      Construction                               1,859,994     2,051,137      2,087,503      2,273,008      2,264,326     2,344,628
      Manufacturing                              6,459,549     6,975,839      7,202,067      7,646,941      7,031,383     6,937,323
       Nondurable goods                            977,092     1,096,703      1,172,073      1,261,889      1,377,776     1,453,407
       Durable goods                             5,482,457     5,879,136      6,029,994      6,385,052      5,653,607     5,483,916
      Transportation and public utilities        2,260,359     2,433,984      2,564,903      2,750,031      2,851,623     2,988,274
      Wholesale trade                            2,343,878     2,628,086      2,830,617      3,049,602      3,090,726     3,264,390
      Retail trade                               2,798,498     3,040,958      3,160,166      3,354,755      3,426,821     3,642,914
      Finance, insurance, and real estate        2,202,709     2,339,042      2,459,828      2,862,019      3,003,119     2,970,321
      Services                                   7,902,867     8,890,527      9,852,809     11,276,809     11,755,206    12,744,564
    Government and government enterprises        3,368,294     3,684,982      4,032,336      4,371,806      4,625,734     4,780,790
     Federal, civilian                             674,390       733,935        789,034        835,662        884,951       929,660
     Military                                      118,834       126,116        124,177        127,855        126,771       117,829
     State and local                             2,575,070     2,824,931      3,119,125      3,408,289      3,614,012     3,733,301

                                            REGIONAL ECONOMIC INFORMATION SYSTEM
See footnotes at end of table   June 1996   BUREAU OF ECONOMIC ANALYSIS
Table CA05

                                                              September 15, 1997
          PERSONAL INCOME BY MAJOR SOURCE AND EARNINGS BY INDUSTRY 1/
                     FOR COUNTRIES AND METROPOLITAN AREAS
                            (thousands of dollars)
  (53-053) PIERCE                 WASHINGTON

-----------------------------------------------------------------------------------------------------------------------------------
  Item                                                 1989          1990          1991          1992          1993          1994
-----------------------------------------------------------------------------------------------------------------------------------
     Income by place of residence
  Total personal income ($000)                      9,063,251    10,038,231    10,646,663    11,491,193    12,047,345    12,683,943
   Nonfarm personal income                          9,030,695    10,006,975    10,609,037    11,447,298    12,007,971    12,649,848
   Farm income 2/                                      32,556        31,256        37,626        43,895        39,374        34,095

  Population (thousands) 3/                             570.5         590.5         605.0         619.5         631.9         638.3
  Per capita personal income (dollars)                 15,888        16,999        17,598        18,549        19,066        19,870

  Derivation of total personal income
   Earnings by place of work                        5,353,535     5,806,045     6,182,798     6,721,704     7,140,962     7,533,892
   Less: Personal cont. for social insur. 4/          344,913       374,581       392,793       420,794       449,970       486,065
   Plus: Adjustment for residence 5/                1,112,893     1,252,903     1,409,597     1,537,287     1,480,802     1,551,152
   Equals: Net earn. by place of residence          6,121,515     6,684,367     7,199,602     7,838,197     8,171,794     8,598,979
   Plus: Dividends, interest, and rent 6/           1,318,219     1,567,263     1,440,662     1,454,826     1,507,665     1,594,945
   Plus: Transfer payments                          1,623,517     1,786,601     2,006,399     2,198,170     2,367,886     2,490,019

     Earnings by place of work

  Components of Earnings:
   Wages and salaries                               4,452,747     4,848,764     5,130,733     5,527,494     5,844,864     6,136,464
   Other labor income                                 319,458       361,413       406,527       459,444       506,371       552,374
   Proprietors' income 7/                             581,330       595,868       645,538       734,766       789,727       845,054
    Farm proprietors' income                           18,911        16,818        22,860        30,050        25,196        19,670
    Nonfarm proprietors' income                       562,419       579,050       622,678       704,716       764,531       825,384

  Earnings by Industry:
   Farm earnings                                       32,556        31,256        37,626        43,895        39,374        34,095
   Nonfarm earnings                                 5,320,979     5,774,789     6,145,172     6,677,809     7,101,588     7,499,797
    Private earnings                                3,679,999     4,050,321     4,303,062     4,740,781     5,025,112     5,377,204

     Ag. serv.. for.. fish.. and other 8/              41,802        52,093        57,086        65,436        69,812        73,479
     Mining                                             4,855         5,153         6,266         6,848         7,177         7,549
     Construction                                     380,892       434,418       451,479       478,054       518,380       569,690
     Manufacturing                                    659,522       694,108       687,795       695,225       704,779       819,009
      Nondurable goods                                271,270       286,257       299,733       323,141       333,206       358,325
      Durable goods                                   388,252       407,851       388,062       372,084       371,573       460,684
     Transportation and public utilities              305,627       340,516       365,426       392,261       414,256       423,360
     Wholesale trade                                  287,133       315,750       316,064       351,798       379,838       408,376
     Retail trade                                     611,237       654,307       701,690       772,071       805,803       870,042
     Finance, insurance, and real estate              227,745       249,866       272,902       359,481       395,984       387,995
     Services                                       1,161,186     1,304,110     1,444,354     1,619,607     1,729,083     1,817,704
    Government and government enterprises           1,640,980     1,724,468     1,842,110     1,937,028     2,076,476     2,122,593
     Federal, civilian                                291,809       306,527       327,861       307,866       348,465       354,124
     Military                                         618,873       601,793       609,553       639,539       673,600       668,680
     State and local                                  730,298       816,148       904,696       989,623     1,054,411     1,099,789

See footnotes at end of table.                REGIONAL ECONOMIC INFORMATION
Table CA05                       June 1996    SYSTEM BUREAU OF ECONOMIC ANALYSIS

                                                   September 15,1997
          PERSONAL INCOME BY MAJOR SOURCE AND EARNINGS BY INDUSTRY 1/
                      For Counties and Metropolitan Areas
                            (thousands of dollars)
  (53-067)  THURSTON      WASHINGTON

------------------------------------------------------------------------------------------------------------------------------------
    Item                                          1989           1990           1991           1992           1993          1994
------------------------------------------------------------------------------------------------------------------------------------
        Income by place of residence
   Total personal income ($000)                 2,651,612      2,946,318     3,232,859      3,516,523     3,734,018     3,950,934
    Nonfarm personal income                     2,630,467      2,924,405     3,209,464      3,487,450     3,707,955     3,924,758
    Farm income 2/                                 21,145         21,913        23,395         29,073        26,063        26,176

   Population (thousands) 3/                        156.4          163.0         169.5          176.6         183.4         187.2
   Per capita personal income (dollars)            16,956         18,073        19,069         19,908        20,364        21,101

Derivation of total personal income
    Earnings by place of work                   1,574,918      1,751,999     1,966,104      2,160,958     2,300.006     2,411,366
    Less: Personal cont. for social insur. 4/      95,757        107,337       117,827        127,192       136,247       146,445
    Plus: Adjustment for residence 5/             253,537        284,735       290,344        319,053       328,871       369,866
    Equals: Net earn. by place of residence     1,732,698      1,929,397     2,138,621      2,352,819     2,492,630     2,634,787
    Plus: Dividends, interest, and rent 6/        452,559        494,193       501,028        522,128       544,760       575,846
    Plus: Transfer payments                       466,355        522,728       593,210        641,576       696,628       740,301

        Earnings by place of work

   Components of Earnings:
    Wages and salaries                          1,299,416      1,453,585     1,630,863      1,777,990     1,887,461     1,967,609
    Other labor income                             95,442        109,805       130,040        147,578       164,393       176,782
    Proprietors' income 7/                        180,060        188,609       205,201        235,390       248,152       266,975
     Farm proprietors' income                      11,828         11,621        12,773         19,177        15,046        15,030
     Nonfarm proprietors' income                  168,232        176,988       192,428        216,213       233,106       251,945

   Earnings by Industry:                           21,145         21,913        23,395         29,073        26,063        26,176
    Farm earnings                               1,553,773      1,730,086     1,942,709      2,131,885     2,273,943     2,385,190
    Nonfarm earnings                              863,109        962,939     1,070,875      1,174,548     1,262,385     1,363,442
     Private earnings

      Ag. serv., for., fish., and other 8/         16,864         18,432        20,177         21,073        22,174        23,861
      Mining                                        1,663          1,633         2,162          2,486         2,623         3,015
      Construction                                 99,835        117,078       127,581        132,033       138,107       152,026
      Manufacturing                               109,887        114,747       123,710        138,127       145,548       160,113
       Nondurable goods                            55,914         59,491        60,284         67,353        70,073        75,418
       Durable goods                               53,973         55,256        63,426         70,774        75,475        84,695
      Transportation and public utilities          60,011         60,244        59,815         62,734        69,602        72,167
      Wholesale trade                              46,892         60,514        69,936         67,613        66,492        70,644
      Retail trade                                174,194        188,430       211,929        230,218       244,397       265,456
      Finance, insurance, and real estate          47,425         52,081        56,434         72,092        79,694        82,678
      Services                                    306,338        349,780       399,431        448,172       493,748       533,482
    Government and government enterprises         690,664        767,147       871,834        957,337     1,011,558     1,021,748
     Federal, civilian                             27,830         32,016        32,251         34,180        37,142        40,373
     Military                                       7,919          8,042         8,617         10,374        10,358        10,849
     State and local                              654,915        727,089       830,966        912,783       964,058       970,526

See footnotes at end of table               REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA05                      June 1996   BUREAU OF ECONOMIC ANALYSIS

Footnotes for Table CA05

1/   1969-74 based on 1967 SIC. 1975-87 based on 1972 SIC. 1988-94 based on 1987
     SIC.

2/ Farm income consists of proprietors' net farm income, the wages of hired farm labor, the pay-in-kind of hired farm labor, and the salaries of officers of corporate farms.

3/ Census Bureau midyear population estimates. Estimates for 1990-94 reflect county population estimates available as of October 1995.

4/ Personal contributions for social insurance are included in earnings by type and industry but excluded from personal income.

5/ U.S. adjustment for residence consists of adjustments for border workers; income of U.S. residents commuting outside U.S. borders to work less income of foreign residents commuting inside U.S. borders to work plus certain Caribbean seasonal workers.

6/   Includes the capital consumption adjustment for rental income of persons.

7/   Includes the inventory valuation and capital consumption adjustments.

8/ "Other" consists of wages and salaries of U.S. residents employed by international organizations and foreign embassies and consulates in the U.S.

13/ Estimates for 1979 forward reflect Alaska Census Areas as defined in the 1980 Decennial Census; those for prior years reflect Alaska Census Divisions as defined in the 1970 Decennial Census. Estimates from 1988 forward separate Aleutian Islands Census Area into Aleutians East Borough and Aleutians West Census Area. Denali and Lake + Peninsula Boroughs begin in 1991. Estimates from 1993 forward separate Skagway-Yakutat-Angoon Census Area into Skagway-Hoonah-Angoon Census Area and Yakutat Borough.

14/ Cibola, NM was separated from Valencia in June 1981, but in these estimates, Valencia includes Cibola through the end of 1981.

15/  La Paz county, AZ was separated from Yuma county on January 1, 1983.

E    The estimate shown here constitutes the major portion of the true estimate.

(D)  Not shown to avoid disclosure of confidential information.

(L)  Less than $50,000. Estimates are included in totals.

(N)  Data not available for this year.

                                            REGIONAL ECONOMIC INFORMATION SYSTEM
Table CAO5               JUNE 1996          BUREAU OF ECONOMIC ANALYSIS

                                                              September 15, 1997

            FULL-TIME AND PART-TIME EMPLOYEES BY MAJOR INDUSTRY 1/
                     For Countries and Metropolitan Areas
                               (number of jobs)


(53-000) WASHINGTON
------------------------------------------------------------------------------------------------------------------------------------
  Item                                                   1989         1990         1991         1992          1993         1994
------------------------------------------------------------------------------------------------------------------------------------
Employment by Place of Work
 Total full- & part-time employment                    2,709,394    2,849,112    2,899,285    2,954,509    3,001,833    3,071,025

By Type:
  Wage and salary employment                           2,261,708    2,369,933    2,388,656    2,424,985    2,465,499    2,526,349
  Proprietors' employment                                447,686      479,179      510,629      529,524      536,334      544,676
   Farm proprietors' employment                           37,971       36,838       36,647       36,809       36,565       35,077
   Nonfarm proprietors' employment 2/                    409,715      442,341      473,982      492,715      500,769      509,599

By Industry:

   Farm employment                                        78,800       82,364        78,769       70,304       74,373      78,495
   Nonfarm employment                                  2,630,594    2,766,748     2,820,516    2,884,205    2,927,460   2,992,530
    Private employment                                 2,173,067    2,291,854     2,336,034    2,387,944    2,427,505   2,486,235
     Ag. serv..for.. fish.. and other 3/                  45,147       48,776        51,830       51,354       55,800      57,724
     Mining                                                5,494        5,507         5,288        4,897        4,810       4,911
     Construction                                        145,151      159,794       162,862      169,395      170,138     175,562
     Manufacturing                                       380,605      388,741       370,157      366,230      361,537     359,011
     Transportation and public utilities                 121,821      126,936       128,141      128,755      130,564     134,290
     Wholesale trade                                     134,486      141,816       144,706      148,993      148,793     155,508
     Retail trade                                        449,430      470,056       478,678      494,467      501,757     518,825
     Finance. Insurance, and real estate                 213,507      219,959       223,535      226,232      231,400     232,587
     Services                                            677,426      730,269       770,837      797,621      822,706     847,817
    Government and government enterprises                457,527      474,894       484,482      496,261      499,955     506,295
     Federal, civilian                                    71,827       74,794        72,965       73,471       72,205      72,188
     Military                                             80,627       79,718        78,443       79,058       76,603      75,289
     State and local                                     305,073      320,382       333,074      343,732      351,147     358,818

See footnotes at end of table.                REGIONAL ECONOMIC INFORMATION
Table CA25                       June 1996    SYSTEM BUREAU OF ECONOMIC ANALYSIS

                                                               September 15,1997

            FULL-TIME AND PART-TIME EMPLOYEES BY MAJOR INDUSTRY 1/
                     FOR COUNTRIES AND METROPOLITAN AREAS
                               (number of jobs)
  (53-027) GRAYS HARBOR           WASHINGTON

---------------------------------------------------------------------------------------------------------------
  Item                                           1989      1990        1991       1992       1993       1994
---------------------------------------------------------------------------------------------------------------
  Employment by Place of Work
   Total full- & part-time employment            30,003     30,568     30,496     31,196     30,854     30,882

  By Type:
   Wage and salary employment                    24,492     24,635     24,327     24,959     24,438     24,332
   Proprietors' employment                        5,511      5,933      6,169      6,237      6,416      6,550
    Farm proprietors' employment                    467        454        453        454        439        433
    Nonfarm proprietors' employment 2/            5,044      5,479      5,716      5,783      5,977      6,117

  By Industry:

    Farm employment                                 533        610        596        559        554        570
    Nonfarm employment                           29,470     29,958     29,900     30,637     30,300     30,312
     Private employment                          24,930     25,300     25,194     25,795     25,335     25,288
      Ag. serv.. for.. fish.. and other 3/        1,009      1,175        (D)      1,032      1,162      1,196
      Mining                                        108        109        (D)        (D)        (D)        (D)
      Construction                                1,241      1,354      1,335      1,623      1,566      1,507
      Manufacturing                               6,435      6,218      5,561      5,531      4,944      4,859
      Transportation and public utilities         1,442      1,346      1,365      1,263      1,263      1,220
      Wholesale trade                               905        748        818        805        772        765
      Retail trade                                5,512      5,580      5,689      6,002      6,106      6,286
      Finance, insurance, and real estate         1,452      1,469      1,701        (D)        (D)        (D)
      Services                                    6,826      7,301      7,449      7,735      7,634      7,514
     Government and government enterprises        4,540      4,658      4,706      4,842      4,965      5,024
      Federal, civilian                             280        308        242        238        309        310
      Military                                      389        379        369        373        356        341
      State and local                             3,871      3,971      4,095      4,231      4,300      4,373

See footnotes at end of table.              REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA25                 June 1996        BUREAU OF ECONOMIC ANALYSIS

                                                             September 15, 1997

            FULL-TIME AND PART-TIME EMPLOYEES BY MAJOR INDUSTRY 1/
                     For Countries and Metropolitan Areas
                               (number of jobs)
(53-033) KING             WASHINGTON

-----------------------------------------------------------------------------------------------------------------------
  Item                                          1989        1990        1991        1992        1993        1994
-----------------------------------------------------------------------------------------------------------------------
Employment by Place of Work
 Total full - & part-time employment          1,111,570   1,164,617   1,171,214   1,181,960   1,182,980   1,192,869

By Type:
 Wage and salary employment                     955,847     997,570     995,965   1,003,298   1,002,297   1,009,371
 Proprietors' employment                        155,723     167,047     175,249     178,662     180,683     183,498
   Farm proprietors' employment                   1,654       1,610       1,602       1,607       1,552       1,531
   Nonfarm proprietors' employment 2/           154,069     165,437     173,647     177,055     179,131     181,967

By Industry:

   Farm employment                                2,850       2,735       2,631       2,364       2,348       2,423
   Nonfarm employment                         1,108,720   1,161,882   1,168,583   1,179,596   1,180,632   1,190,446
     Private employment                         977,073   1,023,974   1,028,167   1,035,321   1,035,374   1,045,103
      Ag.serv.,for.,fish., and other 3/          11,769      12,720      14,022      13,300      13,679      13,550
      Mining                                      1,155       1,184       1,120         920         958       1,004
      Construction                               59,844      63,825      61,904      63,165      60,940      60,468
      Manufacturing                             173,336     176,851     172,543     168,322     157,637     149,275
      Transporation and public utilities         63,266      66,686      66,911      67,519      67,206      69,169
      Wholesale trade                            72,500      76,424      77,583      79,426      78,631      80,748
      Retail trade                              175,339     181,362     181,332     182,999     184,941     189,795
      Finance, insurance, and real estate       112,882     112,954     111,586     110,623     111,742     111,781
      Services                                  306,982     331,968     341,166     349,047     359,640     369,313
     Government and government enterprises      131,647     137,908     140,416     144,275     145,258     145,343
      Federal, civilian                          19,807      20,678      20,639      20,804      20,793      20,736
      Military                                   10,577      10,539      10,159      10,202       9,693       8,859
      State and local                           101,263     106,691     109,618     113,269     114,772     115,748

See footnotes at end of table.             REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA25                     June 1996   BEREAU OF ECONOMIC ANALYSIS

                                                              September 15, 1997

              FULL-TIME AND PART- TIME EMPLOYEES BY MAJOR INDUSTRY 1/
                     FOR COUNTRIES AND METROPOLITAN AREAS
                               (number of jobs)
   (53-053) PIERCE                WASHINGTON

------------------------------------------------------------------------------------------------------------------------------
             ITEM                                       1989         1990         1991         1992          1993        1994
------------------------------------------------------------------------------------------------------------------------------
   Employment by Place of Work
     Total full- & part-time employment               269,376      278,439      279,827      286,894       294,628    302,747

   By Type:
     Wage and salary employment                       226,433      232,782      230,419      234,857       241,854    249,137
     Proprietors' employment                           42,943       45,657       49,408       52,037        52,774     53,610
      Farm proprietors' employment                      1,366        1,331        1,325        1,328         1,283      1,265
      Nonfarm proprietors' employment 2/               41,577       44,326       48,083       50,709        51,491     52,345

   By Industry:

   Farm employment                                      2,639        2,515        2,405        2,139         2,128      2,166
   Nonfarm employment                                 266,737      275,924      277,422      284,755       292,500    300,581
     Private employment                               194,889      204,397      208,114      215,405       221,349    228,659
     Ag. serv.. for.. fish.. and other 3/               2,745        2,938        3,226        3,312         3,758      3,860
     Mining                                               232          244          238          260           273        267
     Construction                                      15,208       16,742       16,545       17,003        17,519     18,322
     Manufacturing                                     23,843       23,681       22,338       22,004        21,608     23,600
     Transportation and public utilities               10,026       10,595       10,959       11,134        11,583     11,728
     Wholesale trade                                   10,508       10,898       10,994       11,791        12,342     12,779
     Retail trade                                      44,955       46,546       47,740       50,452        50,774     52,927
     Finance, insurance, and real estate               20,315       21,103       21,894       22,530        23,559     23,460
     Services                                          67,057       71,650       74,180       76,919        79,933     81,716
   Government and government enterprises               71,848       71,527       69,308       69,350        71,151     71,922
     Federal, civilian                                 11,154       11,215       10,905       10,606        11,063     11,166
     Military                                          31,076       28,877       25,930       25,359        26,011     25,659
     State and local                                   29,618       31,435       32,473       33,385        34,077     35,097

See footnotes at end of table                 REGIONAL ECONOMIC INFORMATION
Table CA25                      June 1996     SYSTEM BUREAU OF ECONOMIC ANALYSIS

                                                              September 15, 1997

            FULL-TIME AND PART-TIME EMPLOYEES BY MAJOR INDUSTRY 1/
                     For Counties and Metropolitan Areas
                                (number of jobs)
   (53-067) THURSTON          WASHINGTON

-----------------------------------------------------------------------------------------------------------------------------------
   Item                                              1989        1990        1991        1992        1993        1994
-----------------------------------------------------------------------------------------------------------------------------------
   Employment by Place of Work
    Total full- & part-time employment               79,225      84,094      88,142      91,120      93,653      96,222

   By Type:
      Wage and salary employment                     65,702      69,322      72,085      74,013      76,307      78,588
      Proprietors' employment                        13,523      14,772      16,057      17,107      17,346      17,634
       Farm proprietors' employment                     895         872         868         870         841         830
       Nonfarm proprietors' employment 2/            12,628      13,900      15,189      16,237      16,505      16,804

   By Industry:

      Farm employment                                 1,619       1,489       1,496       1,348       1,388       1,438
      Nonfarm employment                             77,606      82,605      86,646      89,772      92,265      94,784
       Private employment                            50,549      54,054      56,730      59,215      61,385      63,777
        Ag.serv..for..fish.. and other 3/             1,370       1,387       1,427       1,494       1,738       1,751
        Mining                                          104          96          96         121         130         136
        Construction                                  4,139       4,638       4,999       5,051       5,106       5,244
        Manufacturing                                 4,263       4,377       4,118       4,524       4,733       4,972
        Transportation and public utilities           2,250       2,174       2,128       2,165       2,344       2,351
        Wholesale trade                               1,959       2,363       2,607       2,479       2,441       2,581
        Retail trade                                 13,592      14,082      14,800      15,539      15,856      16,678
        Finance, insurance, and real estate           4,626       4,985       5,222       5,463       5,672       5,749
        Services                                     18,246      19,952      21,333      22,379      23,365      24,315
       Government and government enterprises         27,057      28,551      29,916      30,557      30,880      31,007
        Federal, civilian                               833         913         855         877         908         960
        Military                                        953         945         971       1,035         983         963
        State and local                              25,271      26,693      28,090      28,645      28,989      29,084

See footnotes at end of table.             REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA25                     June 1996   BUREAU OF ECONOMIC ANALYSIS

Footnotes for Table CA25

1/   1969-74 based on 1967 SIC. 1975-87 based on 1972 SIC. 1988-94 based on 1987
     SIC.

2/   Excludes limited partners.

3/ "Other" consists of the number of jobs held by U.S. residents employed by international organizations and foreign embassies and consulates in the United States.

4/ Cibola, NM was separated from Valencia in June 1981, but in these estimates Valencia includes Cibola through the end of 1981.

5/   La Paz county, AZ was separated from Yuma county on January 1, 1983.

6/ Estimates for 1979 forward reflect Alaska Census Areas as defined in the 1980 Decennial Census: those for prior years reflect Alaska Census Divisions as defined in the 1970 Decennial Census. Estimates from 1988 forward separate Aleutian Islands Census Area into Aleutians East Bor, and Aleutians West Census Area. Denali and Lake + Peninsula Boroughs begin in 1991. Estimates from 1993 forward separate Skagway-Yakutat-Angoon Census Area into Skagway-Hoonah-Angoon Census Area and Yakutat Borough.

E    Estimate shown constitutes the major portion of the true estimate.

(D)  Not shown to avoid disclosure of confidential information.

(L)  Less than 10 jobs. Estimates are included in totals.

(N)  Data not available for this year.


Table CA25              June 1996          REGIONAL ECONOMIC INFORMATION SYSTEM
                                           BUREAU OF ECONOMIC ANALYSIS

                                                              September 15, 1997
                           REGIONAL ECONOMIC PROFILE
                     For Countries and Metropolitan Areas

(53-000) WASHINGTON

-----------------------------------------------------------------------------------------------------------------------------------
  ITEM                                              1989         1990          1991           1992          1993           1994
-----------------------------------------------------------------------------------------------------------------------------------
     Place of Residence Profile

 Total personal income ($000)                     85,837,927   94,420,291    101,206,147   109,678,572   114,808,532    120,359,599
   Nonfarm personal income                        84,551,830   93,090,718     99,832,573   108,136,078   113,006,982    119,011,808
   Farm income                                     1,286,097    1,329,573      1,373,574     1,542,494     1,801,550      1,347,791

Derivation of Total Personal Income
  Net earnings 1/                                 58,596,688   64,271,399     69,063,258    75,596,454    78,581,197     82,166,399
  Transfer payments                               12,535,615   13,880,727     15,623,137    17,128,785    18,470,653     19,427,880
   Income maintenance 2/                             936,599    1,033,494      1,269,911     1,463,732     1,595,315      1,675,315
   Unemployment insurance                            395,663      479,161        672,953       940,858     1,148,628      1,058,170
   Retirement and other                           11,203,353   12,368,072     13,680,273    14,724,195    15,726,710     16,694,395
  Dividends, interest, and rent                   14,705,624   16,268,165     16,519,752    16,953,333    17,756,682     18,765,320

  Population (thousands) 3/                          4,746.3      4,901.2        5,018.2       5,146.1       5,258.7        5,343.2

Per Capita Incomes ($) 4/
  Per capita personal income                          18,085       19,265         20,168        21,313        21,832         22,526
  Per capita net earnings                             12,346       13,113         13,763        14,690        14,943         15,378
  Per capita transfer payments                         2,641        2,832          3,113         3,328         3,512          3,636
   Per capita income maintenance                         197          211            253           284           303            314
   Per capita unemployment insurance                      83           98            134           183           218            198
   Per capita retirement & other                       2,360        2,523          2,726         2,861         2,991          3,124
  Per capita dividens, interest, & rent                3,098        3,319          3,292         3,294         3,377          3,512

    Place of Work Profile

Total earnings (place of work. $000)              61,720,547   67,714,969     72,686,190    79,505,546    82,620,602     86,489,904
    Wages and salaries                            48,871,618   54,138,170     57,960,221    62,938,652    64,643,379     67,701,950
  Other labor income                               4,221,517    4,778,362      5,389,265     6,085,587     6,549,704      7,051,462
  Proprietors' income                              8,627,412    8,798,437      9,336,704    10,482,307    11,427,519     11,736,492
    Nonfarm proprietors' income                    7,754,786    7,960,484      8,447,194     9,417,391    10,142,415     10,926,482
    Farm proprietors' income                         872,626      837,953        889,510     1,064,916     1,285,104        810,010

Total employment (full & part-time)                2,709,394    2,849,112      2,899,285     2,954,509     3,001,833      3,071,025
 Wage and salary jobs                              2,261,708    2,369,933      2,388,656     2,424,985     2,465,499      2,526,349
 Number of proprietors                               447,686      479,179        510,629       529,524       536,334        544,676
   Number of nonfarm proprietors /5                  409,715      442,341        473,982       492,715       500,769        509,599
   Number of farm proprietors                         37,971       36,838         36,647        36,809        35,565         35,077

Average earnings per job ($)                          22,780       23,767         25,070        26,910        27,523         28,163
 Wage & salary earnings per job ($)                   21,608       22,844         24,265        25,954        26,219         26,798
 Average earnings per nonfarm propietor ($)           18,927       17,996         17,822        19,113        20,254         21,441

See footnotes at end of table.              REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA30                     June 1996    BUREAU OF ECONOMIC ANALYSIS

                                                              September 15, 1997

                           REGIONAL ECONOMIC PROFILE
                      For Countries and Metropolitan Areas

(53-027)    GRAYS HARBOR WASHINGTON

-----------------------------------------------------------------------------------------------------------------------
Item                                 1989           1990           1991           1992           1993           1994
-----------------------------------------------------------------------------------------------------------------------
    Place of Residence Profile

Total personal income ($000)        936,277        995,246      1,043,804       1,120,821      1,149,832      1,174,089
  Nonfarm personal income           931,297        989,225      1,037,293       1,111,381      1,142,677      1,168,681
  Farm income                         4,980          6,021          6,511           9,440          7,155          5,408

Derivation of Total Personal
 Income
  Net earnings 1/                   558,057        584,207        604,632         651,633        656,200        663,891
  Transfer payments                 211,123        236,008        269,694         296,209        322,034        329,409
    Income maintenance 2/            19,771         22,722         28,541          32,403         34,632         34,839
    Unemployment insurance            7,217          9,306         12,623          15,996         22,741         19,790
    Retirement and other            184,135        203,980        228,530         247,810        264,661        274,780
  Dividends, interest, and rent     167,097        175,031        169,478         172,979        171,598        180,789

  Population (thousands) 3/            63.4           64.4           64.7            65.5           66.2           66.9

Per Capita Incomes ($) 4/
  Per capita personal income         14,760         15,454         16,132          17,107         17,372         17,547
  Per capita net earnings             8,798          9,071          9,344           9,946          9,914          9,922
  Per capita transfer payments        3,328          3,665          4,168           4,521          4,865          4,923
    Per capita income maintenance       312            353            441             495            523            521
    Per capita unemployment
     insurance                          114            144            195             244            344            296
    Per capita retirement & other     2,903          3,167          3,532           3,782          3,999          4,107
  Per capita dividends, interest,
   & rent                             2,634          2,718          2,619           2,640          2,593          2,702

    Place of Work Profile

  Total earnings (place of work.
   $000)                            606,800        632,231        650,779         700,289        702,365        708,477
    Wages and salaries              473,766        496,887        512,045         547,018        544,101        543,118
    Other labor income               40,839         43,581         47,212          51,762         54,382         55,348
    Proprietors' income              92,195         91,763         91,522         101,509        103,882        110,011
      Nonfarm proprietors' income    88,211         87,686         86,942          93,910         98,538        106,554
      Farm proprietors' income        3,984          4,077          4,580           7,599          5,344          3,457

  Total employment (full &
   part-time)                        30,003         30,568         30,496          31,196         30,854         30,882
    Wage and salary jobs             24,492         24,635         24,327          24,959         24,438         24,332
    Number of Proprietors             5,511          5,933          6,169           6,237          6,416          6,550
      Number of nonfarm
       proprietors /5                 5,044          5,479          5,716           5,783          5,977          6,117
      Number of farm proprietors        467            454            453             454            439            433

  Average earnings per job ($)       20,225         20,683         21,340          22,448         22,764         22,941
    Wage & salary earnings per
     job ($)                         19,344         20,170         21,048          21,917         22,265         22,321
    Average earnings per nonfarm
     proprietor ($)                  17,488         16,004         15,210          16,239         16,486         17,419

See footnotes at end of table.              REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA30                      June 1996   BUREAU OF ECONOMIC ANALYSIS

                                                          September 15, 1997

                           REGIONAL ECONOMIC PROFILE
                      For Counties and Metropolitan Areas

  (53-033) KING            WASHINGTON

-----------------------------------------------------------------------------------------------------------------------------
    Item                                       1989         1990         1991         1992         1993          1994
-----------------------------------------------------------------------------------------------------------------------------
    Place of Residence Profile

  Total personal income ($000)              34,007,566   37,272,341   39,961,843   43,260,426   44,543,623    46,506,921
    Nonfarm personal income                 33,970,334   37,233,307   39,918,203   43,211,739   44,494,214    46,461,488
    Farm income                                 37,232       39,034       43,640       48,687       49,409        55,433

  Derivation of Total Personal Income
    Net earnings  1/                        24,494,021   26,806,371   28,717,095   31,550,467   32,103,923    33,382,552
    Transfer payments                        3,636,866    4,017,090    4,420,722    4,817,400    5,181,111     5,450,217
      Income maintenance 2/                    227,840      252,162      309,050      363,817      410,088       437,946
      Unemployment insurance                   103,459      117,850      174,669      260,536      311,296       288,436
      Retirement and other                   3,305,567    3,647,078    3,937,003    4,193,047    4,459,727     4,723,835
    Dividends, interest, and rent            5,876,679    6,448,880    6,824,026    6,892,559    7,258,589     7,674,152

    Population (thousands) 3/                  1,466,9      1,515,9      1,535,2      1,559,5      1,578,1       1,587,5

  Per Capita Incomes ($) 4/
    Per capita personal income                  23,183       24,587       26,031       27,741       28,227        29,295
    Per capita net earnings                     16,698       17,683       18,706       20,232       20,344        21,028
    Per capita transfer payments                 2,479        2,650        2,880        3,089        3,283         3,433
      Per capita income maintenance                155          166          201          233          260           276
      Per capita unemployment insurance             71           78          114          167          197           182
      Per capita retirement & other              2,253        2,406        2,565        2,689        2,826         2,976
    Per capita dividends, interest, & rent       4,006        4,254        4,445        4,420        4,600         4,834

      Place of Work Profile

    Total earnings (place of work, $000)    29,662,707   32,601,459   34,833,540   38,185,447   38,595,422    40,237,815
      Wages and salaries                    23,590,967   26,177,403   27,844,140   30,297,094   30,358,812    31,375,469
      Other labor income                     2,105,515    2,382,624    2,693,436    3,050,844    3,174,554     3,361,166
      Proprietors' income                    3,966,225    4,041,432    4,295,964    4,775,791    5,123,774     5,501,180
        Nonfarm proprietors'  income         3,946,520    4,021,980    4,271,438    4,744,384    5,091,853     5,473,487
        Farm proprietors' income                19,705       19,452       24,526       31,407       31,921        27,693

    Total employment (full & part time)      1,111,570    1,164,617    1,171,214    1,181,960    1,182,980     1,192,869
      Wage and salary jobs                     955,847      997,570      995,965    1,003,298    1,002,297     1,009,371
      Numbers of proprietors                   155,723      167,047      175,249      178,662      180,683       183,498
        Number of nonfarm proprietors /5       154,069      165,437      173,647      177,055      179,131       181,967
        Number of farm proprietors               1,654        1,610        1,602        1,607        1,552         1,531

  Average earnings per job ($)                  26,685       27,993       29,741       32,307       32,626        33,732
      Wage & salary earnings per job ($)        24,681       26,241       27,957       30,259       30,228        31,084
      Average earnings per nonfarm
       proprietor  ($)                          25,615       24,311       24,598       26,796       28,425        30,080

See footnotes at end of table               REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA30                     June 1996    BUREAU OF ECONOMIC ANALYSIS

                                                              September 15, 1997
                           REGIONAL ECONOMIC PROFILE
                      For Counties and Metropolitan Areas

     (53-053) PIERCE             WASHINGTON

------------------------------------------------------------------------------------------------------------------------------
       Item                                      1989         1990         1991          1992          1993          1994
------------------------------------------------------------------------------------------------------------------------------
         Place of Residence Profile

     Total personal income ($000)             9,063,251    10,038,231    10,646,663    11,491,193    12,047,346    12,683,943
       Nonfarm personal income                9,030,695    10,006,975    10,609,037    11,447,298    12,007,971    12,649,848
       Farm income                               32,556        31,256        37,626        43,895        39,374        34,095
    Derivation of Total Personal Income
      Net earnings 1/                         6,121,515     6,684,367     7,199,602     7,838,197     8,171,794     8,598,979
      Transfer payments                       1,623,517     1,786,601     2,006,399     2,198,170     2,367,886     2,490,019
       Income maintenance 2/                    138,334       148,369       181,673       205,876       227,816       240,261
       Unemployment insurance                    42,313        48,796        70,233       101,596       126,556       120,201
       Retirement and other                   1,422,870     1,589,436     1,754,493     1,890,698     2,013,514     2,129,557
      Dividends, interest, and rent           1,318,219     1,567,263     1,440,662     1,454,826     1,507,665     1,594,945

      Population (thousands) 3/                   570.5         590.5         605.0         619.5         631.9         638.3

    Per Capita Incomes ($) 4/
      Per capita personal income                 15,888        16,999        17,598        18,549        19,066        19,870
      Per capita net earnings                    10,731        11,319        11,900        12,652        12,932        13,471
      Per capita transfer payments                2,486         3,025         3,316         3,548         3,747         3,901
      Per capita income maintenance                 242           251           300           332           361           376
      Per capita unemployment insurance              74            83           116           164           200           188
      Per capita retirement & other               2,529         2,692         2,900         3,052         3,187         3,336
      Per capita dividends, interest & rent       2,311         2,654         2,381         2,348         2,386         2,499

        Place of Work Profile

      Total earnings (place of work, $000)    5,353,535     5,806,045     6,182,798     6,721,704     7,140,962     7,533,892
        Wages and salaries                    4,452,747     4,848,764     5,130,733     5,527,494     5,844,864     6,136,464
        Other labor income                      319,458       361,413       406,527       459,444       506,371       552,374
        Proprietors' income                     581,330       595,868       645,538       734,766       789,727       845,054
          Nonfarm proprietors' income           562,419       579,050       622,678       704,716       764,531       825,384
          Farm proprietors' income               18,911        16,818        22,860        30,050        25,196        19,670

      Total employment (full & part-time)       269,376       278,439       279,827       286,894       294,628       302,747
       Wage and salary jobs                     226,433       232,782       230,419       234,857       241,854       249,137
       Number of proprietors                     42,943        45,657        49,408        52,037        52,774        53,610
          Number of nonfarm proprietors /5       41,577        44,326        48,083        50,709        51,491        52,345
          Number of farm proprietors              1,366         1,331         1,325         1,326         1,283         1,265

    Average earnings per job ($)                 19,874        20,852        22,095        23,429        24,237        24,885
      Wage & salary earnings per job ($)         19,665        20,830        22,267        23,536        24,167        24,631
      Average earnings per nonfarm
       proprietor ($)                            13,527        13,063        12,950        13,897        14,848        15,768

See footnotes at end of table.                                                           REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA30                                           June 1996                           BUREAU OF ECONOMIC ANALYSIS

                                                               September 15,1997
                           REGIONAL ECONOMIC PROFILE
                     For Countries and Metropolitan Areas

(53-067) THURSTON                              WASHINGTON
-----------------------------------------------------------------------------------------------------------------------------------
  Item                                            1989           1990           1991            1992           1993          1994
-----------------------------------------------------------------------------------------------------------------------------------
    Place of Residence Profile

Total personal income ($000)                    2,651,612     2,946,318      3,232,859       3,316,523      3,734,018     3,950,934
  Nonfarm personal income                       2,630,467     2,924,405      3,209,464       3,487,450      3,707,955     3,924,758
  Farm inco me                                     21,145        21,913         23,395          29,073         26,063        26,176

Derivation of Total Personal Income
  Net earnings 1/                               1,732,698     1,929,397      2,138,621       2,352,819      2,492,630     2,634,787
  Transfer payments                               466,355       522,728        593,210         641,576        696,628       740,301
    Income maintenance 2/                          28,472        31,157         38,883          46,521         49,468        52,132
    Unemployment insurance                         12,949        16,138         21,181          28,927         37,156        35,074
    Retirement and other                          424,934       475,433        533,146         566,128        610,004       653,095
  Dividends. interest, and rent                   452,559       494,193        501,028         522,128        544,760       575,846

  Population (thousands) 3/                         156.4         163.0          169.5           176.6          183.4         187.2

Per Capita Incomes ($) 4/
  Per capita personal income                       16,956        18,073         19,069          19,908         20,364        21,101
  Per capita net earnings                          11,080        11,835         12,615          13,320         13,594        14,072
  Per capita transfer payments                      2,982         3,206          3,499           3,632          3,799         3,954
   Per capita income maintenance                      182           191            229             263            270           278
   Per capita unemployment insurance                   83            99            125             164            203           187
   Per capita retirement & other                    2,717         2,916          3,145           3,205          3,327         3,488
  Per capita dividends, interest. & rent            2,894         3,031          2,955           2,956          2,971         3,075

    Place of Work Profile

  Total earnings (place of work. $000)          1,574,918     1,751,999      1,966,104       2,160,958      2,300,006     2,411,366
    Wages and salaries                          1,299,416     1,453,585      1,630,863       1,777,990      1,887,461     1,967,609
    Other labor income                             95,442       109,805        130,040         147,578        164,393       176,782
    Proprietors' income                           180,060       188,609        205,201         235,390        248,152       266,975
      Nonfarm proprietors' income                 168,232       176,988        192,428         216,213        233,106       251,945
      Farm proprietors' income                     11,828        11,621         12,773          19,177         15,046        15,030

  Total employment (full & part-time)              79,225        84,094         88,142          91,120         93,653        96,222
   Wage and salary jobs                            65,702        69,322         72,085          74,013         76,307        78,588
   Number of proprietors                           13,523        14,772         16,057          17,107         17,346        17,634
     Number of nonfarm proprietors /5              12,628        13,900         15,189          16,237         16,505        16,804
     Number of farm proprietors                       895           872            868             870            841           830

   Average earnings per job ($)                    19,879        20,834         22,306          23,716         24,559        25,060
    Wage & salary earnings per job ($)             19,777        20,969         22,624          24,023         24,735        25,037
    Average earnings per non farm proprietor ($)   13,332        12,733         12,669          13,316         14,123        14,993

See footnotes at end of table.              REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA30                    June 1996     BUREAU OF ECONOMIC ANALYSIS

Footnotes for Table CA30

1/ Total earnings less personal contributions for social insurance adjusted to place of residence.

2/ Includes supplemental security income payments, payments to families with dependent children (AFDC), general assistance payments, food stamp payments, and other assistance payments, including emergency assistance.

3/ Census Bureau midyear population estimates. Estimates for 1990-94 reflect county population estimates available as of October 1995.

4/ Type of income divided by population yields a per capita for that type of income.

5/   Excludes limited partners.

6/ Cibola, NM was separated from Valencia in June 1981, but in these estimates Valencia includes Cibola through the end of 1981.

7/   La Paz county, AZ was separated from Yuma county on January 1, 1983.

8/ Estimates for 1979 forward reflect Alaska Census Areas as defined in the 1980 Decennial Census; those for prior years reflect Alaska Census Divisions as defined in the 1970 Decennial Census. Estimates from 1988 forward separate Aleutian Islands Census Area Into Aleutians East Bor, and Aleutians West Census Area. Denali and Lake + Peninsula Boroughs begin in 1991. Estimates from 1993 forward separate Skagway-Yakutat Angoon Census Area into Skagway-Hoonah-Angoon Census Area and Yakutat Borough.

(L) Less than $50.000 or less than 10 jobs, as appropriate. Estimates are included in totals.

(N)  Data not available for this year.

                                 EXHIBIT III-1

            General Characteristics of Publicly-Traded Institutions

 RP FINANCIAL, LC.
 ---------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700                  Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                             September 8, 1997(1)


                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------- ------- ------- ------ ------ -------- -------
                                                                               ($Mil)                          ($)   ($Mil)

 California Companies
 --------------------
 AHM    Ahmanson and Co. H.F. of CA         NYSE   Nationwide         M.B.    47,532      391   12-31   10/72  50.75  4,940
 GDW    Golden West Fin. Corp. of CA        NYSE   Nationwide         M.B.    39,095      246   12-31   05/59  82.31  4,670
 GSB    Glendale Fed. Bk, FSB of CA         NYSE   CA                 Div.    16,218      154   06-30   10/83  28.87  1,454
 CSA    Coast Savings Financial of CA       NYSE   California         R.E.     9,103       92   12-31   12/85  46.06    857
 DSL    Downey Financial Corp. of CA        NYSE   Southern CA        Thrift   5,886       82   12-31   01/71  22.12    591
 FED    FirstFed Fin. Corp. of CA           NYSE   Los Angeles CA     R.E.     4,193       25   12-31   12/83  33.75    357
 WES    Westcorp Inc. of Orange CA          NYSE   California         Div.     3,678       26   12-31   05/86  21.56    565
 BPLS   Bank Plus Corp. of CA               OTC    Los Angeles CA     R.E.     3,534       33   12-31     /    10.87    210
 BVCC   Bay View Capital Corp. of CA        OTC    San Francisco CA   M.B.     3,096       45   12-31   05/86  25.87    336
 PFFB   PFF Bancorp of Pomona CA            OTC    Southern CA        Thrift   2,631       23   03-31   03/96  19.25    360
 CENF   CENFED Financial Corp. of CA        OTC    Los Angeles CA     Thrift   2,295       18   12-31   10/91  33.00    189
 FRC    First Republic Bancorp of CA (3)    NYSE   CA,NV              M.B.     2,238       13   12-31     /    23.62    229
 AFFFZ  America First Fin. Fund of CA       OTC    San Francisco CA   Div.     2,191       36   12-31     /    39.37    237
 HEMT   HF Bancorp of Hemet CA              OTC    Southern CA        Thrift     984 M     19   06-30   06/95  14.87     93
 REDF   RedFed Bancorp of Redlands CA       OTC    Southern CA        Thrift     912       14   12-31   04/94  17.37    125
 HTHR   Hawthorne Fin. Corp. of CA          OTC    Southern CA        Thrift     863        6   12-31     /    17.62     53
 ITLA   Imperial Thrift & Loan of CA (3)    OTC    Los Angeles CA     R.E.       850        9   12-31     /    17.75    139
 QCBC   Quaker City Bancorp of CA           OTC    Los Angeles CA     R.E.       801        8   06-30   12/93  20.50     96
 PROV   Provident Fin. Holdings of CA       OTC    Southern CA        M.B.       615        9   06-30   06/96  19.25     95
 HBNK   Highland Federal Bank of CA         OTC    Los Angeles CA     R.E.       504        8   12-31     /    29.25     67
 MBBC   Monterey Bay Bancorp of CA          OTC    West Central CA    Thrift     413        7   12-31   02/95  16.62     54
 SGVB   SGV Bancorp of W. Covina CA         OTC    Los Angeles CA     Thrift     409        8   06-30   06/95  15.12     35
 PCCI   Pacific Crest Capital of CA (3)     OTC    Southern CA        R.E.       371        3   12-31     /    15.00     44
 BYFC   Broadway Fin. Corp. of CA           OTC    Los Angeles CA     Thrift     122        3   12-31   01/96  11.00      9
 PAMM   PacificAmerica Money Ctr of CA (3)  OTC    Los Angeles CA     Div.       112 M      1   12-31   06/96  23.50     45


 Florida Companies
 -----------------

 OCN    Ocwen Financial Corp. of FL         OTC    Southeast FL       Div.     2,787        1   12-31     /    42.69  1,144
 BANC   BankAtlantic Bancorp of FL          OTC    Southeastern FL    M.B.     2,730       56   12-31   11/83  12.50    281

 RP FINANCIAL, LC.
 ---------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700                  Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                             September 8, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------  ------ ----------------- --------- ------- ------- ----- ------ ------ ---------
                                                                               ($Mil)                          ($)   ($Mil)
 Florida Companies (continued)
 -----------------------------

 BKUNA  BankUnited SA of FL                 OTC    Miami FL           Thrift   1,807       14   09-30   12/85  12.00    106
 FFPB   First Palm Beach Bancorp of FL      OTC    Southeast FL       Thrift   1,666       40   09-30   09/93  35.00    176
 HARB   Harbor FSB, MHC of FL (46.6)        OTC    Eastern FL         Thrift   1,117       23   09-30   01/94  55.50    276
 FFFL   Fidelity FSB, MHC of FL (47.7)      OTC    Southeast FL       Thrift     999       20   12-31   01/94  26.75    181
 CMSV   Commty. Svgs, MHC of FL (48.5)      OTC    Southeast FL       Thrift     700       19   12-31   10/94  31.25    159
 FFLC   FFLC Bancorp of Leesburg FL         OTC    Central FL         Thrift     387        9   12-31   01/94  30.50     71
 FFFG   F.F.O. Financial Group of FL        OTC    Central FL         R.E.       320 M     11   12-31   10/88   6.06     51


 Mid-Atlantic Companies
 ----------------------

 DME    Dime Bancorp, Inc. of NY (3)        NYSE   NY,NJ,FL           M.B.    20,087       86   12-31   08/86  19.37  2,009
 GPT    GreenPoint Fin. Corp. of NY (3)     NYSE   New York City NY   Thrift  13,300       74   12-31   01/94  61.56  2,773
 SVRN   Sovereign Bancorp of PA             OTC    PA,NJ,DE           M.B.    10,898      120   12-31   08/86  15.50  1,085
 ASFC   Astoria Financial Corp. of NY       OTC    NY                 Thrift   7,665       45   12-31   11/93  48.12  1,009
 LISB   Long Island Bancorp, Inc of NY      OTC    Long Island NY     M.B.     5,909       36   09-30   04/94  39.87    956
 RCSB   RCSB Financial, Inc. of NY (3)      OTC    NY                 M.B.     4,032 M     36   11-30   04/86  48.87    713
 ALBK   ALBANK Fin. Corp. of Albany NY      OTC    Upstate NY,MA,VT   Thrift   3,602       70   12-30   04/92  38.50    494
 ROSE   T R Financial Corp. of NY (3)       OTC    New York City NY   Thrift   3,552       15   12-31   06/93  27.62    484
 NYB    New York Bancorp, Inc. of NY        NYSE   Southeastern NY    Thrift   3,284       29   09-30   01/88  30.50    659
 RSLN   Roslyn Bancorp, Inc. of NY (3)      OTC    Long Island NY     M.B.     3,159        6   12-31   01/97  22.75    993
 GRTR   The Greater New York SB of NY (3)   OTC    New York NY        Div.     2,571 M     14   12-31   06/87  22.94    315
 BKCO   Bankers Corp. of NJ (3)             OTC    Central NJ         Thrift   2,567       15   12-31   03/90  28.25    350
 CMSB   Cmnwealth Bancorp of PA             OTC    Philadelphia PA    M.B.     2,289       39   06-30   06/96  17.25    295
 NWSB   Northwest SB, MHC of PA (30.7)      OTC    Pennsylvania       Thrift   2,091       53   06-30   11/94  22.00    514
 MLBC   ML Bancorp of Villanova PA          OTC    Philadelphia PA    M.B.     2,071       18   03-31   08/94  20.50    217
 HARS   Harris SB, MHC of PA (24.3)         OTC    Southeast PA       Thrift   2,044       31   12-31   01/94  38.00    426
 RELY   Reliance Bancorp, Inc. of NY        OTC    New York City NY   Thrift   1,977       28   06-30   03/94  30.81    270
 HAVN   Haven Bancorp of Woodhaven NY       OTC    New York City NY   Thrift   1,782       20   12-31   09/93  37.87    166
 JSB    JSB Financial, Inc. of NY           AMEX   New York City NY   Thrift   1,531 M     13   12-31   06/90  45.31    446
 WSFS   WSFS Financial Corp. of DE (3)      OTC    DE                 Div.     1,509       16   12-31   11/86  15.12    188
 QCSB   Queens County Bancorp of NY (3)     OTC    New York City NY   Thrift   1,467       13   12-31   11/93  53.87    548
 OCFC   Ocean Fin. Corp. of NJ              OTC    Eastern NJ         Thrift   1,448       10   12-31   07/96  33.62    289

 RP FINANCIAL, LC.
 ---------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700                  Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                             September 8, 1997(1)

                                                     Primary             Operating   Total            Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg.   Market              Strat.(2)   Assets   Offices   Year  Date    Price   Value
 ------ --------- ------------------------  -----    -----------------   ---------   -------  -------   ----- -----  ------   -----
                                                                                     ($Mil)                             ($)   ($Mil)
 Mid-Atlantic Companies (continued)
 ----------------------------------

 PFSB   PennFed Fin. Services of NJ         OTC      Northern NJ          Thrift     1,322      17      06-30   07/94   28.75    139
 DIME   Dime Community Bancorp of NY        OTC      New York City NY     Thrift     1,315      15      06-30   06/96   19.62    257
 YFED   York Financial Corp. of PA          OTC      PA,MD                Thrift     1,162      22      06-30   02/84   23.75    166
 MFSL   Maryland Fed. Bancorp of MD         OTC      MD                   Thrift     1,157      25      02-28   06/87   43.00    138
 FSLA   First SB SLA MHC of NJ (47.5)       OTC      Eastern NJ           Thrift     1,033      16      12-31   07/92   29.87    217
 PVSA   Parkvale Financial Corp of PA       OTC      Southwestern PA      Thrift       991      28      06-30   07/87   29.25    119
 PKPS   Poughkeepsie Fin. Corp. of NY       OTC      Southeast NY         Thrift       880      13      12-31   11/85    7.25     91
 PSBK   Progressive Bank, Inc. of NY (3)    OTC      Southeast NY         Thrift       879      17      12-31   08/84   32.87    126
 FFIC   Flushing Fin. Corp. of NY (3)       OTC      New York City NY     Thrift       860       7      12-31   11/95   20.00    160
 PWBC   PennFirst Bancorp of PA             OTC      Western PA           Thrift       817       9      12-31   06/90   15.63     83
 MBB    MSB Bancorp of Middletown NY (3)    AMEX     Southeastern NY      Thrift       814      16      12-31   09/92   23.25     66
 GAF    GA Financial Corp. of PA            AMEX     Pittsburgh PA        Thrift       750      13      12-31   03/96   18.75    150
 IBSF   IBS Financial Corp. of NJ           OTC      Southwest NJ         Thrift       733      10      09-30   10/94   17.12    189
 FBBC   First Bell Bancorp of PA            OTC      Pittsburgh PA        Thrift       714       7      12-31   06/95   16.00    104
 SFIN   Statewide Fin. Corp. of NJ          OTC      Northern NJ          Thrift       673      16      12-31   10/95   18.75     88
 THRD   TF Financial Corp. of PA            OTC      Philadelphia PA      Thrift       641      14      06-30   07/94   19.25     79
 TSBS   Trenton SB,FSB MHC of NJ(35.9)      OTC      Central NJ           Thrift       631      14      12-31   08/95   28.62    259
 FSNJ   Bayonne Banchsares of NJ            OTC      Northern NJ          Thrift       577 M     4      03-31   01/95   11.87     36
 FMCO   FMS Financial Corp. of NJ           OTC      Southern NJ          Thrift       555      18      12-31   12/88   25.25     60
 FSPG   First Home Bancorp of NJ            OTC      NJ,DE                Thrift       522      10      12-31   04/87   20.12     54
 PULS   Pulse Bancorp of S. River NJ        OTC      Central NJ           Thrift       520       4      09-30   09/86   20.50     63
 ANBK   American Nat'l Bancorp of MD        OTC      Baltimore MD         R.E.         505 M    10      07-31   10/95   19.69     71
 LVSB   Lakeview SB of Paterson NJ          OTC      Northern NJ          Thrift       482 M     8      07-31   12/93   32.25     74
 AHCI   Ambanc Holding Co., Inc. of NY (3)  OTC      East-Central NY      Thrift       478 M     9      12-31   12/95   15.50     68
 PFNC   Progress Financial Corp. of PA      OTC      Southeastern PA      M.B.         419       9      12-31   07/83   14.75     56
 CNY    Carver Bancorp, Inc. of NY          AMEX     New York, NY         Thrift       414       7      03-31   10/94   12.37     29
 SHEN   First Shenango Bancorp of PA        OTC      Western PA           Thrift       411       4      12-31   04/93   27.50     57
 RARB   Raritan Bancorp. of Raritan NJ (3)  OTC      Central NJ           Thrift       379       6      12-31   03/87   22.25     54
 PBCI   Pamrapo Bancorp, Inc. of NJ         OTC      Northern NJ          Thrift       371       8      12-31   11/89   20.75     59
 FSBI   Fidelity Bancorp, Inc. of PA        OTC      Southwestern PA      Thrift       363       8      09-30   06/88   21.25     33
 FOBC   Fed One Bancorp of Wheeling WV      OTC      Northern WV,OH       Thrift       357       9      12-31   01/95   20.00     47
 HARL   Harleysville SA of PA               OTC      Southeastern PA      Thrift       337       4      09-30   08/87   26.00     43
 CVAL   Chester Valley Bancorp of PA        OTC      Southeastern PA      Thrift       324       6      06-30   03/87   24.00     49

 RP FINANCIAL, LC.
 ---------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700                  Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                             September 8, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ --------- ------------------------- ------ ----------------- --------- ------- -------- ----- ------ ------ ---------
                                                                               ($Mil)                          ($)    ($Mil)
 Mid-Atlantic Companies (continued)
 ----------------------------------

 FKFS   First Keystone Fin. Corp of PA      OTC    Philadelphia PA    Thrift     321        5   09-30   01/95  27.75     34
 EQSB   Equitable FSB of Wheaton MD         OTC    Central MD         Thrift     308        4   09-30   09/93  37.94     23
 LFBI   Little Falls Bancorp of NJ          OTC    New Jersey         Thrift     300        6   12-31   01/96  17.37     48
 WVFC   WVS Financial Corp. of PA (3)       OTC    Pittsburgh PA      Thrift     295        5   06-30   11/93  27.00     47
 YFCB   Yonkers Fin. Corp. of NY            OTC    Yonkers NY         Thrift     288        4   09-30   04/96  17.37     53
 FBER   First Bergen Bancorp of NJ          OTC    Northern NJ        Thrift     285        4   09-30   04/96  17.75     53
 CATB   Catskill Fin. Corp. of NY (3)       OTC    Albany NY          Thrift     284        4   09-30   04/96  16.37     77
 FIBC   Financial Bancorp, Inc. of NY       OTC    New York, NY       Thrift     282        5   09-30   08/94  19.87     34
 LFED   Leeds FSB, MHC of MD (36.3)         OTC    Baltimore MD       Thrift     282 M      1   06-30   05/94  26.25     91
 IFSB   Independence FSB of DC              OTC    Washington DC      Ret.       263 M      2   12-31   06/85  13.03     17
 WYNE   Wayne Bancorp of NJ                 OTC    Northern NJ        Thrift     261        0   12-31   06/96  23.87     51
 WSB    Washington SB, FSB of MD            AMEX   Southeastern MD    Thrift     258 M      4   07-31     /     6.75     29
 PHFC   Pittsburgh Home Fin. of PA          OTC    Pittsburgh PA      Thrift     256        6   09-30   04/96  19.50     38
 GDVS   Greater DV SB,MHC of PA (19.9) (3)  OTC    Southeast PA       Thrift     244        7   12-31   03/95  20.75     68
 PHSB   Ppls Home SB, MHC of PA (45.0)      OTC    Western PA         Thrift     229 P      9   12-31   07/97  16.00     44
 ESBK   The Elmira SB FSB of Elmira NY (3)  OTC    NY,PA              Thrift     228        6   12-31   03/85  23.44     17
 SBFL   SB Fngr Lakes MHC of NY (33.1)      OTC    Western NY         Thrift     217        4   04-30   11/94  23.00     41
 HRBF   Harbor Federal Bancorp of MD        OTC    Baltimore MD       Thrift     216        9   03-31   08/94  19.75     33
 LARL   Laurel Capital Group of PA          OTC    Southwestern PA    Thrift     212        6   06-30   02/87  22.50     32
 PEEK   Peekskill Fin. Corp. of NY          OTC    Southeast NY       Thrift     183        3   06-30   12/95  16.37     52
 PLSK   Pulaski SB, MHC of NJ (46.0)        OTC    New Jersey         Thrift     177        6   12-31   04/97  16.62     34
 SFED   SFS Bancorp of Schenectady NY       OTC    Eastern NY         Thrift     173        3   12-31   06/95  19.25     24
 AFED   AFSALA Bancorp, Inc. of NY          OTC    Central NY         Thrift     159        4   09-30   10/96  16.06     23
 SKBO   First Carnegie,MHC of PA(45.0)      OTC    Western PA         Thrift     150 P      3   03-31   04/97  15.50     36
 PRBC   Prestige Bancorp of PA              OTC                       Thrift     136        0   12-31   06/96  17.12     16
 TPNZ   Tappan Zee Fin., Inc. of NY         OTC    Southeast NY       Thrift     120 S      1   03-31   10/95  17.25     26
 GOSB   GSB Financial Corp. of NY           OTC    Southeast NY       Thrift     114 P      2   09-30   07/97  14.37     32
 WWFC   Westwood Fin. Corp. of NJ           OTC    Northern NJ        Thrift     111        2   03-31   06/96  24.25     16
 AFBC   Advance Fin. Bancorp of WV          OTC    Northern Neck WV   Thrift     104 M      2   06-30   01/97  16.25     18
 WHGB   WHG Bancshares of MD                OTC    Baltimore MD       Thrift     100        5   09-30   04/96  15.75     23
 ALBC   Albion Banc Corp. of Albion NY      OTC    Western NY         Thrift      69        2   09-30   07/93  23.25      6
 PWBK   Pennwood SB of PA (3)               OTC    Pittsburgh PA      Thrift      50        3   12-31   07/96  16.75     10

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700                                      Exhibit III-1
                                      Characteristics of Publicly-Traded Thrifts
                                                 September 8, 1997(1)

                                                  Primary         Operating  Total             Fiscal  Conv.  Stock  Market
Ticker  Financial Institution             Exchg.  Market          Strat.(2)  Assets  Offices     Year  Date   Price  Value
------  ------------------------------    ------  --------------  ---------  ------  -------   ------  -----  -----  ------
                                                                             ($Mil)                             ($)  ($Mil)
 COFI   Charter One Financial of OH       OTC     OH,MI             Div.     14,565    155     12-31   01/88  54.37  2,511
 CFB    Commercial Federal Corp. of NE    NYSE    NE,CO,KS,OK,IA    M.B.      7,097    107     06-30   12/84  42.06    907
 FFHC   First Financial Corp. of WI       OTC     WI,IL             Div.      5,931    129     12-31   12/80  32.25  1,168
 SPBC   St. Paul Bancorp, Inc. of IL      OTC     Chicago IL        Div.      4,611     52     12-31   05/87  23.12    786
 SECP   Security Capital Corp. of WI      OTC     Wisconsin         Div.      3,673     42     06-30   01/94 103.50    953
 MAFB   MAF Bancorp of IL                 OTC     Chicago IL        Thrift    3,236 M   20     12-31   01/90  30.75    473
 CTZN   CitFed Bancorp of Dayton OH       OTC     Dayton OH         M.B.      3,098     33     03-31   01/92  44.00    380
 GTFN   Great Financial Corp. of KY       OTC     Kentucky          M.B.      3,046     45     12-31   03/94  33.37    460
 STND   Standard Fin. of Chicago IL       OTC     Chicago IL        Thrift    2,575     14     12-31   08/94  25.50    413
 ABCW   Anchor Bancorp Wisconsin of WI    OTC     Wisconsin         M.B.      1,926     33     03-31   07/92  26.25    119
 STFR   St. Francis Cap. Corp. of WI      OTC     Milwaukee WI      Thrift    1,646     13     09-30   06/93  34.50    183
 DNFC   D&N Financial Corp. of MI         OTC     MI                Ret.      1,609     37     12-31   02/85  18.62    153
 FTFC   First Fed. Capital Corp. of WI    OTC     Southern WI       M.B.      1,530 M   44     12-31   11/89  24.50    224
 FISB   First Indiana Corp. of IN         OTC     Central IN        M.B.      1,521     28     12-31   08/83  20.50    217
 FLGS   Flagstar Bancorp, Inc of MI       OTC     MI                Thrift    1,519 M   15     12/31     /    19.37    265
 ABCL   Allied Bancorp of IL              OTC     Chicago IL        M.B.      1,404     14     09-30   07/92  31.12    166
 JSBA   Jefferson Svgs Bancorp of MO      OTC     St. Louis MO,TX   Thrift    1,297 M   32     12-31   04/93  32.75    164
 AADV   Advantage Bancorp of WI           OTC     WI,IL             Thrift    1,020     15     09-30   03/92  42.25    137
 OFCP   Ottawa Financial Corp. of MI      OTC     Western MI        Thrift      861     26     12-31   08/94  25.37    125
 CFSB   CFSB Bancorp of Lansing MI        OTC     Central MI        Thrift      845     17     12-31   06/90  26.00    132
 NASB   North American SB of MO           OTC     KS,MO             M.B.        737      7     09-30   09/85  49.00    109
 GSBC   Great Southern Bancorp of MO      OTC     Southwest MO      Thrift      708     25     06-30   12/89  17.00    138
 HOMF   Home Fed Bancorp of Seymour IN    OTC     Southern IN       Thrift      683     16     06-30   01/88  30.00    102
 MSBK   Mutual SB, FSB of Bay City MI     OTC     Michigan          M.B.        673     22     12-31   07/92  10.50     45
 SFSL   Security First Corp. of OH        OTC     Northeastern OH   R.E.        653     13     03-31   01/88  18.25    138
 FNGB   First Northern Cap. Corp of WI    OTC     Northeast WI      Thrift      638     20     12-31   12/83  12.75    113
 AVND   Avondale Fin. Corp. of IL         OTC     Chicago IL        Ret.        607      5     12-31   04/95  14.25     50
 EMLD   Emerald Financial Corp of OH      OTC     Cleveland OH      Thrift      603     13     12-31     /    14.50     73
 FFYF   FFY Financial Corp. of OH         OTC     Youngstown OH     Thrift      599     10     06-30   06/93  27.12    112
 HMNF   HMN Financial, Inc. of MN         OTC     Southeast MN      Thrift      567      7     12-31   06/94  24.50    103
 HFFC   HF Financial Corp. of SD          OTC     South Dakota      Thrift      562     19     06-30   04/92  22.00     66
 FDEF   First Defiance Fin.Corp. of OH    OTC     Northwest OH      Thrift      552      9     06-30   10/95  14.75    138
 FFBH   First Fed. Bancshares of AR       OTC     Northern AR       Thrift      535     12     12-31   05/96  21.00    103
 FFOH   Fidelity Financial of OH          OTC     Cincinnati OH     Thrift      525      4     12-31   03/96  15.25     85
 CBCI   Calumet Bancorp of Chicago IL     OTC     Chicago IL        Thrift      497      5     06-30   02/92  42.50     90

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700                                      Exhibit III-1
                                      Characteristics of Publicly-Traded Thrifts
                                                 September 8, 1997(1)

                                                  Primary         Operating  Total             Fiscal  Conv.  Stock  Market
Ticker  Financial Institution             Exchg.  Market          Strat.(2)  Assets  Offices     Year  Date   Price  Value
------  ------------------------------    ------  --------------  ---------  ------  -------   ------  -----  -----  ------
                                                                             ($Mil)                             ($)  ($Mil)
Mid-West Companies (continued)
------------------------------

 FBCI   Fidelity Bancorp of Chicago IL    OTC     Chicago IL        Thrift   490       5       09-30   12/93  21.25   59
 CAFI   Camco Fin. Corp. of OH            OTC     Eastern OH        M.B.     490       7       12-31     /    17.78   57
 FFSX   First FS&LA. MHC of IA (46.1)     OTC     Western IA        Thrift   469      13       06-30   07/92  29.00   82
 HFGI   Harrington Fin. Group of IN       OTC     Eastern IN        Thrift   447       3       06-30     /    12.00   39
 PERM   Permanent Bancorp of IN           OTC     Southwest IN      Thrift   433      12       03-31   04/94  22.75   46
 SFSB   SuburbFed Fin. Corp. of IL        OTC     IL,IN             Thrift   427      12       12-31   03/92  27.50   35
 FMBD   First Mutual Bancorp of IL        OTC     Central IL        Thrift   418      12       12-31   07/95  15.00   53
 HALL   Hallmark Capital Corp. of WI      OTC     Milwaukee WI      Thrift   410       3       06-30   01/94  22.25   32
 MCBS   Mid Continent Bancshares of KS    OTC     Central KS        M.B.     409       9       09-30   06/94  29.75   58
 ASBI   Ameriana Bancorp of IN            OTC     Eastern IN,OH     Thrift   398       8       12-31   03/87  19.75   64
 PMFI   Perpetual Midwest Fin. of IA      OTC     EastCentral IA    Thrift   397       5       12-31   03/94  21.50   40
 WOFC   Western Ohio Fin. Corp. of OH     OTC     Western OH        Thrift   396       6       12-31   07/94  23.75   56
 CBSB   Charter Financial Inc. of IL      OTC     Southern IL       Thrift   393       8       09-30   12/95  20.12   83
 PFSL   Pocahnts Fed, MHC of AR (47.0)    OTC     Northeast AR      Thrift   379       6       09-30   04/94  27.00   44
 SWBI   Southwest Bancshares of IL        OTC     Chicago IL        Thrift   378       6       12-31   06/92  20.25   54
 FFHH   FSF Financial Corp. of MN         OTC     Southern MN       Thrift   378      11       09-30   10/94  17.75   54
 FFKY   First Fed. Fin. Corp. of KY       OTC     Central KY        Thrift   377       8       06-30   07/87  21.50   90
 CASH   First Midwest Fin. Corp. of IA    OTC     IA,SD             R.E.     375      12       09-30   09/93  18.19   50
 PVFC   PVF Capital Corp. of OH           OTC     Cleveland OH      R.E.     356 M     9       06-30   12/92  21.37   55
 HBEI   Home Bancorp of Elgin IL          OTC     Northern IL       Thrift   353       5       12-31   09/96  17.50  120
 INBI   Industrial Bancorp of OH          OTC     Northern OH       Thrift   347      10       12-31   08/95  14.75   78
 HVFD   Haverfield Corp. of OH            OTC     Cleveland OH      Thrift   346      10       12-31   03/85  26.75   51
 KNK    Kankakee Bancorp of IL            AMEX    Illinois          Thrift   342       9       12-31   01/93  29.00   41
 HBFW   Home Bancorp of Fort Wayne IN     OTC     Northeast IN      Thrift   335       9       09-30   03/95  22.00   56
 HMCI   Homecorp, Inc. of Rockford IL     OTC     Northern IL       Thrift   332       9       12-31   06/90  15.25   26
 SMFC   Sho-Me Fin. Corp. of MO           OTC     Southwest MO      Thrift   329       8       12-31   07/94  38.00   57
 WFI    Winton Financial Corp. of OH      OTC     Cincinnati OH     R.E.     317       4       09-30   08/88  16.00   32
 WCBI   WestCo Bancorp of IL              OTC     Chicago IL        Thrift   312       1       12-31   06/92  25.75   64
 PFDC   Peoples Bancorp of Auburn IN      OTC     Northeastern IN   Thrift   288       6       09-30   07/87  23.50   53
 GFCO   Glenway Financial Corp. of OH     OTC     Cincinnati OH     Thrift   287       6       06-30   11/90  25.00   29
 CBK    Citizens First Fin.Corp. of IL    AMEX    Central IL        Thrift   272       6       12-31   05/96  16.00   42
 FCBF   FCB Fin. Corp. of Neenah WI       OTC     Eastern WI        Thrift   271 M     6       03-31   09/93  26.75  109
 FBCV   1st Bancorp of Vincennes IN       OTC     Southwestern IN   M.B.     270       1       06-30   04/87  35.75   25

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700                                      Exhibit III-1
                                      Characteristics of Publicly-Traded Thrifts
                                                 September 8, 1997(1)

                                                  Primary         Operating  Total             Fiscal  Conv.  Stock  Market
Ticker  Financial Institution             Exchg.  Market          Strat.(2)  Assets  Offices     Year  Date   Price  Value
------  ------------------------------    ------  --------------  ---------  ------  -------   ------  -----  -----  ------
                                                                             ($Mil)                             ($)  ($Mil)
Mid-West Companies (continued)
------------------------------

 EFBI   Enterprise Fed. Bancorp of OH     OTC     Cincinnati OH     Thrift   257 M     5       09-30   10/94  20.00  40
 WAYN   Wayne S&L Co. MHC of OH (47.8)    OTC     Central OH        Thrift   254       6       03-31   06/93  21.00  47
 FFED   Fidelity Fed. Bancorp of IN       OTC     Southwestern IN   Thrift   250 M     4       06-30   08/87   9.25  23
 MFBC   MFB Corp. of Mishawaka IN         OTC     Northern IN       Thrift   248       4       09-30   03/94  23.50  40
 CAPS   Capital Savings Bancorp of MO     OTC     Central MO        Thrift   243       7       06-30   12/93  15.75  30
 MBLF   MBLA Financial Corp. of MO        OTC     Northeast MO      Thrift   235       2       06-30   06/93  23.75  31
 OHSL   OHSL Financial Corp. of OH        OTC     Cincinnati, OH    Thrift   230       4       12-31   02/93  23.25  28
 LARK   Landmark Bancshares of KS         OTC     Central KS        Thrift   228       5       09-30   03/94  24.25  41
 FFHS   First Franklin Corp. of OH        OTC     Cincinnati OH     Thrift   227       7       12-31   01/88  19.75  24
 FFFD   North Central Bancshares of IA    OTC     Central IA        Thrift   213       4       12-31   03/96  16.62  54
 BFFC   Big Foot Fin. Corp. of IL         OTC     Chicago IL        Thrift   212 M     3       07-31   12/96  17.12  43
 CMRN   Cameron Fin. Corp. of MO          OTC     Northwest MO      Thrift   208       3       09-30   04/95  17.37  46
 MWFD   Midwest Fed. Fin. Corp of WI      OTC     Central WI        Thrift   207       9       12-31   07/92  20.75  34
 WEFC   Wells Fin. Corp. of Wells MN      OTC     Southcentral MN   Thrift   202       7       12-31   04/95  16.50  32
 FFBZ   First Federal Bancorp of OH       OTC     Eastern OH        Thrift   201       6       09-30   06/92  18.50  29
 MFFC   Milton Fed. Fin. Corp. of OH      OTC     Southwest OH      Thrift   200       2       09-30   10/94  13.75  32
 GFED   Guarnty FS&LA,MHC of MO (31.0)    OTC     Southwest MO      Thrift   200       4       06-30   04/95  19.00  59
 HCBB   HCB Bancshares of AR              OTC     Southern AR       Thrift   199 P     6       06-30   05/97  13.75  36
 LSBI   LSB Fin. Corp. of Lafayette IN    OTC     Central IN        Thrift   194       4       12-31   02/95  20.69  19
 FFWC   FFW Corporation of Wabash IN      OTC     Central IN        Thrift   180       3       06-30   04/93  29.25  21
 PULB   Pulaski SB, MHC of MO (29.8)      OTC     St. Louis MO      Thrift   178 M     5       09-30   05/94  24.75  52
 NEIB   Northeast Indiana Bncrp of IN     OTC     Northeast IN      Thrift   176       3       12-31   06/95  16.75  30
 PFED   Park Bancorp of Chicago IL        OTC     Chicago IL        Thrift   176       3       12-31   08/96  16.37  40
 EGLB   Eagle BancGroup of IL             OTC     Central IL        Thrift   174       3       12-31   07/96  16.50  20
 MARN   Marion Capital Holdings of IN     OTC     Central IN        Thrift   173       2       06-30   03/93  23.00  41
 SMBC   Southern Missouri Bncrp of MO     OTC     Southeast MO      Thrift   166 M     8       06-30   04/94  17.25  28
 HMLK   Hemlock Fed. Fin. Corp. of IL     OTC     Chicago IL        Thrift   165       3       12-31   04/97  15.37  32
 FBSI   First Bancshares of MO            OTC     Southcentral MO   Thrift   164       6       06-30   12/93  24.25  27
 FFWD   Wood Bancorp of OH                OTC     Northern OH       Thrift   164       6       06-30   08/93  16.62  35
 JXSB   Jcksnville SB,MHC of IL (45.6)    OTC     Central IL        Thrift   163       4       12-31   04/95  21.50  27
 BWFC   Bank West Fin. Corp. of MI        OTC     Southeast MI      Thrift   156       3       06-30   03/95  17.06  30
 QCFB   QCF Bancorp of Virginia MN        OTC     Northeast MN      Thrift   150 M     2       06-30   04/95  26.00  37
 MWBI   Midwest Bancshares, Inc. of IA    OTC     Southeast IA      Thrift   147       4       12-31   11/92  36.00  13

 RP FINANCIAL, LC.
 ---------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700                  Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                             September 8, 1997(1)

                                                   Primary           Operating Total            Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices   Year   Date   Price    Value
 ------ --------- ------------------------- ------ ----------------- --------- ------- -------  ------  ------ -------  -------
                                                                               ($Mil)                            ($)    ($Mil)
 Mid-West Companies (continued)
 ------------------------------

 RIVR   River Valley Bancorp of IN          OTC    Southeast IN       Thrift     140        3   12-31   12/96  16.50     20
 GTPS   Great American Bancorp of IL        OTC    East Central IL    Thrift     137        3   12-31   06/95  18.00     32
 WEHO   Westwood Hmstd Fin Corp of OH       OTC    Cincinnati OH      Thrift     135        2   12-31   09/96  15.50     43
 FKKY   Frankfort First Bancorp of KY       OTC    Frankfort KY       Thrift     132        3   06-30   07/95  10.87     36
 CLAS   Classic Bancshares of KY            OTC    Eastern KY         Thrift     132 M      3   03-31   12/95  14.12     18
 MFCX   Marshalltown Fin. Corp. of IA       OTC    Central IA         Thrift     128        3   09-30   03/94  16.75     24
 MIFC   Mid Iowa Financial Corp. of IA      OTC    Central IA         Thrift     126        6   09-30   10/92   9.25     16
 PTRS   Potters Financial Corp of OH        OTC    Northeast OH       Thrift     121        4   12-31   12/93  24.00     12
 NBSI   North Bancshares of Chicago IL      OTC    Chicago IL         Thrift     120        2   12-31   12/93  22.00     22
 ASBP   ASB Financial Corp. of OH           OTC    Southern OH        Thrift     112        1   06-30   04/95  13.12     23
 FFSL   First Independence Corp. of KS      OTC    Southeast KS       Thrift     111        2   09-30   10/93  13.00     13
 BDJI   First Fed. Bancorp. of MN           OTC    Northern MN        Thrift     111        5   09-30   04/95  21.00     14
 HFFB   Harrodsburg 1st Fin Bcrp of KY      OTC    Central KY         Thrift     109        2   09-30   10/95  15.25     31
 PSFC   Peoples Sidney Fin. Corp of OH      OTC    WestCentral OH     Thrift     108 P      2   06-30   04/97  16.00     29
 HFSA   Hardin Bancorp of Hardin MO         OTC    Western MO         Thrift     108        3   03-31   09/95  16.50     14
 DCBI   Delphos Citizens Bancorp of OH      OTC    Northwest OH       Thrift     107        1   09-30   11/96  16.00     33
 MONT   Montgomery Fin. Corp. of IN         OTC    Westcentral IN     Thrift     104 P      4   06-30   07/97  11.94     20
 FTNB   Fulton Bancorp of MO                OTC    Central MO         Thrift      99 M      2   06-30   10/96  21.00     36
 CNSB   CNS Bancorp of MO                   OTC    Central MO         Thrift      98        5   12-31   06/96  16.75     28
 FTSB   Fort Thomas Fin. Corp. of KY        OTC    Northern KY        Thrift      97        2   09-30   06/95  12.00     18
 NWEQ   Northwest Equity Corp. of WI        OTC    Northwest WI       Thrift      97        3   03-31   10/94  16.50     14
 CBES   CBES Bancorp of MO                  OTC    Western MO         Thrift      95 M      2   06-30   09/96  17.62     18
 WCFB   Wbstr Cty FSB MHC of IA (45.2)      OTC    Central IA         Thrift      95        1   12-31   08/94  17.75     37
 AMFC   AMB Financial Corp. of IN           OTC    Northwest IN       Thrift      94        4   12-31   04/96  14.50     14
 CIBI   Community Inv. Bancorp of OH        OTC    NorthCentral OH    Thrift      92        3   06-30   02/95  16.00     15
 GFSB   GFS Bancorp of Grinnell IA          OTC    Central IA         Thrift      92        1   06-30   01/94  14.25     14
 INCB   Indiana Comm. Bank, SB of IN        OTC    Central IN         Ret.        91 M      3   06-30   12/94  15.75     15
 THR    Three Rivers Fin. Corp. of MI       AMEX   Southwest MI       Thrift      91 M      4   06-30   08/95  15.75     13
 KYF    Kentucky First Bancorp of KY        AMEX   Central KY         Thrift      89        2   06-30   08/95  12.50     16
 PFFC   Peoples Fin. Corp. of OH            OTC    Northeast OH       Thrift      86        2   09-30   09/96  17.25     26
 HZFS   Horizon Fin'l. Services of IA       OTC    Central IA         Thrift      86        3   06-30   06/94  18.87      8
 SFFC   StateFed Financial Corp. of IA      OTC    Des Moines IA      Thrift      86        2   06-30   01/94  22.00     17
 FFDF   FFD Financial Corp. of OH           OTC    Northeast OH       Thrift      85 M      1   06-30   04/96  14.75     21

 RP FINANCIAL, LC.
 ---------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700                  Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                              September 8, 1997(1)

                                                  Primary           Operating Total           Fiscal  Conv.  Stock    Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices   Year  Date   Price    Value
------ --------- ------------------------- ------ ----------------- --------- ------- ------- ------  -----  -------  -------
                                                                              ($Mil)                          ($)     ($Mil)
Mid-West Companies (continued)
------------------------------

FFBI   First Financial Bancorp of IL       OTC    Northern IL        M.B.        85        2   12-31   10/93  18.87      8
LOGN   Logansport Fin. Corp. of IN         OTC    Northern IN        Thrift      83        1   12-31   06/95  14.50     18
HHFC   Harvest Home Fin. Corp. of OH       OTC    Southwest OH       Thrift      83 M      3   09-30   10/94  11.75     11
PSFI   PS Financial of Chicago IL          OTC    Chicago IL         Thrift      83        1   12-31   11/96  14.75     32
SOBI   Sobieski Bancorp of S. Bend IN      OTC    Northern IN        Thrift      82        3   06-30   03/95  16.44     13
PCBC   Perry Co. Fin. Corp. of MO          OTC    EastCentral MO     Thrift      81        1   09-30   02/95  21.37     18
MSBF   MSB Financial Corp. of MI           OTC    Southcentral MI    Thrift      75        2   06-30   02/95  13.25     17
ATSB   AmTrust Capital Corp. of IN         OTC    Northcentral IN    Thrift      71 M      2   06-30   03/95  13.00      7
MIVI   Miss. View Hold. Co. of MN          OTC    Central MN         Thrift      70        1   09-30   03/95  15.50     13
HCFC   Home City Fin. Corp. of OH          OTC    Southwest OH       Thrift      68 M      1   06-30   12/96  15.50     15
GWBC   Gateway Bancorp of KY               OTC    Eastern KY         Thrift      64        2   12-31   01/95  17.62     19
CKFB   CKF Bancorp of Danville KY          OTC    Central KY         Thrift      61        1   12-31   01/95  19.00     18
NSLB   NS&L Bancorp of Neosho MO           OTC    Southwest MO       Thrift      60        2   09-30   06/95  18.47     13
LXMO   Lexington B&L Fin. Corp. of MO      OTC    West Central MO    Thrift      59        1   09-30   06/96  16.00     18
MRKF   Market Fin. Corp. of OH             OTC    Cincinnati OH      Thrift      57        2   09-30   03/97  14.19     19
CSBF   CSB Financial Group Inc of IL (3)   OTC    Centralia IL       Thrift      48 M      2   09-30   10/95  11.75     11
RELI   Reliance Bancshares Inc of WI (3)   OTC    Milwaukee WI       Thrift      47        1   June    04/96   8.37     21
HBBI   Home Building Bancorp of IN         OTC    Southwest IN       Thrift      45        2   09-30   02/95  20.50      6
HWEN   Home Financial Bancorp of IN        OTC    Central IN         Thrift      43        1   06-30   07/96  15.75      7
FLKY   First Lancaster Bncshrs of KY       OTC    Central KY         Thrift      40 M      1   06-30   07/96  15.69     15
LONF   London Financial Corp. of OH        OTC    Central OH         Thrift      38        1   09-30   04/96  15.00      8
JOAC   Joachim Bancorp of MO               OTC    Eastern MO         Thrift      35        1   03-31   12/95  14.50     10

New England Companies
---------------------

PBCT   Peoples Bank, MHC of CT (40.1) (3)  OTC    Southwestern CT    Div.     7,870       97   12-31   07/88  28.06  1,713
WBST   Webster Financial Corp. of CT       OTC    Central CT         Thrift   5,944       77   12-31   12/86  52.87    634
PHBK   Peoples Heritage Fin Grp of ME (3)  OTC    ME,NH,MA           Div.     5,591      132   12-31   12/86  37.25  1,020
EGFC   Eagle Financial Corp. of CT         OTC    Western CT         Thrift   2,013       19   09-30   02/87  34.00    213
CFX    CFX Corp of NH (3)                  AMEX   NH,MA              M.B.     1,859       43   12-31   02/87  20.25    266
SISB   SIS Bancorp Inc of MA (3)           OTC    Central MA         Div.     1,435       24   12-31   02/95  29.25    163
ANDB   Andover Bancorp, Inc. of MA (3)     OTC    MA,NH              M.B.     1,251       12   12-31   05/86  30.50    157

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700                  Exhibit III-1
                 Characteristics of Publicly-Traded Thrifts
                             September 8, 1997(1)

                                                  Primary           Operating Total          Fiscal  Conv.  Stock    Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
------ --------- ------------------------- ------ ----------------- --------- ------- ------- ------ ------ -------- -------
                                                                              ($Mil)                          ($)   ($Mil)
New England Companies (continued)
---------------------------------

FESX   First Essex Bancorp of MA (3)       OTC    MA,NH              Div.     1,245       15   12-31   08/87  16.75    126
AFCB   Affiliated Comm BC, Inc of MA       OTC    MA                 Thrift   1,090       11   12-31   10/95  26.25    170
MDBK   Medford Bank of Medford, MA (3)     OTC    Eastern MA         Thrift   1,073       16   12-31   03/86  31.50    143
FAB    FirstFed America Bancorp of MA      AMEX   MA,RI              M.B.     1,021       12   03-31   01/97  20.06    175
FFES   First FS&LA of E. Hartford CT       OTC    Central CT         Thrift     984       12   12-31   06/87  32.50     87
BFD    BostonFed Bancorp of MA             AMEX   Boston MA          M.B.       976       10   12-31   10/95  18.87    112
MASB   MassBank Corp. of Reading MA (3)    OTC    Eastern MA         Thrift     905       14   12-31   05/86  51.25    137
DIBK   Dime Financial Corp. of CT (3)      OTC    Central CT         Thrift     874       11   12-31   07/86  28.25    145
MECH   Mechanics SB of Hartford CT (3)     OTC    Hartford CT        Thrift     824       14   12-31   06/96  22.50    119
NSSB   Norwich Financial Corp. of CT (3)   OTC    Southeastern CT    Thrift     713       19   12-31   11/86  27.75    150
NSSY   Norwalk Savings Society of CT (3)   OTC    Southwest CT       Thrift     617 M      7   12-31   06/94  34.87     84
CBNH   Community Bankshares Inc of NH (3)  OTC    Southcentral NH    M.B.       616       11   12-31   05/86  41.87    104
BKC    American Bank of Waterbury CT (3)   AMEX   Western CT         Thrift     606       15   12-31   12/81  37.62     87
MWBX   MetroWest Bank of MA (3)            OTC    Eastern MA         Thrift     566       11   12-31   10/86   6.25     87
PBKB   People's SB of Brockton MA (3)      OTC    Southeastern MA    Thrift     549 M     14   12-31   10/86  16.75     60
SOSA   Somerset Savings Bank of MA (3)     OTC    Eastern MA         R.E.       515        5   12-31   07/86   3.69     61
SWCB   Sandwich Co-Op. Bank of MA (3)      OTC    Southeastern MA    Thrift     502       11   12-31   07/86  32.00     61
ABBK   Abington Savings Bank of MA (3)     OTC    Southeastern MA    M.B.       501        7   12-31   06/86  30.50     56
PETE   Primary Bank of NH (3)              OTC    Southern NH        Thrift     432        9   12-31   10/93  25.56     53
BKCT   Bancorp Connecticut of CT (3)       OTC    Central CT         Thrift     428        3   12-31   07/86  30.75     78
EIRE   Emerald Island Bancorp, MA (3)      OTC    Eastern MA         R.E.       425        8   12-31   09/86  21.75     49
LSBX   Lawrence Savings Bank of MA (3)     OTC    Northeastern MA    Thrift     366        5   12-31   05/86  11.37     49
WRNB   Warren Bancorp of Peabody MA (3)    OTC    Eastern MA         R.E.       358        6   12-31   07/86  17.50     66
NMSB   Newmil Bancorp. of CT (3)           OTC    Eastern CT         Thrift     323       13   06-30   02/86  12.87     49
CEBK   Central Co-Op. Bank of MA (3)       OTC    Eastern MA         Thrift     321 M      8   03-31   10/86  19.50     38
NHTB   NH Thrift Bancshares of NH          OTC    Central NH         Thrift     315       10   12-31   05/86  18.50     38
POBS   Portsmouth Bank Shrs Inc of NH (3)  OTC    Southeastern NH    Thrift     259        3   12-31   02/88  18.25    108
NBN    Northeast Bancorp of ME (3)         OTC    Eastern ME         Thrift     248 M      8   06-30   08/87  14.50     18
TBK    Tolland Bank of CT (3)              AMEX   Northern CT        Thrift     238        7   12-31   12/86  17.12     27
HIFS   Hingham Inst. for Sav. of MA (3)    OTC    Eastern MA         Thrift     218        5   12-31   12/88  24.25     32
HPBC   Home Port Bancorp, Inc. of MA (3)   OTC    Southeastern MA    Thrift     199        2   12-31   08/88  22.37     41
IPSW   Ipswich SB of Ipswich MA (3)        OTC    Northwest MA       Thrift     189        5   12-31   05/93  13.00     15
BSBC   Branford SB of CT (3)               OTC    New Haven CT       R.E.       187        5   12-31   11/86   4.94     32

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                             september 8, 1997(1)

                                                     Primary             Operating   Total            Fiscal  Conv.   Stock   Market
Ticker Financial Institution                Exchg.   Market              Strat.(2)   Assets   Offices  Year   Date    Price   Value
------ -------------------------------      ------   ---------------     --------    ------   -------  ----   -----   -----   ------
                                                                                     ($MIL)                             ($)   ($MIL)
New England Companies (continued)
---------------------------------

FCME   First Coastal Corp. of ME (3)        OTC      Southern ME         Thrift         152       7   12-31     /     10.87      15
KSBK   KSB Bancorp of Kingfield ME (3)      OTC      Western ME          M.B.           140 M     8   12-31   06/93   14.00      17
MFLR   Mayflower Co-Op. Bank of MA (3)      OTC      Southeastern MA     Thrift         126       4   04-30   12/87   17.50      16
NTMG   Nutmeg FS&LA of CT                   OTC      CT                  M.B.           102       3   12-31     /     10.75       8
FCB    Falmouth Co-Op Bank of MA (3)        AMEX     Southeast MA        Thrift          94       2   09-30   03/96   17.00      25
MCBN   Mid-Coast Bancorp of ME              OTC      Eastern ME          Thrift          60       2   03-31   11/89   25.50       6

North-West Companies
--------------------

WAMU   Washington Mutual Inc. of WA (3)     OTC      WA,OR,ID,UT,MT      Div.        48,764     290   12-31   03/83   59.87   7,565
WFSL   Washington FS&LA of Seattle WA       OTC      Western US          Thrift       5,760      89   09-30   11/82   27.25   1,293
IWBK   Interwest SB of Oak Harbor WA        OTC      Western WA          Div.         1,833      31   12-31     /     39.50     317
STSA   Sterling Financial Corp. of WA       OTC      WA,OR               M.B.         1,686      41   06-30     /     18.50     103
FWWB   First Savings Bancorp of WA (3)      OTC      Central WA          Thrift       1,008 M    16   03-31   11/95   24.75     260
KFBI   Klamath First Bancorp of OR          OTC      Southern OR         Thrift         728       7   09-30   10/95   19.62     197
HRZB   Horizon Financial Corp. of WA (3)    OTC      Northwest WA        Thrift         519      12   03-31   08/86   15.00     111
FMSB   First Mutual SB of Bellevue WA (3)   OTC      Western WA          M.B.           432       6   12-31   12/85   21.00      57
CASB   Cascade SB of Everett WA             OTC      Seattle WA          Thrift         352 M     6   06-30   08/92   13.25      34
RVSB   Rvrview SB,FSB MHC of WA(41.7)       OTC      Southwest WA        M.B.           230       9   03-31   10/93   27.00      65
FBNW   FirstBank Corp of Clarkston WA       OTC      West. WA/East ID    Thrift         154 P     5   03-31   07/97   17.50      35
EFBC   Empire Federal Bancorp of MT         OTC      Southern MT         Thrift         110 P     3   12-31   01/97   15.50      40

South-East Companies
--------------------

FFCH   First Fin. Holdings Inc. of SC       OTC      CHARLESTON SC       Div.         1,667      32   09-30   11/83   33.00     210
LIFB   Life Bancorp of Norfolk VA           OTC      Southeast VA        Thrift       1,488      20   12-31   10/94   24.25     239
MGNL   Magna Bancorp of MS                  OTC      MS,AL               M.B.         1,353      63   06-30   03/91   25.37     349
FLFC   First Liberty Fin. Corp. of GA       OTC      Georgia             M.B.         1,289      31   09-30   12/83   22.50     174
ISBF   ISB Financial Corp. of LA            OTC      SouthCentral LA     Thrift         939 M    25   12-31   04/95   25.37     175
HFNC   HFNC Financial Corp. of NC           OTC      Charlotte NC        Thrift         895       8   06-30   12/95   16.12     277
EBSI   Eagle Bancshares of Tucker GA        OTC      Atlanta GA          Thrift         848      10   03-31   04/86   16.87      95

 RP FINANCIAL, LC.
 ---------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700                  Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                             September 8, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ --------- ------------------------- ------ ----------------- --------- ------- -------- ----- ------ -------- -------
                                                                               ($Mil)                          ($)    ($Mil)
 South-East Companies (continued)
 --------------------------------

 VFFC   Virginia First Savings of VA        OTC    Petersburg VA      M.B.       817 M     23   06-30   01/78  23.87    139
 CNIT   Cenit Bancorp of Norfolk VA         OTC    Southeastern VA    Thrift     710       15   12-31   08/92  52.75     87
 PALM   Palfed, Inc. of Aiken SC            OTC    Southwest SC       Thrift     665       19   12-31   12/85  16.62     88
 VABF   Va. Beach Fed. Fin. Corp of VA      OTC    Southeast VA       M.B.       618       12   12-31   11/80  13.62     68
 FFFC   FFVA Financial Corp. of VA          OTC    Southern VA        Thrift     559       11   12-31   10/94  29.31    133
 CFCP   Coastal Fin. Corp. of SC            OTC    SC                 Thrift     503        9   09-30   09/90  23.50    109
 FSPT   FirstSpartan Fin. Corp. of SC       OTC    Northwestern SC    Thrift     465 P      5   06-30   07/97  35.37    157
 CFBC   Community First Bnkg Co. of GA      OTC    Westcentral GA     Thrift     451       12   12-31   07/97  33.87     82
 TSH    Teche Holding Company of LA         AMEX   Southern LA        Thrift     406        9   09-30   04/95  18.25     63
 COOP   Cooperative Bk.for Svgs. of NC      OTC    Eastern NC         Thrift     352       17   03-31   08/91  27.00     40
 FSFC   First So.east Fin. Corp. of SC      OTC    Northwest SC       Thrift     335 M     11   06-30   10/93  14.75     65
 FSTC   First Citizens Corp of GA           OTC    Western GA         M.B.       326 M      9   03-31   03/86  32.00     59
 SOPN   First SB, SSB, Moore Co. of NC      OTC    Central NC         Thrift     294        5   06-30   01/94  20.62     76
 UFRM   United FS&LA of Rocky Mount NC      OTC    Eastern NC         M.B.       276        9   12-31   07/80  12.00     37
 ANA    Acadiana Bancshares of LA (3)       AMEX   Southern LA        Thrift     262 M      4   12-31   07/96  21.50     59
 PERT   Perpetual of SC, MHC (46.8)         OTC    Northwest SC       Thrift     256        5   09-30   10/96  40.63     61
 SSFC   South Street Fin. Corp. of NC (3)   OTC    South Central NC   Thrift     242        2   09-30   10/96  18.75     84
 MERI   Meritrust FSB of Thibodaux LA       OTC    Southeast LA       Thrift     228        8   12-31     /    41.03     32
 FLAG   Flag Financial Corp of GA           OTC    Western GA         M.B.       222        4   12-31   12/86  14.75     30
 CFTP   Community Fed. Bancorp of MS        OTC    Northeast MS       Thrift     209        1   09-30   03/96  18.00     83
 ESX    Essex Bancorp of VA                 AMEX   VA,NC              M.B.       190       12   12-31     /     1.88      2
 CFFC   Community Fin. Corp. of VA          OTC    Central VA         Thrift     175        3   03-31   03/88  21.75     28
 GSFC   Green Street Fin. Corp. of NC       OTC    Southern NC        Thrift     175        3   09-30   04/96  18.37     79
 FTF    Texarkana Fst. Fin. Corp of AR      AMEX   Southwest AR       Thrift     171        5   09-30   07/95  22.37     40
 FGHC   First Georgia Hold. Corp of GA      OTC    Southeastern GA    Thrift     156        9   09-30   02/87   7.75     24
 BFSB   Bedford Bancshares of VA            OTC    Southern VA        Thrift     135        3   09-30   08/94  24.12     28
 FFBS   FFBS Bancorp of Columbus MS         OTC    Columbus MS        Thrift     131        3   06-30   07/93  23.00     36
 GSLA   GS Financial Corp. of LA            OTC    New Orleans LA     Thrift     123        3   12-31   04/97  15.75     54
 PDB    Piedmont Bancorp of NC              AMEX   Central NC         Thrift     123        2   06-30   12/95  10.62     29
 CFNC   Carolina Fincorp of NC (3)          OTC    Southcentral NC    Thrift     112        4   06-30   11/96  17.37     32
 TWIN   Twin City Bancorp of TN             OTC    Northeast TN       Thrift     107        3   12-31   01/95  20.00     17
 KSAV   KS Bancorp of Kenly NC              OTC    Central NC         Thrift     106        3   12-31   12/93  18.50     16
 SSM    Stone Street Bancorp of NC          AMEX   Central NC         Thrift     106        2   12-31   04/96  21.25     40

 RP FINANCIAL, LC.
 ---------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700                  Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                             September 8, 1997(1)

                                                   Primary          Operating Total           Fiscal   Conv.   Stock    Market
 Ticker Financial Institution               Exchg. Market           Strat.(2) Assets  Offices   Year   Date    Price    Value
 ------ --------- ------------------------- ------ --------------   --------- ------- -------   -----  -----   ------   ------
                                                                               ($Mil)                           ($)     ($Mil)
 South-East Companies (continued)
 --------------------------------

 SRN    Southern Banc Company of AL         AMEX   Northeast AL     Thrift     105 M      4   06-30    10/95   15.50     19
 CCFH   CCF Holding Company of GA           OTC    Atlanta GA       Thrift     101        4   12-31    07/95   17.00     14
 CENB   Century Bancshares of NC (3)        OTC    Charlotte NC     Thrift     100 M      1   06-30    12/96   79.50     32
 SZB    SouthFirst Bancshares of AL         AMEX   Central AL       Thrift      97        2   09-30    02/95   16.25     14
 SFNB   Security First Netwrk Bk of GA      OTC    GA (Internet)    Div.        79        1   12-31      /     13.00    112
 SCBS   Southern Commun. Bncshrs of AL      OTC    NorthCentral AL  Thrift      70 M      1   09-30    12/96   15.87     18
 SSB    Scotland Bancorp of NC              AMEX   S. Central NC    Thrift      69        2   09-30    04/96   18.06     35
 SCCB   S. Carolina Comm. Bnshrs of SC      OTC    Central SC       Thrift      46 M      1   06-30    07/94   21.50     15
 MBSP   Mitchell Bancorp of NC (3)          OTC    Western NC       Thrift      33        1   12-31    07/96   16.62     15


 South-West Companies
 --------------------

 CBSA   Coastal Bancorp of Houston TX       OTC    Houston TX       M.B.     2,964       40   12-31      /     29.50    147
 FBHC   Fort Bend Holding Corp. of TX       OTC    Eastcentral TX   M.B.       319        5   03-31    06/93   34.25     28
 JXVL   Jacksonville Bancorp of TX          OTC    East Central TX  Thrift     226        6   09-30    04/96   16.75     42
 FFDB   FirstFed Bancorp of AL              OTC    Central AL       Thrift     177        7   03-31    11/91   16.53     19
 ETFS   East Texas Fin. Serv. of TX         OTC    Northeast TX     Thrift     113        2   09-30    01/95   18.75     19
 AABC   Access Anytime Bancorp of NM        OTC    Eastern NM       Thrift     105        3   12-31    08/86    6.88      8
 GUPB   GFSB Bancorp of Gallup NM           OTC    Northwest NM     Thrift      87 M      1   06-30    06/95   18.75     16


 Western Companies (Excl CA)
 ---------------------------

 FFBA   First Colorado Bancorp of Co        OTC    Denver CO        Thrift   1,510       26   12-31    01/96   19.00    315
 WSTR   WesterFed Fin. Corp. of MT          OTC    MT               Thrift     956       35   06-30    01/94   21.37    119
 GBCI   Glacier Bancorp of MT               OTC    Western MT       Div.       568       16   12-31    03/84   17.75    121
 UBMT   United Fin. Corp. of MT             OTC    Central MT       Thrift     108 M      4   12-31    09/86   23.50     29
 TRIC   Tri-County Bancorp of WY            OTC    Southeastern WY  Thrift      89        2   12-31    09/93   22.75     14
 CRZY   Crazy Woman Creek Bncorp of WY      OTC    Northeast WY     Thrift      54        1   09-30    03/96   14.37     14


 Other Areas
 -----------



 NOTES: (1) Or most recent date available (M=March, S=September, D=December,
            J=June, E=Estimated, and P=Pro Forma)
        (2) Operating strategies are: Thrift=Traditional Thrift, M.B.=Mortgage Banker, R.E.=Real Estate Developer, Div.=Diversified, and Ret. =Retail Banking.

 RP FINANCIAL, LC.
 ---------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700                  Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                             September 8, 1997(1)

                                                   Primary           Operating Total            Fiscal   Conv.  Stock   Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices   Year    Date   Price   Value
 ------ ----------------------------------- ------ ----------------- --------- ------  --------  ----    -----  -----   ------
                                                                               ($Mil)                            ($)    ($Mil)

        (3) FDIC savings bank.

 Source: Corporate offering circulars, SNL Securities Quarterly Thrift Report, and financial reports of publicly Traded Thrifts.

 Date of Last Update: 10/21/97

                                 EXHIBIT III-2

                       State of Washington Peer Thrifts

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                              Market Pricing Comparatives
                                             Prices As of August 29, 1997


                                            Market       Per Share Data
                                                        ---------------
                                        Capitalization   Core    Book              Pricing Ratios(3)
                                        ---------------                 ---------------------------------------
                                        Price/   Market  12-Mth  Value/

Financial Institution                  Share(1)   Value  EPS(2)  Share     P/E     P/B    P/A     P/TB  P/CORE
---------------------                  -------- ------- ------- ------- ------- ------- ------- ------- -------
                                           ($)   ($Mil)    ($)     ($)     (X)     (%)     (%)     (%)     (x)
SAIF-Insured Thrifts                     22.11   150.20   1.15   15.74   20.87  140.69   17.55  144.94   18.42
All Public Companies                     22.46   160.22   1.23   15.72   19.51  143.57   17.60  148.03   17.91
State of WA                              23.36   310.97   1.34   13.21   18.21  174.37   18.41  183.01   17.81

Comparable Group
----------------

State of WA
-----------
CASB  Cascade SB of Everett WA(7)        13.25    34.07   0.77    8.46   21.72  156.62    9.67  156.62   17.21
FMSB  First Mutual SB of Bellevue WA     21.00    56.74   1.52   10.91   13.46  192.48   13.13  192.48   13.82
FWWB  First Savings Bancorp of WA        24.75   260.35   0.84   14.13   27.81  175.16   25.84  190.38   29.46
FBNW  FirstBank Corp of Clarkston WA     17.50    34.72   0.44   14.00      NM  125.00   22.55  125.00      NM
HRZB  Horizon Financial Corp. of WA      15.00   111.26   1.05   10.91   14.02  137.49   21.45  137.49   14.29
IWBK  Interwest SB of Oak Harbor WA      39.50   317.42   2.47   15.46   21.70  255.50   17.32  261.24   15.99
RVSB  Rvrview SB,FSB MHC of WA(41.7)(7)  27.00    24.73   1.10   10.67      NM  253.05   28.44  277.21   24.55
STSA  Sterling Financial Corp. of WA     18.50   102.99   0.90   12.41      NM  149.07    6.11  170.98   20.56
WFSL  Washington FS&LA of Seattle WA     27.25  1293.34   2.14   14.66   14.05  185.88   22.45  203.51   12.73
WAMU  Washington Mutual Inc. of WA(7)    59.87  7564.99   2.42   19.30      NM      NM   15.51      NM   24.74

                                              Dividends(4)                Financial Characteristics(6)
                                        ----------------------- ------------------------------------------------------
                                        Amount/         Payout   Total  Equity/  NPAs/     Reported         Core
                                                                                        ---------------- -------------
Financial Institution                   Share    Yield Ratio(5) Assets  Assets  Assets    ROA     ROE     ROA     ROE
---------------------                  -------- ------ ------- ------  ------- ------- ------- ------- ------- -------
                                           ($)     (%)     (%)   ($Mil)     (%)    (%)     (%)     (%)     (%)     (%)
SAIF-Insured Thrifts                       0.38   1.75   29.54   1,149   12.86    0.79    0.54    5.50    0.75    7.55
All Public Companies                       0.39   1.76   29.54   1,188   12.70    0.81    0.64    6.47    0.82    8.16
State of WA                                0.34   1.38   21.70   1,627   11.17    0.73    1.00    9.31    1.06   10.72

Comparable Group
----------------

State of WA
-----------
CASB  Cascade SB of Everett WA(7)          0.00   0.00    0.00     352    6.17    0.39    0.45    7.49    0.58    9.46
FMSB  First Mutual SB of Bellevue WA       0.20   0.95   13.16     432    6.82    0.01    1.02   15.34    1.00   14.95
FWWB  First Savings Bancorp of WA          0.28   1.13   33.33   1,008   14.75    0.30    1.05    6.25    1.00    5.90
FBNW  FirstBank Corp of Clarkston WA       0.00   0.00    0.00     154   18.04    2.07    0.70    3.86    0.57    3.14
HRZB  Horizon Financial Corp. of WA        0.40   2.67   38.10     519   15.60      NA    1.57    9.99    1.54    9.80
IWBK  Interwest SB of Oak Harbor WA        0.60   1.52   24.29   1,833    6.78    0.64    0.87   12.91    1.18   17.52
RVSB  Rvrview SB,FSB MHC of WA(41.7)(7)    0.24   0.89    8.26     230   11.24    0.14    0.95    8.70    1.20   10.87
STSA  Sterling Financial Corp. of WA       0.00   0.00    0.00   1,685    4.10    0.61    0.10    2.46    0.32    7.91
WFSL  Washington FS&LA of Seattle WA       0.92   3.38   42.99   5,760   12.08    0.73    1.67   14.37    1.84   15.85
WAMU  Washington Mutual Inc. of WA(7)      1.08   1.80   44.63  48,764    5.00    0.81    0.35    6.81    0.74   14.45

(1) Average of High/Low or Bid/Ask price per share.
(2) EPS (estimate core basis) is based on actual trailing twelve month data, adjusted to omit non-operating items (including the SAIF assessment) on a tax effected basis.
(3) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.
(4) Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated dividend as a percent of trailing twelve month estimated core earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
(7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source: Corporate reports, offering circulars, and RP Financial, LC.
        calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

                                 EXHIBIT III-3

                 Northwest U.S. and Western U.S. Peer Thrifts

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                          Market Pricing Comparatives
                         Prices As of August 29, 1997

                                          Market       Per Share Data
                                                      ----------------
                                       Capitalization    Core   Book            Pricing Ratios(3)                  Dividends(4)
                                      ----------------                      --------------------------------     ---------------
                                       Price/   Market   12-Mth Value/                                             Amount/
Financial Institution                 Share(1)   Value   EPS(2) Share    P/E    P/B     P/A     P/TB    P/CORE      Share   Yield
---------------------                 --------  ------   ------ ------  -----  -----   -----   ------  --------     ------- -----
                                         ($)    ($Mil)     ($)    ($)    (X)    (%)     (%)      (%)     (x)          ($)    (%)
SAIF-Insured Thrifts                     22.11   150.20    1.15   15.74  20.87  140.69   17.55  144.94   18.42        0.38   1.75
All Public Companies                     22.46   160.22    1.23   15.72  19.51  143.57   17.60  148.03   17.91        0.39   1.76
Special Selection Grouping(8)            22.07   268.17    1.18   13.49  18.21  162.64   21.39  169.36   18.64        0.33   1.46
State of WA                              23.36   310.97    1.34   13.21  18.21  174.37   18.41  183.01   17.81        0.34   1.38

Comparable Group
----------------

Special Comparative Group(8)
----------------------------
CASB  Cascade SB of Everett WA(7)        13.25    34.07    0.77    8.46  21.72  156.62    9.67  156.62   17.21        0.00   0.00
EFBC  Empire Federal Bancorp of MT       15.50    40.18    0.46   14.76    NM   105.01   36.64  105.01     NM         0.30   1.94
FMSB  First Mutual SB of Bellevue WA     21.00    56.74    1.52   10.91  13.46  192.48   13.13  192.48   13.82        0.20   0.95
FWWB  First Savings Bancorp of WA        24.75   260.35    0.84   14.13  27.81  175.16   25.84  190.38   29.46        0.28   1.13
FBNW  FirstBank Corp of Clarkston WA     17.50    34.72    0.44   14.00    NM   125.00   22.55  125.00     NM         0.00   0.00
HRZB  Horizon Financial Corp. of WA      15.00   111.26    1.05   10.91  14.02  137.49   21.45  137.49   14.29        0.40   2.67
IWBK  Interwest SB of Oak Harbor WA      39.50   317.42    2.47   15.46  21.70  255.50   17.32  261.24   15.99        0.60   1.52
KFBI  Klamath First Bancorp of OR        19.62   195.57    0.83   14.20    NM   138.17   27.01  138.17   23.64        0.30   1.53
RVSB  Rurview SB, FSB MHC of WA(41.7)(7) 27.00    24.73    1.10   10.67    NM   253.05   28.44  277.21   24.55        0.24   0.89
STSA  Sterling Financial Corp. of WA     18.50   102.99    0.90   12.41    NM   149.07    6.11  170.98   20.56        0.00   0.00
WFSL  Washington FS&LA of Seattle WA     27.25  1293.34    2.14   14.66  14.05  185.88   22.45  203.51   12.73        0.92   3.38
WAMU  Washington Mutual Inc. of WA(7 )   59.87  7564.99    2.42   19.30   NM      NM     15.51     NM    24.74        1.08   1.80

                                         Dividends                          Financial Characteristics(6)
                                       --------------     --------------------------------------------------------------------
                                            Payout          Total  Equity/  NPAs/        Reported              Core
                                                                                      ----------------------------------------
Financial Institution                       Ratio(5        Assets   Assets  Assets        ROA     ROE         ROA      ROE
---------------------                      --------       ---------  ------  ------    --------  --------   --------   --------
                                              (%)          ($Mil)     (%)     (%)         (%)     (%)         (%)        (%)
SAIF-Insured Thrifts                          29.54        1,149     12.86    0.79       0.54      5.50       0.75        7.55
All Public Companies                          29.54        1,188     12.70    0.81       0.64      6.47       0.82        8.16
Special Selection Grouping(8)                 28.14        1,359     14.73    0.56       0.96      7.91       1.08        9.30
State of WA                                   21.70        1,627     11.17    0.73       1.00      9.31       1.06       10.72

Comparable Group
----------------

Special Comparative Group(8)
----------------------------
CASB  Cascade SB of Everett WA(7)              0.00          352      6.17    0.39       0.46      7.49       0.58        9.46
EFBC  Empire Federal Bancorp of MT            65.22          110     34.89    0.06       0.83      2.37       1.09        3.12
FMSB  First Mutual SB of Bellevue WA          13.16          432      6.82    0.01       1.02     15.34       1.00       14.95
FWWB  First Savings Bancorp of WA             33.33        1,008     14.75    0.30       1.05      6.25       1.00        5.90
FBNW  FirstBank Corp of Clarkston WA           0.00          154     18.04    2.07       0.70      3.86       0.57        3.14
HRZB  Horizon Financial Corp. of WA           38.10          519     15.60     NA        1.57      9.99       1.54        9.80
IWBK  Interwest SB of Oak Harbor WA           24.29        1,833      6.78    0.64       0.87     12.91       1.18       17.52
KFBI  Klamath First Bancorp of OR             36.14          728     19.55    0.08       0.81      3.67       1.23        5.54
RVSB  Rvrview SB,FSB MHC of WA(41.7)(7)        8.26          230     11.24    0.14       0.96      8.70       1.20       10.87
STSA  Sterling Financial Corp. of WA           0.00        1,686      4.10    0.61       0.10      2.46       0.32        7.91
WFSL  Washington FS&LA of Seattle WA          42.99        5,760     12.08    0.73       1.67     14.37       1.84       15.85
WAMU  Washington Mutual Inc. of WA(7)         44.63       48,764      5.00    0.81       0.35      6.81       0.74       14.45

(1)  Average of High/Low or Bid/Ask price per share.
(2) EPS (estimate core basis) is based on actual trailing twelve month data, adjusted to omit non-operating items (including the SAIF assessment) on a tax effected basis.
(3) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.
(4) Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated dividend as a percent of trailing twelve month estimated core earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
(7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.
(8)  Includes North-West Companies;

Source: Corporate reports, offering circulars, and RP Financial, LC.
        calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                              Market Pricing Comparatives
                                             Prices As of August 29, 1997


                                            Market       Per Share Data
                                                        ---------------
                                        Capitalization   Core    Book              Pricing Ratios(3)
                                        ---------------                 ---------------------------------------
                                        Price/   Market  12-Mth  Value/

Financial Institution                  Share(1)   Value  EPS(2)  Share     P/E     P/B    P/A     P/TB  P/CORE
---------------------                  -------   ------  ------  ------  ------  ------  ------  ------ -------
                                           ($)   ($Mil)    ($)     ($)     (X)     (%)    (%)     (%)     (x)
SAIF-Insured Thrifts                     22.11   150.20   1.15   15.74   20.87  140.69   17.55  144.94   18.42
All Public Companies                     22.46   160.22   1.23   15.72   19.51  143.57   17.60  148.03   17.91
Special Selection Grouping(8)            19.79   101.80   1.05   15.96   22.74  135.12   20.34  141.25   19.31
State of WA                              23.36   310.97   1.34   13.21   18.21  174.37   18.41  183.01   17.81

Comparable Group
----------------

Special Comparative Group(8)
----------------------------
CRZY  Crazy Woman Creek Bncorp of WY     14.37    13.72   0.71   14.67   24.78   97.96   25.29   97.96   20.24
FFBA  First Colorado Bancorp of Co       19.00   314.66   0.80   11.79   23.46  161.15   20.83  163.37   23.75
GBCI  Glacier Bancorp of MT              17.75   120.91   1.23    8.12   16.14  218.60   21.30  224.68   14.43
TRIC  Tri-County Bancorp of WY           22.75    13.85   1.40   22.50   20.68  101.11   15.49  101.11   16.25
UBMT  United Fin. Corp. of MT            23.50    28.74   1.16   19.95   25.00  117.79   26.68  117.79   20.26
WSTR  WesterFed Fin. Corp. of MT         21.37   118.92   1.02   18.73   26.38  114.10   12.44  142.56   20.95

                                              Dividends(4)                Financial Characteristics(6)
                                        ----------------------- -------------------------------------------------------
                                        Amount/         Payout   Total  Equity/  NPAs/     Reported         Core
                                                                                         --------------- --------------
Financial Institution                   Share   Yield   Ratio(5) Assets  Assets  Assets    ROA     ROE     ROA     ROE
---------------------                   ------  -----   -------  ------  ------  ------  ------- ------- ------- ------
                                         ($)       (%)    (%)    ($Mil)     (%)    (%)     (%)     (%)     (%)     (%)
SAIF-Insured Thrifts                       0.38   1.75   29.54   1,149   12.86    0.79    0.54    5.50    0.75    7.55
All Public Companies                       0.39   1.76   29.54   1,188   12.70    0.81    0.64    6.47    0.82    8.16
Special Selection Grouping(8)              0.56   2.78   47.27     548   16.23    0.29    0.98    6.66    1.16    7.72
State of WA                                0.34   1.38   21.70   1,627   11.17    0.73    1.00    9.31    1.06   10.72

Comparable Group
----------------

Special Comparative Group(8)
----------------------------
CRZY  Crazy Woman Creek Bncorp of WY       0.40   2.78   56.34      54   25.81    0.39    1.06    3.69    1.30    4.52
FFBA  First Colorado Bancorp of Co         0.44   2.32   55.00   1,510   12.93    0.23    0.89    6.25    0.88    6.17
GBCI  Glacier Bancorp of MT                0.48   2.70   39.02     568    9.74    0.27    1.44   15.09    1.61   16.87
TRIC  Tri-County Bancorp of WY             0.60   2.64   42.86      89   15.32      NA    0.80    5.14    1.02    6.55
UBMT  United Fin. Corp. of MT              0.98   4.17      NM     108   22.65      NA    1.09    4.70    1.34    5.80
WSTR  WesterFed Fin. Corp. of MT           0.44   2.06   43.14     956   10.91    0.25    0.63    5.09    0.79    6.41

(1) Average of High/Low or Bid/Ask price per share.
(2) EPS (estimate core basis) is based on actual trailing twelve month data, adjusted to omit non-operating items (including the SAIF assessment) on a tax effected basis.(3) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.
(4) Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated dividend as a percent of trailing twelve month estimated core earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
(7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.
(8) Includes Western Companies (Excl CA);

Source: Corporate reports, offering circulars, and RP Financial, LC.
        calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

                                 EXHIBIT IV-1

                                 Stock Prices
                             As of August 29, 1997

RP FINANCIAL, LC.
------------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                          Weekly Thrift Market Line - Part One
                              Prices As Of August 29, 1997

                                             Market Capitalization                      Price Change Data
                                            -----------------------      -----------------------------------------------
                                                     Shares  Market          52 Week (1)              % Change From
                                                                         ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- -------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
Market Averages. SAIF-Insured Thrifts(no MHC)
---------------------------------------------

SAIF-Insured Thrifts(304)                     21.80   5,509   156.6        23.03   15.00   21.65    0.67  193.20    27.15
NYSE Traded Companies(9)                      39.78  36,632 1,666.6        41.59   23.96   38.92    3.00  281.99    32.86
AMEX Traded Companies(17)                     18.46   3,580    78.2        20.25   13.26   18.55   -0.65  255.48    21.08
NASDAQ Listed OTC Companies(278)              21.39   4,565   109.9        22.56   14.80   21.25    0.67  181.29    27.31
California Companies(21)                      26.80  18,905   757.9        28.19   16.42   26.31    2.00  131.52    33.33
Florida Companies(6)                          26.54  13,098   355.6        28.10   16.17   25.60    3.52  160.74    32.62
Mid-Atlantic Companies(59)                    22.67   6,281   151.9        23.73   14.80   22.58    0.34  175.29    35.28
Mid-West Companies(147)                       20.38   3,431    87.9        21.52   14.48   20.35    0.34  213.89    23.47
New England Companies(9)                      26.59   5,009   160.3        27.00   16.90   26.04    1.81  359.13    37.78
North-West Companies(7)                       22.98  12,610   330.9        23.92   17.06   22.69    1.34  161.76    22.80
South-East Companies(42)                      21.71   3,657    76.0        23.72   15.88   21.50    0.94  164.23    24.37
South-West Companies(7)                       20.20   1,785    39.8        20.93   13.20   19.90    1.21    1.93    23.98
Western Companies (Excl CA)(6)                19.79   5,288   101.8        21.10   15.19   19.78    0.15  289.02    17.63
Thrift Strategy(240)                          20.78   3,614    82.8        21.89   14.61   20.65    0.67  170.23    25.94
Mortgage Banker Strategy(37)                  26.73  13,313   489.5        28.07   17.27   26.67    0.30  253.99    33.45
Real Estate Strategy(11)                      23.80   7,817   206.9        24.79   14.55   23.28    1.55  208.38    37.64
Diversified Strategy(12)                      30.43  23,705   802.2        33.82   18.60   29.91    1.54  188.87    29.33
Retail Banking Strategy(4)                    15.41   3,472    58.4        17.94   11.38   15.42    0.07  332.15    13.55
Companies Issuing Dividends(256)              21.92   5,362   156.4        23.16   15.16   21.79    0.68  203.71    26.35
Companies Without Dividends(48)               21.08   6,351   157.8        22.27   14.13   20.89    0.63  122.08    32.50
Equity/Assets less than 6%(23)                25.13  17,616   536.7        26.50   15.56   24.65    2.03  158.02    34.47
Equity/Assets 6-12%(146)                      24.01   5,810   183.4        25.22   15.89   23.91    0.36  205.86    30.67
Equity/Assets greater than 12%(135)           18.98   3,184    65.9        20.20   14.01   18.84    0.76  162.71    21.91
Converted Last 3 Mths (no MHC)(5)             22.61   2,546    65.0        23.95   21.52   22.75   -0.81    0.00    -8.15
Actively Traded Companies(41)                 29.98  17,223   641.5        31.61   19.37   29.55    1.42  213.89    33.75
Market Value Below $20 Million(62)            16.86     895    14.2        17.71   12.40   16.74    0.67  220.64    22.50
Holding Company Structure(269)                21.86   5,292   156.1        23.03   15.16   21.71    0.70  176.15    26.16
Assets Over $1 Billion(62)                    31.12  17,328   595.7        32.78   20.09   30.75    1.33  226.56    29.90
Assets $500 Million-$1 Billion(49)            20.96   5,572   104.8        22.30   13.85   20.97    0.02  207.01    32.85
Assets $250-$500 Million(68)                  21.99   2,538    52.6        23.05   15.18   21.93    0.34  176.96    29.80
Assets less than $250 Million(125)            17.66   1,498    25.1        18.74   12.99   17.52    0.78  124.84    22.01
Goodwill Companies(124)                       25.03   9,047   265.8        26.48   16.51   24.88    0.54  220.30    29.62
Non-Goodwill Companies(178)                   19.60   3,080    81.9        20.69   13.99   19.46    0.78  153.55    25.35
Acquirors of FSLIC Cases(10)                  33.95  33,589 1,488.4        35.65   21.38   33.32    1.91  265.04    32.38

                                                   Current Per Shares Financials
                                             ----------------------------------------
                                                                      Tangible
                                             Trailing  12 Mo.   Book    Book
                                              12 Mo.   Core    Value/  Value/  Assets
Financial Institution                         EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                        -------- ------- ------- ------- -------
                                                 ($)     ($)     ($)     ($)     ($)
Market Averages. SAIF-Insured Thrifts(no MH)
--------------------------------------------

SAIF-Insured Thrifts(304)                      0.85    1.17   15.91   15.44   157.00
NYSE Traded Companies(9)                       1.96    2.77   20.08   19.19   358.54
AMEX Traded Companies(17)                      0.55    0.84   15.51   15.32   109.25
NASDAQ Listed OTC Companies(278)               0.83    1.13   15.79   15.32   153.02
California Companies(21)                       0.96    1.43   17.01   16.41   262.00
Florida Companies(6)                           0.98    0.88   13.56   12.84   185.50
Mid-Atlantic Companies(59)                     0.98    1.39   16.27   15.61   172.56
Mid-West Companies(147)                        0.84    1.11   15.89   15.56   138.70
New England Companies(9)                       0.81    1.40   17.48   16.28   242.59
North-West Companies(7)                        0.91    1.21   14.25   13.72   140.82
South-East Companies(42)                       0.61    0.88   14.97   14.65   120.62
South-West Companies(7)                        0.66    1.19   16.36   15.47   218.19
Western Companies (Excl CA)(6)                 0.89    1.05   15.96   15.27   106.34
Thrift Strategy(240)                           0.79    1.11   16.03   15.63   141.16
Mortgage Banker Strategy(37)                   1.23    1.59   16.66   15.66   241.93
Real Estate Strategy(11)                       0.90    1.39   14.30   14.00   220.08
Diversified Strategy(12)                       1.06    1.28   12.79   12.29   177.81
Retail Banking Strategy(4)                     0.18   -0.01   13.11   12.67   168.59
Companies Issuing Dividends(256)               0.92    1.24   16.02   15.50   154.29
Companies Without Dividends(48)                0.40    0.71   15.31   15.08   172.46
Equity/Assets less than 6%(23)                 0.97    1.57   13.79   12.92   286.58
Equity/Assets 6-12%(146)                       1.04    1.41   16.43   15.71   198.28
Equity/Assets greater than 12%(135)            0.63    0.85   15.73   15.58    93.17
Converted Last 3 Mths (no MHC)(5)              0.67    0.70   19.07   19.00    96.56
Actively Traded Companies(41)                  1.46    2.01   17.56   16.92   236.50
Market Value Below $20 Million(62)             0.54    0.84   15.32   15.19   118.97
Holding Company Structure(269)                 0.84    1.16   16.21   15.76   155.08
Assets Over $1 Billion(62)                     1.36    1.87   18.14   16.86   256.85
Assets $500 Million-$1 Billion(49)             0.88    1.11   14.14   13.67   155.60
Assets $250-$500 Million(68)                   0.87    1.21   16.68   16.17   167.71
Assets less than $250 Million(125)             0.58    0.83   15.15   15.07   105.35
Goodwill Companies(124)                        1.06    1.40   16.56   15.40   204.37
Non-Goodwill Companies(178)                    0.70    1.01   15.47   15.47   125.05
Acquirors of FSLIC Cases(10)                   1.66    2.43   18.85   17.79   305.74

(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating charteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

 * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 2209
(703) 528-1700


                                                                                                         (continued)
                                                                                          Weekly Thrift Market Line - Part One
                                                                                               Prices As Of August 29, 1997

                                                        Market Capitalization                     Price Change Data
                                                     -------------------------------     --------------------------------------
                                                                  Shares    Market           52 Week (1)        % Change From
                                                                                          ----------------     -----------------
                                                      Price/      Outst-   Capital-                       Last   Last  Dec 31
Financial Institution                                Shares(1)    anding   ization (9)      High   Low    Week   Week  1994 (2)
---------------------                                ---------    ------   -----------    ------- ----- ------- ----- ---------
                                                       ($)         (ooo)     ($Mil)         ($)    ($)    ($)    (%)     (%)
Market Averages, BIF-Insured Thrifts (no NHC)
---------------------------------------------
BIF-Insured Thrifts (69)                              24.27       7,812       208.9         25.26   15.39  23.97   1.16   199.10
NYSE Traded Companies (3)                             34.85      52,819     1,670.3         37.21   20.50  35.25  -0.36   258.72
ANEX Traded Companies (6)                             22.79       4,007        88.2         23.59   14.42  22.58   0.62   109.86
NASDAQ Listed OTC Companies (6D)                      23.80       5,530       134.2         24.73   15.20  23.45   1.30   207.90
California Companies (4)                              19.97       5,592       114.2         21.11   11.09  20.05  -0.51   424.89
Mid-Atlantic Companies (18)                           26.51      17,448       507.9         27.77   16.20  26.27   1.05   131.34
Mid-West Companies (2)                                11.75         942        11.1         12.50    9.12  12.00  -2.08     0.00
New England Companies (36)                            23.45       4,578       112.7         24.38   14.82  23.11   1.47   214.79
North-West Companies (4)                              20.25       6,875       142.8         21.21   13.14  19.83   1.90   101.16
South-East Companies (5)                              30.75       2,083        44.6         31.25   22.47  30.22   1.19     0.00
Thrift Strategy (46)                                  24.89       4,809       155.0         25.82   16.01  24.54   1.30   192.34
Mortgage Banker Strategy (10)                         24.00      25,700       538.2         25.12   14.82  23.55   1.96   217.17
Real Estate Strategy (6)                              18.00       4,200        74.5         18.59   11.31  18.03  -0.29   302.36
Diversified Strategy (7)                              24.37      10,955       308.2         26.05   14.32  24.47   0.00   143.67
Companies Issuing Dividends (57)                      25.63       8,302       230.2         26.65   16.46  25.28   1.37   193.54
Companies Without Dividends (12)                      16.83       5,184        93.1         17.69    9.61  16.84   0.02   254.65
Equity/Assets Less than 6 ?? (5)                      16.06      30,231       568.1         16.53    8.87  15.74   2.07   127.69
Equity/Assets 6-12% (47)                              25.80       6,117       201.6         26.85   16.01  25.45   1.40   212.27
Equity/Assets More than 12% (17)                      22.47       6,264       132.2         23.45   15.52  22.32   0.31    31.35
Actively Traded Companies (23)                        25.62      11,723       274.1         26.82   16.15  25.12   1.92   243.42
Market Value Below $20 Million (9)                    15.55         984        14.6         16.15   10.51  15.52   0.23   112.17
Holding Company Structure (46)                        24.53       6,631       167.4         25.49   15.75  24.11   1.50   200.12
Assets Over $1 Billion (18)                           29.58      22,573       668.5         30.89   17.85  29.35   1.09   194.04
Assets $500 Million-$1 Billion (17)                   26.44       4,964       106.0         27.48   16.75  25.95   1.79   187.01
Assets $250-$500 Million (15)                         19.41       3,098        56.5         20.42   12.50  19.36   0.21   234.58
Assets less than $250 Million (19)                    21.52       1,418        27.2         22.17   14.32  21.15   1.40   180.68
Goodwill Companies (32)                               25.21      12,018       339.3         26.37   15.97  24.90   1.26   191.27
Non-Goodwill Companies (37)                           23.45       4,160        95.4         24.28   14.89  23.16   1.07   212.79

                                                                                           Current Per Share Financials
                                                                                 ------------------------------------------------
                                                        % Change From                                         Tangible
                                                     --------------------          Trailing    12 No.  Book     Book
                                                          Dec 31,                   12 No.     Core   Value/   Value/       Assets/
Financial Institution                                     1995 (2)                 EPS (3)     EPS(3) Share    Share (4)   Share
---------------------                                --------------------       -----------  ------- -------  ---------   --------
Market Averages, BIF-Insured Thrifts (no NHC)              (%)                     ($)          ($)    ($)       ($)        ($)
---------------------------------------------
BIF-Insured Thrifts (69)                                   34.43                    1.64       1.63     15.87   15.06     157.29
NYSE Traded Companies (3)                                  33.98                    1.93       1.92     19.07   14.47     239.94
ANEX Traded Companies (6)                                  41.31                    1.14       1.11     16.02   13.92     167.23
NASDAQ Listed OTC Companies (6D)                           33.59                    1.69       1.68     15.65   15.24     151.01
California Companies (4)                                   37.96                    1.94       1.87     12.67   12.66     131.21
Mid-Atlantic Companies (18)                                33.36                    1.27       1.35     16.29   14.43     170.50
Mid-West Companies (2)                                     16.11                    0.21       0.32     12.77   12.04      50.95
New England Companies (36)                                 36.18                    1.95       1.88     14.79   14.23     172.44
North-West Companies (4)                                   31.50                    1.17       1.14     11.98   11.61     108.54
South-East Companies (5)                                   29.47                    1.28       1.33     26.59   26.59      98.18
Thrift Strategy (46)                                       34.56                    1.58       1.57     16.90   15.96     154.39
Mortgage Banker Strategy (10)                              35.07                    1.51       1.57     14.44   14.00     187.42
Real Estate Strategy (6)                                   25.34                    1.52       1.45     11.02   11.01     129.69
Diversified Strategy (7)                                   39.81                    2.42       2.39     13.09   12.28     161.61
Companies Issuing Dividends (57)                           33.81                    1.58       1.57     16.67   15.74     164.74
Companies Without Dividends (12)                           37.70                    2.01       1.97     11.50   11.41     116.75
Equity/Assets Less than 6 ?? (5)                           63.52                    1.34       1.21      8.55    8.33     156.80
Equity/Assets 6-12% (47)                                   33.43                    1.92       1.89     15.68   14.56     185.36
Equity/Assets More than 12% (17)                           28.89                    1.00       1.07     18.31   18.18      84.44
Actively Traded Companies (23)                             32.29                    1.93       1.86     15.82   15.06     184.62
Market Value Below $20 Million (9)                         30.80                    1.37       1.35     13.77   13.31     137.77
Holding Company Structure (46)                             33.12                    1.60       1.59     16.18   15.51     142.20
Assets Over $1 Billion (18)                                36.30                    1.85       1.85     15.65   14.14     186.03
Assets $500 Million-$1 Billion (17)                        34.91                    1.91       1.84     16.93   15.63     189.48
Assets $250-$500 Million (15)                              29.81                    1.21       1.21     13.09   12.93     127.95
Assets less than $250 Million (19)                         36.21                    1.58       1.58     17.33   17.08     125.81
Goodwill Companies (32)                                    34.11                    1.60       1.58     15.68   13.95     187.78
Non-Goodwill Companies (37)                                34.70                    1.68       1.67     16.04   16.04     130.74

(1)  Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)  Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6)  Annualized, based on last regular quarterly cash dividend announcement.
(7)  Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For NHC institutions, market value reflects share price multiplied by public (non-HHC) shares.

 * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700                                        (continued)
                                           Weekly Thrift Market Line - Part One
                                                Prices As Of August 29, 1997

                                            Market Capitalization                      Price Change Data
                                           -----------------------      -----------------------------------------------
                                                   Shares  Market          52 Week (1)              % Change From
                                                                        ----------------        ------------------------
                                            Price/  Outst- Capital-                      Last    Last   Dec 31,  Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low  Week    Week   1994(2)  1995(2)
---------------------                       ------- ------- -------     ------- ------- ------- ------- ------- --------
                                                ($)   (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)      (%)
Market Averages, MHC Institutions
---------------------------------
SAIF-Insured Thrifts(21)                     26.89    4,936    52.7       27.32   14.55    24.91    7.35  266.74   60.25
BIF-Insured Thrifts(2)                       24.41   32,163   349.8       25.25   11.67    22.25   12.50  256.54   72.93
NASDAQ Listed OTC Companies(23)              26.65    7,529    81.0       27.12   14.27    24.65    7.84  263.34   61.66
Florida Companies(3)                         37.83    5,160    97.3       37.83   18.50    32.87   13.86    0.00   52.80
Mid-Atlantic Companies(10)                   23.65    6,654    56.8       23.89   12.55    22.21    6.95  198.70   77.79
Mid-West Companies(7)                        23.50    2,029    21.0       24.54   14.07    21.71    8.04  334.78   48.94
New England Companies(1)                     28.05   61,053   686.2       29.00   14.08    27.75    1.12  256.54   45.77
South-East Companies(1)                      40.63    1,505    28.6       41.00   20.25    39.00    4.18    0.00   67.55
Thrift Strategy(21)                          26.59    4,853    50.7       27.03   14.28    24.50    8.18  266.74   62.59
Diversified Strategy(1)                      28.06   61,053   686.2       29.00   14.08    27.75    1.12  256.54   45.77
Companies Issuing Dividends(22)              27.19    7,767    84.0       27.68   14.31    25.08    8.27  263.34   61.66
Companies Without Dividends(1)               16.00    2,760    19.9       16.12   13.62    16.12   -0.74    0.00    0.00
Equity/Assets 6-12%(16)                      28.73    9,091   100.4       29.33   14.83    26.22    9.58  263.34   61.94
Equity/Assets greater than 12%(7)            21.48    3,624    32.3       21.60   12.87    20.73    3.49    0.00   60.68
Actively Traded Companies(1)                 29.87    7,264   101.7       30.00   14.37    28.50    4.81  198.70   61.46
Holding Company Structure(1)                 29.87    7,264   101.7       30.00   14.37    28.50    4.81  198.70   61.46
Assets Over $1 Billion(5)                    34.69   21,577   235.5       34.95   16.21    31.92    7.25  227.62   67.05
Assets $500 Million-$1 Billion(3)            28.87    6,966    85.5       29.08   14.08    26.87    7.55    0.00   60.67
Assets $250-$500 Million(5)                  28.78    2,334    28.5       30.10   16.18    26.75    8.05  334.78   52.64
Assets less than $250 Million(10)            19.48    2,207    15.4       19.64   11.94    17.97    8.18    0.00   65.88
Goodwill Companies(9)                        32.23   15,815   174.3       33.22   16.01    29.75    7.53  263.34   64.19
Non-Goodwill Companies(14)                   23.23    2,429    23.5       23.37   13.20    21.52    8.03    0.00   59.63
MHC Institutions(23)                         26.66    7,529    81.0       27.12   14.27    24.65    7.84  263.34   61.66
MHC Converted Last 3 Months(1)               16.00    2,760    19.9       16.12   13.62    16.12   -0.74    0.00    0.00

                                                     Current Per Share Financials
                                             -----------------------------------------------
                                                                             Tangible
                                              Trailing   12 Mo.     Book       Book

                                                12 Mo.    Core     Value/    Value/    Assets/
Financial Institution                           EPS(3)   EPS(3)    Share    Share(4)   Share
---------------------                         --------  -------  --------  --------   --------
                                                   ($)      ($)       ($)        ($)      ($)
Market Averages. MHC Institutions
---------------------------------

SAIF-Insured Thrifts(21)                          0.67      0.99   13.09     12.79    124.70
BIF-Insured Thrifts(2)                            0.81      0.73    9.79      9.79    101.80
NASDAQ Listed OTC Companies(23)                   0.68      0.96   12.77     12.51    122.52
Florida Companies(3)                              1.09      1.51   15.56     15.32    169.92
Mid-Atlantic Companies(10)                        0.48      0.71   11.65     11.18     99.52
Mid-West Companies(7)                             0.64      1.02   12.33     12.31    128.13
New England Companies(1)                          1.39      1.03   10.93     10.92    128.90
South-East Companies(1)                           1.00      1.41   20.13     20.13    170.24
Thrift Strategy(21)                               0.65      0.96   12.86     12.58    122.20
Diversified Strategy(1)                           1.39      1.03   10.93     10.92    128.90
Companies Issuing Dividends(22)                   0.70      0.98   12.69     12.41    124.49
Companies Without Dividends(1)                    0.32      0.67   14.36     14.36     82.97
Equity/Assets 6-12%(16)                           0.75      1.07   13.14     12.83    142.88
Equity/Assets greater than 12%(7)                 0.52      0.69   11.86     11.69     71.60
Actively Traded Companies(1)                      0.80      1.25   13.39     11.94    142.18
Holding Company Structure(1)                      0.80      1.25   13.39     11.94    142.18
Assets Over $1 Billion(5)                         1.12      1.35   13.25     12.37    153.48
Assets $500 Million-$1 Billion(3)                 0.70      0.87   13.20     12.85    118.29
Assets $250-$500 Million(5)                       0.81      1.23   14.46     14.44    152.53
Assets less than $250 Million(10)                 0.32      0.59   11.26     11.26     85.99
Goodwill Companies(9)                             0.96      1.18   13.02     12.32    143.81
Non-Goodwill Companies(14)                        0.51      0.83   12.62     12.62    109.41
MHC Institutions(23)                              0.68      0.96   12.77     12.51    122.52
MHC Converted Last 3 Months(1)                    0.32      0.67   14.36     14.36     82.97

(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC Institutions, market value reflects share price mulitiplied by public (non-MHC) shares.

 * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700                                     (continued)
                                       Weekly Thrift Market Line - Part One
                                           Prices As Of August 29, 1997

                                             Market Capitalization                      Price Change Data
                                            ------------------------     -----------------------------------------------
                                                     Shares  Market          52 Week (1)              % Change From
                                                                         ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       -------- ------ ----------   ------- ------- ------- ------- ------- -------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
NYSE Traded Companies
---------------------
AHM   Ahmanson and Co. H.F. of CA             50.75  97,336 4,939.8        54.12   25.12   50.75    0.00  170.67    56.15
CSA   Coast Savings Financial of CA           46.06  18,616   857.5        48.75   30.25   44.44    3.65  298.44    25.78
CFB   Commercial Federal Corp. of NE          42.06  21,553   906.5        42.06   25.92   40.37    4.19  ***.**    31.44
DME   Dime Bancorp, Inc. of NY*               19.37 103,719 2,009.0        20.25   12.87   19.19    0.94   92.54    31.32
DSL   Downey Financial Corp. of CA            22.12  26,733   591.3        23.75   15.40   21.50    2.88  103.68    18.35
FRC   First Republic Bancorp of CA*           23.62   9,693   228.9        24.81   13.12   23.56    0.25  424.89    41.01
FED   FirstFed Fin. Corp. of CA               33.75  10,575   356.9        34.62   18.12   32.56    3.65  108.98    53.41
GSB   Glendale Fed. Bk, FSB of CA             28.87  50,349 1,453.6        30.56   17.50   28.37    1.76   77.66    24.17
GDW   Golden West Fin. Corp. of CA            82.31  55,739 4,670.2        84.62   55.00   82.25    0.07  214.28    30.40
GPT   GreenPoint Fin. Corp. of NY*            61.56  45,044 2,772.9        66.56   35.50   63.00   -2.29    N.A.    29.60
NYB   New York Bancorp, Inc. of NY            30.50  21,591   658.5        32.00   15.12   30.75   -0.81  330.18    57.46
WES   Westcorp Inc. of Orange CA              21.56  26,195   564.8        23.87   13.25   19.31   11.65  194.13    -1.46

AMEX Traded Companies
---------------------
ANA   Acadiana Bancshares of LA*              21.50   2,731    58.7        22.25   13.12   21.50    0.00    N.A.    44.59
BKC   American Bank of Waterbury CT*          37.62   2,306    86.8        39.00   25.87   37.00    1.68  100.64    34.36
BFD   BostonFed Bancorp of MA                 18.87   5,947   112.2        19.94   12.62   19.50   -3.23    N.A.    27.93
CFX   CFX Corp of NH*                         20.25  13,144   266.2        21.00   13.21   18.87    7.31   70.17    30.65
CNY   Carver Bancorp, Inc. of NY              12.37   2,314    28.6        13.37    7.37   12.75   -2.98   97.92    49.94
CBK   Citizens First Fin.Corp. of IL          16.00   2,594    41.5        16.87   10.50   16.50   -3.03    N.A.    11.34
ESX   Essex Bancorp of VA(8)                   1.88   1,057     2.0         2.37    1.00    1.88    0.00  -88.78   -14.16
FCB   Falmouth Co-Op Bank of MA*              17.00   1,455    24.7        17.50   11.25   17.12   -0.70    N.A.    29.57
FAB   FirstFed America Bancorp of MA          20.06   8,707   174.7        20.06   13.62   19.12    4.92    N.A.     N.A.
GAF   GA Financial Corp. of PA                18.75   7,985   149.7        19.50   11.87   17.56    6.78    N.A.    24.01
JSB   JSB Financial, Inc. of NY               45.31   9,845   446.1        46.50   33.12   44.69    1.39  294.00    19.24
KNK   Kankakee Bancorp of IL                  29.00   1,425    41.3        30.75   19.50   29.50   -1.69  190.00    17.17
KYF   Kentucky First Bancorp of KY            12.50   1,319    16.5        15.12   10.56   12.37    1.05    N.A.    15.00
MBB   MSB Bancorp of Middletown NY*           23.25   2,844    66.1        24.19   15.50   23.37   -0.51  132.50    18.50
PDB   Piedmont Bancorp of NC                  10.62   2,751    29.2        19.12    9.25   10.87   -2.30    N.A.     1.14
SSB   Scotland Bancorp of NC                  18.06   1,914    34.6        19.12   12.12   19.12   -5.54    N.A.    27.50
SZB   SouthFirst Bancshares of AL             16.25     848    13.8        17.25   12.25   16.37   -0.73    N.A.    22.64
SRN   Southern Banc Company of AL             15.50   1,230    19.1        15.75   12.25   15.50    0.00    N.A.    18.14
SSN   Stone Street Bancorp of NC              21.25   1,898    40.3        27.25   17.25   21.50   -1.16    N.A.     3.66
TSH   Teche Holding Company of LA             18.25   3,435    62.7        19.37   12.87   18.25    0.00    N.A.    27.00
FTF   Texarkana Fst. Fin. Corp of AR          22.37   1,790    40.0        23.00   13.62   22.31    0.27    N.A.    43.12
THR   Three Rivers Fin. Corp. of MI           15.75     824    13.0        16.62   12.62   16.37   -3.79    N.A.    12.50
TBK   Tolland Bank of CT*                     17.12   1,560    26.7        17.62    7.59   17.62   -2.84  136.14    90.22
WSB   Washington SB, FSB of MD                 6.75   4,247    28.7         7.37    4.38    6.75    0.00  440.00    38.60

NASDAQ Listed OTC Companies
---------------------------
FBCV  1st Bancorp of Vincennes IN             35.75     698    25.0        36.25   26.19   35.75    0.00    N.A.    25.44
AFED  AFSALA Bancorp, Inc. of NY              16.06   1,455    23.4        16.25   11.31   15.87    1.20    N.A.    33.83
ALBK  ALBANK Fin. Corp. of Albany NY          38.50  12,825   493.8        41.00   27.37   38.00    1.32   65.59    22.73
AMFC  AMB Financial Corp. of IN               14.50     964    14.0        15.00   10.25   15.00   -3.33    N.A.     9.43
ASBP  ASB Financial Corp. of OH               13.12   1,721    22.6        18.25   11.50   12.50    4.96    N.A.     0.92
ABBK  Abington Savings Bank of MA*            30.50   1,852    56.5        31.00   16.75   29.25    4.27  360.73    56.41
AABC  Access Anytime Bancorp of NM             6.88   1,193     8.2         6.88    5.25    6.75    1.93    1.93    25.09
AFBC  Advance Fin. Bancorp of WV              16.25   1,084    17.6        16.25   12.75   16.00    1.56    N.A.     N.A.
AADV  Advantage Bancorp of WI                 42.25   3,234   136.6        44.75   31.25   44.25   -4.52  359.24    31.01
AFCB  Affiliated Comm BC, Inc of MA           26.25   6,465   169.7        27.12   16.00   26.87   -2.31    N.A.    53.51
ALBC  Albion Banc Corp. of Albion NY          23.25     250     5.8        24.25   16.50   23.25    0.00   78.85    38.81

                                                  Current Per Share Financials
                                              ----------------------------------------
                                                                       Tangible
                                              Trailing  12 Mo.   Book    Book
                                               12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                          EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                         -------- ------- ------- ------- -------
                                                  ($)     ($)     ($)     ($)     ($)
NYSE Traded Companies
---------------------
AHM   Ahmanson and Co. H.F. of CA               1.98    3.16   20.35   17.34   488.33
CSA   Coast Savings Financial of CA             0.99    2.48   24.06   23.76   488.97
CFB   Commercial Federal Corp. of NE            2.05    2.89   19.77   17.53   329.27
DME   Dime Bancorp, Inc. of NY*                 1.05    1.33   10.21    9.74   193.67
DSL   Downey Financial Corp. of CA              0.86    1.43   15.26   15.05   220.16
FRC   First Republic Bancorp of CA*             1.56    1.33   16.56   16.55   230.89
FED   FirstFed Fin. Corp. of CA                 1.13    2.07   19.14   18.93   396.52
GSB   Glendale Fed. Bk, FSB of CA               0.79    1.85   17.81   15.83   322.12
GDW   Golden West Fin. Corp. of CA              6.74    8.22   43.90   43.90   689.03
GPT   GreenPoint Fin. Corp. of NY*              3.17    3.09   30.44   17.11   295.27
NYB   New York Bancorp, Inc. of NY              1.98    2.32    7.73    7.73   152.08
WES   Westcorp Inc. of Orange CA                1.11    0.55   12.71   12.67   140.42

AMEX Traded Companies
---------------------
ANA   Acadiana Bancshares of LA*                0.47    0.47   16.70   16.70    95.82
BKC   American Bank of Waterbury CT*            3.13    2.69   21.77   20.90   262.73
BFD   BostonFed Bancorp of MA                   0.74    0.96   14.42   13.94   164.10
CFX   CFX Corp of NH*                           1.10    1.31   10.52    9.84   141.44
CNY   Carver Bancorp, Inc. of NY               -0.74    0.01   14.93   14.32   178.81
CBK   Citizens First Fin.Corp. of IL            0.30    0.59   14.74   14.74   104.69
ESX   Essex Bancorp of VA(8)                   -0.05    0.05    0.49    0.31   179.83
FCB   Falmouth Co-Op Bank of MA*                0.52    0.49   15.40   15.40    64.49
FAB   FirstFed America Bancorp of MA           -0.21    0.50   14.26   14.26   117.25
GAF   GA Financial Corp. of PA                  0.80    1.02   14.25   14.10    93.89
JSB   JSB Financial, Inc. of NY                 2.75    2.61   34.47   34.47   155.50
KNK   Kankakee Bancorp of IL                    1.62    2.02   26.59   24.99   239.77
KYF   Kentucky First Bancorp of KY              0.58    0.75   11.17   11.17    67.44
MBB   MSB Bancorp of Middletown NY*             0.49    0.51   21.15   10.38   286.18
PDB   Piedmont Bancorp of NC                   -0.19    0.30    7.42    7.42    44.62
SSB   Scotland Bancorp of NC                    0.51    0.62   13.44   13.44    36.30
SZB   SouthFirst Bancshares of AL              -0.03    0.25   16.06   16.06   114.72
SRN   Southern Banc Company of AL               0.13    0.44   14.42   14.27    85.35
SSN   Stone Street Bancorp of NC                0.80    0.96   16.13   16.13    55.91
TSH   Teche Holding Company of LA               0.78    1.08   15.53   15.53   118.17
FTF   Texarkana Fst. Fin. Corp of AR            1.31    1.62   15.03   15.03    95.73
THR   Three Rivers Fin. Corp. of MI             0.61    0.88   15.22   15.22   110.64
TBK   Tolland Bank of CT*                       1.11    1.16   10.60   10.30   152.71
WSB   Washington SB, FSB of MD                  0.30    0.44    5.05    5.05    60.83

NASDAQ Listed OTC Companies
---------------------------
FBCV  1st Bancorp of Vincennes IN               1.18    0.50   32.00   31.34   387.52
AFED  AFSALA Bancorp, Inc. of NY                0.82    0.82   14.74   14.74   109.40
ALBK  ALBANK Fin. Corp. of Albany NY            2.29    2.82   25.85   22.59   280.88
AMFC  AMB Financial Corp. of IN                 0.66    0.73   14.61   14.61    97.70
ASBP  ASB Financial Corp. of OH                 0.39    0.56   10.15   10.15    65.23
ABBK  Abington Savings Bank of MA*              2.16    1.92   18.73   16.87   270.66
AABC  Access Anytime Bancorp of NM             -0.45   -0.11    6.53    6.53    87.72
AFBC  Advance Fin. Bancorp of WV                0.35    0.71   14.76   14.76    95.55
AADV  Advantage Bancorp of WI                   1.27    2.81   29.05   27.16   315.25
AFCB  Affiliated Comm BC, Inc of MA             1.53    1.74   16.49   16.40   168.67
ALBC  Albion Banc Corp. of Albion NY            0.27    0.96   23.96   23.96   274.51

RP FINANCIAL, LC.
----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700                  (continued)
                     Weekly Thrift Market Line - Part One
                         Prices As Of August 29, 1997

                                                  Market Capitalization                      Price Change Data
                                                 -----------------------      -----------------------------------------------
                                                          Shares  Market          52 Week (1)              % Change From
                                                                              ---------------         -----------------------
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- -------
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     ABCL  Allied Bancorp of IL                    31.12   5,345   166.3        31.87   23.25   31.62   -1.58  211.20    24.48
     ATSB  AmTrust Capital Corp. of IN             13.00     526     6.8        13.00    8.75   12.62    3.01    N.A.    30.00
     AHCI  Ambanc Holding Co., Inc. of NY*         15.50   4,392    68.1        16.62    9.75   15.63   -0.83    N.A.    37.78
     ASBI  Ameriana Bancorp of IN                  19.75   3,230    63.8        20.50   13.25   18.50    6.76  113.98    23.44
     AFFFZ America First Fin. Fund of CA(8)        39.37   6,011   236.7        39.56   28.00   39.25    0.31  109.97    30.15
     ANBK  American Nat'l Bancorp of MD(8)         19.69   3,613    71.1        19.87   11.31   19.69    0.00    N.A.    62.46
     ABCW  Anchor Bancorp Wisconsin of WI          26.25   4,524   118.8        27.75   16.50   27.00   -2.78   78.69    46.89
     ANDB  Andover Bancorp, Inc. of MA*            30.50   5,148   157.0        32.25   20.52   29.75    2.52  183.72    19.05
     ASFC  Astoria Financial Corp. of NY           48.12  20,978 1,009.5        48.75   26.75   46.75    2.93   83.31    30.51
     AVND  Avondale Fin. Corp. of IL               14.25   3,495    49.8        18.50   12.75   14.25    0.00    N.A.   -16.76
     BKCT  Bancorp Connecticut of CT*              30.75   2,534    77.9        30.75   21.25   30.50    0.82  251.43    36.67
     BPLS  Bank Plus Corp. of CA                   10.87  19,308   209.9        13.75    9.62   10.87    0.00    N.A.    -5.48
     BWFC  Bank West Fin. Corp. of MI              17.06   1,753    29.9        17.25   10.25   16.25    4.98    N.A.    60.64
     BANC  BankAtlantic Bancorp of FL              12.50  22,473   280.9        17.12   12.12   12.75   -1.96  200.48    -6.51
     BKUNA BankUnited SA of FL                     12.00   8,869   106.4        12.12    7.62   11.50    4.35  120.99    20.00
     BKCO  Bankers Corp. of NJ(8)*                 28.25  12,392   350.1        30.12   18.00   26.87    5.14  352.00    40.41
     BVCC  Bay View Capital Corp. of CA            25.87  12,979   335.8        28.62   17.50   25.62    0.98   30.99    22.09
     FSNJ  Bayonne Banchsares of NJ                11.87   3,064    16.7        12.27    5.03   11.75    1.02    N.A.    51.40
     BFSB  Bedford Bancshares of VA                24.12   1,142    27.5        25.25   16.50   25.25   -4.48  129.71    36.89
     BFFC  Big Foot Fin. Corp. of IL               17.12   2,513    43.0        17.50   12.31   17.12    0.00    N.A.    31.69
     BSBC  Branford SB of CT(8)*                    4.94   6,559    32.4         5.00    3.00    4.94    0.00  133.02    27.65
     BYFC  Broadway Fin. Corp. of CA               11.00     835     9.2        11.25    9.00   11.00    0.00    N.A.    18.92
     CBES  CBES Bancorp of MO                      17.62   1,025    18.1        17.87   12.62   17.87   -1.40    N.A.    23.65
     CCFH  CCF Holding Company of GA               17.00     820    13.9        17.12   12.37   16.78    1.31    N.A.    15.25
     CENF  CENFED Financial Corp. of CA            33.00   5,729   189.1        35.00   21.59   33.12   -0.36  110.46    24.11
     CFSB  CFSB Bancorp of Lansing MI              26.00   5,096   132.5        27.00   16.36   26.50   -1.89  188.89    46.64
     CKFB  CKF Bancorp of Danville KY              19.00     925    17.6        20.75   17.50   19.25   -1.30    N.A.    -6.17
     CNSB  CNS Bancorp of MO                       16.75   1,653    27.7        17.50   12.00   16.81   -0.36    N.A.    10.78
     CSBF  CSB Financial Group Inc of IL*          11.75     942    11.1        12.50    9.12   12.00   -2.08    N.A.    16.11
     CBCI  Calumet Bancorp of Chicago IL           42.50   2,111    89.7        42.50   27.75   41.75    1.80  109.88    27.82
     CAFI  Camco Fin. Corp. of OH                  17.78   3,214    57.1        19.25   14.05   18.25   -2.58    N.A.    17.59
     CMRN  Cameron Fin. Corp. of MO                17.37   2,627    45.6        18.00   14.25   17.62   -1.42    N.A.     8.56
     CAPS  Capital Savings Bancorp of MO           15.75   1,892    29.8        18.25    9.62   15.87   -0.76   18.87    21.15
     CFNC  Carolina Fincorp of NC*                 17.37   1,851    32.2        17.87   13.00   17.37    0.00    N.A.    29.92
     CASB  Cascade SB of Everett WA(8)             13.25   2,571    34.1        16.80   10.40   13.25    0.00    3.52     2.71
     CATB  Catskill Fin. Corp. of NY*              16.37   4,720    77.3        17.00   11.00   16.50   -0.79    N.A.    16.93
     CNIT  Cenit Bancorp of Norfolk VA             52.75   1,650    87.0        52.75   35.75   50.75    3.94  232.18    27.11
     CEBK  Central Co-Op. Bank of MA*              19.50   1,965    38.3        20.69   14.75   19.25    1.30  271.43    11.43
     CENB  Century Bancshares of NC*               79.50     407    32.4        79.50   62.00   77.50    2.58    N.A.    22.31
     CBSB  Charter Financial Inc. of IL            20.12   4,150    83.5        21.50   11.00   21.00   -4.19    N.A.    60.96
     COFI  Charter One Financial of OH             54.37  46,186 2,511.1        57.94   35.83   52.87    2.84  210.69    29.45
     CVAL  Chester Valley Bancorp of PA            24.00   2,059    49.4        24.00   14.40   24.00    0.00  111.83    62.16
     CTZN  CitFed Bancorp of Dayton OH             44.00   8,638   380.1        45.25   25.00   43.12    2.04  388.89    33.33
     CLAS  Classic Bancshares of KY                14.12   1,305    18.4        15.00   11.25   14.00    0.86    N.A.    21.51
     CMSB  Cmnwealth Bancorp of PA                 17.25  17,096   294.9        17.50   10.62   17.12    0.76    N.A.    15.00
     CBSA  Coastal Bancorp of Houston TX           29.50   4,972   146.7        30.87   18.50   29.87   -1.24    N.A.    28.99
     CFCP  Coastal Fin. Corp. of SC                23.50   4,641   109.1        27.75   14.25   24.75   -5.05  135.00    49.21
     CMSV  Commty. Svgs, MHC of FL (48.5)          31.25   5,090    77.2        31.25   16.00   27.25   14.68    N.A.    52.44
     CBNH  Community Bankshares Inc of NH(8)*      41.87   2,489   104.2        41.87   18.50   38.81    7.88  ***.**   104.24
     CFTP  Community Fed. Bancorp of MS            18.00   4,629    83.3        20.00   13.25   17.75    1.41    N.A.     5.88
     CFFC  Community Fin. Corp. of VA              21.75   1,275    27.7        23.50   20.50   21.75    0.00  210.71     4.82
     CFBC  Community First Bnkg Co. of GA          33.87   2,414    81.8        34.87   31.87   33.75    0.36    N.A.     N.A.
     CIBI  Community Inv. Bancorp of OH            16.00     929    14.9        16.00   10.33   15.37    4.10    N.A.    41.22
     COOP  Cooperative Bk.for Svgs. of NC          27.00   1,492    40.3        27.00   17.50   26.50    1.89  170.00    33.33
     CRZY  Crazy Woman Creek Bncorp of WY          14.37     955    13.7        14.50   10.87   14.37    0.00    N.A.    19.75


                                                    Current Per Share Financials
                                               ----------------------------------------
                                                                        Tangible

                                               Trailing  12 Mo.   Book    Book

                                                12 Mo.   Core    Value/  Value/  Assets/
 Financial Institution                          EPS(3)   EPS(3)  Share  Share(4) Share
 ---------------------                         -------- ------- ------- ------- -------
                                                   ($)     ($)     ($)     ($)     ($)
 NASDAQ Listed OTC Companies (continued)
 ---------------------------------------
 ABCL  Allied Bancorp of IL                      0.91    1.33   23.40   23.11   262.72
 ATSB  AmTrust Capital Corp. of IN               0.40    0.26   13.73   13.58   135.04
 AHCI  Ambanc Holding Co., Inc. of NY*          -0.65   -0.65   13.85   13.85   108.86
 ASBI  Ameriana Bancorp of IN                    0.75    1.05   13.49   13.48   123.14
 AFFFZ America First Fin. Fund of CA(8)          5.51    6.76   30.76   30.38   364.44
 ANBK  American Nat'l Bancorp of MD(8)           0.37    0.86   12.54   12.54   139.86
 ABCW  Anchor Bancorp Wisconsin of WI            3.10    3.99   26.49   25.99   425.70
 ANDB  Andover Bancorp, Inc. of MA*              2.57    2.65   19.59   19.59   243.00
 ASFC  Astoria Financial Corp. of NY             1.96    2.80   28.59   24.01   365.36
 AVND  Avondale Fin. Corp. of IL                -0.85   -2.63   15.85   15.85   173.75
 BKCT  Bancorp Connecticut of CT*                2.15    2.03   17.32   17.32   169.05
 BPLS  Bank Plus Corp. of CA                    -0.46    0.04    9.27    9.26   183.03
 BWFC  Bank West Fin. Corp. of MI                0.53    0.47   12.89   12.89    88.80
 BANC  BankAtlantic Bancorp of FL                0.98    0.71    6.83    5.61   121.50
 BKUNA BankUnited SA of FL                       0.29    0.48    7.59    6.15   203.77
 BKCO  Bankers Corp. of NJ(8)*                   2.12    2.27   16.42   16.18   207.14
 BVCC  Bay View Capital Corp. of CA              0.97    1.58   15.12   12.69   238.56
 FSNJ  Bayonne Banchsares of NJ                 -1.05    0.58   15.69   15.69   188.32
 BFSB  Bedford Bancshares of VA                  1.14    1.46   16.80   16.80   118.61
 BFFC  Big Foot Fin. Corp. of IL                 0.04    0.35   14.34   14.34    84.46
 BSBC  Branford SB of CT(8)*                     0.32    0.32    2.64    2.64    28.44
 BYFC  Broadway Fin. Corp. of CA                -0.19    0.29   14.65   14.65   146.40
 CBES  CBES Bancorp of MO                        0.69    0.86   17.08   17.08    92.90
 CCFH  CCF Holding Company of GA                 0.05    0.07   14.36   14.36   122.93
 CENF  CENFED Financial Corp. of CA              1.98    2.82   20.85   20.81   400.68
 CFSB  CFSB Bancorp of Lansing MI                1.37    1.73   12.65   12.65   165.90
 CKFB  CKF Bancorp of Danville KY                1.17    0.86   15.75   15.75    65.74
 CNSB  CNS Bancorp of MO                         0.25    0.46   14.84   14.84    59.50
 CSBF  CSB Financial Group Inc of IL*            0.21    0.32   12.77   12.04    50.95
 CBCI  Calumet Bancorp of Chicago IL             2.72    3.45   36.46   36.46   235.23
 CAFI  Camco Fin. Corp. of OH                    1.11    1.24   14.58   13.45   152.41
 CMRN  Cameron Fin. Corp. of MO                  0.78    0.97   17.18   17.18    79.22
 CAPS  Capital Savings Bancorp of MO             0.82    1.15   11.28   11.28   128.18
 CFNC  Carolina Fincorp of NC*                   0.68    0.65   13.75   13.75    60.25
 CASB  Cascade SB of Everett WA(8)               0.61    0.77    8.46    8.46   137.04
 CATB  Catskill Fin. Corp. of NY*                0.85    0.86   15.08   15.08    60.22
 CNIT  Cenit Bancorp of Norfolk VA               3.75    3.44   31.12   28.58   430.03
 CEBK  Central Co-Op. Bank of MA*                1.44    1.46   17.07   15.20   163.33
 CENB  Century Bancshares of NC*                 4.31    4.36   73.51   73.51   245.57
 CBSB  Charter Financial Inc. of IL              1.05    1.47   13.71   12.13    94.76
 COFI  Charter One Financial of OH               2.98    3.73   21.15   19.80   315.35
 CVAL  Chester Valley Bancorp of PA              0.94    1.33   13.14   13.14   157.20
 CTZN  CitFed Bancorp of Dayton OH               1.94    2.73   22.83   20.57   358.59
 CLAS  Classic Bancshares of KY                  0.45    0.63   14.84   12.52   100.81
 CMSB  Cmnwealth Bancorp of PA                   0.69    0.88   12.89   10.08   133.89
 CBSA  Coastal Bancorp of Houston TX             1.45    2.52   19.85   16.50   596.15
 CFCP  Coastal Fin. Corp. of SC                  0.95    1.04    6.68    6.68   108.33
 CMSV  Commty. Svgs, MHC of FL (48.5)            0.73    1.09   15.46   15.46   137.48
 CBNH  Community Bankshares Inc of NH(8)*        2.17    1.73   17.31   17.31   247.44
 CFTP  Community Fed. Bancorp of MS              0.59    0.72   12.40   12.40    45.16
 CFFC  Community Fin. Corp. of VA                1.32    1.67   18.86   18.86   137.58
 CFBC  Community First Bnkg Co. of GA            1.05    1.06   28.74   28.35   186.68
 CIBI  Community Inv. Bancorp of OH              0.63    0.96   11.96   11.96    99.36
 COOP  Cooperative Bk.for Svgs. of NC           -1.80    0.45   18.03   18.03   236.22
 CRZY  Crazy Woman Creek Bncorp of WY            0.58    0.71   14.67   14.67    56.83

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700                     (continued)
                     Weekly Thrift Market Line - Part One
                         Prices As Of August 29, 1997


                                                  Market Capitalization                      Price Change Data
                                                 -----------------------      -----------------------------------------------
                                                          Shares  Market          52 Week (1)              % Change From
                                                                              ---------------         -----------------------
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     DNFC  D&N Financial Corp. of MI               18.62   8,191   152.5        19.50   12.75   19.00   -2.00  112.80    11.16
     DCBI  Delphos Citizens Bancorp of OH          16.00   2,039    32.6        16.62   11.75   16.62   -3.73    N.A.    33.33
     DIME  Dime Community Bancorp of NY            19.62  13,093   256.9        20.00   13.25   18.87    3.97    N.A.    33.02
     DIBK  Dime Financial Corp. of CT*             28.25   5,147   145.4        28.25   15.25   28.00    0.89  169.05    63.77
     EGLB  Eagle BancGroup of IL                   16.50   1,238    20.4        16.87   11.50   16.62   -0.72    N.A.    10.96
     EBSI  Eagle Bancshares of Tucker GA           16.87   5,660    95.5        18.50   13.62   16.12    4.65  132.69     8.84
     EGFC  Eagle Financial Corp. of CT             34.00   6,279   213.5        34.50   24.25   33.75    0.74  288.57    11.48
     ETFS  East Texas Fin. Serv. of TX             18.75   1,025    19.2        19.25   14.50   18.75    0.00    N.A.    14.54
     EMLD  Emerald Financial Corp of OH            14.50   5,062    73.4        15.00   10.50   14.00    3.57    N.A.    28.89
     EIRE  Emerald Island Bancorp, MA*             21.75   2,246    48.9        21.75   12.00   21.50    1.16  185.43    35.94
     EFBC  Empire Federal Bancorp of MT            15.50   2,592    40.2        15.75   12.50   15.50    0.00    N.A.     N.A.
     EFBI  Enterprise Fed. Bancorp of OH           20.00   2,001    40.0        20.50   12.87   20.12   -0.60    N.A.    37.93
     EQSB  Equitable FSB of Wheaton MD             37.94     602    22.8        39.25   24.75   37.50    1.17    N.A.    34.30
     FFFG  F.F.O. Financial Group of FL(8)          6.06   8,446    51.2         6.06    2.62    5.81    4.30  -27.08    79.82
     FCBF  FCB Fin. Corp. of Neenah WI             26.75   4,073   109.0        28.00   17.00   27.37   -2.27    N.A.    44.59
     FFBS  FFBS Bancorp of Columbus MS             23.00   1,557    35.8        26.00   21.00   21.00    9.52    N.A.     0.00
     FFDF  FFD Financial Corp. of OH               14.75   1,455    21.5        15.63   10.12   15.00   -1.67    N.A.    11.32
     FFLC  FFLC Bancorp of Leesburg FL             30.50   2,318    70.7        31.50   18.25   28.25    7.96    N.A.    41.86
     FFFC  FFVA Financial Corp. of VA              29.31   4,521   132.5        31.00   17.25   29.37   -0.20    N.A.    42.98
     FFWC  FFW Corporation of Wabash IN            29.25     711    20.8        29.25   19.50   29.25    0.00    N.A.    33.68
     FFYF  FFY Financial Corp. of OH               27.12   4,145   112.4        28.25   24.00   27.37   -0.91    N.A.     7.15
     FMCO  FMS Financial Corp. of NJ               25.25   2,388    60.3        31.50   15.50   27.25   -7.34  180.56    38.36
     FFHH  FSF Financial Corp. of MN               17.75   3,033    53.8        18.50   11.50   18.12   -2.04    N.A.    17.39
     FOBC  Fed One Bancorp of Wheeling WV          20.00   2,373    47.5        22.00   14.87   20.75   -3.61  100.00    26.98
     FBCI  Fidelity Bancorp of Chicago IL          21.25   2,792    59.3        21.75   16.25   21.37   -0.56    N.A.    25.00
     FSBI  Fidelity Bancorp, Inc. of PA            21.25   1,550    32.9        21.70   15.23   21.25    0.00  174.90    16.89
     FFFL  Fidelity FSB, MHC of FL (47.7)          26.75   6,771    86.2        26.75   12.50   24.87    7.56    N.A.    50.70
     FFED  Fidelity Fed. Bancorp of IN              9.25   2,490    23.0        11.75    7.50    8.50    8.82   31.21    -5.13
     FFOH  Fidelity Financial of OH                15.25   5,579    85.1        16.37    9.62   16.00   -4.69    N.A.    32.61
     FIBC  Financial Bancorp, Inc. of NY           19.87   1,722    34.2        21.00   14.00   19.50    1.90    N.A.    32.47
     FBSI  First Bancshares of MO                  24.25   1,096    26.6        25.25   15.00   24.25    0.00   90.20    45.91
     FBBC  First Bell Bancorp of PA                16.00   6,511   104.2        17.37   13.12   16.50   -3.03    N.A.    20.75
     FBER  First Bergen Bancorp of NJ              17.75   3,000    53.3        19.50   10.00   17.75    0.00    N.A.    54.35
     SKBO  First Carnegie,MHC of PA(45.0)          15.50   2,300    16.0        15.50   11.62   14.75    5.08    N.A.     N.A.
     FSTC  First Citizens Corp of GA               32.00   1,833    58.7        32.00   20.75   31.50    1.59  156.00    26.73
     FCME  First Coastal Corp. of ME*              10.87   1,359    14.8        11.25    6.00   10.75    1.12    N.A.    40.26
     FFBA  First Colorado Bancorp of Co            19.00  16,561   314.7        20.12   13.87   17.81    6.68  475.76    11.76
     FDEF  First Defiance Fin.Corp. of OH          14.75   9,341   137.8        15.50   10.50   15.00   -1.67    N.A.    19.24
     FESX  First Essex Bancorp of MA*              16.75   7,504   125.7        18.25   11.00   17.00   -1.47  179.17    27.67
     FFES  First FS&LA of E. Hartford CT           32.50   2,676    87.0        33.25   18.75   31.75    2.36  400.00    41.30
     FFSX  First FS&LA. MHC of IA (46.1)           29.00   2,828    37.8        35.00   20.75   25.00   16.00  334.78    48.72
     BDJI  First Fed. Bancorp. of MN               21.00     683    14.3        21.75   14.00   21.25   -1.18    N.A.    13.51
     FFBH  First Fed. Bancshares of AR             21.00   4,896   102.8        21.62   14.75   21.00    0.00    N.A.    32.33
     FTFC  First Fed. Capital Corp. of WI          24.50   9,141   224.0        26.50   13.17   24.50    0.00  226.67    56.35
     FFKY  First Fed. Fin. Corp. of KY             21.50   4,170    89.7        23.00   17.75   20.75    3.61   36.51     6.17
     FFBZ  First Federal Bancorp of OH             18.50   1,572    29.1        19.75   12.25   18.50    0.00   85.00    15.63
     FFCH  First Fin. Holdings Inc. of SC          33.00   6,357   209.8        34.50   18.75   31.00    6.45  169.39    46.67
     FFBI  First Financial Bancorp of IL           18.87     415     7.8        19.25   15.50   19.25   -1.97    N.A.    18.90
     FFHC  First Financial Corp. of WI(8)          32.25  36,209 1,167.7        32.25   18.40   31.44    2.58  104.76    31.63
     FFHS  First Franklin Corp. of OH              19.75   1,192    23.5        21.00   14.25   20.00   -1.25   50.53    19.70
     FGHC  First Georgia Hold. Corp of GA           7.75   3,052    23.7         8.25    4.17    7.50    3.33  102.35    36.68
     FSPG  First Home Bancorp of NJ                20.12   2,708    54.5        20.12   13.50   20.00    0.60  235.33    45.06
     FFSL  First Independence Corp. of KS          13.00     997    13.0        13.87    9.25   12.87    1.01    N.A.    25.36
     FISB  First Indiana Corp. of IN               20.50  10,561   216.5        24.30   17.37   20.50    0.00   51.85    -4.21
     FKFS  First Keystone Fin. Corp of PA          27.75   1,228    34.1        28.25   17.25   27.50    0.91    N.A.    44.16

                                                          ----------------------------------------
                                                                              Tangible

                                                     Trailing  12 Mo.   Book    Book

                                                      12 Mo.   Core    Value/  Value/  Assets/
     Financial Institution                            EPS(3)   EPS(3)  Share  Share(4) Share
     ---------------------                            ------- -------- ------ ------- -------
                                                         ($)     ($)     ($)     ($)     ($)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     DNFC  D&N Financial Corp. of MI                   1.10    1.45   10.95   10.84   196.42
     DCBI  Delphos Citizens Bancorp of OH              0.72    0.72   14.93   14.93    52.56
     DIME  Dime Community Bancorp of NY                0.94    1.01   14.58   12.56   100.44
     DIBK  Dime Financial Corp. of CT*                 2.82    2.83   13.52   13.08   169.78
     EGLB  Eagle BancGroup of IL                      -0.12    0.27   16.69   16.69   140.80
     EBSI  Eagle Bancshares of Tucker GA               0.64    0.87   12.45   12.45   149.91
     EGFC  Eagle Financial Corp. of CT                 0.19    1.13   22.02   17.19   320.65
     ETFS  East Texas Fin. Serv. of TX                 0.34    0.70   19.97   19.97   109.95
     EMLD  Emerald Financial Corp of OH                0.81    1.00    9.03    8.89   119.14
     EIRE  Emerald Island Bancorp, MA*                 1.52    1.60   13.39   13.39   189.23
     EFBC  Empire Federal Bancorp of MT                0.35    0.46   14.76   14.76    42.30
     EFBI  Enterprise Fed. Bancorp of OH               0.82    0.91   15.82   15.80   128.29
     EQSB  Equitable FSB of Wheaton MD                 2.20    3.51   25.80   25.80   511.96
     FFFG  F.F.O. Financial Group of FL(8)             0.25    0.36    2.46    2.46    37.89
     FCBF  FCB Fin. Corp. of Neenah WI                 0.60    0.71   11.65   11.65    66.58
     FFBS  FFBS Bancorp of Columbus MS                 0.95    1.20   16.15   16.15    83.98
     FFDF  FFD Financial Corp. of OH                   0.44    0.61   14.50   14.50    58.62
     FFLC  FFLC Bancorp of Leesburg FL                 1.06    1.53   22.51   22.51   167.00
     FFFC  FFVA Financial Corp. of VA                  1.32    1.60   16.29   15.95   123.62
     FFWC  FFW Corporation of Wabash IN                1.89    2.36   24.11   21.72   253.24
     FFYF  FFY Financial Corp. of OH                   1.28    1.82   19.82   19.82   144.57
     FMCO  FMS Financial Corp. of NJ                   1.56    2.29   15.24   14.97   232.38
     FFHH  FSF Financial Corp. of MN                   0.78    0.99   14.16   14.16   124.71
     FOBC  Fed One Bancorp of Wheeling WV              0.99    1.41   16.63   15.86   150.32
     FBCI  Fidelity Bancorp of Chicago IL              0.95    1.33   18.22   18.18   175.45
     FSBI  Fidelity Bancorp, Inc. of PA                1.08    1.72   15.83   15.83   234.39
     FFFL  Fidelity FSB, MHC of FL (47.7)              0.50    0.79   12.36   12.27   147.58
     FFED  Fidelity Fed. Bancorp of IN                 0.17    0.30    5.17    5.17   100.52
     FFOH  Fidelity Financial of OH                    0.51    0.75   12.17   10.74    94.06
     FIBC  Financial Bancorp, Inc. of NY               0.87    1.55   15.35   15.28   164.04
     FBSI  First Bancshares of MO                      1.29    1.56   20.26   20.23   149.61
     FBBC  First Bell Bancorp of PA                    1.06    1.23   10.78   10.78   109.72
     FBER  First Bergen Bancorp of NJ                  0.38    0.66   13.47   13.47    94.92
     SKBO  First Carnegie,MHC of PA(45.0)              0.24    0.35   10.21   10.21    65.23
     FSTC  First Citizens Corp of GA                   1.45    1.43   16.26   12.20   178.05
     FCME  First Coastal Corp. of ME*                  4.50    4.36   10.35   10.35   112.13
     FFBA  First Colorado Bancorp of Co                0.81    0.80   11.79   11.63    91.20
     FDEF  First Defiance Fin.Corp. of OH              0.43    0.59   12.60   12.60    59.12
     FESX  First Essex Bancorp of MA*                  1.32    1.15   11.57   10.05   165.97
     FFES  First FS&LA of E. Hartford CT               1.52    2.50   23.63   23.63   367.56
     FFSX  First FS&LA. MHC of IA (46.1)               0.69    1.19   13.74   13.63   165.69
     BDJI  First Fed. Bancorp. of MN                   0.47    1.00   17.60   17.60   161.92
     FFBH  First Fed. Bancshares of AR                 0.81    1.11   16.36   16.36   109.31
     FTFC  First Fed. Capital Corp. of WI              1.18    1.37   10.64    9.97   167.40
     FFKY  First Fed. Fin. Corp. of KY                 1.14    1.36   12.40   11.68    90.50
     FFBZ  First Federal Bancorp of OH                 0.88    1.23    9.66    9.65   128.03
     FFCH  First Fin. Holdings Inc. of SC              1.43    2.10   16.03   16.03   262.26
     FFBI  First Financial Bancorp of IL              -0.85    0.94   17.63   17.63   203.69
     FFHC  First Financial Corp. of WI(8)              1.51    2.03   11.67   11.37   163.81
     FFHS  First Franklin Corp. of OH                  0.36    1.21   17.17   17.06   190.39
     FGHC  First Georgia Hold. Corp of GA              0.32    0.25    4.21    3.86    51.24
     FSPG  First Home Bancorp of NJ                    1.64    2.14   12.85   12.64   192.91
     FFSL  First Independence Corp. of KS              0.47    0.75   11.60   11.60   111.21
     FISB  First Indiana Corp. of IN                   1.17    1.43   13.77   13.60   144.00
     FKFS  First Keystone Fin. Corp of PA              1.35    1.93   19.09   19.09   261.24

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700                                           (continued)
                                            Weekly Thrift Market Line - Part One
                                                Prices As Of August 29, 1997

                                            Market Capitalization                      Price Change Data
                                           -----------------------      -----------------------------------------------
                                                   Shares  Market          52 Week (1)              % Change From
                                                                        ----------------   ----------------------------
                                            Price/  Outst- Capital-                        Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------     ------- ------- ------- ------- ------- --------
                                                ($)   (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)      (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
FLKY  First Lancaster Bncshrs of KY           15.69     959    15.0        16.25   13.87   15.25    2.89    N.A.    7.32
FLFC  First Liberty Fin. Corp. of GA          22.50   7,725   173.8        23.75   14.67   22.75   -1.10  342.91   22.48
CASH  First Midwest Fin. Corp. of IA          18.19   2,734    49.7        18.25   15.00   18.00    1.06    N.A.   18.66
FMBD  First Mutual Bancorp of IL              15.00   3,507    52.6        16.12   12.87   15.50   -3.23    N.A.    0.00
FMSB  First Mutual SB of Bellevue WA*         21.00   2,702    56.7        22.25   12.27   20.37    3.09  170.97   31.99
FNGB  First Northern Cap. Corp of WI          12.75   8,834   112.6        13.50    7.62   12.75    0.00   75.62   56.83
FFPB  First Palm Beach Bancorp of FL          35.00   5,031   176.1        35.00   22.62   32.25    8.53    N.A.   48.18
FSLA  First SB SLA NHC of NJ (47.5)           29.87   7,264   101.7        30.00   14.37   28.50    4.81  198.70   61.46
SOPN  First SB, SSB, Moore Co. of NC          20.62   3,679    75.9        24.00   16.75   20.37    1.23    N.A.    9.97
FWWB  First Savings Bancorp of WA*            24.75  10,519   260.3        24.87   16.50   24.12    2.61    N.A.   34.73
SHEN  First Shenango Bancorp of PA            27.50   2,072    57.0        29.25   20.25   28.50   -3.51    N.A.   22.22
FSFC  First So.east Fin. Corp. of SC(8)       14.75   4,388    64.7        15.12    9.12   14.69    0.41    N.A.   57.25
FBNW  FirstBank Corp of Clarkston WA          17.50   1,984    34.7        19.00   15.50   17.87   -2.07    N.A.    N.A.
FFDB  FirstFed Bancorp of AL                  16.53   1,148    19.0        18.50   12.50   16.53    0.00    N.A.   32.24
FSPT  FirstSpartan Fin. Corp. of SC           35.37   4,430   156.7        37.00   35.00   35.50   -0.37    N.A.    N.A.
FLAG  Flag Financial Corp of GA               14.75   2,037    30.0        14.87    9.75   14.50    1.72   50.51   37.21
FLGS  Flagstar Bancorp, Inc of NI             19.37  13,670   264.8        20.00   13.00   18.75    3.31    N.A.    N.A.
FFIC  Flushing Fin. Corp. of NY*              20.00   7,979   159.6        23.50   17.37   20.25   -1.23    N.A.   10.38
FBHC  Fort Bend Holding Corp. of TX           34.25     827    28.3        34.25   16.87   32.00    7.03    N.A.   34.31
FTSB  Fort Thomas Fin. Corp. of KY            12.00   1,495    17.9        14.75    9.25   10.69   12.25    N.A.  -17.92
FKKY  Frankfort First Bancorp of KY           10.87   3,280    35.7        12.25    8.00    9.75   11.49    N.A.   -4.40
FTNB  Fulton Bancorp of MO                    21.00   1,719    36.1        21.00   12.50   20.75    1.20    N.A.   36.63
GFSB  GFS Bancorp of Grinnell IA              14.25     988    14.1        14.50   10.12   14.50   -1.72    N.A.   34.18
GUPB  GFSB Bancorp of Gallup NM               18.75     839    15.7        19.75   13.50   18.75    0.00    N.A.   18.15
GSLA  GS Financial Corp. of LA                15.75   3,438    54.1        16.12   13.37   15.25    3.28    N.A.    N.A.
GOSB  GSB Financial Corp. of NY               14.37   2,248    32.3        14.87   14.25   14.75   -2.58    N.A.    N.A.
GWBC  Gateway Bancorp of KY(8)                17.62   1,076    19.0        18.25   13.25   17.62    0.00    N.A.   23.65
GBCI  Glacier Bancorp of MT                   17.75   6,812   120.9        20.25   15.33   18.50   -4.05  267.49    8.70
GFCO  Glenway Financial Corp. of OH           25.00   1,140    28.5        27.00   18.25   26.00   -3.85    N.A.   21.95
GTPS  Great American Bancorp of IL            18.00   1,760    31.7        18.00   13.37   17.62    2.16    N.A.   21.54
GTFN  Great Financial Corp. of KY             33.37  13,791   460.2        35.12   27.62   33.87   -1.48    N.A.   14.59
GSBC  Great Southern Bancorp of MO            17.00   8,105   137.8        18.00   14.12   16.87    0.77  482.19   -4.55
GDVS  Greater DV SB,MHC of PA (19.9)*         20.75   3,272    13.5        21.50    9.25   16.75   23.88    N.A.  100.10
GSFC  Green Street Fin. Corp. of NC           18.37   4,298    79.0        19.00   13.75   17.25    6.49    N.A.   18.52
GFED  Guarnty FS&LA,MHC of MO (31.0)(8)       19.00   3,125    18.4        20.50    9.75   19.00    0.00    N.A.   57.55
HCBB  HCB Bancshares of AR                    13.75   2,645    36.4        14.12   12.62   13.50    1.85    N.A.    N.A.
HEMT  HF Bancorp of Hemet CA                  14.87   6,282    93.4        15.87    9.25   14.75    0.81    N.A.   33.72
HFFC  HF Financial Corp. of S?                22.00   2,979    65.5        22.75   14.75   22.50   -2.22  340.00   27.09
HFNC  HFNC Financial Corp. of NC              16.12  17,192   277.1        22.06   14.87   15.37    4.88    N.A.   -9.79
HMNF  HMN Financial, Inc. of MN               24.50   4,212   103.2        25.75   15.75   24.50    0.00    N.A.   35.21
HALL  Hallmark Capital Corp. of WI            22.25   1,443    32.1        23.75   15.00   21.50    3.49    N.A.   25.35
HARB  Harbor FSB, NHC of FL (46.6)            55.50   4,970   128.5        55.50   27.00   46.50   19.35    N.A.   55.24
HABF  Harbor Federal Bancorp of ND            19.75   1,693    33.4        20.00   13.50   19.12    3.29   97.50   25.40
HFSA  Hardin Bancorp of Hardin NO             16.50     859    14.2        16.75   11.25   16.50    0.00    N.A.   32.00
HARL  Harleysville SA of PA                   26.00   1,652    43.0        27.25   14.00   27.25   -4.59   46.48   64.56
HFGI  Harrington Fin. Group of IN             12.00   3,257    39.1        13.00    9.75   12.12   -0.99    N.A.   11.63
HARS  Harris SB, NHC of PA (24.3)             38.00  11,223   103.5        38.00   14.75   36.00    5.56    N.A.  108.22
HFFB  Harrodsburg 1st Fin Bcrp of KY          15.25   2,025    30.9        19.00   14.75   15.25    0.00    N.A.  -19.18
HHFC  Harvest Home Fin. Corp. of OH           11.75     915    10.8        13.75    9.25   11.75    0.00    N.A.   20.51
HAVN  Haven Bancorp of Woodhaven NY           37.87   4,377   165.8        38.37   25.56   37.12    2.02    N.A.   32.32
HVFD  Haverfield Corp. of OH(8)               26.75   1,906    51.0        27.37   17.00   26.25    1.90   72.58   39.91
HTHR  Hawthorne Fin. Corp. of CA              17.62   3,035    53.5        17.75    6.62   16.44    7.18  -35.93  116.73
HNLK  Hemlock Fed. Fin. Corp. of IL           15.37   2,076    31.9        15.50   12.50   15.37    0.00    N.A.    N.A.
HBNK  Highland Federal Bank of CA             29.25   2,300    67.3        29.25   14.25   26.50   10.38    N.A.   72.06
HIFS  Hingham Inst. for Sav. of MA*           24.25   1,303    31.6        25.25   14.50   23.62    2.67  431.80   29.33



                                                    Current Per Share Financials
                                            -----------------------------------------------
                                                                            Tangible
                                             Trailing   12 Mo.     Book       Book
                                               12 Mo.    Core     Value/    Value/    Assets/
Financial Institution                          EPS(3)   EPS(3)    Share    Share(4)   Share
---------------------                        --------  -------  --------  --------   --------
                                                  ($)      ($)       ($)        ($)      ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
FLKY  First Lancaster Bncshrs of KY             0.46     0.56     14.44      14.44    42.18
FLFC  First Liberty Fin. Corp. of GA            1.32     1.08     12.30      11.09   166.85
CASH  First Midwest Fin. Corp. of IA            1.00     1.27     15.62      13.84   137.10
FMBD  First Mutual Bancorp of IL                0.10     0.32     15.30      11.59   119.10
FMSB  First Mutual SB of Bellevue WA*           1.56     1.52     10.91      10.91   159.89
FNGB  First Northern Cap. Corp of WI            0.44     0.63      8.14       8.14    72.19
FFPB  First Palm Beach Bancorp of FL           -0.09     0.08     21.76      21.23   331.23
FSLA  First SB SLA MHC of NJ (47.5)             0.80     1.25     13.39      11.94   142.18
SOPN  First SB, SSB, Moore Co. of NC            1.06     1.27     18.26      18.26    79.97
FWWB  First Savings Bancorp of WA*              0.89     0.84     14.13      13.00    95.79
SHEN  First Shenango Bancorp of PA              1.69     2.20     21.75      21.75   198.56
FSFC  First So.east Fin. Corp. of SC(8)         0.01     0.70      7.80       7.80    76.29
FBNW  FirstBank Corp of Clarkston WA            0.54     0.44     14.00      14.00    77.62
FFDB  FirstFed Bancorp of AL                    0.95     1.45     14.48      13.20   153.77
FSPT  FirstSpartan Fin. Corp. of SC             1.00     1.16     27.63      27.63   104.97
FLAG  Flag Financial Corp of GA                -0.03     0.17     10.44      10.44   108.95
FLGS  Flagstar Bancorp, Inc of NI               0.00     0.00      6.07       6.07   111.13
FFIC  Flushing Fin. Corp. of NY*                0.93     0.97     16.68      16.68   107.79
FBHC  Fort Bend Holding Corp. of TX             0.74     1.71     23.24      21.64   385.33
FTSB  Fort Thomas Fin. Corp. of KY              0.33     0.50     10.40      10.40    64.84
FKKY  Frankfort First Bancorp of KY            -0.11     0.22      6.94       6.94    40.38
FTNB  Fulton Bancorp of MO                      0.41     0.58     14.47      14.47    57.86
GFSB  GFS Bancorp of Grinnell IA                0.88     1.08     10.66      10.66    93.18
GUPB  GFSB Bancorp of Gallup NM                 0.69     0.87     16.88      16.88   103.59
GSLA  GS Financial Corp. of LA                  0.34     0.34     16.36      16.36    35.85
GOSB  GSB Financial Corp. of NY                 0.52     0.44     13.78      13.78    50.92
GWBC  Gateway Bancorp of KY(8)                  0.52     0.72     16.04      16.04    59.32
GBCI  Glacier Bancorp of MT                     1.10     1.23      8.12       7.90    83.33
GFCO  Glenway Financial Corp. of OH             1.06     1.78     23.89      23.57   251.83
GTPS  Great American Bancorp of IL              0.19     0.24     16.68      16.68    77.83
GTFN  Great Financial Corp. of KY               1.59     1.51     20.40      19.53   220.89
GSBC  Great Southern Bancorp of MO              1.15     1.30      7.45       7.45    87.33
GDVS  Greater DV SB,MHC of PA (19.9)*           0.23     0.42      8.64       8.64    74.69
GSFC  Green Street Fin. Corp. of NC             0.56     0.68     14.73      14.73    40.62
GFED  Guarnty FS&LA,MHC of ?O (31.0)(8)         0.37     0.56      8.80       8.80    63.86
HCBB  HCB Bancshares of AR                     -0.08     0.29     13.73      13.16    75.24
HEMT  HF Bancorp of Hemet CA                   -0.40    -2.74     12.87      10.53   156.71
HFFC  HF Financial Corp. of SD                  1.23     1.67     17.78      17.78   188.54
HFNC  HFNC Financial Corp. of NC                0.43     0.59      9.37       9.37    52.08
HMNF  HMN Financial, Inc. of MN                 0.94     1.17     19.42      19.42   134.58
HALL  Hallmark Capital Corp. of WI              1.33     1.68     20.56      20.56   284.01
HARB  Harbor FSB, NHC of FL (46.6)              2.05     2.64     18.85      18.23   224.69
HABF  Harbor Federal Bancorp of ND              0.58     0.90     16.48      16.48   127.80
HFSA  Hardin Bancorp of Hardin NO               0.58     0.89     15.69      15.69   125.75
HARL  Harleysville SA of PA                     1.46     2.00     13.31      13.31   203.79
HFGI  Harrington Fin. Group of IN               0.61     0.51      7.67       7.67   137.18
HARS  Harris SB, NHC of PA (24.3)               0.79     0.99     14.59      12.76   182.15
HFFB  Harrodsburg 1st Fin Bcrp of KY            0.55     0.73     14.49      14.49    53.80
HHFC  Harvest Home Fin. Corp. of OH             0.23     0.50     11.35      11.35    90.82
HAVN  Haven Bancorp of Woodhaven NY             2.09     3.11     24.20      24.12   407.02
HVFD  Haverfield Corp. of OH(8)                 1.02     1.94     15.52      15.52   181.61
HTHR  Hawthorne Fin. Corp. of CA                0.64     1.38     13.07      13.07   284.38
HNLK  Hemlock Fed. Fin. Corp. of IL             0.10     0.55     14.57      14.57    79.44
HBNK  Highland Federal Bank of CA               0.96     1.41     16.39      16.39   219.30
HIFS  Hingham Inst. for Sav. of MA*             1.86     1.86     15.62      15.62   166.99

RP FINANCIAL, LC.
-----------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700                    (continued)
                     Weekly Thrift Market Line - Part One
                         Prices As Of August 29, 1997

                                                  Market Capitalization                      Price Change Data
                                                 -----------------------      -----------------------------------------------
                                                          Shares  Market          52 Week (1)              % Change From
                                                                              ---------------         -----------------------
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     HBEI  Home Bancorp of Elgin IL                17.50   6,856   120.0        19.31   11.81   17.50    0.00    N.A.    29.63
     HBFW  Home Bancorp of Fort Wayne IN           22.00   2,525    55.6        22.25   15.87   21.37    2.95    N.A.    15.79
     HBBI  Home Building Bancorp of IN             20.50     312     6.4        22.00   17.00   20.50    0.00    N.A.     3.80
     HCFC  Home City Fin. Corp. of OH              15.50     952    14.8        15.75   12.00   15.75   -1.59    N.A.    16.98
     HOMF  Home Fed Bancorp of Seymour IN          30.00   3,396   101.9        31.00   17.50   29.75    0.84  198.51    16.50
     HWEN  Home Financial Bancorp of IN            15.75     470     7.4        15.75   12.00   14.87    5.92    N.A.    23.53
     HPBC  Home Port Bancorp, Inc. of MA*          22.37   1,842    41.2        22.37   14.50   19.50   14.72  179.63    35.58
     HMCI  Homecorp, Inc. of Rockford IL           15.25   1,693    25.8        16.00   11.83   15.75   -3.17   52.50    19.61
     HZFS  Horizon Fin'l. Services of IA           18.87     426     8.0        19.75   14.12   18.87    0.00    N.A.    24.80
     HRZB  Horizon Financial Corp. of WA*          15.00   7,417   111.3        16.50   10.65   15.00    0.00   31.35    27.77
     IBSF  IBS Financial Corp. of NJ               17.12  11,012   188.5        18.75   12.50   17.25   -0.75    N.A.    25.97
     ISBF  ISB Financial Corp. of LA               25.37   6,901   175.1        26.25   14.75   24.75    2.51    N.A.    40.94
     ITLA  Imperial Thrift & Loan of CA*           17.75   7,836   139.1        18.25   13.00   17.87   -0.67    N.A.    18.33
     IFSB  Independence FSB of DC                  13.03   1,281    16.7        14.75    6.75   13.16   -0.99  551.50    62.87
     INCB  Indiana Comm. Bank, SB of IN            15.75     922    14.5        19.00   13.25   15.25    3.28    N.A.    -3.08
     INBI  Industrial Bancorp of OH                14.75   5,277    77.8        15.12   10.50   15.12   -2.45    N.A.    15.69
     IWBK  Interwest SB of Oak Harbor WA           39.50   8,036   317.4        40.12   27.50   39.50    0.00  295.00    22.48
     IPSW  Ipswich SB of Ipswich MA*               13.00   1,188    15.4        13.12    4.87   13.00    0.00    N.A.   116.67
     JXVL  Jacksonville Bancorp of TX              16.75   2,490    41.7        17.00   11.25   16.62    0.78    N.A.    14.57
     JXSB  Jcksnville SB,MHC of IL (45.6)          21.50   1,272    12.5        21.50   11.50   19.50   10.26    N.A.    62.26
     JSBA  Jefferson Svgs Bancorp of MO            32.75   5,005   163.9        33.00   22.25   32.50    0.77    N.A.    25.96
     JOAC  Joachim Bancorp of MO                   14.50     722    10.5        15.25   12.50   14.37    0.90    N.A.     0.00
     KSAV  KS Bancorp of Kenly NC                  18.50     885    16.4        19.12   13.59   18.50    0.00    N.A.    24.08
     KSBK  KSB Bancorp of Kingfield ME(8)*         14.00   1,238    17.3        16.00    7.00   12.75    9.80    N.A.    82.53
     KFBI  Klamath First Bancorp of OR             19.62  10,019   196.6        20.12   13.94   19.00    3.26    N.A.    24.57
     LSBI  LSB Fin. Corp. of Lafayette IN          20.69     932    19.3        21.25   15.24   20.62    0.34    N.A.    11.42
     LVSB  Lakeview SB of Paterson NJ              32.25   2,302    74.2        33.87   20.45   32.25    0.00    N.A.    29.67
     LARK  Landmark Bancshares of KS               24.25   1,711    41.5        24.25   15.50   21.50   12.79    N.A.    34.72
     LARL  Laurel Capital Group of PA              22.50   1,443    32.5        22.50   14.75   21.50    4.65   75.78    36.36
     LSBX  Lawrence Savings Bank of MA*            11.37   4,274    48.6        12.87    6.00   11.37    0.00  230.52    39.85
     LFED  Leeds FSB, MHC of MD (36.3)             26.25   3,455    32.9        26.25   13.00   24.50    7.14    N.A.    64.06
     LXMO  Lexington B&L Fin. Corp. of MO          16.00   1,138    18.2        16.62   10.00   15.87    0.82    N.A.    18.52
     LIFB  Life Bancorp of Norfolk VA              24.25   9,847   238.8        26.62   15.25   24.62   -1.50    N.A.    34.72
     LFBI  Little Falls Bancorp of NJ              17.37   2,745    47.7        17.50   10.37   17.37    0.00    N.A.    36.24
     LOGN  Logansport Fin. Corp. of IN             14.50   1,260    18.3        15.00   11.12   14.25    1.75    N.A.    28.89
     LONF  London Financial Corp. of OH            15.00     515     7.7        17.50   10.25   15.00    0.00    N.A.     6.23
     LISB  Long Island Bancorp, Inc of NY          39.87  23,968   955.6        41.00   27.75   38.87    2.57    N.A.    13.91
     MAFB  MAF Bancorp of IL                       30.75  15,393   473.3        34.75   17.17   31.00   -0.81  261.76    32.71
     MBLF  MBLA Financial Corp. of MO              23.75   1,298    30.8        24.75   19.00   23.50    1.06    N.A.    25.00
     MFBC  MFB Corp. of Mishawaka IN               23.50   1,690    39.7        23.50   15.50   21.00   11.90    N.A.    41.40
     MLBC  ML Bancorp of Villanova PA              20.50  10,566   216.6        21.00   12.69   21.00   -2.38    N.A.    45.18
     MSBF  MSB Financial Corp. of MI               13.25   1,249    16.5        16.50    8.62   13.50   -1.85    N.A.    39.47
     MGNL  Magna Bancorp of MS(8)                  25.37  13,754   348.9        27.37   16.75   25.00    1.48  407.40    44.97
     MARN  Marion Capital Holdings of IN           23.00   1,768    40.7        23.75   19.25   23.00    0.00    N.A.    19.48
     MRKF  Market Fin. Corp. of OH                 14.19   1,336    19.0        14.75   12.25   14.12    0.50    N.A.     N.A.
     MFCX  Marshalltown Fin. Corp. of IA(8)        16.75   1,411    23.6        16.87   14.25   16.75    0.00    N.A.    12.64
     MFSL  Maryland Fed. Bancorp of MD             43.00   3,210   138.0        50.50   28.09   43.56   -1.29  309.52    23.74
     MASB  MassBank Corp. of Reading MA*           51.25   2,681   137.4        53.00   32.62   51.50   -0.49  315.65    34.44
     MFLR  Mayflower Co-Op. Bank of MA*            17.50     890    15.6        19.75   14.75   18.00   -2.78  250.00     2.94
     MECH  Mechanics SB of Hartford CT*            22.50   5,290   119.0        22.75   13.25   22.75   -1.10    N.A.    42.86
     MDBK  Medford Bank of Medford, MA*            31.50   4,541   143.0        32.00   23.00   30.25    4.13  350.00    22.33
     MERI  Meritrust FSB of Thibodaux LA           41.03     774    31.8        41.50   30.75   40.50    1.31    N.A.    29.76
     MWBX  MetroWest Bank of MA*                    6.25  13,953    87.2         6.81    3.75    6.25    0.00   51.70    16.39
     MCBS  Mid Continent Bancshares of KS          29.75   1,958    58.3        31.75   18.50   30.00   -0.83    N.A.    27.30
     MIFC  Mid Iowa Financial Corp. of IA           9.25   1,676    15.5        10.00    6.00    9.62   -3.85   85.00    45.21

                                                                        Current Per Share Financial
                                                          ----------------------------------------
                                                                                   Tangible
                                                          Trailing  12 Mo.   Book    Book
                                                           12 Mo.   Core    Value/  Value/  Assets/
       Financial Institution                               EPS(3)   EPS(3)  Share  Share(4) Share
       ---------------------                              -------- ------- ------- ------- -------
                                                              ($)     ($)     ($)     ($)     ($)

       NASDAQ Listed OTC Companies (continued)
       ---------------------------------------
       HBEI  Home Bancorp of Elgin IL                       0.25    0.43   13.73   13.73    51.43
       HBFW  Home Bancorp of Fort Wayne IN                  0.72    1.15   17.62   17.62   132.62
       HBBI  Home Building Bancorp of IN                    0.29    0.74   18.51   18.51   144.44
       HCFC  Home City Fin. Corp. of OH                     0.51    0.77   14.77   14.77    71.68
       HOMF  Home Fed Bancorp of Seymour IN                 2.02    2.35   17.05   16.53   201.06
       HWEN  Home Financial Bancorp of IN                   0.54    0.68   15.31   15.31    90.44
       HPBC  Home Port Bancorp, Inc. of MA*                 1.72    1.71   11.39   11.39   107.90
       HMCI  Homecorp, Inc. of Rockford IL                  0.27    0.85   12.81   12.81   195.87
       HZFS  Horizon Fin'l. Services of IA                  0.65    1.04   19.75   19.75   201.81
       HRZB  Horizon Financial Corp. of WA*                 1.07    1.05   10.91   10.91    69.93
       IBSF  IBS Financial Corp. of NJ                      0.33    0.58   11.59   11.59    66.59
       ISBF  ISB Financial Corp. of LA                      0.77    1.04   16.58   14.06   136.06
       ITLA  Imperial Thrift & Loan of CA*                  1.45    1.45   11.92   11.87   108.50
       IFSB  Independence FSB of DC                         0.29    0.66   13.38   11.73   205.12
       INCB  Indiana Comm. Bank, SB of IN                   0.16    0.50   12.27   12.27    99.06
       INBI  Industrial Bancorp of OH                       0.45    0.88   11.63   11.63    65.68
       IWBK  Interwest SB of Oak Harbor WA                  1.82    2.47   15.46   15.12   228.05
       IPSW  Ipswich SB of Ipswich MA*                      1.68    1.32    9.11    9.11   159.41
       JXVL  Jacksonville Bancorp of TX                     0.90    1.18   13.55   13.55    90.84
       JXSB  Jcksnville SB,MHC of IL (45.6)                 0.36    0.79   13.43   13.43   127.94
       JSBA  Jefferson Svgs Bancorp of MO                   0.69    1.63   21.24   16.18   259.13
       JOAC  Joachim Bancorp of MO                          0.23    0.38   13.63   13.63    48.39
       KSAV  KS Bancorp of Kenly NC                         1.08    1.40   16.22   16.21   119.91
       KSBK  KSB Bancorp of Kingfield ME(8)*                1.04    1.08    8.10    7.62   113.08
       KFBI  Klamath First Bancorp of OR                    0.55    0.83   14.20   14.20    72.65
       LSBI  LSB Fin. Corp. of Lafayette IN                 1.51    1.33   18.44   18.44   208.28
       LVSB  Lakeview SB of Paterson NJ                     2.78    1.93   19.91   15.92   209.23
       LARK  Landmark Bancshares of KS                      1.13    1.33   18.38   18.38   133.31
       LARL  Laurel Capital Group of PA                     1.61    2.03   14.73   14.73   146.91
       LSBX  Lawrence Savings Bank of MA*                   1.40    1.38    7.45    7.45    85.71
       LFED  Leeds FSB, MHC of MD (36.3)                    0.63    0.90   13.20   13.20    81.59
       LXMO  Lexington B&L Fin. Corp. of MO                 0.55    0.71   14.74   14.74    52.05
       LIFB  Life Bancorp of Norfolk VA                     1.01    1.23   15.94   15.49   151.14
       LFBI  Little Falls Bancorp of NJ                     0.29    0.51   14.51   13.40   109.29
       LOGN  Logansport Fin. Corp. of IN                    0.74    0.96   12.67   12.67    65.99
       LONF  London Financial Corp. of OH                   0.48    0.73   14.60   14.60    74.25
       LISB  Long Island Bancorp, Inc of NY                 1.44    1.67   22.17   21.95   246.53
       MAFB  MAF Bancorp of IL                              1.51    2.10   16.57   14.39   210.25
       MBLF  MBLA Financial Corp. of MO                     1.11    1.42   21.98   21.98   180.91
       MFBC  MFB Corp. of Mishawaka IN                      0.77    1.16   20.05   20.05   146.89
       MLBC  ML Bancorp of Villanova PA                     1.36    1.23   13.68   13.44   196.03
       MSBF  MSB Financial Corp. of MI                      0.65    0.80   10.16   10.16    59.81
       MGNL  Magna Bancorp of MS(8)                         1.35    1.49   10.06    9.79    98.39
       MARN  Marion Capital Holdings of IN                  1.38    1.65   22.10   22.10    98.02
       MRKF  Market Fin. Corp. of OH                        0.32    0.32   14.82   14.82    42.35
       MFCX  Marshalltown Fin. Corp. of IA(8)               0.30    0.65   14.23   14.23    90.38
       MFSL  Maryland Fed. Bancorp of MD                    2.17    3.14   30.22   29.84   360.57
       MASB  MassBank Corp. of Reading MA*                  3.64    3.45   35.92   35.92   337.72
       MFLR  Mayflower Co-Op. Bank of MA*                   1.39    1.31   13.67   13.44   141.20
       MECH  Mechanics SB of Hartford CT*                   2.76    2.76   15.93   15.93   155.69
       MDBK  Medford Bank of Medford, MA*                   2.45    2.29   21.24   19.79   236.19
       MERI  Meritrust FSB of Thibodaux LA                  1.99    3.10   24.22   24.22   295.20
       MWBX  MetroWest Bank of MA*                          0.52    0.52    3.02    3.02    40.60
       MCBS  Mid Continent Bancshares of KS                 1.87    2.12   19.59   19.59   208.68
       MIFC  Mid Iowa Financial Corp. of IA                 0.71    1.00    7.00    7.00    74.91

RP FINANCIAL, LC.
_________________________________________
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700                                                   (continued)
                                          Weekly Thrift Market Line -Part One
                                          Prices As Of August 29,        1997


                                       Market  Capital ization                    Price Change Data
                                       _______ ________________  ______  _________________________________________
                                               Shares  Market          52Week (1)         % Change From
                                                                 ______  _________        _______________________
                                          Price/  Outst-  Capital-                   Last    Last Dec 31, Dec 31,
Financial Institution                     Share(1 ) andingization(9) High    Low      Week    Week 1994(2) 1995(2)
_____________________                     _______ _______ _______    ______  _____   _______ _______ _______ ________
                                          ($)            0($Mil)     ($)     ($)      ($)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
_______________________________________
MCBN  Mid-Coast Bancorp of ME              25.5     233       5.9    25.75   18.00   25.75   -0.97  346.58    34.21
MWBI  Midwest Bancshares, Inc. of IA         36     348      12.5      360   24.50   33.876    .29  260.00    35.85
MWFD  Midwest Fed. Fin. Corp of WI        20.75   1,628      33.8    24.50   16.00      21   -1.19  315.00    12.16
MFFC  Milton Fed. Fin. Corp. of OH        13.75   2,310      31.8      160   12.75   13.62    0.95    N.A.    -5.17
MIVI  Miss. View Hold. Co. of MN           15.5     819      12.7    15.75   11.75    15.5    0.00    N.A.    29.17
MBSP  Mitchell Bancorp of NC*             16.62     931      15.5    17.12   12.12   16.75   -0.78    N.A.    16.63
MBBC  Monterey Bay Bancorp of CA          16.62   3,242      53.9    18.25   13.25   16.62    0.00    N.A.    12.68
MONT  Montgomery Fin. Corp. of IN         11.94   1,653      19.7      140   11.00   11.87    0.59    N.A.    -8.15
MSBK  Mutual SB, FSB of Bay City MI        10.5   4,274      44.9    11.25    5.12    10.5    0.00   20.00    90.91
NHTB  NH Thrift Bancshares of NH           18.5   2,048      37.9    18.50    9.87   16.62   11.31  300.43    46.59
NSLB  NS&L Bancorp of Neosho MO           18.47     707      13.1    18.75   12.00   18.62   -0.81    N.A.    35.61
NMSB  Newmil Bancorp. of CT*              12.87   3,834      49.3    13.62    7.00   12.75    0.94  102.04    32.00
NASB  North American SB of MO                49   2,229     109.2      550   30.75   51.75   -5.31  ***.**    43.07
NBSI  North Bancshares of Chicago IL         22     997      21.9    22.75   15.75   22.75   -3.30    N.A.    33.33
FFFD  North Central Bancshares of IA      16.62   3,258      54.1      170   11.50      17   -2.24    N.A.    22.57
NBN   Northeast Bancorp of ME*             14.5   1,275      18.5    14.94   12.75   14.62   -0.82   23.40     3.57
NEIB  Northeast Indiana Bncrp of IN       16.75   1,763      29.5      180   12.00   16.75    0.00    N.A.    22.98
NWEQ  Northwest Equity Corp. of WI         16.5     839      13.8    16.50   10.25    16.5    0.00    N.A.    36.14
NWSB  Northwest SB, MHC of PA (30.7)         22  23,376     157.9    22.25   10.87   20.87    5.41    N.A.    64.55
NSSY  Norwalk Savings Society of CT*      34.87   2,410        84    36.50   20.87   34.25    1.81    N.A.    49.21
NSSB  Norwich Financial Corp. of CT*      27.75   5,413     150.2    27.75   15.50      25   11.00  296.43    41.44
NTMG  Nutmeg FS&LA of CT                  10.75     738       7.9      110    7.00      11   -2.27    N.A.    43.33
OHSL  OHSL Financial Corp. of OH          23.25   1,196      27.8    25.25   19.50   23.25    0.00    N.A.     8.80
OCFC  Ocean Fin. Corp. of NJ              33.62   8,606     289.3    35.75   22.37    33.5    0.36    N.A.    31.84
OCN   Ocwen Financial Corp. of FL         42.69  26,800  1,144.10    44.75   20.25   43.25   -1.29    N.A.    59.59
OFCP  Ottawa Financial Corp. of MI        25.37   4,911     124.6    25.62   16.00   25.25    0.48    N.A.    50.92
PFFB  PFF Bancorp of Pomona CA            19.25  18,716     360.3    19.75   11.50   19.37   -0.62    N.A.    29.46
PSFI  PS Financial of Chicago IL          14.75   2,182      32.2    15.50   11.62      15   -1.67    N.A.    25.53
PVFC  PVF Capital Corp. of OH             21.37   2,556      54.6    21.75   12.27   21.37    0.00  385.68    49.23
PCCI  Pacific Crest Capital of CA*           15   2,938      44.1    15.37    8.13   15.25   -1.64    N.A.    30.43
PAMM  PacificAmerica Money Ctr of CA*      23.5   1,900      44.7      260   10.12    23.5    0.00    N.A.    62.07
PALM  Palfed, Inc. of Aiken SC            16.62   5,284      87.8    17.50   13.00   15.87    4.73    8.13    18.71
PBCI  Pamrapo Bancorp, Inc. of NJ         20.75   2,843        59    23.75   18.50   20.75    0.00  268.56     3.75
PFED  Park Bancorp of Chicago IL          16.37   2,431      39.8    16.87   10.31   16.37    0.00    N.A.    25.92
PVSA  Parkvale Financial Corp of PA       29.25   4,055     118.6    29.75   21.35   29.25    0.00  253.26    12.50
PEEK  Peekskill Fin. Corp. of NY          16.37   3,193      52.3      170   12.50   16.25    0.74    N.A.    14.88
PFSB  PennFed Fin. Services of NJ         28.75   4,822     138.6    30.50   17.50      29   -0.86    N.A.    41.98
PWBC  PennFirst Bancorp of PA             15.63   5,306      82.9    16.59   12.27   16.37   -4.52   95.86    26.15
PWBK  Pennwood SB of PA*                  16.75     580       9.7    16.75    9.75   15.75    6.35    N.A.    21.82
PBKB  People's SB of Brockton MA*         16.75   3,595      60.2    17.37   10.00   16.25    3.08  181.99    57.72
PFDC  Peoples Bancorp of Auburn IN         23.5   2,274      53.4      270   19.25   24.75   -5.05   34.29    16.05
PBCT  Peoples Bank, MHC of CT (40.1)*     28.06  61,053     686.2      290   14.08   27.75    1.12  256.54    45.77
PFFC  Peoples Fin. Corp. of OH            17.25   1,491      25.7    17.37   10.87   17.37   -0.69    N.A.    27.78
PHBK  Peoples Heritage Fin Grp of ME*     37.25  27,371  1,019.60    40.25   21.88   37.37   -0.32  143.31    33.04
PSFC  Peoples Sidney Fin. Corp of OH         16   1,785      28.6    16.50   12.56      16    0.00    N.A.     N.A.
PERM  Permanent Bancorp of IN             22.75   2,011      45.8    26.50   16.25      23   -1.09    N.A.    12.35
PMFI  Perpetual Midwest Fin. of IA         21.5   1,883      40.5      220   17.25   20.12    6.86    N.A.    11.69
PERT  Perpetual of SC, MHC (46.8)         40.63   1,505      28.6      410   20.25      39    4.18    N.A.    67.55
PCBC  Perry Co. Fin. Corp. of MO          21.37     828      17.7    22.25   17.00    20.5    4.24    N.A.    25.71
PHFC  Pittsburgh Home Fin. of PA           19.5   1,969      38.4    19.50   10.25   19.37    0.67    N.A.    45.85
PFSL  Pocahnts Fed, MHC of AR (47.0)         27   1,632      20.8    27.25   14.25      26    3.85    N.A.    54.29
POBS  Portsmouth Bank Shrs Inc of NH(8)   18.25   5,907     107.8    18.50   12.50   17.25    5.80   75.31    33.02
PTRS  Potters Financial Corp of OH           24     487      11.7    24.75   15.50      24    0.00    N.A.    20.00
PKPS  Poughkeepsie Fin. Corp. of NY        7.25  12,595      91.3     8.13    4.75    7.44   -2.55   -6.45    38.10
PHSB  Ppls Home SB, MHC of PA (45.0)         16   2,760      19.9    16.12   13.62   16.12   -0.74    N.A.     N.A.


                                              Current Per Share Financials
                                          ________________________________________
                                                                  Tangible

                                          Trailing12 Mo.  Book    Book

                                             12 Mo.  Core    Value/  Value/   Assets/
Financial Institution                        EPS(3)  EPS(3)  Share   Share(4) Share
_____________________                        _______ _______ _______ _______  _______
                                             ($)     ($)     ($)     ($)      ($)
NASDAQ Listed OTC Companies (continued)
_______________________________________
MCBN  Mid-Coast Bancorp of ME                 1.06    1.66   22.06    22.06  256.39
MWBI  Midwest Bancshares, Inc. of IA          1.81    3.01   29.09    29.09   421.1
MWFD  Midwest Fed. Fin. Corp of WI            1.79    1.37   11.21    10.81  127.18
MFFC  Milton Fed. Fin. Corp. of OH            0.39    0.54   11.37    11.37   86.53
MIVI  Miss. View Hold. Co. of MN              0.59    0.88   16.08    16.08    85.2
MBSP  Mitchell Bancorp of NC*                 0.51     0.6   15.39    15.39   35.49
MBBC  Monterey Bay Bancorp of CA              0.29    0.55   14.43     13.3  127.33
MONT  Montgomery Fin. Corp. of IN             0.26    0.42   11.22    11.22   62.63
MSBK  Mutual SB, FSB of Bay City MI           0.18    0.07    9.57     9.57  157.56
NHTB  NH Thrift Bancshares of NH              0.54     0.8   11.78    10.03  153.95
NSLB  NS&L Bancorp of Neosho MO               0.41    0.64   16.52    16.52   84.46
NMSB  Newmil Bancorp. of CT*                  0.68    0.65    8.27     8.27   84.26
NASB  North American SB of MO                  4.1    3.86   25.37    24.52  330.46
NBSI  North Bancshares of Chicago IL          0.58    0.81   16.95    16.95  119.95
FFFD  North Central Bancshares of IA          1.02    1.18   14.81    14.81   65.34
NBN   Northeast Bancorp of ME*                0.93    0.86   13.49    11.66  194.14
NEIB  Northeast Indiana Bncrp of IN           0.98    1.15   15.19    15.19  100.01
NWEQ  Northwest Equity Corp. of WI            0.88    1.11   13.22    13.22  115.48
NWSB  Northwest SB, MHC of PA (30.7)          0.58    0.82    8.49        8   89.47
NSSY  Norwalk Savings Society of CT*          2.42    2.76   20.64     19.9  256.17
NSSB  Norwich Financial Corp. of CT*          1.42    1.35    14.7    13.27  131.66
NTMG  Nutmeg FS&LA of CT                      0.33    0.45    7.72     7.72   138.8
OHSL  OHSL Financial Corp. of OH              1.12    1.57   21.21    21.21  192.34
OCFC  Ocean Fin. Corp. of NJ                  0.06    1.49   27.35    27.35  168.27
OCN   Ocwen Financial Corp. of FL             2.65     1.6     9.1     8.69  103.99
OFCP  Ottawa Financial Corp. of MI            0.82    1.32   15.31    12.29  175.39
PFFB  PFF Bancorp of Pomona CA                0.21    0.61   14.51    14.36   140.6
PSFI  PS Financial of Chicago IL               0.7    0.71   14.66    14.66   37.88
PVFC  PVF Capital Corp. of OH                  1.4     1.8    9.79     9.79  139.38
PCCI  Pacific Crest Capital of CA*            1.11    1.04    8.95     8.95  126.32
PAMM  PacificAmerica Money Ctr of CA*         3.64    3.64   13.26    13.26   59.13
PALM  Palfed, Inc. of Aiken SC                0.13    0.76   10.37    10.37  125.83
PBCI  Pamrapo Bancorp, Inc. of NJ             1.16     1.6   16.62    16.49  130.49
PFED  Park Bancorp of Chicago IL              0.62    0.86   16.27    16.27   72.22
PVSA  Parkvale Financial Corp of PA           1.72    2.54   18.54     18.4  244.45
PEEK  Peekskill Fin. Corp. of NY              0.57    0.75   14.71    14.71   57.18
PFSB  PennFed Fin. Services of NJ             1.43    2.09   20.17    16.87  274.11
PWBC  PennFirst Bancorp of PA                 0.63    0.91   12.44    11.63  153.97
PWBK  Pennwood SB of PA*                      0.57    0.92   15.04    15.04   86.17
PBKB  People's SB of Brockton MA*             1.16    0.69    8.56      8.2  152.65
PFDC  Peoples Bancorp of Auburn IN            1.39    1.82   19.23    19.23  126.46
PBCT  Peoples Bank, MHC of CT (40.1)*         1.39    1.03   10.93    10.92   128.9
PFFC  Peoples Fin. Corp. of OH                0.53    0.53   15.78    15.78   58.01
PHBK  Peoples Heritage Fin Grp of ME*         2.36    2.39   15.77    13.29  204.27
PSFC  Peoples Sidney Fin. Corp of OH          0.56    0.73   14.09    14.09   60.57
PERM  Permanent Bancorp of IN                 0.72     1.3   19.74    19.45  215.43
PMFI  Perpetual Midwest Fin. of IA            0.25    0.61      18       18  210.96
PERT  Perpetual of SC, MHC (46.8)                1    1.41   20.13    20.13  170.24
PCBC  Perry Co. Fin. Corp. of MO               0.9    1.04    18.8     18.8   97.95
PHFC  Pittsburgh Home Fin. of PA              0.69    0.88   14.21    14.06  130.15
PFSL  Pocahnts Fed, MHC of AR (47.0)          1.39    1.93   14.76    14.76  232.05
POBS  Portsmouth Bank Shrs Inc of NH(8)       1.03    0.91   11.39    11.39   43.92
PTRS  Potters Financial Corp of OH            1.16    2.06   21.97    21.97  248.85
PKPS  Poughkeepsie Fin. Corp. of NY           0.24    0.37    5.85     5.85   69.88
PHSB  Ppls Home SB, MHC of PA (45.0)          0.32    0.67   14.36    14.36   82.97


RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700                   (continued)
                     Weekly Thrift Market Line - Part One
                         Prices As Of August 29, 1997

                                                  Market Capitalization                      Price Change Data
                                                 -----------------------      -----------------------------------------------
                                                          Shares  Market          52 Week (1)              % Change From
                                                                              ---------------         -----------------------
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     PRBC  Prestige Bancorp of PA                  17.12     915    15.7        17.50   10.25   17.50   -2.17    N.A.    26.81
     PETE  Primary Bank of NH(8)*                  25.56   2,089    53.4        26.75   11.43   26.25   -2.63    N.A.    67.72
     PFNC  Progress Financial Corp. of PA          14.75   3,814    56.3        14.75    5.95   14.25    3.51   33.97    84.84
     PSBK  Progressive Bank, Inc. of NY*           32.87   3,821   125.6        32.87   19.83   29.75   10.49  145.85    44.48
     PROV  Provident Fin. Holdings of CA           19.25   4,920    94.7        20.12   11.12   19.50   -1.28    N.A.    37.50
     PULB  Pulaski SB, MHC of MO (29.8)            24.75   2,094    15.4        24.75   12.75   23.00    7.61    N.A.    70.69
     PLSK  Pulaski SB, MHC of NJ (46.0)            16.62   2,070    15.8        17.00   11.50   16.62    0.00    N.A.     N.A.
     PULS  Pulse Bancorp of S. River NJ            20.50   3,071    63.0        21.00   15.50   20.50    0.00   65.72    30.16
     QCFB  QCF Bancorp of Virginia MN              26.00   1,426    37.1        26.00   15.00   25.50    1.96    N.A.    42.47
     QCBC  Quaker City Bancorp of CA               20.50   4,703    96.4        20.75   11.40   20.75   -1.20  173.33    34.87
     QCSB  Queens County Bancorp of NY*            53.87  10,181   548.5        53.87   24.50   52.00    3.60    N.A.    70.58
     RCSB  RCSB Financial, Inc. of NY(8)*          48.87  14,591   713.1        51.75   26.37   48.06    1.69  296.99    68.52
     RARB  Raritan Bancorp. of Raritan NJ*         22.25   2,412    53.7        25.50   14.17   22.25    0.00  245.50    43.55
     REDF  RedFed Bancorp of Redlands CA           17.37   7,174   124.6        17.37   10.00   16.75    3.70    N.A.    28.67
     RELY  Reliance Bancorp, Inc. of NY            30.81   8,776   270.4        30.81   17.12   30.00    2.70    N.A.    58.00
     RELI  Reliance Bancshares Inc of WI(8)*        8.37   2,528    21.2        10.12    6.50    8.62   -2.90    N.A.    24.00
     RIVR  River Valley Bancorp of IN              16.50   1,190    19.6        17.25   13.25   16.87   -2.19    N.A.    20.00
     RSLN  Roslyn Bancorp, Inc. of NY*             22.75  43,642   992.9        24.31   15.00   23.87   -4.69    N.A.     N.A.
     RVSB  Rvrview SB,FSB MHC of WA(41.7)(8)       27.00   2,419    24.7        27.50   13.18   27.50   -1.82    N.A.    69.70
     SCCB  S. Carolina Comm. Bnshrs of SC          21.50     704    15.1        25.25   15.00   21.31    0.89    N.A.    43.33
     SBFL  SB Fngr Lakes MHC of NY (33.1)          23.00   1,785    13.6        23.00   12.75   19.50   17.95    N.A.    67.27
     SFED  SFS Bancorp of Schenectady NY           19.25   1,236    23.8        19.50   12.50   19.47   -1.13    N.A.    30.51
     SGVB  SGV Bancorp of W. Covina CA             15.12   2,342    35.4        15.75    8.75   15.63   -3.26    N.A.    34.40
     SISB  SIS Bancorp Inc of MA*                  29.25   5,577   163.1        30.37   20.87   30.00   -2.50    N.A.    27.90
     SWCB  Sandwich Co-Op. Bank of MA*             32.00   1,915    61.3        34.50   21.00   32.75   -2.29  271.23     7.56
     SECP  Security Capital Corp. of WI(8)        103.50   9,208   953.0       103.50   60.50  100.87    2.61    N.A.    40.34
     SFSL  Security First Corp. of OH              18.25   7,574   138.2        19.25    8.83   19.25   -5.19   75.48    51.08
     SFNB  Security First Netwrk Bk of GA          13.00   8,620   112.1        28.00    5.50   13.87   -6.27    N.A.    26.83
     SMFC  Sho-Me Fin. Corp. of MO(8)              38.00   1,499    57.0        40.25   18.87   36.75    3.40    N.A.    74.71
     SOBI  Sobieski Bancorp of S. Bend IN          16.44     775    12.7        16.50   12.00   16.25    1.17    N.A.    13.38
     SOSA  Somerset Savings Bank of MA(8)*          3.69  16,652    61.4         4.00    1.50    3.62    1.93  -27.93    87.31
     SSFC  South Street Fin. Corp. of NC*          18.75   4,496    84.3        19.50   12.12   18.00    4.17    N.A.    33.93
     SCBS  Southern Commun. Bncshrs of AL          15.87   1,137    18.0        15.87   13.00   15.87    0.00    N.A.    19.77
     SMBC  Southern Missouri Bncrp of MO           17.25   1,638    28.3        18.00   13.50   17.25    0.00    N.A.    15.00
     SWBI  Southwest Bancshares of IL              20.25   2,652    53.7        21.75   17.83   20.87   -2.97  102.50    10.96
     SVRN  Sovereign Bancorp of PA                 15.50  70,010 1,085.2        16.50    8.85   14.69    5.51  246.76    41.68
     STFR  St. Francis Cap. Corp. of WI            34.50   5,308   183.1        38.75   25.00   35.50   -2.82    N.A.    32.69
     SPBC  St. Paul Bancorp, Inc. of IL            23.12  33,988   785.8        24.37   13.47   22.50    2.76  107.73    47.54
     STND  Standard Fin. of Chicago IL(8)          25.50  16,210   413.4        25.87   16.25   25.50    0.00    N.A.    29.97
     SFFC  StateFed Financial Corp. of IA          22.00     784    17.2        22.75   16.00   22.00    0.00    N.A.    33.33
     SFIN  Statewide Fin. Corp. of NJ              18.75   4,710    88.3        19.12   12.37   18.75    0.00    N.A.    30.48
     STSA  Sterling Financial Corp. of WA          18.50   5,567   103.0        19.25   13.00   17.87    3.53  103.52    31.02
     SFSB  SuburbFed Fin. Corp. of IL              27.50   1,262    34.7        27.50   16.25   27.50    0.00  312.29    44.74
     ROSE  T R Financial Corp. of NY*              27.62  17,519   483.9        28.25   14.19   27.37    0.91    N.A.    55.61
     THRD  TF Financial Corp. of PA                19.25   4,083    78.8        20.50   14.50   19.62   -1.89    N.A.    18.46
     TPNZ  Tappan Zee Fin., Inc. of NY             17.25   1,497    25.8        17.62   12.00   17.44   -1.09    N.A.    26.65
     ESBK  The Elmira SB FSB of Elmira NY*         23.44     706    16.5        23.75   14.75   23.25    0.82   63.12    28.44
     GRTR  The Greater New York SB of NY(8)*       22.94  13,717   314.7        22.94   11.37   22.25    3.10  146.40    68.43
     TSBS  Trenton SB,FSB MHC of NJ(35.9)          28.62   9,037    92.9        29.25   13.75   28.50    0.42    N.A.    78.88
     TRIC  Tri-County Bancorp of WY                22.75     609    13.9        24.25   18.00   22.75    0.00    N.A.    26.39
     TWIN  Twin City Bancorp of TN                 20.00     853    17.1        20.50   16.25   19.75    1.27    N.A.    15.94
     UFRM  United FS&LA of Rocky Mount NC          12.00   3,074    36.9        12.50    7.00   11.50    4.35  269.23    41.18
     UBMT  United Fin. Corp. of MT                 23.50   1,223    28.7        24.00   18.00   23.50    0.00  123.81    22.08
     VABF  Va. Beach Fed. Fin. Corp of VA          13.62   4,976    67.8        15.00    7.75   14.00   -2.71  190.41    44.28
     VFFC  Virginia First Savings of VA(8)         23.87   5,805   138.6        24.00   12.00   23.87    0.00  ***.**    87.22

                                                        Current Per Share Financials
                                                    ----------------------------------------
                                                                             Tangible
                                                    Trailing  12 Mo.   Book    Book
                                                     12 Mo.   Core    Value/  Value/  Assets/
     Financial Institution                           EPS(3)   EPS(3)  Share  Share(4) Share
     ---------------------                          -------- ------- ------- ------- -------
                                                        ($)     ($)     ($)     ($)     ($)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     PRBC  Prestige Bancorp of PA                     0.47    0.83   16.51   16.51   148.33
     PETE  Primary Bank of NH(8)*                     1.24    1.47   14.33   14.31   206.65
     PFNC  Progress Financial Corp. of PA             0.54    0.65    5.78    5.10   109.77
     PSBK  Progressive Bank, Inc. of NY*              2.30    2.26   19.67   17.57   230.00
     PROV  Provident Fin. Holdings of CA              0.39    0.34   17.37   17.37   125.10
     PULB  Pulaski SB, MHC of MO (29.8)               0.59    0.82   11.04   11.04    84.92
     PLSK  Pulaski SB, MHC of NJ (46.0)               0.21    0.51   10.20   10.20    85.68
     PULS  Pulse Bancorp of S. River NJ               1.20    1.80   13.63   13.63   169.39
     QCFB  QCF Bancorp of Virginia MN                 1.41    1.41   18.98   18.98   104.93
     QCBC  Quaker City Bancorp of CA                  0.60    0.98   14.94   14.93   170.40
     QCSB  Queens County Bancorp of NY*               2.15    2.18   17.08   17.08   144.08
     RCSB  RCSB Financial, Inc. of NY(8)*             2.64    2.61   21.69   21.14   276.36
     RARB  Raritan Bancorp. of Raritan NJ*            1.46    1.55   12.48   12.27   157.31
     REDF  RedFed Bancorp of Redlands CA              0.31    0.80   10.75   10.71   127.16
     RELY  Reliance Bancorp, Inc. of NY               1.25    1.85   18.54   13.36   225.25
     RELI  Reliance Bancshares Inc of WI(8)*          0.16    0.17    9.08    9.08    18.60
     RIVR  River Valley Bancorp of IN                 0.46    0.62   14.63   14.41   118.02
     RSLN  Roslyn Bancorp, Inc. of NY*                0.59    0.93   14.58   14.51    72.39
     RVSB  Rvrview SB,FSB MHC of WA(41.7)(8)          0.88    1.10   10.67    9.74    94.94
     SCCB  S. Carolina Comm. Bnshrs of SC             0.52    0.70   17.11   17.11    65.93
     SBFL  SB Fngr Lakes MHC of NY (33.1)             0.15    0.51   11.63   11.63   121.40
     SFED  SFS Bancorp of Schenectady NY              0.60    1.07   17.44   17.44   139.85
     SGVB  SGV Bancorp of W. Covina CA                0.31    0.75   12.77   12.56   174.78
     SISB  SIS Bancorp Inc of MA*                     3.31    3.29   18.52   18.52   257.23
     SWCB  Sandwich Co-Op. Bank of MA*                2.34    2.39   20.83   19.94   262.09
     SECP  Security Capital Corp. of WI(8)            4.88    5.82   64.62   64.62   398.94
     SFSL  Security First Corp. of OH                 0.88    1.10    8.13    7.99    86.25
     SFNB  Security First Netwrk Bk of GA            -3.30   -3.38    3.02    2.97     9.12
     SMFC  Sho-Me Fin. Corp. of MO(8)                 2.08    2.35   19.81   19.81   219.35
     SOBI  Sobieski Bancorp of S. Bend IN             0.32    0.61   15.95   15.95   105.49
     SOSA  Somerset Savings Bank of MA(8)*            0.25    0.24    1.96    1.96    30.90
     SSFC  South Street Fin. Corp. of NC*             0.45    0.57   13.58   13.58    53.77
     SCBS  Southern Commun. Bncshrs of AL             0.19    0.47   13.54   13.54    61.66
     SMBC  Southern Missouri Bncrp of MO              0.70    0.69   15.85   15.85   101.15
     SWBI  Southwest Bancshares of IL                 1.05    1.44   15.69   15.69   142.66
     SVRN  Sovereign Bancorp of PA                    0.62    0.96    6.25    4.71   155.67
     STFR  St. Francis Cap. Corp. of WI               1.77    1.95   24.43   21.59   310.01
     SPBC  St. Paul Bancorp, Inc. of IL               0.93    1.34   11.67   11.64   135.68
     STND  Standard Fin. of Chicago IL(8)             0.74    1.07   17.11   17.08   158.83
     SFFC  StateFed Financial Corp. of IA             1.17    1.42   19.43   19.43   109.28
     SFIN  Statewide Fin. Corp. of NJ                 0.76    1.29   13.90   13.88   142.93
     STSA  Sterling Financial Corp. of WA             0.28    0.90   12.41   10.82   302.93
     SFSB  SuburbFed Fin. Corp. of IL                 1.23    1.79   21.92   21.84   338.12
     ROSE  T R Financial Corp. of NY*                 1.84    1.66   12.58   12.58   202.74
     THRD  TF Financial Corp. of PA                   0.84    1.13   17.44   15.30   156.93
     TPNZ  Tappan Zee Fin., Inc. of NY                0.53    0.49   14.35   14.35    80.07
     ESBK  The Elmira SB FSB of Elmira NY*            1.13    1.10   20.32   19.48   322.70
     GRTR  The Greater New York SB of NY(8)*          1.38    0.74   11.75   11.75   187.40
     TSBS  Trenton SB,FSB MHC of NJ(35.9)             0.86    0.73   11.79   10.81    69.82
     TRIC  Tri-County Bancorp of WY                   1.10    1.40   22.50   22.50   146.89
     TWIN  Twin City Bancorp of TN                    0.66    0.93   16.18   16.18   125.84
     UFRM  United FS&LA of Rocky Mount NC             0.19    0.33    6.70    6.70    89.63
     UBMT  United Fin. Corp. of MT                    0.94    1.16   19.95   19.95    88.08
     VABF  Va. Beach Fed. Fin. Corp of VA             0.26    0.58    8.50    8.50   124.16
     VFFC  Virginia First Savings of VA(8)            1.81    1.66   11.35   10.96   140.79

     RP FINANCIAL, LC.
     ---------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700             (continued)
                     Weekly Thrift Market Line - Part One
                         Prices As Of August 29, 1997


                                                  Market Capitalization                      Price Change Data
                                                 --------------------------  -------------------------------------------------
                                                          Shares  Market          52 Week (1)              % Change From
                                                                             ------------------       ------------------------
                                                  Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
     ---------------------                       -------- ------ ----------  ---------- ------- -------- ---- ------- --------
                                                    ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     WHGB  WHG Bancshares of MD                    15.75   1,462    23.0        15.75   11.50   15.25    3.28    N.A.    20.05
     WSFS  WSFS Financial Corp. of DE*             15.12  12,421   187.8        15.37    7.75   14.50    4.28  108.55    48.38
     WVFC  WVS Financial Corp. of PA*              27.00   1,747    47.2        27.75   21.00   27.37   -1.35    N.A.     9.67
     WRNB  Warren Bancorp of Peabody MA*           17.50   3,781    66.2        19.00   12.12   17.50    0.00  419.29    16.67
     WFSL  Washington FS&LA of Seattle WA          27.25  47,462 1,293.3        29.25   19.89   26.37    3.34   86.77    13.12
     WAMU  Washington Mutual Inc. of WA(8)*        59.87 126,357 7,565.0        69.12   35.00   62.56   -4.30  222.58    38.24
     WYNE  Wayne Bancorp of NJ                     23.87   2,120    50.6        24.50   13.25   24.00   -0.54    N.A.    56.52
     WAYN  Wayne S&L Co. MHC of OH (47.8)          21.00   2,248    22.6        21.00   12.67   19.25    9.09    N.A.    28.60
     WCFB  Wbstr Cty FSB MHC of IA (45.2)          17.75   2,100    16.9        17.75   12.50   17.50    1.43    N.A.    29.09
     WBST  Webster Financial Corp. of CT           52.87  11,985   633.6        52.87   32.00   50.00    5.74  460.06    43.86
     WEFC  Wells Fin. Corp. of Wells MN            16.50   1,959    32.3        16.50   12.00   16.12    2.36    N.A.    25.76
     WCBI  WestCo Bancorp of IL                    25.75   2,476    63.8        26.75   20.00   26.00   -0.96  157.50    19.77
     WSTR  WesterFed Fin. Corp. of MT              21.37   5,565   118.9        23.50   15.06   21.75   -1.75    N.A.    17.10
     WOFC  Western Ohio Fin. Corp. of OH           23.75   2,339    55.6        24.50   19.62   23.37    1.63    N.A.     9.20
     WWFC  Westwood Fin. Corp. of NJ               24.25     645    15.6        24.25   10.50   21.25   14.12    N.A.    46.97
     WEHO  Westwood Hmstd Fin Corp of OH           15.50   2,795    43.3        16.00   10.37   15.37    0.85    N.A.    27.89
     WFI   Winton Financial Corp. of OH            16.00   1,986    31.8        16.75   11.25   15.75    1.59    N.A.    39.13
     FFWD  Wood Bancorp of OH                      16.62   2,119    35.2        17.00    9.33   16.50    0.73    N.A.    46.69
     YFCB  Yonkers Fin. Corp. of NY                17.37   3,036    52.7        17.62   11.00   17.25    0.70    N.A.    34.97
     YFED  York Financial Corp. of PA              23.75   7,008   166.4        26.75   14.54   24.00   -1.04  151.32    46.15

                                                          Current Per Share Financials
                                                      -------------------------------------------
                                                                               Tangible
                                                      Trailing  12 Mo.   Book    Book
                                                       12 Mo.   Core    Value/  Value/  Assets/
     Financial Institution                             EPS(3)   EPS(3)  Share  Share(4) Share
     ---------------------                            -------- ------- ------- -------- ---------
                                                          ($)     ($)     ($)     ($)     ($)

     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     WHGB  WHG Bancshares of MD                         0.34    0.34   14.16   14.16    68.56
     WSFS  WSFS Financial Corp. of DE*                  1.47    1.48    6.32    6.27   121.45
     WVFC  WVS Financial Corp. of PA*                   1.69    2.11   18.83   18.83   168.69
     WRNB  Warren Bancorp of Peabody MA*                2.01    1.71    9.82    9.82    94.69
     WFSL  Washington FS&LA of Seattle WA               1.94    2.14   14.66   13.39   121.37
     WAMU  Washington Mutual Inc. of WA(8)*             1.14    2.42   19.30   18.32   385.92
     WYNE  Wayne Bancorp of NJ                          0.50    0.50   16.44   16.44   123.13
     WAYN  Wayne S&L Co. MHC of OH (47.8)               0.35    0.74   10.46   10.46   113.09
     WCFB  Wbstr Cty FSB MHC of IA (45.2)               0.48    0.64   10.53   10.53    45.09
     WBST  Webster Financial Corp. of CT                1.60    2.86   24.91   21.28   495.93
     WEFC  Wells Fin. Corp. of Wells MN                 0.73    1.08   14.64   14.64   103.13
     WCBI  WestCo Bancorp of IL                         1.41    1.78   19.18   19.18   125.85
     WSTR  WesterFed Fin. Corp. of MT                   0.81    1.02   18.73   14.99   171.72
     WOFC  Western Ohio Fin. Corp. of OH                0.52    0.72   23.38   21.79   169.51
     WWFC  Westwood Fin. Corp. of NJ                    0.78    1.34   15.76   14.04   172.70
     WEHO  Westwood Hmstd Fin Corp of OH                0.30    0.45   14.17   14.17    48.18
     WFI   Winton Financial Corp. of OH                 1.60    1.34   11.36   11.12   159.81
     FFWD  Wood Bancorp of OH                           0.79    0.94    9.52    9.52    77.36
     YFCB  Yonkers Fin. Corp. of NY                     0.76    1.02   14.14   14.14    94.89
     YFED  York Financial Corp. of PA                   1.01    1.29   14.28   14.28   165.87

     RP FINANCIAL, LC.
     ---------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia 22209
     (703) 528-1700

                     Weekly Thrift Market Line - Part Two
                         Prices As Of August 29, 1997

                                                                          Key Financial Ratios
                                                    -----------------------------------------------------------

                                                             Tang.     Reported Earnings        Core Earnings
                                                    Equity/ Equity/  ---------------------    -----------------
     Financial Institution                          Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)7)
     ---------------------                          ------- -------  -----   -----   -----      -----   -------
                                                      (%)     (%)     (%)     (%)     (%)        (%)     (%)
     Market Averages. SAIF-Insured Thrifts(no MHCs)
     ---------------------------------------------

     SAIF-Insured Thrifts(304)                      12.93    12.68    0.53    5.52    3.51       0.74    7.54
     NYSE Traded Companies(9)                        5.88     5.64    0.61   10.41    4.53       0.80   14.37
     AMEX Traded Companies(17)                      16.06    15.96    0.55    2.86    2.34       0.87    5.19
     NASDAQ Listed OTC Companies(278)               12.98    12.72    0.53    5.52    3.54       0.74    7.45
     California Companies(21)                        7.44     7.18    0.30    4.48    2.45       0.43    6.99
     Florida Companies(6)                            7.63     7.18    0.92   11.46    3.94       0.74    9.13
     Mid-Atlantic Companies(59)                     10.82    10.47    0.62    6.32    3.94       0.86    8.94
     Mid-West Companies(147)                        14.01    13.82    0.68    5.42    3.87       0.90    7.15
     New England Companies(9)                        7.87     7.46    0.36    4.81    3.01       0.63    8.58
     North-West Companies(7)                        15.91    15.62    0.83    6.61    3.56       1.04    8.85
     South-East Companies(42)                       16.34    16.14   -0.11    4.72    2.17       0.11    6.62
     South-West Companies(7)                        10.80    10.54    0.38    2.90    2.45       0.66    6.39
     Western Companies (Excl CA)(6)                 16.23    15.79    0.98    6.66    4.52       1.16    7.72
     Thrift Strategy(240)                           14.11    13.89    0.65    5.00    3.55       0.89    7.02
     Mortgage Banker Strategy(37)                    7.47     7.03    0.51    7.22    4.02       0.65    9.47
     Real Estate Strategy(11)                        7.33     7.14    0.55    7.01    3.82       0.76   10.31
     Diversified Strategy(12)                       10.49    10.22   -2.32   13.44    1.48      -2.38   14.25
     Retail Banking Strategy(4)                      8.40     8.19    0.11    2.23    0.80       0.03    1.72
     Companies Issuing Dividends(256)               13.14    12.88    0.68    5.93    3.94       0.91    7.95
     Companies Without Dividends(48)                11.69    11.56   -0.33    3.14    1.04      -0.21    5.14
     Equity/Assets (less than) 6%(23)                4.94     4.65    0.38    7.53    3.57       0.56   11.40
     Equity/Assets 6-12%(146)                        8.61     8.28    0.56    6.57    3.89       0.75    8.81
     Equity/Assets (greater than) 12%(135)          18.67    18.53    0.53    4.11    3.11       0.77    5.59
     Converted Last 3 Mths (no MHC)(5)              20.95    20.90    0.73    3.44    2.96       0.75    3.59
     Actively Traded Companies(41)                   8.64     8.40    0.72    8.67    4.59       0.95   11.96
     Market Value Below $20 Million(62)             15.20    15.10    0.55    3.58    3.03       0.81    5.61
     Holding Company Structure(269)                 13.33    13.10    0.63    5.29    3.54       0.85    7.31
     Assets Over $1 Billion(62)                      7.82     7.30    0.62    8.15    4.16       0.80   10.87
     Assets $500 Million-$1 Billion(49)             10.11     9.82    0.62    6.26    3.62       0.79    8.10
     Assets $250-$500 Million(68)                   11.09    10.76    0.59    5.40    3.75       0.81    7.55
     Assets less than $250 Million(125)             17.35    17.28    0.43    4.06    3.03       0.66    5.75
     Goodwill Companies(124)                         9.23     8.62    0.37    7.09    3.94       0.53    9.13
     Non-Goodwill Companies(178)                    15.35    15.35    0.65    4.46    3.22       0.90    6.49
     Acquirors of FSLIC Cases(10)                    7.19     6.79    0.57    7.79    4.22       0.82   11.71
                                                              Asset Quality Ratios                  Pricing Ratios
                                                            ----------------------     ----------------------------------------
                                                                                                                Price/  Price/
                                                             NPAs   Resvs/  Resvs/     Price/  Price/  Price/   Tang.   Core
     Financial Institution                                   Assets   NPAs    Loans    Earning   Book   Assets   Book  Earnings
     ---------------------                                   ------ ------  -------    ------- ------  -------  -----  --------
                                                              (%)     (%)     (%)        (X)     (%)     (%)     (%)     (x)
     Market Averages. SAIF-Insured Thrifts(no MHCs)
     ---------------------------------------------

     SAIF-Insured Thrifts(304)                                0.81  127.83    0.82      20.84  136.48   17.17  141.15   18.06
     NYSE Traded Companies(9)                                 1.25   74.44    1.28      21.25  186.76   11.94  198.97   14.97
     AMEX Traded Companies(17)                                0.62  158.98    0.72      22.57  119.97   19.70  121.07   19.54
     NASDAQ Listed OTC Companies(278)                         0.80  128.28    0.81      20.72  135.95   17.20  140.60   18.10
     California Companies(21)                                 1.95   66.78    1.33      22.97  150.39   10.63  157.55   16.65
     Florida Companies(6)                                     1.52   73.71    0.80      19.21  159.36   17.21  179.57   22.31
     Mid-Atlantic Companies(59)                               0.85   98.99    0.93      20.66  138.90   14.57  143.62   17.06
     Mid-West Companies(147)                                  0.64  150.53    0.70      20.53  130.10   17.35  133.22   18.01
     New England Companies(9)                                 0.63  116.41    1.00      22.02  149.64   11.55  162.13   18.37
     North-West Companies(7)                                  0.70  128.29    0.61      17.87  159.77   22.01  167.32   18.23
     South-East Companies(42)                                 0.91  127.78    0.87      21.58  143.12   24.89  147.45   20.18
     South-West Companies(7)                                  0.65  100.15    0.71      20.88  120.58   12.29  128.03   17.61
     Western Companies (Excl CA)(6)                           0.29  169.72    0.72      22.74  135.12   20.34  141.25   19.31
     Thrift Strategy(240)                                     0.72  133.98    0.74      21.15  129.33   17.68  133.24   18.22
     Mortgage Banker Strategy(37)                             1.03   98.51    1.01      19.87  163.54   11.78  174.33   17.77
     Real Estate Strategy(11)                                 1.42   97.48    1.35      18.81  166.75   12.11  169.70   16.41
     Diversified Strategy(12)                                 1.31  120.54    1.14      19.94  209.55   32.60  216.79   17.18
     Retail Banking Strategy(4)                               1.85  101.37    1.82      16.93  121.42    9.98  125.28   16.29
     Companies Issuing Dividends(256)                         0.70  133.05    0.78      20.79  137.57   17.09  142.52   17.89
     Companies Without Dividends(48)                          1.52   95.36    1.07      21.59  129.84   17.66  132.82   19.45
     Equity/Assets (less than) 6%(23)                         1.41   83.13    1.03      20.96  174.60    9.47  184.94   16.82
     Equity/Assets 6-12%(146)                                 0.92  122.64    0.93      19.85  145.76   12.65  153.03   16.32
     Equity/Assets (greater than) 12%(135)                    0.57  142.45    0.67      22.27  121.24   23.08  122.74   20.34
     Converted Last 3 Mths (no MHC)(5)                        1.67   25.74    0.58      27.63  116.31   24.33  116.64   28.43
     Actively Traded Companies(41)                            1.17  106.77    0.96      20.21  170.80   14.21  176.53   16.03
     Market Value Below $20 Million(62)                       0.78  103.26    0.66      22.22  110.84   16.69  111.93   19.78
     Holding Company Structure(269)                           0.80  123.77    0.81      21.24  134.20   17.13  138.31   18.25
     Assets Over $1 Billion(62)                               1.01   95.06    0.99      20.23  168.40   13.57  181.64   16.91
     Assets $500 Million-$1 Billion(49)                       0.98  167.85    1.07      20.90  147.92   15.02  152.71   17.93
     Assets $250-$500 Million(68)                             0.72  135.60    0.73      20.10  136.83   14.84  142.20   16.75
     Assets less than $250 Million(125)                       0.68  123.70    0.69      21.70  117.69   20.89  118.47   19.45
     Goodwill Companies(124)                                  0.86  113.68    0.90      20.07  151.28   14.46  162.90   16.83
     Non-Goodwill Companies(178)                              0.77  137.27    0.77      21.54  126.42   18.92  126.42   18.99
     Acquirors of FSLIC Cases(10)                             1.53   51.85    0.89      20.74  170.17   11.88  182.83   16.12
                                                                    Dividend Data(6)
                                                                  ----------------------
                                                                   Ind.   Divi-
                                                                  Div./   dend    Payout
     Financial Institution                                        Share   Yield   Ratio(7)
     ---------------------                                        -----   -----   -------
                                                                   ($)     (%)     (%)
     Market Averages. SAIF-Insured Thrifts(no MHCs)
     ---------------------------------------------

     SAIF-Insured Thrifts(304)                                     0.36    1.71   35.06
     NYSE Traded Companies(9)                                      0.32    0.91   18.69
     AMEX Traded Companies(17)                                     0.40    2.13   45.65
     NASDAQ Listed OTC Companies(278)                              0.36    1.71   35.27
     California Companies(21)                                      0.15    0.52   12.75
     Florida Companies(6)                                          0.24    0.85   14.38
     Mid-Atlantic Companies(59)                                    0.38    1.68   37.15
     Mid-West Companies(147)                                       0.36    1.82   35.81
     New England Companies(9)                                      0.46    1.59   34.62
     North-West Companies(7)                                       0.35    1.39   26.99
     South-East Companies(42)                                      0.41    1.97   40.81
     South-West Companies(7)                                       0.35    1.71   52.02
     Western Companies (Excl CA)(6)                                0.56    2.78   55.16
     Thrift Strategy(240)                                          0.37    1.84   37.83
     Mortgage Banker Strategy(37)                                  0.33    1.23   26.90
     Real Estate Strategy(11)                                      0.13    0.73   12.64
     Diversified Strategy(12)                                      0.40    1.31   29.94
     Retail Banking Strategy(4)                                    0.20    1.26   18.18
     Companies Issuing Dividends(256)                              0.42    2.01   41.12
     Companies Without Dividends(48)                               0.00    0.00    0.00
     Equity/Assets (less than) 6%(23)                              0.22    0.82   15.16
     Equity/Assets 6-12%(146)                                      0.38    1.59   33.13
     Equity/Assets (greater than) 12%(135)                         0.37    1.97   41.76
     Converted Last 3 Mths (no MHC)(5)                             0.00    0.00    0.00
     Actively Traded Companies(41)                                 0.49    1.73   31.65
     Market Value Below $20 Million(62)                            0.33    1.96   41.77
     Holding Company Structure(269)                                0.37    1.76   36.42
     Assets Over $1 Billion(62)                                    0.43    1.36   29.65
     Assets $500 Million-$1 Billion(49)                            0.33    1.57   35.85
     Assets $250-$500 Million(68)                                  0.36    1.77   31.45
     Assets less than $250 Million(125)                            0.34    1.89   40.19
     Goodwill Companies(124)                                       0.39    1.57   32.10
     Non-Goodwill Companies(178)                                   0.34    1.80   37.50
     Acquirors of FSLIC Cases(10)                                  0.38    1.41   23.87

     (1) Average of high/low or bid/ask price per share.
     (2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
     (3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
     (4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
     (5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price. Recent change figures are actual year-to-date and are not annualized
     (6) Annualized, based on last regular quarterly cash dividend announcement.
     (7) Indicated dividend as a percent of trailing twelve month earnings.
     (8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.


     * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

     Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations.
             The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

     RP FINANCIAL, LC.
     ---------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia 22209
     (703) 528-1700                                      (continued)
                                            Weekly Thrift Market Line - Part Two
                                                 Prices As Of August 29, 1997

                                                                  Key Financial Ratios                          Asset Quality Ratios
                                                 ---------------------------------------------------------     ---------------------
                                                          Tang.
                                                 Equity/ Equity/    Reported Earnings       Core Earnings        NPAs   Resvs/
                                                                  -----------------------   ---------------
     Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs
     ---------------------                       ------- -------  -----   -----   -----     ------   -----      ------  ------
                                                    (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)

     Market Averages. BIF-Insured Thrifts(no MHCs)
     --------------------------------------------
     BIF-Insured Thrifts(69)                      11.88    11.51    1.19   11.58    7.15       1.20   11.42       0.91  143.16
     NYSE Traded Companies(3)                      7.58     6.00    0.77   10.55    5.72       0.78   10.86       1.88   43.17
     AMEX Traded Companies(6)                     11.89    11.10    0.74    7.96    4.60       0.74    8.04       0.99  209.73
     NASDAQ Listed OTC Companies(60)              12.15    11.90    1.27   12.09    7.55       1.28   11.88       0.84  140.95
     California Companies(4)                      11.92    11.90    2.21   19.69    9.42       2.17   19.07       2.23   65.22
     Mid-Atlantic Companies(18)                   11.40    10.74    0.82    8.45    4.62       0.91    9.06       0.85  130.78
     Mid-West Companies(2)                        25.06    23.63    0.43    1.59    1.79       0.66    2.42       0.56   57.14
     New England Companies(36)                     8.99     8.69    1.27   13.76    9.02       1.22   13.17       0.87  162.82
     North-West Companies(4)                      12.39    12.00    1.21   10.53    6.05       1.18   10.22       0.16  215.39
     South-East Companies(5)                      27.76    27.76    1.14    4.44    3.40       1.23    4.77       0.67  135.35
     Thrift Strategy(46)                          12.92    12.49    1.12    9.95    6.83       1.12    9.74       0.83  150.36
     Mortgage Banker Strategy(10)                  8.83     8.62    0.86   11.23    6.14       0.95   11.87       0.71  135.17
     Real Estate Strategy(6)                       8.88     8.87    1.37   15.11    8.51       1.29   14.24       1.08  103.33
     Diversified Strategy(7)                       9.90     9.47    2.11   22.57   10.15       2.09   22.29       1.72  128.49
     Companies Issuing Dividends(57)              11.90    11.49    1.03   10.52    6.11       1.04   10.37       0.77  149.98
     Companies Without Dividends(12)              11.79    11.62    2.05   18.05   12.79       2.04   17.83       1.62  109.06
     Equity/Assets less than 6%(5)                 5.45     5.32    0.97   17.28    8.75       0.87   15.47       1.40   69.21
     Equity/Assets 6-12%(47)                       8.62     8.15    1.20   12.92    8.20       1.18   12.69       0.88  134.63
     Equity/Assets More than 12%(17)              22.09    21.91    1.24    6.66    3.98       1.34    7.12       0.85  186.23
     Actively Traded Companies(23)                 8.85     8.44    1.18   13.70    7.76       1.13   13.05       0.79  144.52
     Market Value Below $20 Million(9)            15.47    15.12    1.23    7.51   10.22       1.28    7.26       1.26   68.75
     Holding Company Structure(46)                13.44    13.09    1.29   11.09    7.00       1.30   11.03       0.86  144.05
     Assets Over $1 Billion(18)                    9.09     8.43    1.06   12.66    6.49       1.09   12.80       0.94  129.97
     Assets $500 Million-$1 Billion(17)            9.48     8.95    1.16   12.71    7.23       1.12   12.15       0.84  142.79
     Assets $250-$500 Million(15)                 11.14    11.04    1.01   10.72    6.25       1.00   10.55       0.65  165.99
     Assets less than $250 Million(19)            17.18    17.00    1.49   10.18    8.37       1.52   10.15       1.16  137.54
     Goodwill Companies(32)                        9.27     8.47    0.93   11.19    6.33       0.94   11.05       0.99  125.67
     Non-Goodwill Companies(37)                   14.17    14.17    1.42   11.93    7.86       1.42   11.76       0.85  159.41

                                                                     Pricing Ratios
                                                 ---------------------------------------------------
                                                                                     Price/  Price/
                                                  Resvs/     Price/  Price/  Price/   Tang.   Core

     Financial Institution                         Loans    Earning   Book   Assets   Book  Earnings
     ---------------------                       -------    -------  ------  ------  -----  --------
                                                     (%)        (X)     (%)     (%)    (%)       (x)

     Market Averages. BIF-Insured Thrifts(no MHCs)
     --------------------------------------------
     BIF-Insured Thrifts(69)                         1.45      14.84  155.10   17.52  161.00   15.42
     NYSE Traded Companies(3)                        1.03      17.67  178.19   13.69  170.79   17.42
     AMEX Traded Companies(6)                        1.25      15.28  145.98   16.13  169.19   14.73
     NASDAQ Listed OTC Companies(60)                 1.50      14.61  154.80   17.93  159.57   15.33
     California Companies(4)                         1.58      11.84  159.09   19.55  159.27   12.72
     Mid-Atlantic Companies(18)                      1.37      18.72  155.18   17.67  163.40   17.80
     Mid-West Companies(2)                           0.57       0.00   92.01   23.06   97.59    0.00
     New England Companies(36)                       1.66      12.78  160.84   14.14  167.58   13.42
     North-West Companies(4)                         1.03      18.43  168.38   20.14  173.45   19.19
     South-East Companies(5)                         0.76      21.99  121.86   33.07  121.86   24.22
     Thrift Strategy(46)                             1.38      15.65  147.23   18.17  152.55   16.17
     Mortgage Banker Strategy(10)                    1.41      15.24  170.27   14.70  176.16   16.21
     Real Estate Strategy(6)                         1.46      12.19  164.29   14.55  164.44   12.62
     Diversified Strategy(7)                         2.09      10.81  191.08   18.38  204.65   11.14
     Companies Issuing Dividends(57)                 1.37      15.85  155.71   17.65  162.58   16.40
     Companies Without Dividends(12)                 1.88       9.54  151.83   16.79  152.74   10.00
     Equity/Assets less than 6%(5)                   1.56      12.73  191.83   10.39  196.75   14.73
     Equity/Assets 6-12%(47)                         1.54      13.91  162.21   14.41  170.22   14.15
     Equity/Assets  Mre than 12%(17)                 1.19      20.30  127.29   27.51  128.73   20.52
     Actively Traded Companies(23)                   1.51      13.54  165.41   14.38  174.99   14.38
     Market Value Below $20 Million(9)               1.20      14.74  113.74   16.79  117.45   15.68
     Holding Company Structure(46)                   1.51      15.13  154.06   19.72  162.25   16.08
     Assets Over $1 Billion(18)                      1.51      16.28  181.54   17.27  189.58   16.96
     Assets $500 Million-$1 Billion(17)              1.54      13.90  161.72   14.93  175.65   14.82
     Assets $250-$500 Million(15)                    1.62      14.12  151.66   15.97  152.98   14.07
     Assets less than $250 Million(19)               1.18      15.03  130.20   21.43  132.35   15.54
     Goodwill Companies(32)                          1.50      15.36  163.01   14.56  176.02   16.29
     Non-Goodwill Companies(37)                      1.41      14.35  147.98   20.10  147.98   14.61

                                                                         Dividend Data(6)
                                                                        ----------------------
                                                                       Ind.   Divi-
                                                                      Div./   dend    Payout

                                                                      Share   Yield   Ratio(7)
                                                                      -----   -----   -------
                                                                         ($)     (%)     (%)
     Market Averages. BIF-Insured Thrifts(no MHCs)
     --------------------------------------------
     BIF-Insured Thrifts(69)                                             0.47    1.78   26.97
     NYSE Traded Companies(3)                                            0.39    0.82   15.59
     AMEX Traded Companies(6)                                            0.61    2.46   34.16
     NASDAQ Listed OTC Companies(60)                                     0.45    1.75   27.24
     California Companies(4)                                             0.00    0.00    0.00
     Mid-Atlantic Companies(18)                                          0.48    1.74   34.45
     Mid-West Companies(2)                                               0.00    0.00    0.00
     New England Companies(36)                                           0.52    2.07   27.28
     North-West Companies(4)                                             0.29    1.58   27.22
     South-East Companies(5)                                             0.68    2.02   40.85
     Thrift Strategy(46)                                                 0.52    1.94   31.32
     Mortgage Banker Strategy(10)                                        0.37    1.53   18.95
     Real Estate Strategy(6)                                             0.20    1.06   11.07
     Diversified Strategy(7)                                             0.36    1.36   17.10
     Companies Issuing Dividends(57)                                     0.55    2.10   32.61
     Companies Without Dividends(12)                                     0.00    0.00    0.00
     Equity/Assets Less than 6%(5)                                       0.18    1.09   15.08
     Equity/Assets 6-12%(47)                                             0.53    1.96   26.96
     Equity/Assets More than 12%(17)                                     0.37    1.48   31.32
     Actively Traded Companies(23)                                       0.53    1.99   26.97
     Market Value Below $20 Million(9)                                   0.31    1.76   29.04
     Holding Company Structure(46)                                       0.48    1.80   27.12
     Assets Over $1 Billion(18)                                          0.53    1.74   26.11
     Assets $500 Million-$1 Billion(17)                                  0.54    1.94   26.78
     Assets $250-$500 Million(15)                                        0.36    1.67   24.94
     Assets less than $250 Million(19)                                   0.43    1.75   29.55
     Goodwill Companies(32)                                              0.49    1.88   27.34
     Non-Goodwill Companies(37)                                          0.44    1.69   26.63


     (1) Average of high/low or bid/ask price per share.
     (2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
     (3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
     (4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
     (5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.
     (6) Annualized, based on last regular quarterly cash dividend announcement.
     (7) Indicated dividend as a percent of trailing twelve month earnings.
     (8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.


      * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

     Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                                                             (continued)
                                                                 Weekly Thrift Market Line - Part Two
                                                                     Prices As Of August 29, 1997

                                                     Key Financial Ratios                                      Asset Quality Ratios
                                          ---------------------------------------------------------------     ----------------------

                                                   Tang.      Reported Earnings            Core Earnings

                                          Equity/  Equity/  ----------------------       ----------------      NPAs   Resvs/  Resvs/

Financial Institution                     Assets   Assets   ROA(5)  ROE(5)  ROI(5)         ROA(5)  ROE(5)     Assets   NPAs   Loans
---------------------                     -------  -------  ------  ------  ------       --------  ------     ------  ------  ------
                                            (%)      (%)     (%)     (%)     (%)             (%)    (%)         (%)     (%)     (%)

Market Averages. MHC Institutions
---------------------------------

SAIF-Insured Thrifts(21)                    11.84    11.61    0.57    5.10    2.35           0.84    7.64       0.47  200.14    0.78
BIF-Insured Thrifts(2)                      10.02    10.02    0.72    8.22    3.03           0.71    7.56       1.85   82.27    1.77
NASDAQ Listed OTC Companies(23)             11.67    11.46    0.59    5.40    2.41           0.83    7.63       0.62  187.04    0.87
Florida Companies(3)                         9.34     9.22    0.63    6.85    2.63           0.89    9.56       0.45  117.55    0.76
Mid-Atlantic Companies(10)                  12.60    12.20    0.54    4.31    1.94           0.78    6.51       0.87  182.85    0.99
Mid-West Companies(7)                       11.79    11.78    0.57    5.19    2.66           0.88    8.23       0.38  185.51    0.62
New England Companies(1)                     8.48     8.47    1.12   13.72    4.95           0.83   10.17       0.90  121.39    1.60
South-East Companies(1)                     11.82    11.82    0.59    4.97    2.46           0.83    7.00       0.12  502.32    0.87
Thrift Strategy(21)                         11.83    11.61    0.56    4.98    2.28           0.83    7.51       0.61  190.90    0.84
Diversified Strategy(1)                      8.48     8.47    1.12   13.72    4.95           0.83   10.17       0.90  121.39    1.60
Companies Issuing Dividends(22)             11.39    11.17    0.60    5.56    2.43           0.83    7.78       0.62  187.04    0.85
Companies Without Dividends(1)              17.31    17.31    0.39    2.23    2.00           0.81    4.67       0.00    0.00    1.40
Equity/Assets 6-12%(16)                      9.51     9.31    0.51    5.76    2.44           0.76    8.34       0.68  145.38    0.95
Equity/Assets more than 12%(7)              17.06    16.83    0.77    4.50    2.34           1.00    5.86       0.34  395.38    0.68
Actively Traded Companies(1)                 9.42     8.40    0.58    6.23    2.68           0.91    9.74       0.68   83.02    1.06
Holding Company Structure(1)                 9.42     8.40    0.58    6.23    2.68           0.91    9.74       0.68   83.02    1.06
Assets Over $1 Billion(5)                    8.76     8.19    0.77    8.86    3.21           0.91   10.39       0.68  116.42    1.18
Assets $500 Million-$1 Billion(3)           12.17    11.68    0.76    5.52    2.40           0.86    6.74       0.54   61.96    0.53
Assets $250-$500 Million(5)                 10.38    10.37    0.54    5.65    2.81           0.84    8.75       0.23  436.29    0.65
Assets less than $250 Million(10)           14.11    14.11    0.44    3.04    1.67           0.75    5.55       1.01   83.46    0.95
Goodwill Companies(9)                        9.67     9.12    0.75    7.65    2.91           0.88    9.24       0.57  130.37    0.92
Non-Goodwill Companies(14)                  12.90    12.90    0.49    4.02    2.10           0.79    6.65       0.66  232.38    0.84
MHC Institutions(23)                        11.67    11.46    0.59    5.40    2.41           0.83    7.63       0.62  187.04    0.87
MHC Converted Last 3 Months(1)             17.31     17.31    0.39    2.23    2.00           0.81    4.67       0.00    0.00    1.40

                                                              Pricing Ratios                     Dividend Data(6)
                                                 -----------------------------------------    -----------------------
                                                                           Price/  Price/      Ind.   Divi-
                                                  Price/  Price/   Price/  Tang.   Core       Div./   dend    Payout

Financial Institution                            Earning   Book    Assets  Book    Earnings   Share   Yield   Ratio(7
---------------------                            -------  -------  ------  ------  --------   -----   -----   -------
                                                   (X)      (%)      (%)     (%)     (x)       ($)     (%)      (%)

Market Averages. MHC Institutions
---------------------------------

SAIF-Insured Thrifts(21)                           23.25  203.72   23.34   204.55   25.33     0.65    2.36    53.99
BIF-Insured Thrifts(2)                             20.19  248.44   24.78   248.56   27.24     0.52    2.08    48.92
NASDAQ Listed OTC Companies(23)                    22.23  207.98   23.48   208.95   25.48     0.63    2.33    53.42
Florida Companies(3)                               27.07  237.66   21.85   210.07   24.85     1.07    2.92    68.29
Mid-Atlantic Companies(10)                          0.00  204.84   24.88   215.07   25.94     0.39    1.59    45.86
Mid-West Companies(7)                              19.42  191.27   22.17   191.55   24.34     0.70    3.06    67.16
New England Companies(1)                           20.19  256.72   21.77   256.96   27.24     0.68    2.42    48.92
South-East Companies(1)                             0.00  201.84   23.87   201.84   28.82     1.40    3.45     0.00
Thrift Strategy(21)                                23.25  205.54   23.56   206.42   25.33     0.63    2.32    53.99
Diversified Strategy(1)                            20.19  256.72   21.77   256.96   27.24     0.68    2.42    48.92
Companies Issuing Dividends(22)                    22.23  212.80   23.69   214.08   25.61     0.67    2.45    60.10
Companies Without Dividends(1)                      0.00  111.42   19.28   111.42   23.88     0.00    0.00     0.00
Equity/Assets 6-12%(16)                            22.23  217.99   20.55   218.52   25.04     0.67    2.29    62.87
Equity/Assets more than 12%(7)                      0.00  182.93   30.79   186.60   26.93     0.54    2.43    20.35
Actively Traded Companies(1)                        0.00  223.08   21.01   250.17   23.90     0.48    1.61    60.00
Holding Company Structure(1)                        0.00  223.08   21.01   250.17   23.90     0.48    1.61    60.00
Assets Over $1 Billion(5)                          23.63  258.76   22.59   269.98   24.75     0.69    1.91    61.16
Assets $500 Million-$1 Billion(3)                   0.00  220.44   27.28   228.30   28.67     0.72    2.49    40.70
Assets $250-$500 Million(5)                        19.42  199.09   20.75   199.43   24.94     0.83    2.86    67.16
Assets less than $250 Million(10)                   0.00  177.12   24.31   177.12   26.28     0.45    2.20     0.00
Goodwill Companies(9)                              23.63  245.51   23.69   253.64   24.67     0.65    1.97    59.44
Non-Goodwill Companies(14)                         19.42  184.88   23.34   184.88   25.98     0.63    2.55    32.37
MHC Institutions(23)                               22.23  207.98   23.48   208.95   25.48     0.63    2.33    53.42
MHC Converted Last 3 Months(1)                      0.00  111.42   19.28   111.42   23.88     0.00    0.00     0.00

(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

* All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations.
        The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700                                       (continued)
                                          Weekly Thrift Market Line - Part Two
                                               Prices As Of August 29, 1997

                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.
                                            Equity/ Equity/     Reported Earnings       Core Earnings       NPAs   Resvs/  Resvs/
                                                             ----------------------    ---------------
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NYSE Traded Companies
---------------------
AHM   Ahmanson and Co. H.F. of CA             4.17     3.55    0.39    9.68    3.90       0.62   15.44       1.90   42.90    1.25
CSA   Coast Savings Financial of CA           4.92     4.86    0.21    4.28    2.15       0.53   10.73       1.40   65.70    1.37
CFB   Commercial Federal Corp. of NE          6.00     5.32    0.65   11.03    4.87       0.91   15.55       0.89   76.36    0.91
DME   Dime Bancorp, Inc. of NY*               5.27     5.03    0.56   10.57    5.42       0.71   13.39       1.57   31.98    0.85
DSL   Downey Financial Corp. of CA            6.93     6.84    0.44    5.82    3.89       0.73    9.68       0.95   55.76    0.58
FRC   First Republic Bancorp of CA*           7.17     7.17    0.70   11.10    6.60       0.60    9.46       1.19   69.68    0.94
FED   FirstFed Fin. Corp. of CA               4.83     4.77    0.29    6.19    3.35       0.53   11.34       1.39  134.39    2.46
GSB   Glendale Fed. Bk, FSB of CA             5.53     4.91    0.26    4.71    2.74       0.61   11.03       1.46   69.38    1.36
GD?   Golden West Fin. Corp. of CA            6.37     6.37    1.02   16.09    8.19       1.24   19.62       1.31   42.43    0.68
GPT   GreenPoint Fin. Corp. of NY*           10.31     5.79    1.0?    9.99    5.15       1.03    9.74       2.89   27.84    1.30
NYB   New York Bancorp, Inc. of NY            5.08     5.08    1.38   26.83    6.49       1.62   31.44       1.22   48.76    0.97
WES   Westcorp Inc. of Orange CA              9.05     9.02    0.87    9.10    5.15       0.43    4.51       0.74  134.25    1.95


AMEX Traded Companies
---------------------
ANA   Acadiana Bancshares of LA*             17.43    17.43    0.50    3.67    2.19       0.50    3.67       0.52  190.96    1.35
BKC   American Bank of Waterbury CT*          8.29     7.95    1.27   15.35    8.32       1.10   13.19       1.81   48.13    1.45
BFD   BostonFed Bancorp of MA                 8.79     8.49    0.51    5.08    3.92       0.66    6.58       0.52  114.29    0.74
CFX   CFX Corp of NH*                         7.44     6.96    0.94   11.53    5.43       1.12   13.73       0.72  120.07    1.23
CNY   Carver Bancorp, Inc. of NY              8.35     8.01   -0.44   -4.95   -5.98       0.01    0.07       1.37   42.60    1.02
CBK   Citizens First Fin.Corp. of IL         14.08    14.08    0.29    1.95    1.88       0.58    3.84       0.59   37.65    0.26
ESX   Essex Bancorp of VA(8)                  0.27     0.17   -0.03  -16.67   -2.66       0.03   16.67       2.63   42.63    1.34
FCB   Falmouth Co-Op Bank of MA*             23.68    23.88    0.84    3.43    3.06       0.79    3.23       0.07  806.45    0.98
FAB   FirstFed America Bancorp of MA         12.16    12.16   -0.20   -2.35   -1.05       0.47    5.61       0.40  235.98    1.10
GAF   GA Financial Corp. of PA               15.18    15.02    1.00    5.26    4.27       1.27    6.71       0.12  132.49    0.43
JSB   JSB Financial, Inc. of NY              22.17    22.17    1.77    8.09    6.07       1.68    7.68        NA      NA     0.62
KNK   Kankakee Bancorp of IL                 11.09    10.42    0.66    6.35    5.59       0.82    7.92       0.94   67.06    0.92
KYF   Kentucky First Bancorp of KY           16.56    16.56    0.87    4.64    4.64       1.12    6.00       0.07  630.51    0.75
MBB   MSB Bancorp of Middletown NY*           7.39     3.63    0.17    2.40    2.11       0.18    2.50       0.71   38.66    0.63
PDB   Piedmont Bancorp of NC                 16.63    16.63   -0.42   -1.94   -1.79       0.66    3.07       0.91   71.58    0.79
SSB   Scotland Bancorp of NC                 37.02    37.02    1.41    3.88    2.82       1.72    4.72        NA      NA     0.50
SZB   SouthFirst Bancshares of AL            14.00    14.00   -0.03   -0.19   -0.18       0.23    1.62       0.75   39.15    0.40
SRN   Southern Banc Company of AL            16.90    16.72    0.15    0.82    0.84       0.51    2.77        NA      NA      NA
SSM   Stone Street Bancorp of NC             28.85    28.85    1.43    4.18    3.76       1.71    5.02       0.27  187.50    0.62
TSH   Teche Holding Company of LA            13.14    13.14    0.69    5.03    4.27       0.96    6.96       0.27  304.97    0.96
FTF   Texarkana Fst. Fin. Corp of AR         15.70    15.70    1.41    8.40    5.86       1.74   10.38       0.46  145.12    0.79
THR   Three Rivers Fin. Corp. of MI          13.76    13.76    0.57    3.94    3.87       0.82    5.68       1.21   44.02    0.80
TBK   Tolland Bank of CT*                     6.94     6.74    0.75   11.37    6.48       0.78   11.89       2.13   54.09    1.87
WSB   Washington SB, FSB of MD                8.30     8.30    0.50    6.00    4.44       0.73    8.80        NA      NA     0.92


NASDAQ Listed OTC Companies
---------------------------
FBCV  1st Bancorp of Vincennes IN             8.26     8.09    0.31    3.80    3.30       0.13    1.61       0.94   45.77    0.66
AFED  AFSALA Bancorp, Inc. of NY             13.47    13.47    0.79    6.46    5.11       0.79    6.46       0.45  150.77    1.43
ALBK  ALBANK Fin. Corp. of Albany NY          9.20     8.04    0.84    9.16    5.95       1.04   11.28       0.91   78.77    0.99
AMFC  AMB Financial Corp. of IN              14.95    14.95    0.73    4.14    4.55       0.81    4.57       0.81   49.41    0.53
ASBP  ASB Financial Corp. of OH              15.56    15.56    0.60    3.25    2.97       0.86    4.67       1.02   71.62    1.09
ABBK  Abington Savings Bank of MA*            6.92     6.23    0.82   12.05    7.08       0.73   10.71       0.20  211.97    0.69
AABC  Access Anytime Bancorp of NM            7.44     7.44   -0.50   -8.75   -6.54      -0.12   -2.14       1.60   29.31    0.92
AFBC  Advance Fin. Bancorp of WV             15.45    15.45    0.39    4.31    2.15       0.79    8.74       0.37   89.84    0.40
AADV  Advantage Bancorp of WI                 9.21     8.62    0.40    4.49    3.01       0.89    9.94       0.44  128.03    1.01
AFCB  Affiliated Comm BC, Inc of MA           9.78     9.72    0.96    9.78    5.83       1.09   11.12       0.39  191.75    1.20
ALBC  Albion Banc Corp. of Albion NY          8.73     8.73    0.11    1.14    1.16       0.38    4.07       0.72   53.94    0.54
ABCL  Allied Bancorp of IL                    8.91     8.80    0.52    5.86    2.92       0.76    8.56       0.15  257.09    0.53

                                                            Pricing Ratios                       Dividend Data(6)
                                               ----------------------------------------      ----------------------
                                                                        Price/  Price/        Ind.   Divi-
                                                Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                          Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                          ------- ------- ------- ------- -------      ------- ------- -------
                                                  (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NYSE Traded Companies
---------------------
AHM   Ahmanson and Co. H.F. of CA                25.63  249.39   10.39  292.68   16.06         0.88    1.73   44.44
CSA   Coast Savings Financial of CA                NM   191.44    9.42  193.86   18.57         0.00    0.00    0.00
CFB   Commercial Federal Corp. of NE             20.52  212.75   12.77  239.93   14.55         0.28    0.67   13.66
DME   Dime Bancorp, Inc. of NY*                  18.45  189.72   10.00  198.87   14.56         0.16    0.83   15.24
DSL   Downey Financial Corp. of CA               25.72  144.95   10.05  146.98   15.47         0.32    1.45   37.21
FRC   First Republic Bancorp of CA*              15.14  142.63   10.23  142.72   17.76         0.00    0.00    0.00
FED   FirstFed Fin. Corp. of CA                  29.87  176.33    8.51  178.29   16.30         0.00    0.00    0.00
GSB   Glendale Fed. Bk, FSB of CA                  NM   162.10    8.96  182.38   15.61         0.00    0.00    0.00
GD?   Golden West Fin. Corp. of CA               12.21  187.49   11.95  187.49   10.01         0.44    0.53    6.53
GPT   GreenPoint Fin. Corp. of NY*               19.42  202.23   20.85     NM    19.92         1.00    1.62   31.55
NYB   New York Bancorp, Inc. of NY               15.40     NM    20.06     NM    13.15         0.60    1.97   30.30
WES   Westcorp Inc. of Orange CA                 19.42  169.63   15.35  170.17     NM          0.40    1.86   36.04


AMEX Traded Companies
---------------------
ANA   Acadiana Bancshares of LA*                   NM   128.74   22.44  128.74     NM          0.36    1.67     NM
BKC   American Bank of Waterbury CT*             12.02  172.81   14.32  180.00   13.99         1.44    3.83   46.01
BFD   BostonFed Bancorp of MA                    25.50  130.86   11.50  135.37   19.66         0.28    1.48   37.84
CFX   CFX Corp of NH*                            18.41  192.49   14.32  205.79   15.46         0.88    4.35     NM
CNY   Carver Bancorp, Inc. of NY                   NM    82.85    6.92   86.38     NM          0.20    1.62     NM
CBK   Citizens First Fin.Corp. of IL               NM   108.55   15.28  108.55   27.12         0.00    0.00    0.00
ESX   Essex Bancorp of VA(8)                       NM      NM     1.05     NM      NM          0.00    0.00     NM
FCB   Falmouth Co-Op Bank of MA*                   NM   110.39   26.36  110.39     NM          0.20    1.18   38.46
FAB   FirstFed America Bancorp of MA               NM   140.67   17.11  140.67     NM          0.00    0.00     NM
GAF   GA Financial Corp. of PA                   23.44  131.58   19.97  132.98   18.38         0.48    2.56   60.00
JSB   JSB Financial, Inc. of NY                  16.48  131.45   29.14  131.45   17.36         1.40    3.09   50.91
KNK   Kankakee Bancorp of IL                     17.90  109.06   12.09  116.05   14.36         0.48    1.66   29.63
KYF   Kentucky First Bancorp of KY               21.55  111.91   18.53  111.91   16.67         0.50    4.00     NM
MBB   MSB Bancorp of Middletown NY*                NM   109.93    8.12  223.99     NM          0.60    2.58     NM
PDB   Piedmont Bancorp of NC                       NM   143.13   23.80  143.13     NM          0.40    3.77     NM
SSB   Scotland Bancorp of NC                       NM   134.38   49.75  134.38   29.13         0.30    1.66   58.82
SZB   SouthFirst Bancshares of AL                  NM   101.18   14.16  101.18     NM          0.50    3.08     NM
SRN   Southern Banc Company of AL                  NM   107.49   18.16  108.62     NM          0.35    2.26     NM
SSM   Stone Street Bancorp of NC                 26.56  131.74   38.01  131.74   22.14         0.45    2.12   56.25
TSH   Teche Holding Company of LA                23.40  117.51   15.44  117.51   16.90         0.50    2.74   64.10
FTF   Texarkana Fst. Fin. Corp of AR             17.08  148.84   23.37  148.84   13.81         0.56    2.50   42.75
THR   Three Rivers Fin. Corp. of MI              25.82  103.48   14.24  103.48   17.90         0.40    2.54   65.57
TBK   Tolland Bank of CT*                        15.42  161.51   11.21  16?.21   14.76         0.20    1.17   18.02
WSB   Washington SB, FSB of MD                   22.50  133.66   11.10  133.66   15.34         0.10    1.48   33.33


NASDAQ Listed OTC Companies
---------------------------
FBCV  1st Bancorp of Vincennes IN                  NM   111.72    9.23  114.07     NM          0.40    1.12   33.90
AFED  AFSALA Bancorp, Inc. of NY                 19.59  108.96   14.68  108.96   19.59         0.16    1.00   19.51
ALBK  ALBANK Fin. Corp. of Albany NY             16.81  148.94   13.71  170.43   13.65         0.72    1.87   31.44
AMFC  AMB Financial Corp. of IN                  21.97   99.25   14.84   99.25   19.86         0.24    1.56   36.36
ASBP  ASB Financial Corp. of OH                    NM   129.26   20.11  129.26   23.43         0.40    3.05     NM
ABBK  Abington Savings Bank of MA*               14.12  162.84   11.27  180.79   15.89         0.40    1.31   18.52
AABC  Access Anytime Bancorp of NM                 NM   105.36    7.84  105.36     NM          0.00    0.00     NM
AFBC  Advance Fin. Bancorp of WV                   NM   110.09   17.01  110.09   22.89         0.32    1.97     NM
AADV  Advantage Bancorp of WI                      NM   145.44   13.40  155.56   15.04         0.40    0.95   31.50
AFCB  Affiliated Comm BC, Inc of MA              17.16  159.19   15.56  160.06   15.09         0.48    1.83   31.37
ALBC  Albion Banc Corp. of Albion NY               NM    97.04    8.47   97.04   24.22         0.32    1.38     NM
ABCL  Allied Bancorp of IL                         NM   132.99   11.85  134.66   23.40         0.66    2.12   72.53

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700                                         (continued)
                                          Weekly Thrift Market Line - Part Two
                                               Prices As Of August 29, 1997

                                                               Key Financial Ratios                         Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.
                                            Equity/ Equity/     Reported Earnings       Core Earnings       NPAs   Resvs/  Resvs/
                                                             ----------------------    ---------------
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
ATSB  AmTrust Capital Corp. of IN            10.17    10.06    0.29    2.88    3.08       0.19    1.87       2.84   23.48    0.93
AHCI  Ambanc Holding Co., Inc. of NY*        12.72    12.72   -0.62   -4.16   -4.19      -0.62   -4.16       0.63  124.04    1.40
ASBI  Ameriana Bancorp of IN                 10.96    10.95    0.61    5.52    3.80       0.85    7.73       0.40   71.19    0.38
AFFFZ America First Fin. Fund of CA(8)        8.44     8.34    1.49   19.31   14.00       1.83   23.69       0.40   81.55    0.49
ANBK  American Nat'l Bancorp of HD(8)         8.97     8.97    0.28    2.90    1.88       0.65    6.74       0.74  102.82    1.17
ABCW  Anchor Bancorp Wisconsin of WI          6.22     6.11    0.75   12.06   11.81       0.96   15.53       0.92  126.05    1.48
ANDB  Andover Bancorp, Inc. of MA*            8.06     8.06    1.10   13.91    8.43       1.13   14.34       1.01   99.08    1.41
ASFC  Astoria Financial Corp. of NY           7.83     6.57    0.56    7.09    4.07       0.79   10.12       0.51   37.96    0.48
AVND  Avondale Fin. Corp. of IL               9.12     9.12   -0.49   -5.19   -5.96      -1.51  -16.06       3.18   96.19    5.33
BKCT  Bancorp Connecticut of CT*             10.25    10.25    1.32   12.60    6.99       1.24   11.90       1.19  100.82    1.98
BPLS  Bank Plus Corp. of CA                   5.06     5.06   -0.26   -5.31   -4.23       0.02    0.46       2.88   58.99    2.11
BWFC  Bank West Fin. Corp. of MI             14.52    14.52    0.64    3.91    3.11       0.57    3.47       0.28   51.72    0.20
BANC  BankAtlantic Bancorp of FL              5.62     4.62    0.90   14.98    7.84       0.65   10.86       0.97  102.98    1.39
BKUNA BankUnited SA of FL                     3.72     3.02    0.21    4.55    2.42       0.34    7.54       0.60   28.73    0.21
BKCO  Bankers Corp. of NJ(8)*                 7.93     7.81    1.08   13.59    7.50       1.16   14.55       1.14   26.36    0.50
BVCC  Bay View Capital Corp. of CA            6.34     5.32    0.39    6.37    3.75       0.63   10.37        NA      NA     1.51
FSNJ  Bayonne Banchsares of NJ                8.33     8.33   -0.52   -6.60   -8.85       0.29    3.65       1.22   43.59    1.36
BFSB  Bedford Bancshares of VA               14.16    14.16    1.01    6.98    4.73       1.29    8.94       0.60   79.85    0.56
BFFC  Big Foot Fin. Corp. of IL              16.98    16.98    0.05    0.28    0.23       0.42    2.45       0.09  151.52    0.34
BSBC  Branford SB of CT(8)*                   9.28     9.28    1.16   12.75    6.48       1.16   12.75       1.42  141.26    3.06
BYFC  Broadway Fin. Corp. of CA              10.01    10.01   -0.14   -1.23   -1.73       0.21    1.88       2.06   39.74    1.01
CBES  CBES Bancorp of MO                     18.39    18.39    0.77    5.22    3.92       0.96    6.51       0.77   54.05    0.46
CCFH  CCF Holding Company of GA              11.68    11.68    0.05    0.30    0.29       0.07    0.42       0.18  325.68    0.72
CENF  CENFED Financial Corp. of CA            5.20     5.19    0.51   10.04    6.00       0.73   14.30       1.28   58.93    1.10
CFSB  CFSB Bancorp of Lansing MI              7.63     7.63    0.85   10.96    5.27       1.07   13.84       0.17  308.01    0.61
CKFB  CKF Bancorp of Danville KY             23.96    23.96    1.81    7.25    6.16       1.33    5.33       1.26   14.79    0.20
CNSB  CNS Bancorp of MO                      24.94    24.94    0.42    1.70    1.49       0.77    3.13       0.53   72.14    0.58
CSBF  CSB Financial Group Inc of IL*         25.06    23.63    0.43    1.59    1.79       0.66    2.42       0.56   57.14    0.57
CBCI  Calumet Bancorp of Chicago IL          15.50    15.50    1.15    7.22    6.40       1.46    9.16       1.16  102.51    1.57
CAFI  Camco Fin. Corp. of OH                  9.57     8.82    0.82    9.11    6.24       0.92   10.18       0.49   54.74    0.32
CMRN  Cameron Fin. Corp. of MO               21.69    21.69    1.07    4.43    4.49       1.33    5.51       0.73  111.82    0.97
CAPS  Capital Savings Bancorp of MO           8.80     8.80    0.67    7.61    5.21       0.93   10.68       0.31   97.24    0.39
CFNC  Carolina Fincorp of NC*                22.82    22.82    1.14    4.92    3.91       1.09    4.70       0.14  254.78    0.51
CASB  Cascade SB of Everett WA(8)             6.17     6.17    0.46    7.49    4.60       0.58    9.46       0.39  203.69    0.95
CATB  Catskill Fin. Corp. of NY*             25.04    25.04    1.43    5.21    5.19       1.45    5.27       0.47  140.85    1.48
CNIT  Cenit Bancorp of Norfolk VA             7.24     6.65    0.87   12.05    7.11       0.80   11.05       0.51  103.23    0.76
CEBK  Central Co-Op. Bank of MA*             10.45     9.31    0.88    8.78    7.38       0.90    8.90       0.85   97.49    1.21
CENB  Century Bancshares of NC*              29.93    29.93    1.76    5.86    5.42       1.78    5.93       0.39  139.39    0.91
CBSB  Charter Financial Inc. of IL           14.47    12.80    1.13    7.49    5.22       1.59   10.49       0.56  104.84    0.79
COFI  Charter One Financial of OH             6.71     6.28    0.98   14.64    5.48       1.23   18.32       0.27  164.80    0.73
CVAL  Chester Valley Bancorp of PA            8.36     8.36    0.66    7.47    3.92       0.93   10.57       0.23  381.68    1.10
CTZN  CitFed Bancorp of Dayton OH             6.37     5.74    0.58    9.12    4.41       0.82   12.83       0.41  143.79    0.95
CLAS  Classic Bancshares of KY               14.72    12.42    0.55    3.05    3.19       0.77    4.27       0.94   65.45    0.93
CMSB  Cmnwealth Bancorp of PA                 9.63     7.53    0.55    5.26    4.00       0.70    6.71       0.50   86.54    0.79
CBSA  Coastal Bancorp of Houston TX           3.33     2.77    0.25    7.57    4.92       0.44   13.16       0.58   39.81    0.51
CFCP  Coastal Fin. Corp. of SC                6.17     6.17    0.94   15.22    4.04       1.03   16.67       0.21  436.85    1.15
CMSV  Commty. Svgs, MHC of FL (48.5)         11.25    11.25    0.56    4.87    2.34       0.84    7.27       0.55   67.15    0.63
CBNH  Community Bankshares Inc of NH(8)*      7.00     7.00    0.95   13.33    5.18       0.76   10.63       0.49  141.22    1.01
CFTP  Community Fed. Bancorp of MS           27.46    27.46    1.33    4.15    3.28       1.62    5.07       0.30   91.63    0.46
CFFC  Community Fin. Corp. of VA             13.71    13.71    1.01    7.32    6.07       1.28    9.26       0.39  148.67    0.65
CFBC  Community First Bnkg Co. of GA         15.40    15.19    0.56    3.65    3.10       0.57    3.69       2.02   26.10    0.83
CIBI  Community Inv. Bancorp of OH           12.04    12.04    0.62    5.22    3.94       0.94    7.95       0.63   83.42    0.63
COOP  Cooperative Bk. for Svgs. of NC         7.63     7.63   -0.80  -10.08   -6.67       0.20    2.52       0.46   50.09    0.29
CRZY  Crazy Woman Creek Bncorp of WY         25.81    25.81    1.06    3.69    4.04       1.30    4.52       0.39  136.15    1.04
DNFC  D&N Financial Corp. of MI               5.57     5.52    0.61   10.68    5.91       0.80   14.08       0.34  198.09    0.93
DCBI  Delphos Citizens Bancorp of OH         28.41    28.41    1.45    6.45    4.50       1.45    6.45       0.35   27.76    0.13

                                                             Pricing Ratios                      Dividend Data(6)
                                               ----------------------------------------      ----------------------
                                                                        Price/  Price/        Ind.   Divi-
                                                Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout

Financial Institution                          Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                          ------- ------- ------- ------- -------      ------- ------- -------
                                                  (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
ATSB  AmTrust Capital Corp. of IN                  NM    94.68    9.63   95.73     NM          0.20    1.54   50.00
AHCI  Ambanc Holding Co., Inc. of NY*              NM   111.91   14.24  111.91     NM          0.20    1.29     NM
ASBI  Ameriana Bancorp of IN                     26.33  146.40   16.04  146.51   18.81         0.64    3.24     NM
AFFFZ America First Fin. Fund of CA(8)            7.15  127.99   10.80  129.59    5.82         1.60    4.06   29.04
ANBK  American Nat'l Bancorp of HD(8)              NM   157.02   14.08  157.02   22.90         0.12    0.61   32.43
ABCW  Anchor Bancorp Wisconsin of WI              8.47   99.09    6.17  101.00    6.58         0.32    1.22   10.32
ANDB  Andover Bancorp, Inc. of MA*               11.87  155.69   12.55  155.69   11.51         0.68    2.23   26.46
ASFC  Astoria Financial Corp. of NY              24.55  168.31   13.17  200.42   17.19         0.60    1.25   30.61
AVND  Avondale Fin. Corp. of IL                    NM    89.91    8.20   89.91     NM          0.00    0.00     NM
BKCT  Bancorp Connecticut of CT*                 14.30  177.54   18.19  177.54   15.15         1.00    3.25   46.51
BPLS  Bank Plus Corp. of CA                        NM   117.26    5.94  117.39     NM          0.00    0.00     NM
BWFC  Bank West Fin. Corp. of MI                   NM   132.35   19.21  132.35     NM          0.28    1.64   52.83
BANC  BankAtlantic Bancorp of FL                 12.76  183.02   10.29  222.82   17.61         0.12    0.96   12.24
BKUNA BankUnited SA of FL                          NM   158.10    5.89  195.12   25.00         0.00    0.00    0.00
BKCO  Bankers Corp. of NJ(8)*                    13.33  172.05   13.64  174.60   12.44         0.64    2.27   30.19
BVCC  Bay View Capital Corp. of CA               26.67  171.10   10.84  203.86   16.37         0.32    1.24   32.99
FSNJ  Bayonne Banchsares of NJ                     NM    75.65    6.30   75.65   20.47         0.17    1.43     NM
BFSB  Bedford Bancshares of VA                   21.16  143.57   20.34  143.57   16.52         0.56    2.32   49.12
BFFC  Big Foot Fin. Corp. of IL                    NM   119.39   20.27  119.39     NM          0.00    0.00    0.00
BSBC  Branford SB of CT(8)*                      15.44  187.12   17.37  187.12   15.44         0.08    1.62   25.00
BYFC  Broadway Fin. Corp. of CA                    NM    75.09    7.51   75.09     NM          0.20    1.82     NM
CBES  CBES Bancorp of MO                         25.54  103.16   18.97  103.16   20.49         0.40    2.27   57.97
CCFH  CCF Holding Company of GA                    NM   118.38   13.83  118.38     NM          0.55    3.24     NM
CENF  CENFED Financial Corp. of CA               16.67  158.27    8.24  158.58   11.70         0.36    1.09   18.18
CFSB  CFSB Bancorp of Lansing MI                 18.98  205.53   15.67  205.53   15.03         0.60    2.31   43.80
CKFB  CKF Bancorp of Danville KY                 16.24  120.63   28.90  120.63   22.09         0.50    2.63   42.74
CNSB  CNS Bancorp of MO                            NM   112.87   28.15  112.87     NM          0.24    1.43     NM
CSBF  CSB Financial Group Inc of IL*               NM    92.01   23.06   97.59     NM          0.00    0.00    0.00
CBCI  Calumet Bancorp of Chicago IL              15.63  116.57   18.07  116.57   12.32         0.00    0.00    0.00
CAFI  Camco Fin. Corp. of OH                     16.02  121.95   11.67  132.19   14.34         0.49    2.76   44.14
CMRN  Cameron Fin. Corp. of MO                   22.27  101.11   21.93  101.11   17.91         0.28    1.61   35.90
CAPS  Capital Savings Bancorp of MO              19.21  139.63   12.29  139.63   13.70         0.24    1.52   29.27
CFNC  Carolina Fincorp of NC*                    25.54  126.33   28.83  126.33   26.72         0.24    1.38   35.29
CASB  Cascade SB of Everett WA(8)                21.72  156.62    9.67  156.62   17.21         0.00    0.00    0.00
CATB  Catskill Fin. Corp. of NY*                 19.26  108.55   27.18  108.55   19.03         0.28    1.71   32.94
CNIT  Cenit Bancorp of Norfolk VA                14.07  169.51   12.27  184.57   15.33         1.00    1.90   26.67
CEBK  Central Co-Op. Bank of MA*                 13.54  114.24   11.94  128.29   13.36         0.32    1.64   22.22
CENB  Century Bancshares of NC*                  18.45  108.15   32.37  108.15   18.23         2.00    2.52   46.40
CBSB  Charter Financial Inc. of IL               19.16  146.75   21.23  165.87   13.69         0.32    1.59   30.48
COFI  Charter One Financial of OH                18.24  257.07   17.24  274.60   14.58         1.00    1.84   33.56
CVAL  Chester Valley Bancorp of PA               25.53  182.65   15.27  182.65   18.05         0.44    1.83   46.81
CTZN  CitFed Bancorp of Dayton OH                22.68  192.73   12.27  213.90   16.12         0.36    0.82   18.56
CLAS  Classic Bancshares of KY                     NM    95.15   14.01  112.78   22.41         0.28    1.98   62.22
CMSB  Cmnwealth Bancorp of PA                    25.00  133.82   12.88  171.13   19.60         0.28    1.62   40.58
CBSA  Coastal Bancorp of Houston TX              20.34  148.61    4.95  178.79   11.71         0.48    1.63   33.10
CFCP  Coastal Fin. Corp. of SC                   24.74     NM    21.69     NM    22.60         0.36    1.53   37.89
CMSV  Commty. Svgs, MHC of FL (48.5)               NM   202.13   22.73  202.13   28.67         0.90    2.88     NM
CBNH  Community Bankshares Inc of NH(8)*         19.29  241.88   16.92  241.88   24.20         0.64    1.53   29.49
CFTP  Community Fed. Bancorp of MS                 NM   145.16   39.86  145.16   25.00         0.30    1.67   50.85
CFFC  Community Fin. Corp. of VA                 16.48  115.32   15.81  115.32   13.02         0.56    2.57   42.42
CFBC  Community First Bnkg Co. of GA               NM   117.85   18.14  119.47     NM          0.00    0.00    0.00
CIBI  Community Inv. Bancorp of OH               25.40  133.78   16.10  133.78   16.67         0.32    2.00   50.79
COOP  Cooperative Bk. for Svgs. of NC              NM   149.75   11.43  149.75     NM          0.00    0.00     NM
CRZY  Crazy Woman Creek Bncorp of WY             24.78   97.96   25.29   97.96   20.24         0.40    2.78   68.97
DNFC  D&N Financial Corp. of MI                  16.93  170.05    9.48  171.77   12.84         0.20    1.07   18.18
DCBI  Delphos Citizens Bancorp of OH             22.22  107.17   30.44  107.17   22.22         0.00    0.00    0.00

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700                                        (continued)
                                          Weekly Thrift Market Line - Part Two
                                               Prices As Of August 29, 1997


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.
                                            Equity/ Equity/     Reported Earnings       Core Earnings       NPAs   Resvs/  Resvs/
                                                             ----------------------    ---------------
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
DIME  Dime Community Bancorp of NY           14.52    12.50    0.96    5.96    4.79       1.04    6.41      0.73   112.22    1.43
DIBK  Dime Financial Corp. of CT*             7.96     7.70    1.90   23.27    9.98       1.91   23.35      0.40   355.33    3.17
EGLB  Eagle BancGroup of IL                  11.85    11.85   -0.09   -0.77   -0.73       0.20    1.73      1.48    35.83    0.76
EBSI  Eagle Bancshares of Tucker GA           8.30     8.30    0.43    5.14    3.79       0.58    6.99      1.07    63.66    0.95
EGFC  Eagle Financial Corp. of CT             6.87     5.36    0.08    1.08    0.56       0.46    6.44      0.52    94.68    0.86
ETFS  East Texas Fin. Serv. of TX            18.16    18.16    0.31    1.65    1.81       0.63    3.40      0.17   141.97    0.50
EMLD  Emerald Financial Corp of OH            7.58     7.46    0.72    9.43    5.59       0.89   11.64      0.24   106.84    0.35
EIRE  Emerald Island Bancorp, MA*             7.08     7.08    0.85   12.35    6.99       0.89   13.00      0.40   151.40    0.89
EFBC  Empire Federal Bancorp of MT           34.89    34.89    0.83    2.37    2.26       1.09    3.12      0.06   312.50    0.46
EFBI  Enterprise Fed. Bancorp of OH          12.33    12.32    0.71    5.16    4.10       0.79    5.73      0.03   576.09    0.29
EQSB  Equitable FSB of Wheaton MD             5.04     5.04    0.46    9.09    5.80       0.74   14.50      0.49    36.72    0.26
FFFG  F.F.O. Financial Group of FL(8)         6.49     6.49    0.68   10.82    4.13       0.97   15.58      3.28    52.54    2.40
FCBF  FCB Fin. Corp. of Neenah WI            17.50    17.50    0.92    5.20    2.24       1.09    6.16      0.15   412.16    0.82
FFBS  FFBS Bancorp of Columbus MS            19.23    19.23    1.16    5.96    4.13       1.47    7.53      0.37   118.76    0.62
FFDF  FFD Financial Corp. of OH              24.74    24.74    0.78    3.42    2.98       1.08    4.74       NA       NA     0.27
FFLC  FFLC Bancorp of Leesburg FL            13.48    13.48    0.70    4.57    3.48       1.01    6.60      0.19   163.65    0.44
FFFC  FFVA Financial Corp. of VA             13.18    12.90    1.11    7.86    4.50       1.34    9.52      0.18   318.63    0.98
FFWC  FFW Corporation of Wabash IN            9.52     8.58    0.84    8.39    6.46       1.05   10.48      0.16   203.56    0.50
FFYF  FFY Financial Corp. of OH              13.71    13.71    0.90    5.84    4.72       1.27    8.31      0.67    74.18    0.64
FMCO  FMS Financial Corp. of NJ               6.56     6.44    0.69   10.76    6.18       1.02   15.79      1.06    48.60    0.92
FFHH  FSF Financial Corp. of MN              11.35    11.35    0.66    5.22    4.39       0.84    6.63      0.03   636.64    0.34
FOBC  Fed One Bancorp of Wheeling WV         11.06    10.55    0.68    5.85    4.95       0.97    8.33      0.40   101.18    0.93
FBCI  Fidelity Bancorp of Chicago IL         10.38    10.36    0.55    5.34    4.47       0.78    7.48      0.80    21.76    0.22
FSBI  Fidelity Bancorp, Inc. of PA            6.75     6.75    0.51    7.35    5.08       0.81   11.71      0.44   112.57    1.01
FFFL  Fidelity FSB, MHC of FL (47.7)          8.38     8.31    0.38    4.15    1.87       0.60    6.56      0.34    62.82    0.29
FFED  Fidelity Fed. Bancorp of IN             5.14     5.14    0.16    3.18    1.84       0.28    5.62      0.16   455.75    0.85
FFOH  Fidelity Financial of OH               12.94    11.42    0.70    4.68    3.34       1.02    6.89      0.08   381.04    0.37
FIBC  Financial Bancorp, Inc. of NY           9.36     9.31    0.56    5.74    4.38       1.00   10.23      1.81    26.91    0.89
FBSI  First Bancshares of MO                 13.54    13.52    0.91    6.15    5.32       1.10    7.44      0.56    52.51    0.36
FBBC  First Bell Bancorp of PA                9.83     9.83    1.07    7.64    6.63       1.24    8.87      0.07   147.42    0.13
FBER  First Bergen Bancorp of NJ             14.19    14.19    0.44    2.73    2.14       0.77    4.74      0.83   129.82    2.50
SKBO  First Carnegie,MHC of PA(45.0)         15.65    15.65    0.37    2.35    1.55       0.54    3.43       NA       NA     0.68
FSTC  First Citizens Corp of GA               9.13     6.85    1.12   11.27    4.53       1.11   11.11       NA       NA     1.47
FCME  First Coastal Corp. of ME*              9.23     9.23    4.21     NM    41.40       4.08     NM       2.01    85.72    2.52
FFBA  First Colorado Bancorp of Co           12.93    12.75    0.89    6.25    4.26       0.88    6.17      0.23   121.82    0.38
FDEF  First Defiance Fin.Corp. of OH         21.31    21.31    0.75    3.36    2.92       1.03    4.61      0.45    96.96    0.57
FESX  First Essex Bancorp of MA*              6.97     6.06    0.96   13.00    7.88       0.83   11.33      0.56   146.94    1.43
FFES  First FS&LA of E. Hartford CT           6.43     6.43    0.42    6.80    4.68       0.70   11.19      0.37    71.33    1.42
FFSX  First FS&LA. MHC of IA (46.1)           8.29     8.23    0.43    5.21    2.38       0.73    8.99      0.11   342.10    0.52
BDJI  First Fed. Bancorp. of MN              10.87    10.87    0.30    2.56    2.24       0.63    5.44      0.27   137.04    0.76
FFBH  First Fed. Bancshares of AR            14.97    14.97    0.77    4.84    3.86       1.06    6.63      0.19   119.50    0.30
FTFC  First Fed. Capital Corp. of WI          6.36     5.96    0.74   11.34    4.82       0.86   13.16       NA       NA     0.65
FFKY  First Fed. Fin. Corp. of KY            13.70    12.91    1.30    9.44    5.30       1.55   11.27      0.64    71.13    0.52
FFBZ  First Federal Bancorp of OH             7.55     7.54    0.73    9.58    4.76       1.02   13.38      0.53   163.59    1.01
FFCH  First Fin. Holdings Inc. of SC          6.11     6.11    0.57    9.30    4.33       0.84   13.65      1.66    41.99    0.84
FFBI  First Financial Bancorp of IL           8.66     8.66   -0.38   -4.73   -4.50       0.42    5.23      0.40   147.92    0.91
FFHC  First Financial Corp. of WI(8)          7.12     6.94    0.96   13.35    4.68       1.28   17.95      0.26   148.86    0.64
FFHS  First Franklin Corp. of OH              9.02     8.96    0.19    2.14    1.82       0.65    7.20      0.52    62.31    0.62
FGHC  First Georgia Hold. Corp of GA          8.22     7.53    0.66    7.98    4.13       0.51    6.23      3.10    20.52    0.75
FSPG  First Home Bancorp of NJ                6.66     6.55    0.89   13.61    8.15       1.16   17.76      0.64   114.23    1.39
FFSL  First Independence Corp. of KS         10.43    10.43    0.43    3.84    3.62       0.69    6.12      0.87    69.37    0.91
FISB  First Indiana Corp. of IN               9.56     9.44    0.83    8.86    5.71       1.01   10.83      1.50    91.12    1.62
FKFS  First Keystone Fin. Corp of PA          7.31     7.31    0.54    7.21    4.86       0.77   10.30      1.60    30.58    0.84
FLKY  First Lancaster Bncshrs of KY          34.23    34.23    1.15    3.72    2.93       1.40    4.52      0.75    32.89    0.29
FLFC  First Liberty Fin. Corp. of GA          7.37     6.65    0.88   12.11    5.87       0.72    9.91      0.81   110.00    1.29
CASH  First Midwest Fin. Corp. of IA         11.39    10.09    0.74    6.46    5.50       0.94    8.21      0.85    75.48    0.93

                                                            Pricing Ratios                      Dividend Data(6)
                                               ----------------------------------------     -----------------------
                                                                        Price/  Price/        Ind.   Divi-
                                                Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout

Financial Institution                          Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                          ------- ------- ------- ------- -------      ------- ------- -------
                                                  (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
DIME  Dime Community Bancorp of NY               20.87  134.57   19.53  156.21   19.43         0.18    0.92   19.15
DIBK  Dime Financial Corp. of CT*                10.02  208.95   16.64  215.98    9.98         0.40    1.42   14.18
EGLB  Eagle BancGroup of IL                        NM    98.86   11.72   98.86     NM          0.00    0.00     NM
EBSI  Eagle Bancshares of Tucker GA              26.36  135.50   11.25  135.50   19.39         0.60    3.56     NM
EGFC  Eagle Financial Corp. of CT                  NM   154.41   10.60  197.79     NM          1.00    2.94     NM
ETFS  East Texas Fin. Serv. of TX                  NM    93.89   17.05   93.89   26.79         0.20    1.07   58.82
EMLD  Emerald Financial Corp of OH               17.90  160.58   12.17  163.10   14.50         0.24    1.66   29.63
EIRE  Emerald Island Bancorp, MA*                14.31  162.43   11.49  162.43   13.59         0.28    1.29   18.42
EFBC  Empire Federal Bancorp of MT                 NM   105.01   36.64  105.01     NM          0.30    1.94     NM
EFBI  Enterprise Fed. Bancorp of OH              24.39  126.42   15.59  126.58   21.98         1.00    5.00     NM
EQSB  Equitable FSB of Wheaton MD                17.25  147.05    7.41  147.05   10.81         0.00    0.00    0.00
FFFG  F.F.O. Financial Group of FL(8)            24.24  246.34   15.99  246.34   16.83         0.00    0.00    0.00
FCBF  FCB Fin. Corp. of Neenah WI                  NM   229.61   40.18  229.61     NM          0.80    2.99     NM
FFBS  FFBS Bancorp of Columbus MS                24.21  142.41   27.39  142.41   19.17         0.50    2.17   52.63
FFDF  FFD Financial Corp. of OH                    NM   101.72   25.16  101.72   24.18         0.30    2.03   68.18
FFLC  FFLC Bancorp of Leesburg FL                28.77  135.50   18.26  135.50   19.93         0.48    1.57   45.28
FFFC  FFVA Financial Corp. of VA                 22.20  179.93   23.71  183.76   18.32         0.48    1.64   36.36
FFWC  FFW Corporation of Wabash IN               15.48  121.32   11.55  134.67   12.39         0.72    2.46   38.10
FFYF  FFY Financial Corp. of OH                  21.19  136.83   18.76  136.83   14.90         0.70    2.58   54.69
FMCO  FMS Financial Corp. of NJ                  16.19  165.68   10.87  168.67   11.03         0.28    1.11   17.95
FFHH  FSF Financial Corp. of MN                  22.76  125.35   14.23  125.35   17.93         0.50    2.82   64.10
FOBC  Fed One Bancorp of Wheeling WV             20.20  120.26   13.30  126.10   14.18         0.58    2.90   58.59
FBCI  Fidelity Bancorp of Chicago IL             22.37  116.63   12.11  116.89   15.98         0.32    1.51   33.68
FSBI  Fidelity Bancorp, Inc. of PA               19.68  134.24    9.07  134.24   12.35         0.36    1.69   33.33
FFFL  Fidelity FSB, MHC of FL (47.7)               NM   216.42   18.13  218.01     NM          0.90    3.36     NM
FFED  Fidelity Fed. Bancorp of IN                  NM   178.92    9.20  178.92     NM          0.40    4.32     NM
FFOH  Fidelity Financial of OH                   29.90  125.31   16.21  141.99   20.33         0.28    1.84   54.90
FIBC  Financial Bancorp, Inc. of NY              22.84  129.45   12.11  130.04   12.82         0.40    2.01   45.98
FBSI  First Bancshares of MO                     18.60  119.69   16.21  119.87   15.54         0.20    0.82   15.50
FBBC  First Bell Bancorp of PA                   15.09  148.42   14.58  148.42   13.01         0.40    2.50   37.74
FBER  First Bergen Bancorp of NJ                   NM   131.77   18.70  131.77   26.89         0.20    1.13   52.63
SKBO  First Carnegie,MHC of PA(45.0)               NM   151.81   23.76  151.81     NM          0.30    1.94     NM
FSTC  First Citizens Corp of GA                  22.07  196.80   17.97  262.30   22.38         0.44    1.38   30.34
FCME  First Coastal Corp. of ME*                  2.42  105.02    9.69  105.02    2.49         0.00    0.00    0.00
FFBA  First Colorado Bancorp of Co               23.46  161.15   20.83  163.37   23.75         0.44    2.32   54.32
FDEF  First Defiance Fin.Corp. of OH               NM   117.06   24.95  117.06   25.00         0.32    2.17   74.42
FESX  First Essex Bancorp of MA*                 12.69  144.77   10.09  166.67   14.57         0.48    2.87   36.36
FFES  First FS&LA of E. Hartford CT              21.38  137.54    8.84  137.54   13.00         0.60    1.85   39.47
FFSX  First FS&LA. MHC of IA (46.1)                NM   211.06   17.50  212.77   24.37         0.48    1.66   69.57
BDJI  First Fed. Bancorp. of MN                    NM   119.32   12.97  119.32   21.00         0.00    0.00    0.00
FFBH  First Fed. Bancshares of AR                25.93  128.36   19.21  128.36   18.92         0.24    1.14   29.63
FTFC  First Fed. Capital Corp. of WI             20.76  230.26   14.64  245.74   17.88         0.48    1.96   40.68
FFKY  First Fed. Fin. Corp. of KY                18.86  173.39   23.76  184.08   15.81         0.56    2.60   49.12
FFBZ  First Federal Bancorp of OH                21.02  191.51   14.45  191.71   15.04         0.24    1.30   27.27
FFCH  First Fin. Holdings Inc. of SC             23.08  205.86   12.58  205.86   15.71         0.72    2.18   50.35
FFBI  First Financial Bancorp of IL                NM   107.03    9.26  107.03   20.07         0.00    0.00     NM
FFHC  First Financial Corp. of WI(8)             21.36  276.35   19.69  283.64   15.89         0.60    1.86   39.74
FFHS  First Franklin Corp. of OH                   NM   115.03   10.37  115.77   16.32         0.32    1.62     NM
FGHC  First Georgia Hold. Corp of GA             24.22  184.09   15.12  200.78     NM          0.05    0.65   15.63
FSPG  First Home Bancorp of NJ                   12.27  156.58   10.43  159.18    9.40         0.40    1.99   24.39
FFSL  First Independence Corp. of KS             27.66  112.07   11.69  112.07   17.33         0.25    1.92   53.19
FISB  First Indiana Corp. of IN                  17.52  148.87   14.24  150.74   14.34         0.48    2.34   41.03
FKFS  First Keystone Fin. Corp of PA             20.56  145.36   10.62  145.36   14.38         0.20    0.72   14.81
FLKY  First Lancaster Bncshrs of KY                NM   108.66   37.20  108.66   28.02         0.50    3.19     NM
FLFC  First Liberty Fin. Corp. of GA             17.05  182.93   13.49  202.89   20.83         0.40    1.78   30.30
CASH  First Midwest Fin. Corp. of IA             18.19  116.45   13.27  131.43   14.32         0.36    1.98   36.00

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia 22209
     (703) 528-1700                                      (continued)
                                            Weekly Thrift Market Line - Part Two
                                                Prices As Of August 29, 1997

                                                                  Key Financial Ratios                           Asset Quality
                                                 ----------------------------------------------------------     --------------
                                                          Tang.
                                                Equity/ Equity/       Reported Earnings       Core Earnings      NPAs   Resvs/
                                                                   ----------------------    ---------------
     Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs
     ---------------------                       ------  -------  ------  ------- ------    -------- ------     ------- ------
                                                    (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     FMBD  First Mutual Bancorp of IL             12.85     9.73    0.10    0.57    0.67       0.31    1.84       0.18  187.34
     FMSB  First Mutual SB of Bellevue WA*         6.82     6.82    1.02   15.34    7.43       1.00   14.95       0.01     NA
     FNGB  First Northern Cap. Corp of WI         11.28    11.28    0.64    5.50    3.45       0.91    7.88       0.06  798.69
     FFPB  First Palm Beach Bancorp of FL          6.57     6.41   -0.03   -0.42   -0.26       0.03    0.37       0.73   55.75
     FSLA  First SB SLA MHC of NJ (47.5)           9.42     8.40    0.58    6.23    2.68       0.91    9.74       0.68   83.02
     SOPN  First SB, SSB, Moore Co. of NC         22.83    22.83    1.44    5.83    5.14       1.73    6.99       0.08  241.60
     FWWB  First Savings Bancorp of WA*           14.75    13.57    1.05    6.25    3.60       1.00    5.90       0.30  215.39
     SHEN  First Shenango Bancorp of PA           10.95    10.95    0.89    7.82    6.15       1.16   10.18       0.54  135.75
     FSFC  First So.east Fin. Corp. of SC(8)      10.22    10.22    0.01    0.11    0.07       0.92    7.48       0.11  362.15
     FBNW  FirstBank Corp of Clarkston WA         18.04    18.04    0.70    3.86    3.09       0.57    3.14       2.07   31.12
     FFDB  FirstFed Bancorp of AL                  9.42     8.58    0.62    6.31    5.75       0.94    9.63       0.84   49.36
     FSPT  FirstSpartan Fin. Corp. of SC          26.32    26.32    0.95    3.62    2.83       1.11    4.20        NA      NA
     FLAG  Flag Financial Corp of GA               9.58     9.58   -0.03   -0.29   -0.20       0.15    1.65       4.27   47.62
     FLGS  Flagstar Bancorp, Inc of MI             5.46     5.46    0.00    0.00    0.00       0.00    0.00       3.41    8.26
     FFIC  Flushing Fin. Corp. of NY*             15.47    15.47    0.93    5.55    4.65       0.97    5.78       0.29  223.21
     FBHC  Fort Bend Holding Corp. of TX           6.03     5.62    0.19    3.18    2.16       0.44    7.36       0.37  141.08
     FTSB  Fort Thomas Fin. Corp. of KY           16.04    16.04    0.54    2.94    2.75       0.81    4.45       1.48   32.73
     FKKY  Frankfort First Bancorp of KY          17.19    17.19   -0.28   -1.14   -1.01       0.56    2.28       0.09   86.21
     FTNB  Fulton Bancorp of MO                   25.01    25.01    0.74    3.81    1.95       1.05    5.39       0.81  106.69
     GFSB  GFS Bancorp of Grinnell IA             11.44    11.44    1.00    8.59    6.18       1.22   10.55        NA      NA
     GUPB  GFSB Bancorp of Gallup NM              16.30    16.30    0.74    3.86    3.68       0.93    4.86       0.18  199.36
     GSLA  GS Financial Corp. of LA               45.63    45.63    1.08    3.63    2.16       1.08    3.63       0.11  293.18
     GOSB  GSB Financial Corp. of NY              27.06    27.06    1.02    3.77    3.62       0.86    3.19        NA      NA
     GWBC  Gateway Bancorp of KY(8)               27.04    27.04    0.83    3.23    2.95       1.15    4.47       0.90   14.14
     GBCI  Glacier Bancorp of MT                   9.74     9.48    1.44   15.09    6.20       1.61   16.87       0.27  229.89
     GFCO  Glenway Financial Corp. of OH           9.49     9.36    0.43    4.51    4.24       0.72    7.57       0.31   91.62
     GTPS  Great American Bancorp of IL           21.43    21.43    0.26    1.09    1.06       0.32    1.37       0.23  140.69
     GTFN  Great Financial Corp. of KY             9.24     8.84    0.75    7.89    4.76       0.71    7.50       3.06   15.68
     GSBC  Great Southern Bancorp of MO            8.53     8.53    1.38   14.76    6.76       1.56   16.69       1.91  114.73
     GDVS  Greater DV SB,MHC of PA (19.9)*        11.57    11.57    0.32    2.71    1.11       0.58    4.95       2.79   43.15
     GSFC  Green Street Fin. Corp. of NC          36.26    36.26    1.37    3.84    3.05       1.66    4.66       0.16   83.63
     GFED  Guarnty FS&LA,MHC of MO (31.0)(8)      13.78    13.78    0.61    4.30    1.95       0.92    6.51       0.50  216.62
     HCBB  HCB Bancshares of AR                   18.25    17.49   -0.11   -0.58   -0.58       0.39    2.11        NA      NA
     HEMT  HF Bancorp of Hemet CA                  8.21     6.72   -0.27   -3.07   -2.69      -1.88  -21.03        NA      NA
     HFFC  HF Financial Corp. of SD                9.43     9.43    0.66    7.12    5.59       0.89    9.66       0.33  244.25
     HFNC  HFNC Financial Corp. of NC             17.99    17.99    0.86    3.47    2.67       1.19    4.76       0.87   97.22
     HMNF  HMN Financial, Inc. of MN              14.43    14.43    0.71    4.79    3.84       0.88    5.96       0.08  531.97
     HALL  Hallmark Capital Corp. of WI            7.24     7.24    0.48    6.83    5.98       0.61    8.62       0.16  273.18
     HARB  Harbor FSB, MHC of FL (46.6)            8.39     8.11    0.95   11.52    3.69       1.23   14.84       0.46  222.68
     HRBF  Harbor Federal Bancorp of MD           12.90    12.90    0.46    3.52    2.94       0.71    5.46       0.05  379.63
     HFSA  Hardin Bancorp of Hardin MO            12.48    12.48    0.52    3.53    3.52       0.79    5.41       0.09  179.21
     HARL  Harleysville SA of PA                   6.53     6.53    0.75   11.71    5.62       1.03   16.04       0.03     NA
     HFGI  Harrington Fin. Group of IN             5.59     5.59    0.39    8.22    5.08       0.33    6.87       0.25   18.93
     HARS  Harris SB, MHC of PA (24.3)             8.01     7.01    0.49    5.78    2.08       0.62    7.24       0.65   64.15
     HFFB  Harrodsburg 1st Fin Bcrp of KY         26.93    26.93    1.03    3.77    3.61       1.36    5.01       0.47   59.81
     HHFC  Harvest Home Fin. Corp. of OH          12.50    12.50    0.27    1.87    1.96       0.58    4.07       0.11  117.00
     HAVN  Haven Bancorp of Woodhaven NY           5.95     5.93    0.56    9.27    5.52       0.83   13.79       0.74   86.28
     HVFD  Haverfield Corp. of OH(8)               8.55     8.55    0.57    6.82    3.81       1.08   12.97       1.04   82.48
     HTHR  Hawthorne Fin. Corp. of CA              4.60     4.60    0.23    5.32    3.63       0.51   11.47       7.17   19.99
     HMLK  Hemlock Fed. Fin. Corp. of IL          18.34    18.34    0.13    0.99    0.65       0.73    5.45        NA      NA
     HBNK  Highland Federal Bank of CA             7.47     7.47    0.46    6.25    3.28       0.68    9.17       3.09   55.00
     HIFS  Hingham Inst. for Sav. of MA*           9.35     9.35    1.21   12.60    7.67       1.21   12.60       0.41  165.13
     HBEI  Home Bancorp of Elgin IL               26.70    26.70    0.49    1.99    1.43       0.85    3.42       0.41   69.84
     HBFW  Home Bancorp of Fort Wayne IN          13.29    13.29    0.56    3.93    3.27       0.89    6.27       0.05  835.54
     HBBI  Home Building Bancorp of IN            12.82    12.82    0.20    1.59    1.41       0.52    4.05       0.38   47.98
     HCFC  Home City Fin. Corp. of OH             20.61    20.61    0.78    6.27    3.29       1.17    9.46       0.62  110.38

                                               Ratios                  Pricing Ratios                      Dividend Data(6)
                                               -------   ---------------------------------------      -----------------------
                                                                                  Price/  Price/        Ind.   Divi-
                                               Resvs/     Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout

     Financial Institution                      Loans    Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
     ---------------------                     -------   -------- ------  ------- ------ --------     -------  ------  -------
                                                 (%)        (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     FMBD  First Mutual Bancorp of IL            0.46        NM    98.04   12.59  129.42     NM          0.32    2.13     NM
     FMSB  First Mutual SB of Bellevue WA*       1.27      13.46  192.48   13.13  192.48   13.82         0.20    0.95   12.82
     FNGB  First Northern Cap. Corp of WI        0.53      28.98  156.63   17.66  156.63   20.24         0.32    2.51   72.73
     FFPB  First Palm Beach Bancorp of FL        0.60        NM   160.85   10.57  164.86     NM          0.60    1.71     NM
     FSLA  First SB SLA MHC of NJ (47.5)         1.06        NM   223.08   21.01  250.17   23.90         0.48    1.61   60.00
     SOPN  First SB, SSB, Moore Co. of NC        0.31      19.45  112.92   25.78  112.92   16.24         0.80    3.88     NM
     FWWB  First Savings Bancorp of WA*          0.97      27.81  175.16   25.84  190.38   29.46         0.28    1.13   31.46
     SHEN  First Shenango Bancorp of PA          1.15      16.27  126.44   13.85  126.44   12.50         0.60    2.18   35.50
     FSFC  First So.east Fin. Corp. of SC(8)     0.50        NM   189.10   19.33  189.10   21.07         0.24    1.63     NM
     FBNW  FirstBank Corp of Clarkston WA        0.78        NM   125.00   22.55  125.00     NM          0.00    0.00    0.00
     FFDB  FirstFed Bancorp of AL                0.59      17.40  114.16   10.75  125.23   11.40         0.50    3.02   52.63
     FSPT  FirstSpartan Fin. Corp. of SC         0.49        NM   128.01   33.70  128.01     NM          0.00    0.00    0.00
     FLAG  Flag Financial Corp of GA             2.91        NM   141.28   13.54  141.28     NM          0.34    2.31     NM
     FLGS  Flagstar Bancorp, Inc of MI           0.32        NM      NM    17.43     NM      NM          0.00    0.00     NM
     FFIC  Flushing Fin. Corp. of NY*            1.15      21.51  119.90   18.55  119.90   20.62         0.24    1.20   25.81
     FBHC  Fort Bend Holding Corp. of TX         1.03        NM   147.38    8.89  158.27   20.03         0.40    1.17   54.05
     FTSB  Fort Thomas Fin. Corp. of KY          0.54        NM   115.38   18.51  115.38   24.00         0.25    2.08     NM
     FKKY  Frankfort First Bancorp of KY         0.08        NM   156.63   26.92  156.63     NM          0.36    3.31     NM
     FTNB  Fulton Bancorp of MO                  1.01        NM   145.13   36.29  145.13     NM          0.20    0.95   48.78
     GFSB  GFS Bancorp of Grinnell IA            0.82      16.19  133.68   15.29  133.68   13.19         0.26    1.82   29.55
     GUPB  GFSB Bancorp of Gallup NM             0.69      27.17  111.08   18.10  111.08   21.55         0.40    2.13   57.97
     GSLA  GS Financial Corp. of LA              0.84        NM    96.27   43.93   96.27     NM          0.28    1.78     NM
     GOSB  GSB Financial Corp. of NY              NA       27.63  104.28   28.22  104.28     NM          0.00    0.00    0.00
     GWBC  Gateway Bancorp of KY(8)              0.38        NM   109.85   29.70  109.85   24.47         0.40    2.27     NM
     GBCI  Glacier Bancorp of MT                 0.85      16.14  218.60   21.30  224.68   14.43         0.48    2.70   43.64
     GFCO  Glenway Financial Corp. of OH         0.34      23.58  104.65    9.93  106.07   14.04         0.80    3.20     NM
     GTPS  Great American Bancorp of IL          0.44        NM   107.91   23.13  107.91     NM          0.40    2.22     NM
     GTFN  Great Financial Corp. of KY           0.72      20.99  163.58   15.11  170.87   22.10         0.60    1.80   37.74
     GSBC  Great Southern Bancorp of MO          2.59      14.78  228.19   19.47  228.19   13.08         0.40    2.35   34.78
     GDVS  Greater DV SB,MHC of PA (19.9)*       1.93        NM   240.16   27.78  240.16     NM          0.36    1.73     NM
     GSFC  Green Street Fin. Corp. of NC         0.18        NM   124.71   45.22  124.71   27.01         0.44    2.40     NM
     GFED  Guarnty FS&LA,MHC of MO (31.0)(8)     1.36        NM   215.91   29.75  215.91     NM          0.44    2.32     NM
     HCBB  HCB Bancshares of AR                  1.47        NM   100.15   18.27  104.48     NM          0.00    0.00     NM
     HEMT  HF Bancorp of Hemet CA                 NA         NM   115.54    9.49  141.22     NM          0.00    0.00     NM
     HFFC  HF Financial Corp. of SD              1.01      17.89  123.73   11.67  123.73   13.17         0.42    1.91   34.15
     HFNC  HFNC Financial Corp. of NC            1.14        NM   172.04   30.95  172.04   27.32         0.28    1.74   65.12
     HMNF  HMN Financial, Inc. of MN             0.71      26.06  126.16   18.20  126.16   20.94         0.00    0.00    0.00
     HALL  Hallmark Capital Corp. of WI          0.64      16.73  108.22    7.83  108.22   13.24         0.00    0.00    0.00
     HARB  Harbor FSB, MHC of FL (46.6)          1.37      27.07  294.43   24.70     NM    21.02         1.40    2.52   68.29
     HRBF  Harbor Federal Bancorp of MD          0.28        NM   119.84   15.45  119.84   21.94         0.40    2.03   68.97
     HFSA  Hardin Bancorp of Hardin MO           0.32      28.45  105.16   13.12  105.16   18.54         0.48    2.91     NM
     HARL  Harleysville SA of PA                 0.77      17.81  195.34   12.76  195.34   13.00         0.40    1.54   27.40
     HFGI  Harrington Fin. Group of IN           0.23      19.67  156.45    8.75  156.45   23.53         0.12    1.00   19.67
     HARS  Harris SB, MHC of PA (24.3)           0.97        NM   260.45   20.86  297.81     NM          0.58    1.53   73.42
     HFFB  Harrodsburg 1st Fin Bcrp of KY        0.38      27.73  105.24   28.35  105.24   20.89         0.40    2.62   72.73
     HHFC  Harvest Home Fin. Corp. of OH         0.26        NM   103.52   12.94  103.52   23.50         0.40    3.40     NM
     HAVN  Haven Bancorp of Woodhaven NY         1.15      18.12  156.49    9.30  157.01   12.18         0.60    1.58   28.71
     HVFD  Haverfield Corp. of OH(8)             0.99      26.23  172.36   14.73  172.36   13.79         0.56    2.09   54.90
     HTHR  Hawthorne Fin. Corp. of CA            1.67      27.53  134.81    6.20  134.81   12.77         0.00    0.00    0.00
     HMLK  Hemlock Fed. Fin. Corp. of IL         1.30        NM   105.49   19.35  105.49   27.95         0.24    1.56     NM
     HBNK  Highland Federal Bank of CA           2.13        NM   178.46   13.34  178.46   20.74         0.00    0.00    0.00
     HIFS  Hingham Inst. for Sav. of MA*         0.89      13.04  155.25   14.52  155.25   13.04         0.48    1.98   25.81
     HBEI  Home Bancorp of Elgin IL              0.36        NM   127.46   34.03  127.46     NM          0.40    2.29     NM
     HBFW  Home Bancorp of Fort Wayne IN         0.51        NM   124.86   16.59  124.86   19.13         0.20    0.91   27.78
     HBBI  Home Building Bancorp of IN           0.29        NM   110.75   14.19  110.75   27.70         0.30    1.46     NM
     HCFC  Home City Fin. Corp. of OH            0.87        NM   104.94   21.62  104.94   20.13         0.32    2.06   62.75

RP FINANCIAL, LC.
----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700                                         (continued)
                                          Weekly Thrift Market Line - Part Two
                                              Prices As Of August 29, 1997


                                                              Key Financial Ratios                          Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.
                                            Equity/ Equity/     Reported Earnings       Core Earnings       NPAs   Resvs/  Resvs/
                                                            -----------------------    ---------------
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- -------  ------    ------- -------    -------  ------ -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
HOMF  Home Fed Bancorp of Seymour IN          8.48     8.22    1.05   12.65    6.73       1.22   14.72       0.46  117.33    0.62
HWEN  Home Financial Bancorp of IN           16.93    16.93    0.64    3.78    3.43       0.80    4.76       1.74   31.30    0.67
HPBC  Home Port Bancorp, Inc. of MA*         10.56    10.56    1.67   15.78    7.69       1.66   15.69       0.08     NA     1.56
HMCI  Homecorp, Inc. of Rockford IL           6.54     6.54    0.14    2.17    1.77       0.43    6.83       3.35   14.24    0.59
HZFS  Horizon Fin'l. Services of IA           9.79     9.79    0.36    3.35    3.44       0.57    5.36       1.22   25.93    0.52
HRZB  Horizon Financial Corp. of WA*         15.60    15.60    1.57    9.99    7.13       1.54    9.80        NA      NA     0.84
IBSF  IBS Financial Corp. of NJ              17.41    17.41    0.49    2.68    1.93       0.86    4.71       0.08  171.10    0.52
ISBF  ISB Financial Corp. of LA              12.19    10.33    0.69    4.59    3.04       0.93    6.20        NA      NA     0.80
ITLA  Imperial Thrift & Loan of CA*          10.99    10.94    1.47   12.75    8.17       1.47   12.75       1.47   84.20    1.50
IFSB  Independence FSB of DC                  6.52     5.72    0.14    2.19    2.23       0.33    4.98       2.02    9.82    0.32
INCB  Indiana Comm. Bank, SB of IN           12.39    12.39    0.16    1.24    1.02       0.51    3.88        NA      NA     0.71
INBI  Industrial Bancorp of OH               17.71    17.71    0.72    3.87    3.05       1.42    7.57       0.30  156.98    0.55
IWBK  Interwest SB of Oak Harbor WA           6.78     6.63    0.87   12.91    4.61       1.18   17.52       0.64   73.79    0.78
IPSW  Ipswich SB of Ipswich MA*               5.71     5.71    1.21   20.41   12.92       0.95   16.04       1.52   56.87    1.18
JXVL  Jacksonville Bancorp of TX             14.92    14.92    1.02    6.45    5.37       1.34    8.46       0.78     NA      NA
JXSB  Jcksnville SB,MHC of IL (45.6)         10.50    10.50    0.30    2.72    1.67       0.66    5.97       0.66   72.96    0.61
JSBA  Jefferson Svgs Bancorp of MO            8.20     6.24    0.30    3.91    2.11       0.70    9.25       0.46  140.15    0.84
JOAC  Joachim Bancorp of MO                  28.17    28.17    0.47    1.59    1.59       0.77    2.62       0.20  109.86    0.32
KSAV  KS Bancorp of Kenly NC                 13.53    13.52    0.96    6.86    5.84       1.25    8.89       0.35   80.53    0.33
KSBK  KSB Bancorp of Kingfield ME(8)*         7.16     6.74    0.96   13.72    7.43       1.00   14.25       1.78   43.20    1.03
KFBI  Klamath First Bancorp of OR            19.55    19.55    0.81    3.67    2.80       1.23    5.54       0.08  213.23    0.23
LSBI  LSB Fin. Corp. of Lafayette IN          8.85     8.85    0.77    8.34    7.30       0.68    7.35       1.17   63.71    0.84
LVSB  Lakeview SB of Paterson NJ              9.52     7.61    1.37   13.73    8.62       0.95    9.53       0.98   66.74    1.50
LARK  Landmark Bancshares of KS              13.79    13.79    0.89    5.95    4.66       1.05    7.01       0.31  123.70    0.57
LARL  Laurel Capital Group of PA             10.03    10.03    1.14   10.88    7.16       1.43   13.72       0.43  212.35    1.31
LSBX  Lawrence Savings Bank of MA*            8.69     8.69    1.75   20.90   12.31       1.73   20.60       0.30  328.94    2.29
LFED  Leeds FSB, MHC of MD (36.3)            16.18    16.18    0.79    4.89    2.40       1.13    6.98       0.02  977.36    0.30
LXMO  Lexington B&L Fin. Corp. of MO         28.32    28.32    1.03    3.49    3.44       1.33    4.50       0.48   78.37    0.49
LIFB  Life Bancorp of Norfolk VA             10.55    10.25    0.71    6.60    4.16       0.87    8.03       0.39  166.43    1.48
LFBI  Little Falls Bancorp of NJ             13.28    12.26    0.27    1.94    1.67       0.48    3.41       1.04   33.93    0.82
LOGN  Logansport Fin. Corp. of IN            19.20    19.20    1.17    5.64    5.10       1.52    7.31       0.61   44.88    0.38
LONF  London Financial Corp. of OH           19.66    19.66    0.66    3.18    3.20       1.00    4.83       0.80   61.11    0.63
LISB  Long Island Bancorp, Inc of NY          8.99     8.90    0.61    6.58    3.61       0.71    7.63       1.03   55.02    0.92
MAFB  MAF Bancorp of IL                       7.88     6.84    0.79   10.57    4.91       1.10   14.70       0.45  120.51    0.71
MBLF  MBLA Financial Corp. of MO             12.15    12.15    0.67    5.10    4.67       0.85    6.52       0.25  109.19    0.50
MFBC  MFB Corp. of Mishawaka IN              13.65    13.65    0.57    3.66    3.28       0.86    5.52       0.08  177.07    0.19
MLBC  ML Bancorp of Villanova PA              6.98     6.86    0.74   10.26    6.63       0.67    9.28       0.46  163.34    1.71
MSBF  MSB Financial Corp. of MI              16.99    16.99    1.19    6.43    4.91       1.47    7.91       0.66   61.34    0.44
MGNL  Magna Bancorp of MS(8)                 10.22     9.95    1.39   14.23    5.32       1.53   15.70       2.92   26.42    1.11
MARN  Marion Capital Holdings of IN          22.55    22.55    1.39    6.09    6.00       1.67    7.28       0.81  144.01    1.35
MRKF  Market Fin. Corp. of OH                34.99    34.99    0.84    3.14    2.26       0.84    3.14       0.75   12.24    0.20
MFCX  Marshalltown Fin. Corp. of IA(8)       15.74    15.74    0.34    2.15    1.79       0.73    4.66        NA      NA     0.19
MFSL  Maryland Fed. Bancorp of MD             8.38     8.28    0.61    7.41    5.05       0.89   10.72       0.47   85.38    0.46
MASB  MassBank Corp. of Reading MA*          10.64    10.64    1.10   10.79    7.10       1.04   10.23       0.16  149.80    0.87
MFLR  Mayflower Co-Op. Bank of MA*            9.68     9.52    1.03   10.64    7.94       0.97   10.03       0.96   92.14    1.52
MECH  Mechanics SB of Hartford CT*           10.23    10.23    1.92   19.45   12.27       1.92   19.45       1.13  152.02    2.58
MDBK  Medford Bank of Medford, MA*            8.99     8.38    1.08   12.07    7.78       1.01   11.29       0.37  176.45    1.22
MERI  Meritrust FSB of Thibodaux LA           8.20     8.20    0.67    8.71    4.85       1.05   13.56       0.37   83.87    0.58
MWBX  MetroWest Bank of MA*                   7.44     7.44    1.38   18.37    8.32       1.38   18.37       0.91  126.64    1.48
MCBS  Mid Continent Bancshares of KS          9.39     9.39    1.02    9.79    6.29       1.16   11.10       0.15   71.76    0.19
MIFC  Mid Iowa Financial Corp. of IA          9.34     9.34    1.00   10.76    7.68       1.40   15.15       0.02     NA     0.45
MCBN  Mid-Coast Bancorp of ME                 8.60     8.60    0.43    4.92    4.16       0.67    7.71       0.73   70.32    0.62
MWBI  Midwest Bancshares, Inc. of IA          6.91     6.91    0.45    6.61    5.03       0.75   10.99       0.77   63.17    0.81
MWFD  Midwest Fed. Fin. Corp of WI            8.81     8.50    1.43   16.39    8.63       1.09   12.55       0.12  658.13    1.05
MFFC  Milton Fed. Fin. Corp. of OH           13.14    13.14    0.49    3.07    2.84       0.68    4.25       0.32   86.42    0.46
MIVI  Miss. View Hold. Co. of MN             18.87    18.87    0.69    3.74    3.81       1.03    5.57       0.33  370.39    1.91

                                                             Pricing Ratios                       Dividend Data(6)
                                               ----------------------------------------     ------------------------
                                                                        Price/  Price/        Ind.   Divi-
                                                Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout

Financial Institution                          Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                          ------- ------- ------- ------- --------     ------- -------  --------
                                                 (X)     (%)     (%)     (%)     (x)          ($)     (%)      (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
HOMF  Home Fed Bancorp of Seymour IN             14.85  175.95   14.92  181.49   12.77        0.50    1.67     24.75
HWEN  Home Financial Bancorp of IN               29.17  102.87   17.41  102.87   23.16        0.20    1.27     37.04
HPBC  Home Port Bancorp, Inc. of MA*             13.01  196.40   20.73  196.40   13.08        0.80    3.58     46.51
HMCI  Homecorp, Inc. of Rockford IL                NM   119.05    7.79  119.05   17.94        0.00    0.00      0.00
HZFS  Horizon Fin'l. Services of IA              29.03   95.54    9.35   95.54   18.14        0.32    1.70     49.23
HRZB  Horizon Financial Corp. of WA*             14.02  137.49   21.45  137.49   14.29        0.40    2.67     37.38
IBSF  IBS Financial Corp. of NJ                    NM   147.71   25.71  147.71   29.52        0.40    2.34       NM
ISBF  ISB Financial Corp. of LA                    NM   153.02   18.65  180.44   24.39        0.40    1.58     51.95
ITLA  Imperial Thrift & Loan of CA*              12.24  148.91   16.36  149.54   12.24        0.00    0.00      0.00
IFSB  Independence FSB of DC                       NM    97.38    6.35  111.08   19.74        0.22    1.69       NM
INCB  Indiana Comm. Bank, SB of IN                 NM   128.36   15.90  128.36     NM         0.36    2.29       NM
INBI  Industrial Bancorp of OH                     NM   126.83   22.46  126.83   16.76        0.48    3.25       NM
IWBK  Interwest SB of Oak Harbor WA              21.70  255.50   17.32  261.24   15.99        0.60    1.52     32.97
IPSW  Ipswich SB of Ipswich MA*                   7.74  142.70    8.16  142.70    9.85        0.12    0.92      7.14
JXVL  Jacksonville Bancorp of TX                 18.61  123.62   18.44  123.62   14.19        0.50    2.99     55.56
JXSB  Jcksnville SB,MHC of IL (45.6)               NM   160.09   16.80  160.09   27.22        0.40    1.86       NM
JSBA  Jefferson Svgs Bancorp of MO                 NM   154.19   12.64  202.41   20.09        0.40    1.22     57.97
JOAC  Joachim Bancorp of MO                        NM   106.38   29.96  106.38     NM         0.50    3.45       NM
KSAV  KS Bancorp of Kenly NC                     17.13  114.06   15.43  114.13   13.21        0.60    3.24     55.56
KSBK  KSB Bancorp of Kingfield ME(8)*            13.46  172.84   12.38  183.73   12.96        0.08    0.57      7.69
KFBI  Klamath First Bancorp of OR                  NM   138.17   27.01  138.17   23.64        0.30    1.53     54.55
LSBI  LSB Fin. Corp. of Lafayette IN             13.70  112.20    9.93  112.20   15.56        0.34    1.64     22.52
LVSB  Lakeview SB of Paterson NJ                 11.60  161.98   15.41  202.58   16.71        0.25    0.78      8.99
LARK  Landmark Bancshares of KS                  21.46  131.94   18.19  131.94   18.23        0.40    1.65     35.40
LARL  Laurel Capital Group of PA                 13.98  152.75   15.32  152.75   11.08        0.52    2.31     32.30
LSBX  Lawrence Savings Bank of MA*                8.12  152.62   13.27  152.62    8.24        0.00    0.00      0.00
LFED  Leeds FSB, MHC of MD (36.3)                  NM   198.86   32.17  198.86   29.17        0.76    2.90       NM
LXMO  Lexington B&L Fin. Corp. of MO             29.09  108.55   30.74  108.55   22.54        0.30    1.88     54.55
LIFB  Life Bancorp of Norfolk VA                 24.01  152.13   16.04  156.55   19.72        0.48    1.98     47.52
LFBI  Little Falls Bancorp of NJ                   NM   119.71   15.89  129.63     NM         0.20    1.15     68.97
LOGN  Logansport Fin. Corp. of IN                19.59  114.44   21.97  114.44   15.10        0.40    2.76     54.05
LONF  London Financial Corp. of OH                 NM   102.74   20.20  102.74   20.55        0.24    1.60     50.00
LISB  Long Island Bancorp, Inc of NY             27.69  179.84   16.17  181.64   23.87        0.60    1.50     41.67
MAFB  MAF Bancorp of IL                          20.36  185.58   14.63  213.69   14.64        0.28    0.91     18.54
MBLF  MBLA Financial Corp. of MO                 21.40  108.05   13.13  108.05   16.73        0.40    1.68     36.04
MFBC  MFB Corp. of Mishawaka IN                    NM   117.21   16.00  117.21   20.26        0.32    1.36     41.56
MLBC  ML Bancorp of Villanova PA                 15.07  149.85   10.46  152.53   16.67        0.40    1.95     29.41
MSBF  MSB Financial Corp. of MI                  20.38  130.41   22.15  130.41   16.56        0.28    2.11     43.08
MGNL  Magna Bancorp of MS(8)                     18.79  252.19   25.79  259.14   17.03        0.60    2.36     44.44
MARN  Marion Capital Holdings of IN              16.67  104.07   23.46  104.07   13.94        0.88    3.83     63.77
MRKF  Market Fin. Corp. of OH                      NM    95.75   33.51   95.75     NM         0.28    1.97       NM
MFCX  Marshalltown Fin. Corp. of IA(8)             NM   117.71   18.53  117.71   25.77        0.00    0.00      0.00
MFSL  Maryland Fed. Bancorp of MD                19.82  142.29   11.93  144.10   13.69        0.80    1.86     36.87
MASB  MassBank Corp. of Reading MA*              14.08  142.68   15.18  142.68   14.86        1.28    2.50     35.16
MFLR  Mayflower Co-Op. Bank of MA*               12.59  128.02   12.39  130.21   13.36        0.68    3.89     48.92
MECH  Mechanics SB of Hartford CT*                8.15  141.24   14.45  141.24    8.15        0.00    0.00      0.00
MDBK  Medford Bank of Medford, MA*               12.86  148.31   13.34  159.17   13.76        0.72    2.29     29.39
MERI  Meritrust FSB of Thibodaux LA              20.62  169.41   13.90  169.41   13.24        0.70    1.71     35.18
MWBX  MetroWest Bank of MA*                      12.02  206.95   15.39  206.95   12.02        0.12    1.92     23.08
MCBS  Mid Continent Bancshares of KS             15.91  151.86   14.26  151.86   14.03        0.40    1.34     21.39
MIFC  Mid Iowa Financial Corp. of IA             13.03  132.14   12.35  132.14    9.25        0.08    0.86     11.27
MCBN  Mid-Coast Bancorp of ME                    24.06  115.59    9.95  115.59   15.36        0.52    2.04     49.06
MWBI  Midwest Bancshares, Inc. of IA             19.89  123.75    8.55  123.75   11.96        0.60    1.67     33.15
MWFD  Midwest Fed. Fin. Corp of WI               11.59  185.10   16.32  191.95   15.15        0.34    1.64     18.99
MFFC  Milton Fed. Fin. Corp. of OH                 NM   120.93   15.89  120.93   25.46        0.60    4.36       NM
MIVI  Miss. View Hold. Co. of MN                 26.27   96.39   18.19   96.39   17.61        0.16    1.03     27.12

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700                                     (continued)
                                       Weekly Thrift Market Line - Part Two
                                                Prices As Of August 29, 1997

                                                             Key Financial Ratios                           Asset Quality
                                            ----------------------------------------------------------    ---------------
                                                     Tang.
                                                                Reported Earnings       Core Earnings
                                            Equity/ Equity/  ______________________    _______________      NPAs   Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
MBSP  Mitchell Bancorp of NC*                43.36    43.36    1.40    3.24    3.07       1.64    3.81       2.03   26.19
MBBC  Monterey Bay Bancorp of CA             11.33    10.45    0.25    2.04    1.74       0.47    3.87       0.33  111.47
MONT  Montgomery Fin. Corp. of IN            17.91    17.91    0.42    2.32    2.18       0.67    3.74       0.91   20.00
MSBK  Mutual SB, FSB of Bay City MI           6.07     6.07    0.11    1.93    1.71       0.04    0.75       0.11  272.91
NHTB  NH Thrift Bancshares of NH              7.65     6.52    0.39    5.25    2.92       0.58    7.77       0.70  125.20
NSLB  NS&L Bancorp of Neosho MO              19.56    19.56    0.49    2.37    2.22       0.77    3.71       0.03  210.00
NMSB  Newmil Bancorp. of CT*                  9.81     9.81    0.83    8.14    5.28       0.79    7.78       1.11  152.08
NASB  North American SB of MO                 7.68     7.42    1.26   17.18    8.37       1.19   16.18       3.11   27.16
NBSI  North Bancshares of Chicago IL         14.13    14.13    0.49    3.27    2.64       0.68    4.57        NA      NA
FFFD  North Central Bancshares of IA         22.67    22.67    1.64    6.41    6.14       1.90    7.41       0.12  814.90
NBN   Northeast Bancorp of ME*                6.95     6.01    0.51    6.99    6.41       0.47    6.47       1.37   77.15
NEIB  Northeast Indiana Bncrp of IN          15.19    15.19    1.04    6.33    5.85       1.22    7.42       0.40  159.54
NWEQ  Northwest Equity Corp. of WI           11.45    11.45    0.78    6.47    5.33       0.98    8.16       1.26   38.04
NWSB  Northwest SB, MHC of PA (30.7)          9.49     8.94    0.69    7.05    2.64       0.98    9.96       0.72   90.87
NSSY  Norwalk Savings Society of CT*          8.06     7.77    0.97   12.53    6.94       1.11   14.29        NA      NA
NSSB  Norwich Financial Corp. of CT*         11.17    10.08    1.09   10.08    5.12       1.04    9.58       1.29  151.12
NTMG  Nutmeg FS&LA of CT                      5.56     5.56    0.26    4.60    3.07       0.35    6.28       1.19   40.69
OHSL  OHSL Financial Corp. of OH             11.03    11.03    0.61    5.29    4.82       0.85    7.42       0.14  161.25
OCFC  Ocean Fin. Corp. of NJ                 16.25    16.25    0.04    0.24    0.18       0.98    5.97       0.55   79.68
OCN   Ocwen Financial Corp. of FL             8.75     8.36    2.81   33.59    6.21       1.69   20.28       5.11   17.43
OFCP  Ottawa Financial Corp. of MI            8.73     7.01    0.48    5.25    3.23       0.78    8.45       0.32  112.76
PFFB  PFF Bancorp of Pomona CA               10.32    10.21    0.16    1.41    1.09       0.46    4.09       1.76   59.73
PSFI  PS Financial of Chicago IL             38.70    38.70    1.94    4.74    4.75       1.96    4.81       0.79   28.66
PVFC  PVF Capital Corp. of OH                 7.02     7.02    1.05   15.56    6.55       1.35   20.00       1.20   61.53
PCCI  Pacific Crest Capital of CA*            7.09     7.09    1.04   13.26    7.40       0.97   12.43       1.29   79.26
PAMM  PacificAmerica Money Ctr of CA*        22.43    22.43    5.63   41.65   15.49       5.63   41.65       4.97   27.75
PALM  Palfed, Inc. of Aiken SC                8.24     8.24    0.10    1.29    0.78       0.61    7.54       2.12   51.22
PBCI  Pamrapo Bancorp, Inc. of NJ            12.74    12.64    0.90    6.37    5.59       1.24    8.78       2.77   26.10
PFED  Park Bancorp of Chicago IL             22.53    22.53    0.87    4.19    3.79       1.21    5.81       0.21  134.41
PVSA  Parkvale Financial Corp of PA           7.58     7.53    0.73    9.76    5.88       1.08   14.42       0.27  537.53
PEEK  Peekskill Fin. Corp. of NY             25.73    25.73    0.98    3.54    3.48       1.29    4.65       1.22   27.98
PFSB  PennFed Fin. Services of NJ             7.36     6.15    0.57    7.43    4.97       0.84   10.86       0.59   33.53
PWBC  PennFirst Bancorp of PA                 8.08     7.55    0.46    6.31    4.03       0.67    9.12       0.65   93.15
PWBK  Pennwood SB of PA*                     17.45    17.45    0.70    4.05    3.40       1.12    6.54       0.98   57.43
PBKB  People's SB of Brockton MA*             5.61     5.37    0.80   14.41    6.93       0.47    8.57       0.82   91.19
PFDC  Peoples Bancorp of Auburn IN           15.21    15.21    1.12    7.33    5.91       1.47    9.59       0.36   83.87
PBCT  Peoples Bank, MHC of CT (40.1)*         8.48     8.47    1.12   13.72    4.95       0.83   10.17       0.90  121.39
PFFC  Peoples Fin. Corp. of OH               27.20    27.20    0.90    3.32    3.07       0.90    3.32        NA      NA
PHBK  Peoples Heritage Fin Grp of ME*         7.72     6.51    1.28   15.68    6.34       1.29   15.88       0.91  126.66
PSFC  Peoples Sidney Fin. Corp of OH         23.26    23.26    0.92    3.97    3.50       1.21    5.18       1.00   42.00
PERM  Permanent Bancorp of IN                 9.16     9.03    0.34    3.64    3.16       0.62    6.57       1.09   45.43
PMFI  Perpetual Midwest Fin. of IA            8.53     8.53    0.12    1.38    1.16       0.29    3.36       0.40  185.58
PERT  Perpetual of SC, MHC (46.8)            11.82    11.82    0.59    4.97    2.46       0.83    7.00       0.12  502.32
PCBC  Perry Co. Fin. Corp. of MO             19.19    19.19    0.93    4.93    4.21       1.07    5.70        NA      NA
PHFC  Pittsburgh Home Fin. of PA             10.92    10.80    0.62    4.71    3.54       0.79    6.00       1.60   32.18
PFSL  Pocahnts Fed, MHC of AR (47.0)          6.36     6.36    0.60    9.75    5.15       0.84   13.54       0.15  308.72
POBS  Portsmouth Bank Shrs Inc of NH(8)*     25.93    25.93    2.29    9.13    5.64       2.02    8.07       0.50   53.09
PTRS  Potters Financial Corp of OH            8.83     8.83    0.48    5.37    4.83       0.85    9.54       0.50  350.66
PKPS  Poughkeepsie Fin. Corp. of NY           8.37     8.37    0.35    4.21    3.31       0.54    6.49       4.28   25.28
PHSB  Ppls Home SB, MHC of PA (45.0)         17.31    17.31    0.39    2.23    2.00       0.81    4.67        NA      NA
PRBC  Prestige Bancorp of PA                 11.13    11.13    0.37    2.84    2.75       0.65    5.01       0.30   85.33
PETE  Primary Bank of NH(8)*                  6.93     6.92    0.61    9.35    4.85       0.73   11.09       0.82   75.47
PFNC  Progress Financial Corp. of PA          5.27     4.65    0.54   10.19    3.66       0.65   12.26       1.46   51.92
PSBK  Progressive Bank, Inc. of NY*           8.55     7.64    0.99   12.02    7.00       0.98   11.81       0.85  131.46
PROV  Provident Fin. Holdings of CA          13.88    13.88    0.32    2.24    2.03       0.28    1.95        NA      NA
PULB  Pulaski SB, MHC of MO (29.8)           13.00    13.00    0.69    5.42    2.38       0.96    7.53        NA      NA

                                             Ratios                  Pricing Ratios                      Dividend Data(6)
                                            --------    ---------------------------------------      ------------------------
                                                                                 Price/  Price/        Ind.   Divi-
                                              Resvs/     Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                          Loans    Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                       ----------  ------- ------- ------- ------  --------     ------  ------  ---------
                                                (%)        (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
MBSP  Mitchell Bancorp of NC*                   0.62        NM   107.99   46.83  107.99   27.70         0.40    2.41     NM
MBBC  Monterey Bay Bancorp of CA                0.60        NM   115.18   13.05  124.96     NM          0.12    0.72   41.38
MONT  Montgomery Fin. Corp. of IN               0.20        NM   106.42   19.06  106.42   28.43         0.00    0.00    0.00
MSBK  Mutual SB, FSB of Bay City MI             0.67        NM   109.72    6.66  109.72     NM          0.00    0.00    0.00
NHTB  NH Thrift Bancshares of NH                1.05        NM   157.05   12.02  184.45   23.13         0.50    2.70     NM
NSLB  NS&L Bancorp of Neosho MO                 0.13        NM   111.80   21.87  111.80   28.86         0.50    2.71     NM
NMSB  Newmil Bancorp. of CT*                    3.18      18.93  155.62   15.27  155.62   19.80         0.24    1.86   35.29
NASB  North American SB of MO                   0.98      11.95  193.14   14.83  199.84   12.69         0.80    1.63   19.51
NBSI  North Bancshares of Chicago IL            0.27        NM   129.79   18.34  129.79   27.16         0.48    2.18     NM
FFFD  North Central Bancshares of IA            1.19      16.29  112.22   25.44  112.22   14.08         0.25    1.50   24.51
NBN   Northeast Bancorp of ME*                  1.32      15.59  107.49    7.47  124.36   16.86         0.32    2.21   34.41
NEIB  Northeast Indiana Bncrp of IN             0.71      17.09  110.27   16.75  110.27   14.57         0.32    1.91   32.65
NWEQ  Northwest Equity Corp. of WI              0.59      18.75  124.81   14.29  124.81   14.86         0.52    3.15   59.09
NWSB  Northwest SB, MHC of PA (30.7)            0.88        NM   259.13   24.59  275.00   26.83         0.32    1.45   55.17
NSSY  Norwalk Savings Society of CT*            1.54      14.41  168.94   13.61  175.23   12.63         0.40    1.15   16.53
NSSB  Norwich Financial Corp. of CT*            2.83      19.54  188.78   21.08  209.12   20.56         0.56    2.02   39.44
NTMG  Nutmeg FS&LA of CT                        0.55        NM   139.25    7.74  139.25   23.89         0.00    0.00    0.00
OHSL  OHSL Financial Corp. of OH                0.31      20.76  109.62   12.09  109.62   14.81         0.88    3.78     NM
OCFC  Ocean Fin. Corp. of NJ                    0.87        NM   122.93   19.98  122.93   22.56         0.80    2.38     NM
OCN   Ocwen Financial Corp. of FL               1.34      16.11     NM    41.05     NM    26.68         0.00    0.00    0.00
OFCP  Ottawa Financial Corp. of MI              0.42        NM   165.71   14.46  206.43   19.22         0.40    1.58   48.78
PFFB  PFF Bancorp of Pomona CA                  1.46        NM   132.67   13.69  134.05     NM          0.00    0.00    0.00
PSFI  PS Financial of Chicago IL                0.51      21.07  100.61   38.94  100.61   20.77         0.32    2.17   45.71
PVFC  PVF Capital Corp. of OH                   0.79      15.26  218.28   15.33  218.28   11.87         0.00    0.00    0.00
PCCI  Pacific Crest Capital of CA*              1.67      13.51  167.60   11.87  167.60   14.42         0.00    0.00    0.00
PAMM  PacificAmerica Money Ctr of CA*           2.22       6.46  177.22   39.74  177.22    6.46         0.00    0.00    0.00
PALM  Palfed, Inc. of Aiken SC                  1.32        NM   160.27   13.21  160.27   21.87         0.12    0.72     NM
PBCI  Pamrapo Bancorp, Inc. of NJ               1.29      17.89  124.85   15.90  125.83   12.97         1.00    4.82     NM
PFED  Park Bancorp of Chicago IL                0.73      26.40  100.61   22.67  100.61   19.03         0.00    0.00    0.00
PVSA  Parkvale Financial Corp of PA             1.97      17.01  157.77   11.97  158.97   11.52         0.52    1.78   30.23
PEEK  Peekskill Fin. Corp. of NY                1.35      28.72  111.28   28.63  111.28   21.83         0.36    2.20   63.16
PFSB  PennFed Fin. Services of NJ               0.28      20.10  142.54   10.49  170.42   13.76         0.28    0.97   19.58
PWBC  PennFirst Bancorp of PA                   1.49      24.81  125.64   10.15  134.39   17.18         0.33    2.11   52.38
PWBK  Pennwood SB of PA*                        1.03      29.39  111.37   19.44  111.37   18.21         0.32    1.91   56.14
PBKB  People's SB of Brockton MA*               1.57      14.44  195.68   10.97  204.27   24.28         0.44    2.63   37.93
PFDC  Peoples Bancorp of Auburn IN              0.38      16.91  122.20   18.58  122.20   12.91         0.60    2.55   43.17
PBCT  Peoples Bank, MHC of CT (40.1)*           1.60      20.19  256.72   21.77  256.96   27.24         0.68    2.42   48.92
PFFC  Peoples Fin. Corp. of OH                  0.39        NM   109.32   29.74  109.32     NM          0.50    2.90     NM
PHBK  Peoples Heritage Fin Grp of ME*           1.66      15.78  236.21   18.24  280.29   15.59         0.76    2.04   32.20
PSFC  Peoples Sidney Fin. Corp of OH            0.45      28.57  113.56   26.42  113.56   21.92         0.20    1.25   35.71
PERM  Permanent Bancorp of IN                   0.99        NM   115.25   10.56  116.97   17.50         0.40    1.76   55.56
PMFI  Perpetual Midwest Fin. of IA              0.95        NM   119.44   10.19  119.44     NM          0.30    1.40     NM
PERT  Perpetual of SC, MHC (46.8)               0.87        NM   201.84   23.87  201.84   28.82         1.40    3.45     NM
PCBC  Perry Co. Fin. Corp. of MO                0.19      23.74  113.67   21.82  113.67   20.55         0.40    1.87   44.44
PHFC  Pittsburgh Home Fin. of PA                0.76      28.26  137.23   14.98  138.69   22.16         0.24    1.23   34.78
PFSL  Pocahnts Fed, MHC of AR (47.0)            1.12      19.42  182.93   11.64  182.93   13.99         0.90    3.33   64.75
POBS  Portsmouth Bank Shrs Inc of NH(8)*        0.76      17.72  160.23   41.55  160.23   20.05         0.60    3.29   58.25
PTRS  Potters Financial Corp of OH              2.78      20.69  109.24    9.64  109.24   11.65         0.36    1.50   31.03
PKPS  Poughkeepsie Fin. Corp. of NY             1.45        NM   123.93   10.37  123.93   19.59         0.10    1.38   41.67
PHSB  Ppls Home SB, MHC of PA (45.0)            1.40        NM   111.42   19.28  111.42   23.88         0.00    0.00    0.00
PRBC  Prestige Bancorp of PA                    0.38        NM   103.69   11.54  103.69   20.63         0.12    0.70   25.53
PETE  Primary Bank of NH(8)*                    1.08      20.61  178.37   12.37  178.62   17.39         0.00    0.00    0.00
PFNC  Progress Financial Corp. of PA            1.08      27.31  255.19   13.44  289.22   22.69         0.11    0.75   20.37
PSBK  Progressive Bank, Inc. of NY*             1.65      14.29  167.11   14.29  187.08   14.54         0.68    2.07   29.57
PROV  Provident Fin. Holdings of CA             1.31        NM   110.82   15.39  110.82     NM          0.00    0.00    0.00
PULB  Pulaski SB, MHC of MO (29.8)              0.33        NM   224.18   29.15  224.18     NM          1.00    4.04     NM

     RP FINANCIAL, LC.
     ---------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia 22209
     (703) 528-1700                     (continued)
                     Weekly Thrift Market Line - Part Two
                         Prices As Of August 29, 1997

                                                                  Key Financial Ratios
                                                 ----------------------------------------------------------
                                                          Tang.
                                                                     Reported Earnings       Core Earnings
                                                 Equity/ Equity/  ----------------------    ---------------
     Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)
     ---------------------                       ------- ------- ------- ------- -------    ------- -------
                                                    (%)     (%)     (%)     (%)     (%)        (%)     (%)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     PLSK  Pulaski SB, MHC of NJ (46.0)           11.90    11.90    0.25    2.97    1.26       0.61    7.21
     PULS  Pulse Bancorp of S. River NJ            8.05     8.05    0.72    9.24    5.85       1.08   13.86
     QCFB  QCF Bancorp of Virginia MN             18.09    18.09    1.36    7.11    5.42       1.36    7.11
     QCBC  Quaker City Bancorp of CA               8.77     8.76    0.37    4.12    2.93       0.60    6.74
     QCSB  Queens County Bancorp of NY*           11.85    11.85    1.60   10.80    3.99       1.63   10.95
     RCSB  RCSB Financial, Inc. of NY(8)*          7.85     7.65    0.95   12.54    5.40       0.94   12.40
     RARB  Raritan Bancorp. of Raritan NJ*         7.93     7.80    0.96   12.55    6.56       1.02   13.33
     REDF  RedFed Bancorp of Redlands CA           8.45     8.42    0.25    3.24    1.78       0.65    8.37
     RELY  Reliance Bancorp, Inc. of NY            8.23     5.93    0.58    7.07    4.06       0.86   10.46
     RELI  Reliance Bancshares Inc of WI(8)*      48.82    48.82    0.86    1.78    1.91       0.92    1.89
     RIVR  River Valley Bancorp of IN             12.40    12.21    0.46    4.24    2.79       0.62    5.72
     RSLN  Roslyn Bancorp, Inc. of NY*            20.14    20.04    0.86    4.12    2.59       1.35    6.49
     RVSB  Rvrview SB,FSB MHC of WA(41.7)(8)      11.24    10.26    0.96    8.70    3.26       1.20   10.87
     SCCB  S. Carolina Comm. Bnshrs of SC         25.95    25.95    0.82    2.99    2.42       1.10    4.03
     SBFL  SB Fngr Lakes MHC of NY (33.1)          9.58     9.58    0.13    1.32    0.65       0.44    4.49
     SFED  SFS Bancorp of Schenectady NY          12.47    12.47    0.44    3.41    3.12       0.79    6.09
     SGVB  SGV Bancorp of W. Covina CA             7.31     7.19    0.20    2.37    2.05       0.47    5.74
     SISB  SIS Bancorp Inc of MA*                  7.20     7.20    1.38   18.82   11.32       1.37   18.70
     SWCB  Sandwich Co-Op. Bank of MA*             7.95     7.61    0.95   11.65    7.31       0.97   11.90
     SECP  Security Capital Corp. of WI(8)        16.20    16.20    1.25    7.87    4.71       1.50    9.38
     SFSL  Security First Corp. of OH              9.43     9.26    1.07   11.49    4.82       1.34   14.36
     SFNB  Security First Netwrk Bk of GA         33.11    32.57  -29.36     NM   -25.38     -30.07     NM
     SNFC  S?o-?e Fin. Corp. of MO(8)              9.03     9.03    1.04   10.44    5.47       1.17   11.79
     SOBI  Sobieski Bancorp of S. Bend IN         15.12    15.12    0.31    1.87    1.95       0.59    3.56
     SOSA  Somerset Savings Bank of MA(8)*         6.34     6.34    0.81   13.81    6.78       0.78   13.26
     SSFC  South Street Fin. Corp. of NC*         25.26    25.26    0.92    4.51    2.40       1.17    5.71
     SCBS  Southern Commun. Bncshrs of AL         21.96    21.96    0.32    2.52    1.20       0.79    6.23
     SMBC  Southern Missouri Bncrp of MO          15.67    15.67    0.71    4.42    4.06       0.70    4.35
     SWBI  Southwest Bancshares of IL             11.00    11.00    0.75    6.94    5.19       1.02    9.52
     SVRN  Sovereign Bancorp of PA                 4.01     3.03    0.44   11.07    4.00       0.68   17.14
     STFR  St. Francis Cap. Corp. of WI            7.88     6.96    0.64    7.35    5.13       0.70    8.09
     SPBC  St. Paul Bancorp, Inc. of IL            8.60     8.58    0.72    8.22    4.02       1.03   11.84
     STND  Standard Fin. of Chicago IL(8)         10.77    10.75    0.50    4.46    2.90       0.72    6.44
     SFFC  StateFed Financial Corp. of IA         17.78    17.78    1.11    6.16    5.32       1.35    7.47
     SFIN  Statewide Fin. Corp. of NJ              9.73     9.71    0.54    5.46    4.05       0.91    9.26
     STSA  Sterling Financial Corp. of WA          4.10     3.57    0.10    2.46    1.51       0.32    7.91
     SFSB  SuburbFed Fin. Corp. of IL              6.48     6.46    0.39    5.87    4.47       0.56    8.55
     ROSE  T R Financial Corp. of NY*              6.20     6.20    0.98   15.73    6.66       0.89   14.19
     THRD  TF Financial Corp. of PA               11.11     9.75    0.55    4.76    4.36       0.74    6.40
     TPNZ  Tappan Zee Fin., Inc. of NY            17.92    17.92    0.70    4.22    3.07       0.65    3.90
     ESBK  The Elmira SB FSB of Elmira NY*         6.30     6.04    0.36    5.66    4.82       0.35    5.51
     GRTR  The Greater New York SB of NY(8)*       6.27     6.27    0.74   12.34    6.02       0.40    6.62
     TSBS  Trenton SB,FSB MHC of NJ(35.9)         16.89    15.48    1.34    7.53    3.00       1.14    6.39
     TRIC  Tri-County Bancorp of WY               15.32    15.32    0.80    5.14    4.84       1.02    6.55
     TWIN  Twin City Bancorp of TN                12.86    12.86    0.53    4.13    3.30       0.75    5.82
     UFRM  United FS&LA of Rocky Mount NC          7.48     7.48    0.22    2.87    1.58       0.38    4.98
     UBMT  United Fin. Corp. of MT                22.65    22.65    1.09    4.70    4.00       1.34    5.80
     VABF  Va. Beach Fed. Fin. Corp of VA          6.85     6.85    0.21    3.15    1.91       0.47    7.02
     VFFC  Virginia First Savings of VA(8)         8.06     7.78    1.36   17.14    7.58       1.25   15.72
     WHGB  WHG Bancshares of MD                   20.65    20.65    0.51    2.23    2.16       0.51    2.23
     WSFS  WSFS Financial Corp. of DE*             5.20     5.16    1.31   23.71    9.72       1.32   23.87
     WVFC  WVS Financial Corp. of PA*             11.16    11.16    1.07    8.59    6.26       1.34   10.72
     WRNB  Warren Bancorp of Peabody MA*          10.37    10.37    2.13   22.09   11.49       1.81   18.79
     WFSL  Washington FS&LA of Seattle WA         12.08    11.03    1.67   14.37    7.12       1.84   15.85
     WAMU  Washington Mutual Inc. of WA(8)*        5.00     4.75    0.35    6.81    1.90       0.74   14.45
     WYNE  Wayne Bancorp of NJ                    13.35    13.35    0.44    2.94    2.09       0.44    2.94

                                                      Asset Quality Ratios                  Pricing Ratios
                                                    -----------------------     -----------------------------------------
                                                                                                        Price/  Price/
                                                      NPAs   Resvs/  Resvs/     Price/  Price/  Price/   Tang.   Core
     Financial Institution                           Assets   NPAs    Loans    Earning   Book   Assets   Book  Earnings
     ---------------------                          ------- ------- -------    ------- ------- ------- ------- --------
                                                       (%)     (%)     (%)        (X)     (%)     (%)     (%)     (x)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     PLSK  Pulaski SB, MHC of NJ (46.0)                0.65   71.47    0.81        NM   162.94   19.40  162.94     NM
     PULS  Pulse Bancorp of S. River NJ                0.69   65.20    1.93      17.08  150.40   12.10  150.40   11.39
     QCFB  QCF Bancorp of Virginia MN                  0.40  221.49    2.24      18.44  136.99   24.78  136.99   18.44
     QCBC  Quaker City Bancorp of CA                   1.31   74.10    1.19        NM   137.22   12.03  137.31   20.92
     QCSB  Queens County Bancorp of NY*                0.68   95.23    0.74      25.06     NM    37.39     NM    24.71
     RCSB  RCSB Financial, Inc. of NY(8)*              0.76   83.90    1.18      18.51  225.31   17.68  231.17   18.72
     RARB  Raritan Bancorp. of Raritan NJ*             0.29  297.45    1.29      15.24  178.29   14.14  181.34   14.35
     REDF  RedFed Bancorp of Redlands CA               2.19   45.70    1.15        NM   161.58   13.66  162.18   21.71
     RELY  Reliance Bancorp, Inc. of NY                0.79   33.33    0.57      24.65  166.18   13.68  230.61   16.65
     RELI  Reliance Bancshares Inc of WI(8)*            NA      NA     0.53        NM    92.18   45.00   92.18     NM
     RIVR  River Valley Bancorp of IN                  0.49  170.62    1.03        NM   112.78   13.98  114.50   26.61
     RSLN  Roslyn Bancorp, Inc. of NY*                 0.27  278.21    3.46        NM   156.04   31.43  156.79   24.46
     RVSB  Rvrview SB,FSB MHC of WA(41.7)(8)           0.14  278.46    0.56        NM   253.05   28.44  277.21   24.55
     SCCB  S. Carolina Comm. Bnshrs of SC              1.78   35.52    0.81        NM   125.66   32.61  125.66     NM
     SBFL  SB Fngr Lakes MHC of NY (33.1)              0.69   76.89    1.16        NM   197.76   18.95  197.76     NM
     SFED  SFS Bancorp of Schenectady NY               0.73   57.17    0.57        NM   110.38   13.76  110.38   17.99
     SGVB  SGV Bancorp of W. Covina CA                  NA      NA     0.44        NM   118.40    8.65  120.38   20.16
     SISB  SIS Bancorp Inc of MA*                      0.47  244.29    2.48       8.84  157.94   11.37  157.94    8.89
     SWCB  Sandwich Co-Op. Bank of MA*                 0.83   92.55    1.09      13.68  153.62   12.21  160.48   13.39
     SECP  Security Capital Corp. of WI(8)             0.12  918.65    1.44      21.21  160.17   25.94  160.17   17.78
     SFSL  Security First Corp. of OH                  0.28  273.91    0.85      20.74  224.48   21.16  228.41   16.59
     SFNB  Security First Netwrk Bk of GA               NA      NA     1.28        NM      NM   142.54     NM      NM
     SNFC  S?o-?e Fin. Corp. of MO(8)                  0.14  425.11    0.66      18.27  191.82   17.32  191.82   16.17
     SOBI  Sobieski Bancorp of S. Bend IN              0.15  158.73    0.33        NM   103.07   15.58  103.07   26.95
     SOSA  Somerset Savings Bank of MA(8)*             6.28   22.01    1.81      14.76  188.27   11.94  188.27   15.38
     SSFC  South Street Fin. Corp. of NC*              0.27   65.44    0.39        NM   138.07   34.87  138.07     NM
     SCBS  Southern Commun. Bncshrs of AL              2.48   46.17    1.94        NM   117.21   25.74  117.21     NM
     SMBC  Southern Missouri Bncrp of MO               1.10   37.60    0.64      24.64  108.83   17.05  108.83   25.00
     SWBI  Southwest Bancshares of IL                  0.30   67.34    0.28      19.29  129.06   14.19  129.06   14.06
     SVRN  Sovereign Bancorp of PA                     0.57   78.85    0.72      25.00  248.00    9.96     NM    16.15
     STFR  St. Francis Cap. Corp. of WI                0.19  181.58    0.80      19.49  141.22   11.13  159.80   17.69
     SPBC  St. Paul Bancorp, Inc. of IL                0.32  232.75    1.09      24.86  198.11   17.04  198.63   17.25
     STND  Standard Fin. of Chicago IL(8)              0.22  136.61    0.50        NM   149.04   16.05  149.30   23.83
     SFFC  StateFed Financial Corp. of IA               NA      NA      NA       18.80  113.23   20.13  113.23   15.49
     SFIN  Statewide Fin. Corp. of NJ                  0.43   95.58    0.83      24.67  134.89   13.12  135.09   14.53
     STSA  Sterling Financial Corp. of WA              0.61   79.43    0.82        NM   149.07    6.11  170.98   20.56
     SFSB  SuburbFed Fin. Corp. of IL                  0.48   41.27    0.31      22.36  125.46    8.13  125.92   15.36
     ROSE  T R Financial Corp. of NY*                  0.46   90.99    0.80      15.01  219.55   13.62  219.55   16.64
     THRD  TF Financial Corp. of PA                    0.33   92.84    0.62      22.92  110.38   12.27  125.82   17.04
     TPNZ  Tappan Zee Fin., Inc. of NY                 1.73   31.27    1.18        NM   120.21   21.54  120.21     NM
     ESBK  The Elmira SB FSB of Elmira NY*             0.66   97.39    0.85      20.74  115.35    7.26  120.33   21.31
     GRTR  The Greater New York SB of NY(8)*            NA      NA     1.71      16.62  195.23   12.24  195.23     NM
     TSBS  Trenton SB,FSB MHC of NJ(35.9)              0.73   55.92    0.67        NM   242.75   40.99  264.75     NM
     TRIC  Tri-County Bancorp of WY                     NA      NA     1.11      20.68  101.11   15.49  101.11   16.25
     TWIN  Twin City Bancorp of TN                     0.16  130.95    0.29        NM   123.61   15.89  123.61   21.51
     UFRM  United FS&LA of Rocky Mount NC              0.58  135.44    0.98        NM   179.10   13.39  179.10     NM
     UBMT  United Fin. Corp. of MT                      NA      NA     0.22      25.00  117.79   26.68  117.79   20.26
     VABF  Va. Beach Fed. Fin. Corp of VA              1.26   56.59    0.93        NM   160.24   10.97  160.24   23.48
     VFFC  Virginia First Savings of VA(8)             2.29   47.29    1.19      13.19  210.31   16.95  217.79   14.38
     WHGB  WHG Bancshares of MD                        0.15  160.96    0.29        NM   111.23   22.97  111.23     NM
     WSFS  WSFS Financial Corp. of DE*                 1.70   96.79    2.65      10.29  239.24   12.45  241.15   10.22
     WVFC  WVS Financial Corp. of PA*                  0.30  230.13    1.25      15.98  143.39   16.01  143.39   12.80
     WRNB  Warren Bancorp of Peabody MA*               1.15   98.45    1.79       8.71  178.21   18.48  178.21   10.23
     WFSL  Washington FS&LA of Seattle WA              0.73   59.65    0.60      14.05  185.88   22.45  203.51   12.73
     WAMU  Washington Mutual Inc. of WA(8)*            0.81   93.26    1.12        NM      NM    15.51     NM    24.74
     WYNE  Wayne Bancorp of NJ                         0.91   83.50    1.15        NM   145.19   19.39  145.19     NM

                                                            Dividend Data(6)
                                                           -----------------------
                                                          Ind.   Divi-
                                                         Div./   dend    Payout
     Financial Institution                               Share   Yield   Ratio(7)
     ---------------------                              ------- ------- -------
                                                           ($)     (%)     (%)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     PLSK  Pulaski SB, MHC of NJ (46.0)                    0.30    1.81     NM
     PULS  Pulse Bancorp of S. River NJ                    0.70    3.41   58.33
     QCFB  QCF Bancorp of Virginia MN                      0.00    0.00    0.00
     QCBC  Quaker City Bancorp of CA                       0.00    0.00    0.00
     QCSB  Queens County Bancorp of NY*                    1.00    1.86   46.51
     RCSB  RCSB Financial, Inc. of NY(8)*                  0.60    1.23   22.73
     RARB  Raritan Bancorp. of Raritan NJ*                 0.48    2.16   32.88
     REDF  RedFed Bancorp of Redlands CA                   0.00    0.00    0.00
     RELY  Reliance Bancorp, Inc. of NY                    0.64    2.08   51.20
     RELI  Reliance Bancshares Inc of WI(8)*               0.00    0.00    0.00
     RIVR  River Valley Bancorp of IN                      0.16    0.97   34.78
     RSLN  Roslyn Bancorp, Inc. of NY*                     0.24    1.05   40.68
     RVSB  Rvrview SB,FSB MHC of WA(41.7)(8)               0.24    0.89   27.27
     SCCB  S. Carolina Comm. Bnshrs of SC                  0.60    2.79     NM
     SBFL  SB Fngr Lakes MHC of NY (33.1)                  0.40    1.74     NM
     SFED  SFS Bancorp of Schenectady NY                   0.28    1.45   46.67
     SGVB  SGV Bancorp of W. Covina CA                     0.00    0.00    0.00
     SISB  SIS Bancorp Inc of MA*                          0.56    1.91   16.92
     SWCB  Sandwich Co-Op. Bank of MA*                     1.20    3.75   51.28
     SECP  Security Capital Corp. of WI(8)                 1.20    1.16   24.59
     SFSL  Security First Corp. of OH                      0.32    1.75   36.36
     SFNB  Security First Netwrk Bk of GA                  0.00    0.00     NM
     SMFC  Sho-Me Fin. Corp. of MO(8)                      0.00    0.00    0.00
     SOBI  Sobieski Bancorp of S. Bend IN                  0.32    1.95     NM
     SOSA  Somerset Savings Bank of MA(8)*                 0.00    0.00    0.00
     SSFC  South Street Fin. Corp. of NC*                  0.40    2.13     NM
     SCBS  Southern Commun. Bncshrs of AL                  0.30    1.89     NM
     SMBC  Southern Missouri Bncrp of MO                   0.50    2.90   71.43
     SWBI  Southwest Bancshares of IL                      0.76    3.75   72.38
     SVRN  Sovereign Bancorp of PA                         0.08    0.52   12.90
     STFR  St. Francis Cap. Corp. of WI                    0.48    1.39   27.12
     SPBC  St. Paul Bancorp, Inc. of IL                    0.40    1.73   43.01
     STND  Standard Fin. of Chicago IL(8)                  0.40    1.57   54.05
     SFFC  StateFed Financial Corp. of IA                  0.40    1.82   34.19
     SFIN  Statewide Fin. Corp. of NJ                      0.44    2.35   57.89
     STSA  Sterling Financial Corp. of WA                  0.00    0.00    0.00
     SFSB  SuburbFed Fin. Corp. of IL                      0.32    1.16   26.02
     ROSE  T R Financial Corp. of NY*                      0.60    2.17   32.61
     THRD  TF Financial Corp. of PA                        0.40    2.08   47.62
     TPNZ  Tappan Zee Fin., Inc. of NY                     0.28    1.62   52.83
     ESBK  The Elmira SB FSB of Elmira NY*                 0.64    2.73   56.64
     GRTR  The Greater New York SB of NY(8)*               0.20    0.87   14.49
     TSBS  Trenton SB,FSB MHC of NJ(35.9)                  0.35    1.22   40.70
     TRIC  Tri-County Bancorp of WY                        0.60    2.64   54.55
     TWIN  Twin City Bancorp of TN                         0.64    3.20     NM
     UFRM  United FS&LA of Rocky Mount NC                  0.24    2.00     NM
     UBMT  United Fin. Corp. of MT                         0.98    4.17     NM
     VABF  Va. Beach Fed. Fin. Corp of VA                  0.20    1.47     NM
     VFFC  Virginia First Savings of VA(8)                 0.10    0.42    5.52
     WHGB  WHG Bancshares of MD                            0.20    1.27   58.82
     WSFS  WSFS Financial Corp. of DE*                     0.00    0.00    0.00
     WVFC  WVS Financial Corp. of PA*                      0.80    2.96   47.34
     WRNB  Warren Bancorp of Peabody MA*                   0.52    2.97   25.87
     WFSL  Washington FS&LA of Seattle WA                  0.92    3.38   47.42
     WAMU  Washington Mutual Inc. of WA(8)*                1.08    1.80     NM
     WYNE  Wayne Bancorp of NJ                             0.20    0.84   40.00

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700                                         (continued)
                                            Weekly Thrift Market Line - Part Two
                                                Prices As Of August 29, 1997

                                                                   Key Financial Ratios                      Asset Quality Ratios
                                                ---------------------------------------------------------   -----------------------
                                                         Tang.
                                                                    Reported Earnings      Core Earnings
                                                Equity/ Equity/  ----------------------   ---------------     NPAs   Resvs/  Resvs/
    Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)    ROA(5)  ROE(5)    Assets   NPAs    Loans
    ---------------------                       ------- ------- ------- ------- -------   ------- -------   ------- ------- -------
                                                   (%)     (%)     (%)     (%)     (%)       (%)     (%)        (%)     (%)     (%)
    NASDAQ Listed OTC Companies (continued)
    ---------------------------------------
    WAYN  Wayne S&L Co. MHC of OH (47.8)          9.25     9.25    0.31    3.42    1.67       0.66    7.23     0.73   50.94    0.45
    WCFB  Wbstr Cty FSB MHC of IA (45.2)         23.35    23.35    1.06    4.61    2.70       1.42    6.15     0.26  152.85    0.69
    WBST  Webster Financial Corp. of CT           5.02     4.29    0.41    8.14    3.03       0.74   14.55     0.85  103.47    1.45
    WEFC  Wells Fin. Corp. of Wells MN           14.20    14.20    0.72    5.07    4.42       1.06    7.49     0.28  121.72    0.37
    WCBI  WestCo Bancorp of IL                   15.24    15.24    1.12    7.29    5.48       1.42    9.20     0.60   47.07    0.38
    WSTR  WesterFed Fin. Corp. of MT             10.91     8.73    0.63    5.09    3.79       0.79    6.41     0.25  191.01    0.73
    WOFC  Western Ohio Fin. Corp. of OH          13.79    12.85    0.33    2.24    2.19       0.45    3.10      NA      NA     0.58
    WWFC  Westwood Fin. Corp. of NJ               9.13     8.13    0.49    5.12    3.22       0.85    8.80     0.13  159.15    0.55
    WEHO  Westwood Hmstd Fin Corp of OH          29.41    29.41    0.70    2.41    1.94       1.04    3.62     0.06  255.81    0.21
    WFI   Winton Financial Corp. of OH            7.11     6.96    1.00   14.08   10.00       0.84   11.80     0.35   78.21    0.32
    FFWD  Wood Bancorp of OH                     12.31    12.31    1.07    8.25    4.75       1.27    9.81     0.24  143.64    0.44
    YFCB  Yonkers Fin. Corp. of NY               14.90    14.90    0.86    5.06    4.38       1.16    6.79     0.57   65.11    1.02
    YFED  York Financial Corp. of PA              8.61     8.61    0.62    7.41    4.25       0.79    9.46     2.39   23.05    0.64
                                                                   Pricing Ratios                       Dividend Data(6)
                                                      -----------------------------------------    -------------------------
                                                                                Price/  Price/        Ind.   Divi-
                                                       Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
    Financial Institution                             Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
    ---------------------                             ------- ------- ------- ------- ---------    ------- ------- ---------
                                                         (X)     (%)     (%)     (%)      (x)         ($)     (%)      (%)
    NASDAQ Listed OTC Companies (continued)
    ---------------------------------------
    WAYN  Wayne S&L Co. MHC of OH (47.8)                 NM   200.76   18.57  200.76   28.38         0.62    2.95     NM
    WCFB  Wbstr Cty FSB MHC of IA (45.2)                 NM   168.57   39.37  168.57   27.73         0.80    4.51     NM
    WBST  Webster Financial Corp. of CT                  NM   212.24   10.66  248.45   18.49         0.80    1.51   50.00
    WEFC  Wells Fin. Corp. of Wells MN                 22.60  112.70   16.00  112.70   15.28         0.48    2.91   65.75
    WCBI  WestCo Bancorp of IL                         18.26  134.25   20.46  134.25   14.47         0.60    2.33   42.55
    WSTR  WesterFed Fin. Corp. of MT                   26.38  114.10   12.44  142.56   20.95         0.44    2.06   54.32
    WOFC  Western Ohio Fin. Corp. of OH                  NM   101.58   14.01  108.99     NM          1.00    4.21     NM
    WWFC  Westwood Fin. Corp. of NJ                      NM   153.87   14.04  172.72   18.10         0.20    0.82   25.64
    WEHO  Westwood Hmstd Fin Corp of OH                  NM   109.39   32.17  109.39     NM          0.28    1.81     NM
    WFI   Winton Financial Corp. of OH                 10.00  140.85   10.01  143.88   11.94         0.46    2.88   28.75
    FFWD  Wood Bancorp of OH                           21.04  174.58   21.48  174.58   17.68         0.40    2.41   50.63
    YFCB  Yonkers Fin. Corp. of NY                     22.86  122.84   18.31  122.84   17.03         0.24    1.38   31.58
    YFED  York Financial Corp. of PA                   23.51  166.32   14.32  166.32   18.41         0.60    2.53   59.41

                                 EXHIBIT IV-2

                        Historical Stock Price Indices

                       HISTORICAL STOCK PRICE INDICES(1)

                                                                         SNL         SNL
                                                       NASDAQ          Thrift        Bank
Year/Qtr. Ended           DJIA         S&P 500        Composite        Index         Index
---------------           ----         -------        ---------        -----         -----
1991:  Quarter 1         2881.1         375.2            482.3         125.5          66.0
       Quarter 2         2957.7         371.2            475.9         130.5          82.0
       Quarter 3         3018.2         387.9            526.9         141.8          90.7
       Quarter 4         3168.0         417.1            586.3         144.7         103.1

1992:  Quarter 1         3235.5         403.7            603.8         157.0         113.3
       Quarter 2         3318.5         408.1            563.6         173.3         119.7
       Quarter 3         3271.7         417.8            583.3         167.0         117.1
       Quarter 4         3301.1         435.7            677.0         201.1         136.7

1993:  Quarter 1         3435.1         451.7            690.1         228.2         151.4
       Quarter 2         3516.1         450.5            704.0         219.8         147.0
       Quarter 3         3555.1         458.9            762.8         258.4         154.3
       Quarter 4         3754.1         466.5            776.8         252.5         146.2

1994:  Quarter 1         3625.1         445.8            743.5         241.6         143.1
       Quarter 2         3625.0         444.3            706.0         269.6         152.6
       Quarter 3         3843.2         462.6            764.3         279.7         149.2
       Quarter 4         3834.4         459.3            752.0         244.7         137.6

1995:  Quarter 1         4157.7         500.7            817.2         278.4         152.1
       Quarter 2         4556.1         544.8            933.5         313.5         171.7
       Quarter 3         4789.1         584.4          1,043.5         362.3         195.3
       Quarter 4         5117.1         615.9          1,052.1         376.5         207.6

1996:  Quarter 1         5587.1         645.5          1,101.4         382.1         225.1
       Quarter 2         5654.6         670.6          1,185.0         387.2         224.7
       Quarter 3         5882.2         687.3          1,226.9         429.3         249.2
       Quarter 4         6442.5         737.0          1,280.7         483.6         280.1

1997:  Quarter 1         6583.5         757.1          1,221.7         527.7         292.5
       Quarter 2         7672.8         885.1          1,442.1         624.5         333.3
August 29, 1997          7622.4         899.5          1,587.3         664.6         365.0

(1)  End of period data.

Sources:  SNL Securities; Wall Street Journal.

                                 EXHIBIT IV-3

                        Historical Thrift Stock Indices

                              [LOGO APPEARS HERE]

                                 INDEX VALUES

                                               INDEX VALUES                                  PERCENT CHANGE SINCE
                                  ----------------------------------------              -------------------------------
                                   07/31/97   1 MONTH      YTD      52 WEEK              1 MONTH      YTD      52 WEEK
-----------------------------------------------------------------------------------------------------------------------
All Pub. Traded Thrifts             684.5      624.5       483.6     388.4                9.60        41.45     76.24
MHC Index                           751.0      683.8       538.0     416.1                9.84        39.59     80.48

INSURANCE INDICES
-----------------------------------------------------------------------------------------------------------------------

SAIF Thrifts                        608.2      555.0       439.2     356.2                9.59        38.47     70.76
BIF Thrifts                         908.5      832.1       616.3     485.0                9.18        47.28     87.31

STOCK EXCHANGE INDICES
-----------------------------------------------------------------------------------------------------------------------

AMEX Thrifts                        197.0      192.7       156.2     132.1                2.20        26.10     49.07
NYSC Thrifts                        421.4      368.3       277.3     219.7               14.41        51.96     91.75
OTC Thrifts                         779.9      721.8       569.7     462.5                8.05        36.39     68.62

GEOGRAPHIC INDICES
-----------------------------------------------------------------------------------------------------------------------

Mid-Atlantic Thrifts              1,342.6    1,267.3       970.7     738.4                5.94        38.31     81.82
Midwestern Thrifts                1,455.2    1,369.4     1,159.3     951.7                6.26        25.52     52.90
New England Thrifts                 592.0      553.2       428.9     330.3                7.00        38.02     79.21
Southeastern Thrifts                608.6      561.4       447.2     375.6                8.40        36.10     62.03
Southwestern Thrifts                416.4      419.8       315.9     255.8                0.82        31.84     62.80
Western Thrifts                     730.2      635.1       474.7     392.0               14.97        53.83     86.25

ASSET SIZE INDICES
-----------------------------------------------------------------------------------------------------------------------

Less than $250M                     721.9      676.0       586.6     539.7                6.79        23.06     33.75
$250M to $500M                    1,011.5      947.0       789.8     673.2                6.81        28.07     50.25
$500M to $1B                        672.1      639.2       521.8     436.0                5.15        28.82     54.15
$1B to $5B                          747.6      704.8       546.0     429.6                6.08        36.92     74.03
Over $5B                            453.3      403.6       305.8     241.6               12.32        48.23     87.66

COMPARATIVE INDICES
-----------------------------------------------------------------------------------------------------------------------

Dow Jones Industrials             8,222.6    7,672.3     6,448.3   5,528.9                7.17        27.52     48.72
S&P 500                             954.3      885.2       740.7     640.0                7.81        28.83     49.12


All SNL indices are market-value weighted: i.e on institution's effect on an index is proportionate to that institution's market capitalization. All SNL thrift indices, except for the SNL MHC Index began at 100 on March 30, 1984. The SNL MHC Index began at 201.082 on Dec 31, 1992 the level of the SNL Thrift index on that date. On March 30, 1984. the S&P 500 closed at 159.2 and the Dow Jones industrials stood at 1164.9.

                                 EXHIBIT IV-4

                            Timberland Savings Bank
                       Market Area Acquisition Activity

         WASHINGTON STATE MERGER AND ACQUISITION ACTIVITY 1995-PRESENT


                                                                                        SELLER FINANCIALS AT COMPLETION
                                                                             ------------------------------------------------------
                                                                                 Total   TgEq/     YTD    YTD    NPAs/   Rsrvs/
 Ann'd      Comp                                                                Assets   Assets   ROAA   ROAE   Assets   NPLs
  Date       Date     Buyer                ST   Seller                 ST       ($000)    (%)      (%)    (%)    (%)     (%)
-----------------------------------------------------------------------------------------------------------------------------------
07/12/98   11/29/98   Washington Federal   WA   Metropolitan Bancorp   WA      761,014    8.14    0.85   12.85     NA      NA

07/13/94   01/06/95   First Interstate     CA   University SB          WA    1,118,973    9.42    1.20   12.58   0.80      NA

                      Average                                                  938,994    7.78    1.03   12.71   0.80      NA
                      Median                                                   938,994    7.78    1.03   12.71   0.80      NA


                                                                                               DEAL TERMS
                                                                             --------------------------------------------------
                                                                                         Deal               Deal
 Ann'd      Comp                                                                        Value             Price Per
  Date       Date     Buyer                ST   Seller                 ST               ($M)              Shares ($)
----------------------------------------------------------------------------------------------------------------------------------
07/12/98   11/29/98   Washington Federal   WA   Metropolitan Bancorp   WA                 67.5            19.834 Stock

07/13/94   01/06/95   First Interstate     CA   University SB          WA                205.1                NA Cash

                      Average                                                            138.3            19.834
                      Median                                                             138.3            19.834

                                                                                          DEAL PRICING AT COMPLETION
                                                                            -------------------------------------------------------
                                                                               Deal    Deal Pr/   Deal Pr/   Deal Pr/   TgBk Pram/
 Ann'd      Comp                                                               Pr/Bk    Tg Bk      Assets     4-Qtr      CoreDeps
  Date       Date     Buyer                ST   Seller                 ST       (%)      (%)        (%)       EPS (x)      (%)
-----------------------------------------------------------------------------------------------------------------------------------
07/12/98   11/29/98   Washington Federal   WA   Metropolitan Bancorp   WA     149.98   149.98       8.95          NA        7.09

07/13/94   01/06/95   First Interstate     CA   University SB          WA     151.37   188.17      17.58       14.15       11.18

                      Average                                                 150.68   169.08      13.27       14.15        9.14
                      Median                                                  150.68   169.08      13.27       14.15        9.14

Source: SNL Securities, LC.

                                 EXHIBIT IV-5

                            Timberland Savings Bank
                   Directors and Management Summary Resumes

                                 Exhibit IV-5
                               Director Resumes


     CLARENCE E. HAMRE has served as the Bank's President and Chief Executive Officer since 1969. Mr. Hamre is President of the 7th Street Theater Rehabilitation Group and is a member of the Building Committee of the Saron Lutheran Church. He also serves on the Board of Directors of the Hoquiam Development Association and is past Chairman of the Board and a Board member of the Washington Savings League.

     MICHAEL R. SAND is the Bank's Executive Vice President. Mr. Sand is the President of the Aberdeen Neighborhood Housing Services, the former President of the Grays Harbor chamber of Commerce and a member of the Hoquiam Lion's Club.

     ANDREA M. CLINTON is an interior designer and the owner of AMC Interiors. Ms. Clinton is a volunteer for the Olympia School District, the Black Hills Bambino Baseball League and the Christman Forest Auction. She resides in Olympia, Washington.

     ROBERT BACKSTROM is retired after serving as owneer of Price & Price Real Estate and Insurance of Montesano, Washington, for 31 years. He is a past President of the Montesano Chamber of Commerce and Montesano Little League.

     RICHARD R. MORRIS, JR. is the owner of Dick's Food Centers, Inc., a retail grocery. Mr. Morris serves on the Boards of Directors of the Washington Food Industry and the Economic Development Council of Gray Harbor County. He is also a member of the Hoquiam Rotary Club. He resides in Ocean Shores, Washington.

     ALAN E. SMITH is the owner of Harbor Drug, Inc., a retail pharmacy. Mr. Smith is President of the Hoquiam Development Association and the Hoquiam Retail Trade Board and is a member of the Board of Directors of the Washington State Pharmaceutical Association.

     PETER J. MAJAR is retired as general manager of Hoquiam Plywood Co., Inc., a plywood manufacturer. , President of the Plywood Marketing Association and President of PMA Transportation Company, Vancouver, Washington. Mr. Majar is a member of the Aberdeen Lion's Club and is involved in various church, fraternal and mission activities. He was a long time member of the Board of Directors of Goodwill Industries when it was located in Grays Harbor, Washington.

     JON C. PARKER is a Partner in the law firm of Parker, Johnson & Parker P.S. Mr. Parker is an officer and director of the Hoquiam Youth Baseball League and the Hoquiam Babe Ruth Baseball League. He also is volunteer counsel to the Hoquiam YMCA, the Polson Museum and the Historical Society. Mr. Parker is a member of the Washington State Bar Association and serves as Special District Disciplinary Counsel.

     JAMES C. MASON is the President and owner of Mason Timber Co. Mr. Mason is President of the Aberdeen YMCA and serves as a member of the Aberdeen School Board, the Grays Harbor Community Hospital Foundation Board, the Bishop Foundation Board and the Aberdeen Rotary Club. He resides in Aberdeen, Washington.

                                  Exhibit IV-5
                           Senior Management Resumes


     CLARENCE E. HAMRE has served as the Bank's President and Chief Executive Officer since 1969. Mr. Hamre is President of the 7th Street Theater Rehabilitation Group and is a member of the Building Committee of the Saron Lutheran Church. He also serves on the Board of Directors of the Hoquiam Development Association and is past Chairman of the Board and a Board member of the Washington Savings Leage.

     MICHAEL R. SAND is the Bank's Executive Vice President. Mr. Sand is the President of the Aberdeen Neighborhood Housing Services, the former President of the Grays Harbor chamber of Commerce and a member of the Hoquiam Lion's Club.

                                 EXHIBIT IV-6

                            Timberland Savings Bank
                      Pro Forma Regulatory Capital Ratios

                                 EXHIBIT IV-6


                            Timberland Savings Bank
                      Pro Forma Regulatory Capital Ratios

                                                                                  PRO FORMA AT JUNE 30, 1997
                                                         -------------------------------------------------------------------------

                                                           Minimum of Estimated      Midpoint of Estimated    Maximum of Estimated
                                                              Valuation Range           Valuation Range          Valuation Range
                                                         -----------------------   -----------------------   ----------------------
                                                             4,250,000 Shares          5,000,000 Shares          5,750,000 Shares
                                 June 30, 1997             at $10.00 Per Share       at $10.00 Per Share       at $10.00 Per Share
                              ----------------------     -----------------------   -----------------------   ----------------------
                                          Percent of                  Percent of                Percent of               Percent of
                                           Adjusted                    Adjusted                  Adjusted                 Adjusted
                                            Total                       Total                     Total                    Total
                              Amount      Assets (1)     Amount       Assets (1)   Amount       Assets (1)   Amount      Assets (1)
                              ------      ----------     ------       ----------   ------       ----------   ------      ----------
                                                                                   (Dollars in thousands)
GAAP capital................  $23,866        11.57%      $34,434         15.52%    $36,384         16.19%    $38,334        16.85%
                              =======        =====       =======         =====     =======         =====     =======        =====

Tier 1 (leverage) capital...  $23,866        11.71%      $34,434         15.69%    $36,384         16.36%    $38,334        17.02%
Tier 1 (leverage) capital
 requirement................    6,114         3.00         6,584          3.00       6,670          3.00       6,755         3.00
                              -------        -----       -------         -----     -------         -----     -------        -----
Excess......................  $17,752         8.71%      $27,850         12.69%    $29,714         13.36%    $31,579        14.02%
                              =======        =====       =======         =====     =======         =====     =======        =====

Tier 1 risk adjusted
 capital....................  $23,866        15.96%      $34,434         21.88%    $36,384         22.91%    $38,334        23.93%
Tier 1 risk adjusted capital
 requirement................    5,981         4.00         6,294          4.00       6,351          4.00       6,408         4.00
                              -------        -----       -------         -----     -------         -----     -------        -----
Excess......................  $17,885        11.96%      $28,140         17.88%    $30,033         18.91%    $31,926        19.93%
                              =======        =====       =======         =====     =======         =====     =======        =====

Total risk based capital....  $25,320        16.93%      $35,888         22.81%    $37,838         23.83%    $39,788        24.83%
Total risk based
 capital requirement........   11,962         8.00        12,589          8.00      12,703          8.00      12,817         8.00
                              -------        -----       -------         -----     -------         -----     -------        -----
Excess......................  $13,358         8.93%      $23,299         14.81%    $25,135         15.83%    $26,971        16.83%
                              =======        =====       =======         =====     -------         -----     -------        -----
                              --------------------
                                    15% above
                              Maximum of Estimated
                                Valuation Range
                              --------------------
                                6,612,500 Shares
                               at $10.00 Per Share
                              --------------------
                                        Percent of
                                         Adjusted
                                          Total
                              Amount    Assets (1)
                              ------    ----------
                             (Dollars in Thousands)
GAAP capital................  $40,576        17.58%
                              =======        =====

Tier 1 (leverage) capital...  $40,576        17.76%
Tier 1 (leverage) capital
 requirement................    6,854         3.00
                              -------        -----
Excess......................  $33,722        14.76%
                              =======        =====

Tier 1 risk adjusted
 capital....................  $40,576        25.07%
Tier 1 risk adjusted capital
 requirement................    6,474         4.00
                              -------        -----
Excess......................  $34,102        21.07%
                              =======        =====

Total risk based capital....  $42,030        25.97%
Total risk based
 capital requirement........   12,948         8.00
                              -------        -----
Excess......................  $29,082        17.97%
                              =======        =====

________________________
(1) For the Tier 1 (leverage) capital and Washington regulatory capital calculations, percent of total average assets. For the Tier 1 risk-based capital and total risk-based capital calculations, percent of total risk-weighted assets. Net proceeds (after ESOP and MRP) were assumed to be invested in one-to four-family residential mortgage loans with a weighted average risk-weight of 50% .
(2) As a Washington-chartered savings bank, the Savings Bank is subject to the capital requirements of the FDIC and the Division. The FDIC requires state-chartered savings bank, including the Savings Bank, to have a minimum leverage ratio of Tier 1 capital to total assets of at least 3%, provided, however, that all institutions, other than those (i) receiving the highest rating during the examination process and (ii) not anticipating any significant growth, are required to maintain a ratio of 1% to 2% above the stated minimum, with an absolute total capital to risk-weighted assets of at least 8%. The Savings Bank has not been notified by the FDIC of any leverage capital requirement specifically applicable to it. However, for the purposes of this table, the Savings Bank has assumed that its leverage capital requirement is 4% of total average assets.

                                 EXHIBIT IV-7

                           Pro Forma Analysis Sheet

RP Financial, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                 Exhibit IV-7
                      PRO FORMA ANALYSIS SHEET -- PAGE 1
                            Timberland Savings Bank
                         Prices as of August 29, 1997

                                                        Comparable                All WA                 All SAIF
                                                         Companies               Companies               Companies
                                                     ----------------        -----------------       -----------------
Price Multiple:          Symbol       Subject(1)    Mean       Median       Mean       Median       Mean       Median
--------------           ------       ----------    ----       ------       ----       ------       ----       ------
Price-earnings ratio     = P/E          11.58x      21.87x      22.76x      18.21x      14.05x      20.87x     20.75x
Price-core earnings      = P/CORE       10.80x      19.80x      19.09x      17.81x      15.14x      18.42x     17.88x
Price-book ratio         = P/B          75.47%     151.83%     137.83%     174.37%     175.16%     140.69%    132.99%
Price-tng book ratio     = P/TB         75.47%     157.00%     140.37%     183.01%     190.38%     144.94%    134.05%
Price-assets ratio       = P/A          20.70%      20.09%      21.14%      18.41%      21.45%      17.55%     15.45%

Valuation Parameters
--------------------
Pre-Conv Earnings (Y)              $  2,948,000        Est ESOP Borrowings (E)            $4,000,000

Pre-Conv Book Value (B)            $ 23,866,000        Cost of ESOP Borrowings (S)              0.00% (4)

Pre-Conv Assets (A)                $206,188,000        Amort of ESOP Borrowings (T)               10 Years

Reinvestment Rate(2) (R)                   4.60%       Recognition Plans Amount (M)       $2,000,000

Est Conversion Exp(3) (X)               965,000        Recognition Plans Expense ($)      $  400,000

Proceeds Not Reinvested (Z)        $  4,000,000

Calculation of Pro Forma Value After Conversion (5)
--------------------------------------------------
1.   V =  P/E (Y-R(X+Z)-ES-(1-TAX)E/T-(1-TAX)N))-M     V = $ 50,029,717
          --------------------------------------------
          1-(P/E)R

2.   V =  P/B (B-X-E) - M                              V = $ 49,998,307
          ------------------------
          1-P/B

3.   V =  P/A (A-X-E) - M                              V = $ 50,003,986
          -------------------------
          1-P/A

                                    Total          Price         Total
Conclusion                          Shares       Per Share       Value
----------                          ------       ---------       -----
Appraised Value                    5,000,000     $10.00          $50,000,000

RANGE:
-----

- Minimum                          4,250,000     $10.00          $42,500,000
- Maximum                          5,750,000     $10.00          $57,500,000
- Superrange                       6,612,500     $10.00          $66,125,000

(1)  Pricing ratios shown reflect the midpoint appraised value.
(2)  Net return assumes a reinvestment rate of  6.97 percent, and a tax rate of
     34.00 percent.
(3) Conversion expenses reflect estimated expenses as presented in offering document.
(4) Assumes a borrowings cost of 0.00 percent and a tax rate of 34.00 percent.
(5) Assumes Recognition Plans installed on a post-conversion basis with authorized but unissued shares.

RP Financial, Inc.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                 Exhibit IV-7
                      PRO FORMA ANALYSIS SHEET -- PAGE 2
                            Timberland Savings Bank
                         Prices as of August 29, 1997

                                                   Mean Pricing                Median Pricing
                                                -------------------          -------------------
Valuation Approach                 Subject      Peers        (Disc)          Peers        (Disc)
------------------                 -------      -----        ------          -----        ------
P/E    Price-earnings               11.58x      21.87x      -47.07%          22.76x      -49.13%

P/CORE Price-core earnings          10.80x      19.80x      -45.46%          19.09x      -43.45%

P/B    Price-book                   75.47%     151.83%          NM%         137.83%      -45.24%

P/TB   Price-tang. book             75.47%     157.00%          NM%         140.37%      -46.23%

P/A    Price-assets                 20.70%      20.09%        3.05%          21.14%       -2.10%

Average Premium (Discount)                                  -29.83%                      -37.23%

                                 EXHIBIT IV-8

                    Pro Forma Effect of Conversion Proceeds

RP Financial, LC.
----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                 Exhibit IV-8
                    PRO FORMA EFFECT OF CONVERSION PROCEEDS
                            Timberland Savings Bank
                          At the Minimum of the Range



1.  Conversion Proceeds
    Pro-forma market value................................$ 42,500,000
        Less: Estimated offering expenses.................     965,000
                                                           -----------

    Net Conversion Proceeds...............................$ 41,535,000




2.  Estimated Additional Income from Conversion Proceeds

    Net Conversion Proceeds...............................$ 41,535,000
        Less: Held in Non-Earning Assets(5)(1)............   3,400,000
                                                           -----------

    Net Proceeds Reinvested...............................$ 38,135,000
    Estimated net incremental rate of return..............        4.60 %
                                                          ------------

    Earnings Increase.....................................$  1,754,286
        Less: Estimated cost of ESOP borrowings(1)........           0
        Less: Amortization of ESOP borrowings(2)..........     224,400
        Less: Recognition Plans Expense(4)................     224,400
                                                           -----------

    Net Earnings Increase.................................$  1,305,486

3.  Pro-Forma Earnings (rounded)

    Period                                  Before Conversion  After Conversion
    ------                                  -----------------  -----------------
    12 Months ended June 30, 1997           $ 2,948,000        $ 4,253,486
    12 Months ended June 30, 1997 (Core)    $ 3,272,000        $ 4,577,486

4.  Pro-Forma Net Worth (rounded)

    Date                       Before Conversion  Conversion Proceeds  After Conversion
    ----                       -----------------  -------------------  ----------------
    June 30, 1997             $ 23,866,000       $ 38,135,000 (3)       $ 62,001,000

5.  Pro-Forma Net Assets (rounded)

    Date                       Before Conversion  Conversion Proceeds  After Conversion
    ----                       -----------------  -------------------  ----------------
    June 30, 1997              $  206,188,000     $   38,135,000      $  244,323,000

NOTE: Shares for calculating per share amounts:   4,420,000
(1) Estimated ESOP borrowings of $ 3,400,000 with an after-tax cost of 0.00 percent, assuming a borrowing cost of 0.00 percent and a tax rate of 34.00 percent. ESOP financed by holding company - excluded from reinvestment and total assets.
(2) ESOP borrowings are amortized over 10 years, amortization is tax-effected.
(3) ESOP borrowings of $ 3,400,000 are omitted from net worth.
(4) $1,700,000 purchased by the Recognition Plans with an estimated pre-tax expense of $ 340,000 and a tax rate of 34.00 percent.
(5) Stock purchased by Recognition Plans is purchased on post conversion basis, but the related expense and ownership dilution have been factored in the valuation.

RP Financial, LC.
----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                 Exhibit IV-8
                    PRO FORMA EFFECT OF CONVERSION PROCEEDS
                           Timberland Savings Bank
                         At the Midpoint of the Range


1.  Conversion Proceeds
    Pro-forma market value............................... $ 50,000,000
        Less: Estimated offering expenses................      965,000
                                                          ------------

    Net Conversion Proceeds.............................. $ 49,035,000



2.  Estimated Additional Income from Conversion Proceeds

    Net Conversion Proceeds.............................. $ 49,035,000
        Less: Held in Non-Earning Assets(5)(1)...........    4,000,000
                                                           -----------

    Net Proceeds Reinvested.............................. $ 45,035,000
    Estimated net incremental rate of return.............         4.60 %
                                                           -----------

    Earnings Increase ................................... $  2,071,700
        Less: Estimated cost of ESOP borrowings(1) ......            0
        Less: Amortization of ESOP borrowings(2) ........      264,000
        Less: Recognition Plans Expense(4)...............      264,000
                                                           -----------

    Net Earnings Increase ............................... $  1,543,700

3.  Pro-Forma Earnings (rounded)

    Period                                  Before Conversion  After Conversion
    ------                                  -----------------  -----------------
    12 Months ended June 30, 1997           $ 2,948,000        $ 4,491,700
    12 Months ended June 30, 1997 (Core)    $ 3,272,000        $ 4,815,700

4.  Pro-Forma Net Worth (rounded)

    Date                       Before Conversion  Conversion Proceeds  After Conversion
    ----                       -----------------  -------------------  ----------------
    June 30, 1997             $ 23,866,000       $ 45,035,000 (3)       $ 68,901,000

5.  Pro-Forma Net Assets (rounded)

    Date                       Before Conversion  Conversion Proceeds  After Conversion
    ----                       -----------------  -------------------  ----------------
    June 30, 1997              $  206,188,000     $   45,035,000      $  251,223,000

NOTE: Shares for calculating per share amounts:   5,200,000
(1) Estimated ESOP borrowings of $ 4,000,000 with an after-tax cost of 0.00 percent, assuming a borrowing cost of 0.00 percent and a tax rate of 34.00 percent. ESOP financed by holding company - excluded from reinvestment and total assets.
(2) ESOP borrowings are amortized over 10 years, amortization is tax-effected.
(3) ESOP borrowings of $ 4,000,000 are omitted from net worth.
(4) $2,000,000 purchased by the Recognition Plans with an estimated pre-tax expense of $ 400,000 and a tax rate of 34.00 percent.
(5) Stock purchased by Recognition Plans is purchased on post conversion basis, but the related expense and ownership dilution have been factored in the valuation.

RP Financial, LC.
----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                 Exhibit IV-8
                    PRO FORMA EFFECT OF CONVERSION PROCEEDS
                            Timberland Savings Bank
                          At the Maximum of the Range

1.  Conversion Proceeds
    Pro-forma market value .............................. $ 57,500,000
        Less: Estimated offering expenses ...............      965,000
                                                           ___________

    Net Conversion Proceeds ............................. $ 56,535,000



2.  Estimated Additional Income from Conversion Proceeds

    Net Conversion Proceeds ............................. $ 56,535,000
        Less: Held in Non-Earning Assets(5)(1) ..........    4,600,000
                                                           ___________

    Net Proceeds Reinvested ............................. $ 51,935,000
    Estimated net incremental rate of return ............         4.60 %
                                                           ___________

    Earnings Increase ................................... $  2,389,114
        Less: Estimated cost of ESOP borrowings(1) ......            0
        Less: Amortization of ESOP borrowings(2) ........      303,600
        Less: Recognition Plans Expense(4)...............      303,600
                                                           ___________

    Net Earnings Increase ............................... $  1,781,914

3.  Pro-Forma Earnings (rounded)

    Period                                  Before Conversion  After Conversion
    ------                                  -----------------  -----------------
    12 Months ended June 30, 1997           $ 2,948,000        $ 4,729,914
    12 Months ended June 30, 1997 (Core)    $ 3,272,000        $ 5,053,914

4.  Pro-Forma Net Worth (rounded)

    Date                       Before Conversion  Conversion Proceeds  After Conversion
    ----                       -----------------  -------------------  ----------------
    June 30, 1997             $ 23,866,000       $ 51,935,000 (3)       $ 75,801,000

5.  Pro-Forma Net Assets (rounded)

    Date                       Before Conversion  Conversion Proceeds  After Conversion
    ----                       -----------------  -------------------  ----------------
    June 30, 1997              $  206,188,000     $   51,935,000      $  258,123,000

NOTE: Shares for calculating per share amounts:   5,980,000
(1) Estimated ESOP borrowings of $ 4,600,000 with an after-tax cost of 0.00 percent, assuming a borrowing cost of 0.00 percent and a tax rate of 34.00 percent. ESOP financed by holding company - excluded from reinvestment and total assets.
(2) ESOP borrowings are amortized over 10 years, amortization is tax-effected.
(3) ESOP borrowings of $ 4,600,000 are omitted from net worth.
(4) $2,300,000 purchased by the Recognition Plans with an estimated pre-tax expense of $ 460,000 and a tax rate of 34.00 percent.
(5) Stock purchased by Recognition Plans is purchased on post conversion basis, but the related expense and ownership dilution have been factored in the valuation.

RP Financial, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                 Exhibit IV-8
                    PRO FORMA EFFECT OF CONVERSION PROCEEDS
                            Timberland Savings Bank
                           At the Superrange Maximum

1.  Conversion Proceeds
    Pro-forma market value............................... $ 66,125,000
        Less: Estimated offering expenses................      965,000
                                                           ___________

    Net Conversion Proceeds.............................. $ 65,160,000



2.  Estimated Additional Income from Conversion Proceeds

    Net Conversion Proceeds.............................. $ 65,160,000
        Less: Held in Non-Earning Assets(5)(1)...........    5,290,000
                                                           ___________

    Net Proceeds Reinvested.............................. $ 59,870,000
    Estimated net incremental rate of return.............         4.60 %
                                                           ___________

    Earnings Increase.................................... $  2,754,140
        Less: Estimated cost of ESOP borrowings(1).......            0
        Less: Amortization of ESOP borrowings(2).........      349,140
        Less: Recognition Plans Expense(4)...............      349,140
                                                           ___________

    Net Earnings Increase................................ $  2,055,860

3.  Pro-Forma Earnings (rounded)

    Period                                  Before Conversion  After Conversion
    ------                                  -----------------  -----------------
    12 Months ended June 30, 1997           $ 2,948,000        $ 5,003,860
    12 Months ended June 30, 1997 (Core)    $ 3,272,000        $ 5,327,860

4.  Pro-Forma Net Worth (rounded)

    Date                       Before Conversion  Conversion Proceeds  After Conversion
    ----                       -----------------  -------------------  ----------------
    June 30, 1997             $ 23,866,000       $ 59,870,000 (3)       $ 83,736,000

5.  Pro-Forma Net Assets (rounded)

    Date                       Before Conversion  Conversion Proceeds  After Conversion
    ----                       -----------------  -------------------  ----------------
    June 30, 1997              $  206,188,000     $   59,870,000      $  266,058,000

NOTE: Shares for calculating per share amounts:   6,877,000
(1) Estimated ESOP borrowings of $ 5,290,000 with an after-tax cost of 0.00 percent, assuming a borrowing cost of 0.00 percent and a tax rate of 34.00 percent. ESOP financed by holding company - excluded from reinvestment and total assets.
(2) ESOP borrowings are amortized over 10 years, amortization is tax-effected.
(3) ESOP borrowings of $ 5,290,000 are omitted from net worth.
(4) $2,645,000 purchased by the Recognition Plans with an estimated pre-tax expense of $ 529,000 and a tax rate of 34.00 percent.

(5) Stock purchased by Recognition Plans is purchased on post conversion basis, but the related expense and ownership dilution have been factored in the valuation.

                                  EXHIBIT IV-9

                       Peer Group Core Earnings Analysis

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                        Core Earnings Analysis
                        Comparable Institution Analysis
                   For the Twelve Months Ended June 30, 1997

                                                                                      Estimated
                                     Net Income  Less: Net    Tax Effect  Less: Extd  Core Income          Estimated
                                     To Common   Gains (Loss)    @ 34%       Items    To Common    Shares   Core EPS
                                     ----------  -----------  ----------  ----------  -----------  ------  ---------
                                      ($000)       ($000)       ($000)      ($000)      ($000)     ($000)    ($)

Comparable Group
----------------

CMRN  Cameron Fin. Corp. of MO            2,037       793          -270            0     2,560       2,627     0.97
FFHH  FSF Financial Corp. of MN           2,373       977          -332            0     3,018       3,033     0.99
FFBA  First Colorado Bancorp of Co       13,452      -251            85            0    13,286      16,561     0.80
FMSB  First Mutual SB of Bellevue WA      4,210      -137            47            0     4,120       2,702     1.52
FWWB  First Savings Bancorp of WA (1)     9,314      -701           238            0     8,851      10,519     0.84
HRZB  Horizon Financial Corp. of WA       7,912      -208            71            0     7,775       7,417     1.05
IWBK  Interwest SB of Oak Harbor WA      14,629     7,910        -2,689            0    19,850       8,036     2.47
KFBI  Klamath First Bancorp of OR         5,494     4,252        -1,446            0     8,300      10,019     0.83
UBMT  United Fin. Corp. of MT (1)         1,150       400          -136            0     1,414       1,223     1.16
WSTR  WesterFed Fin. Corp. of MT          4,507     1,784          -607            0     5,684       5,565     1.02


(1) Financial information is for the quarter ending March 31, 1997.


Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

                                  EXHIBIT V-1

                               RP Financial, LC.
                         Firm Qualifications Statement

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants             FIRM QUALIFICATION STATEMENT

RP Financial provides financial and management consulting and valuation services to the financial services industry nationwide, particularly federally-insured financial institutions. RP Financial establishes long-term client relationships through its wide array of services, emphasis on quality and timeliness, hands-on involvement by our principals and senior consulting staff, and careful structuring of strategic plans and transactions. RP Financial's staff draws from backgrounds in consulting, regulatory agencies and investment banking, thereby providing our clients with considerable resources.

STRATEGIC AND CAPITAL PLANNING

RP Financial's strategic and capital planning services are designed to provide effective workable plans with quantifiable results. Through a program known as SAFE (Strategic Alternatives Financial Evaluations), RP Financial analyzes strategic options to enhance shareholder value or other established objectives. Our planning services involve conducting situation analyses; establishing mission statements, strategic goals and objectives; and identifying strategies for enhancement of franchise value, capital management and planning, earnings improvement and operational issues. Strategy development typically includes the following areas: capital formation and management, asset/liability targets, profitability, return on equity and market value of stock. Our proprietary financial simulation model provides the basis for evaluating the financial impact of alternative strategies and assessing the feasibility/compatibility of such strategies with regulations and/or other guidelines.

MERGER AND ACQUISITION SERVICES

RP Financial's merger and acquisition (M&A) services include targeting candidates and potential acquirors, assessing acquisition merit, conducting detailed due diligence, negotiating and structuring transactions, preparing merger business plans and financial simulations, rendering fairness opinions and assisting in implementing post-acquisition strategies. Through our financial simulations, comprehensive in-house data bases, valuation expertise and regulatory knowledge, RP Financial's M&A consulting focuses on structuring transactions to enhance shareholder returns.

VALUATION SERVICES

RP Financial's extensive valuation practice includes valuations for a variety of purposes including mergers and acquisitions, mutual-to-stock conversions, ESOPs, subsidiary companies, mark-to-market transactions, loan and servicing portfolios, non-traded securities, core deposits, FAS 107 (fair market value disclosure), FAS 122 (loan servicing rights) and FAS 123 (stock options). Our principals and staff are highly experienced in performing valuation appraisals which conform with regulatory guidelines and appraisal industry standards. RP Financial is the nation's leading valuation firm for mutual-to-stock conversions of thrift institutions.

OTHER CONSULTING SERVICES AND DATA BASES

RP Financial offers a variety of other services including branching strategies, feasibility studies and special research studies, which are complemented by our quantitative and computer skills. RP Financial's consulting services are aided by its in-house data base resources for commercial banks and savings institutions and proprietary valuation and financial simulation models.

YEAR 2000 SERVICES

RP Financial, through a relationship with a computer research and development company with a proprietary methodology, offers Year 2000 advisory and conversion services to financial institutions which are more cost effective and less disruptive than most other providers of such service.

RP Financial's Key Personnel (Years of Relevant Experience)
  Ronald S. Riggins, Managing Director (17)
  William E. Pommerening, Managing Director (13)
  Gregory E. Dunn, Senior Vice President (15)
  James P. Hennessey, Senior Vice President (12)
  James J. Oren, Vice President (10)